TECHNICAL REPORT SUMMARY OF THE SIBANYE-STILLWATER US PGM OPERATIONS SITUATED IN THE MONTANA, UNITED STATES Report Date: 13 December 2023 Effective Date: 31 December 2021 Prepared by: Qualified Persons at Sibanye-Stillwater US PGM Operations ii Important Notices Description of Amendments to Previously Filed Technical Report Summary This Technical Report Summary (TRS) for the US PGM Operations of Sibanye-Stillwater Limited (Sibanye- Stillwater) (the Sibanye-Stillwater US PGM Operations), dated 13 December 2023, serves as an amendment to the TRS prepared by the Qualified Persons at Sibanye-Stillwater for the fiscal year ended 31 December 2021, effective 31 December 2021, which was filed as Exhibit 96.1 to Sibanye- Stillwater’s 2021 annual report filed on Form 20-F on 22 April 2022 (the Original 2021 Sibanye-Stillwater US PGM Operations TRS) and incorporated by reference into Sibanye-Stillwater’s 2022 annual report filed on Form 20-F on 24 April 2023. This TRS was prepared by the Qualified Persons at Sibanye-Stillwater following the receipt of comment letters by Sibanye-Stillwater and associated dialogue with the staff (the Staff) of the United States Securities and Exchange Commission (the SEC) regarding information in the Original 2021 Sibanye- Stillwater US PGM Operations TRS. While this TRS incorporates certain changes to the Original 2021 Sibanye-Stillwater US PGM Operations TRS, it maintains an effective date of 31 December 2021 with regard to assumptions and the knowledge of the Qualified Persons at Sibanye-Stillwater. This TRS revises the following information in the Original 2021 Sibanye-Stillwater US PGM Operations TRS as a result of the comments received from the Staff: • Revisions to the abridged cash flow results table on page [253] (Table 63) to include the particularized disclosure requirements of Item 601(b)(96)(iii)(B)(19) of Regulation S-K in one table, including annual production for the life of the project and the associated revenue, operating and capital costs, taxes, and royalties. iii Table of Contents EXECUTIVE SUMMARY ............................................................................................................................. 1 Introduction ............................................................................................................................................ 1 Property Description, Mineral Rights and Ownership ........................................................................ 1 Geology and Mineralisation ................................................................................................................. 2 Exploration Status, Development and Operations and Mineral Resource Estimates.................... 2 Mining Methods, Ore Processing, Infrastructure and Mineral Reserve Estimates ........................... 4 Capital and Operating Cost Estimates and Economic Analysis ...................................................... 7 Permitting Requirements ....................................................................................................................... 8 Conclusions and Recommendations .................................................................................................. 8 INTRODUCTION ....................................................................................................................................... 9 Registrant ................................................................................................................................................ 9 Compliance ............................................................................................................................................ 9 Terms of Reference and Purpose of the Technical Report ............................................................... 9 Sources of Information......................................................................................................................... 10 Site Inspection by Qualified Persons .................................................................................................. 11 Units, Currencies and Survey Coordinate System ............................................................................ 11 RELIANCE ON INFORMATION PROVIDED BY REGISTRANT ................................................................. 12 PROPERTY DESCRIPTION ....................................................................................................................... 14 Location and Operations Overview .................................................................................................. 14 Mineral Title ........................................................................................................................................... 15 Title Overview ................................................................................................................................ 15 Title and Tenure Held ................................................................................................................... 15 Title and Tenure Conditions and Compliance .......................................................................... 17 Surface Rights and Servitudes..................................................................................................... 18 Royalties ................................................................................................................................................ 20 Legal Proceedings and Significant Encumbrances to the Property ............................................. 20 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY ................ 22 Topography and Elevation ................................................................................................................. 22 Stillwater Mine and the Hertzler Tailing Storage Facility ........................................................... 22 East Boulder Mine ......................................................................................................................... 22 Fauna and Flora ........................................................................................................................... 22 Access, Towns and Regional Infrastructure ...................................................................................... 23 Climate .................................................................................................................................................. 23 Infrastructure and Bulk Service Supplies ............................................................................................ 24 iv Personnel Sources ................................................................................................................................ 25 HISTORY ................................................................................................................................................. 26 Ownership History ................................................................................................................................. 26 Previous Exploration and Mine Development .................................................................................. 27 Previous Exploration ..................................................................................................................... 27 Mine Development ...................................................................................................................... 28 Plant, Property and Equipment .......................................................................................................... 29 ADJACENT PROPERTIES ......................................................................................................................... 31 GEOLOGICAL SETTING, MINERALISATION AND DEPOSIT .................................................................. 32 Regional Geology ................................................................................................................................ 32 Local and Property Geology .............................................................................................................. 35 Local Stratigraphy ........................................................................................................................ 35 J-M Reef Mineralisation ................................................................................................................ 37 EXPLORATION ........................................................................................................................................ 44 Data Acquisition Overview ................................................................................................................. 44 Gravity Surveys ..................................................................................................................................... 44 Aeromagnetic Surveys ........................................................................................................................ 44 Topographic Surveys ........................................................................................................................... 45 Exploration and Mineral Resource Evaluation Drilling ..................................................................... 45 Drilling ............................................................................................................................................. 45 Core Logging and Reef Delineation .......................................................................................... 50 Survey Data .......................................................................................................................................... 50 Density Determination ......................................................................................................................... 52 Underground Mapping ....................................................................................................................... 52 Hydrogeological Drilling and Testwork .............................................................................................. 53 Stillwater Mine ............................................................................................................................... 53 East Boulder Mine ......................................................................................................................... 56 Geotechnical Data, Testing and Analysis ......................................................................................... 58 Geotechnical Characterisation ................................................................................................. 58 Geotechnical Testwork and Data Collection ........................................................................... 58 Geotechnical Results and Interpretation .................................................................................. 60 SAMPLE PREPARATION, ANALYSES AND SECURITY ............................................................................ 62 Sampling Governance and Quality Assurance ............................................................................... 62 Reef Sampling ...................................................................................................................................... 63 Sample Preparation and Analysis ...................................................................................................... 63 Laboratory ..................................................................................................................................... 63

v Sample Preparation and Analysis .............................................................................................. 64 Analytical Quality Control ................................................................................................................... 65 Nature and Extent of Quality Control Procedures ................................................................... 65 Quality Control Results ................................................................................................................. 66 DATA VERIFICATION ............................................................................................................................. 71 Data Storage and Database Management .................................................................................... 71 Database Verification ......................................................................................................................... 71 MINERAL PROCESSING AND METALLURGICAL TESTING .................................................................... 73 Metallurgical Testwork and Amenability ........................................................................................... 73 Deleterious Elements............................................................................................................................ 73 MINERAL RESOURCE ESTIMATES ........................................................................................................... 74 Background .......................................................................................................................................... 74 Geological Modelling and Interpretation ......................................................................................... 74 Zone Picking and Evaluation Cut Determination ..................................................................... 74 Data Processing and Analysis ..................................................................................................... 75 Structural Modelling and Geological Loss Determination ...................................................... 81 Geological Interpretation and Wireframe Modelling .............................................................. 81 Block Modelling ............................................................................................................................ 86 Grade and Tonnage Estimation ......................................................................................................... 86 Grade and Thickness Estimation................................................................................................. 86 Block Model Validation ............................................................................................................... 90 Tonnage Estimation ...................................................................................................................... 92 Mineral Resource Classification.......................................................................................................... 92 Cut-off Grades, Technical Factors and Reasonable Prospects for Economic Extraction .......... 93 Prospects for Eventual Economic Extraction Assessment ....................................................... 93 Cut-off Grades and Minimum Mining Width ............................................................................. 94 Mineral Resource Estimates ................................................................................................................ 96 MINERAL RESERVE ESTIMATES ............................................................................................................... 98 Mineral Resource to Mine Reserve Conversion Methodology ....................................................... 98 Mineral Resources Available for Conversion ............................................................................ 98 Mineral Reserve Estimation Methodology ................................................................................. 98 Point of Reference ..................................................................................................................... 100 Cut-off Grades ............................................................................................................................ 100 Mineral Reserve Classification Criteria ............................................................................................ 101 Mineral Reserve Estimates ................................................................................................................. 104 Risk Assessments ................................................................................................................................. 105 vi MINING METHODS .............................................................................................................................. 107 Introduction ........................................................................................................................................ 107 Mine Design ........................................................................................................................................ 107 Mining Method Rationale .......................................................................................................... 107 Ramp and Fill Method ............................................................................................................... 108 Captive Cut and Fill Method .................................................................................................... 109 Sub-level Extraction and Sub-level Development.................................................................. 109 Transverse Long Hole Stoping ................................................................................................... 110 Stope Extraction Ratios .............................................................................................................. 111 Hydrogeological Model .................................................................................................................... 111 Stillwater Mine ............................................................................................................................. 111 East Boulder Mine ....................................................................................................................... 112 Geotechnical Model ......................................................................................................................... 112 Geotechnical Characterisation ............................................................................................... 112 Support Design ........................................................................................................................... 113 Surface and Subsidence Control ............................................................................................. 114 Backfill .......................................................................................................................................... 114 Stillwater Mine Operations ................................................................................................................ 115 Background ................................................................................................................................ 115 Key Operational Infrastructure ................................................................................................. 116 Mine Layout ................................................................................................................................ 116 East Boulder Mine Operations .......................................................................................................... 117 Background ................................................................................................................................ 117 Key Operational Infrastructure ................................................................................................. 117 Mine Layout ................................................................................................................................ 118 Life of Mine Planning and Budgeting .............................................................................................. 120 Introduction ................................................................................................................................. 120 Mine Planning Criteria ................................................................................................................ 120 Modifying Factors ....................................................................................................................... 122 Indicated Mineral Resources to Probable Mineral Reserves Conversion Factors .............. 124 Life of Mine Production Scheduling and Budgeting ...................................................................... 125 Process Overview ....................................................................................................................... 125 LoM Production Schedule for Stillwater Mine ......................................................................... 126 Life of Mine Production Schedule for East Boulder Mine ....................................................... 128 Mining Equipment .............................................................................................................................. 129 Stillwater Mine ............................................................................................................................. 129 East Boulder Mine ....................................................................................................................... 130 Logistics ............................................................................................................................................... 131 Stillwater Mine ............................................................................................................................. 131 East Boulder Mine ....................................................................................................................... 132 Underground Mine Services .............................................................................................................. 133 Stillwater Mine ............................................................................................................................. 133 vii East Boulder Mine ....................................................................................................................... 136 Manpower .......................................................................................................................................... 140 PROCESSING AND RECOVERY ........................................................................................................... 143 Mineral Processing Methods ............................................................................................................. 143 Background ................................................................................................................................ 143 Ore Processing .................................................................................................................................... 143 Stillwater Concentrator .............................................................................................................. 143 East Boulder Concentrator ........................................................................................................ 147 Concentrator Process Control Sampling ................................................................................. 151 Smelting and Refining ........................................................................................................................ 152 Background ................................................................................................................................ 152 Smelter ......................................................................................................................................... 152 Base Metal Refinery.................................................................................................................... 157 PGM Prill Splits ..................................................................................................................................... 161 Processing Logistics ............................................................................................................................ 161 INFRASTRUCTURE ................................................................................................................................. 163 Stillwater Mine Complex .................................................................................................................... 163 Concentrator Infrastructure ...................................................................................................... 163 Tailings Storage Facilities ........................................................................................................... 163 Power ........................................................................................................................................... 166 Bulk Water ................................................................................................................................... 167 Roads ........................................................................................................................................... 168 Equipment Maintenance .......................................................................................................... 168 Buildings ....................................................................................................................................... 169 Transportation ............................................................................................................................. 171 East Boulder Mine Complex .............................................................................................................. 172 Concentrator Infrastructure ...................................................................................................... 172 Tailings Storage Facilities ........................................................................................................... 172 Power ........................................................................................................................................... 174 Bulk Water ................................................................................................................................... 174 Roads ........................................................................................................................................... 176 Buildings ....................................................................................................................................... 176 Equipment Maintenance .......................................................................................................... 177 Transportation ............................................................................................................................. 178 Dry Fork Waste Rock Storage Area .......................................................................................... 178 Columbus Metallurgical Facility ............................................................................................... 178 MARKET STUDIES .................................................................................................................................. 180 Introduction ........................................................................................................................................ 180 viii PGM Market Overview ...................................................................................................................... 180 Platinum and Palladium Demand and Supply ............................................................................... 181 Demand Drivers .......................................................................................................................... 181 Platinum ....................................................................................................................................... 181 Palladium ..................................................................................................................................... 181 Palladium and Platinum Pricing Outlook ........................................................................................ 181 Metals Marketing Agreements ......................................................................................................... 182 The Columbus Metallurgical Complex .................................................................................... 182 Precious Metals Refining ............................................................................................................ 182 Wheaton International Streaming Agreement ....................................................................... 182 The 2020 Palladium Hedge ....................................................................................................... 183 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS/AGREEMENTS ........................... 184 Social and Community Agreements ............................................................................................... 184 Environmental Studies, Permitting and Plans .................................................................................. 185 Overview of Environmental Legislation and Regulation ....................................................... 185 Environmental Setting and Factors .......................................................................................... 190 Environmental Studies ................................................................................................................ 190 Permitting Status and Compliance .......................................................................................... 194 Requirements for Environmental Monitoring, Closure and Post Closure, and Management Plans ............................................................................................................................................. 220 Reclamation Plans and Costs ................................................................................................... 229 CAPITAL AND OPERATING COSTS ..................................................................................................... 235 Overview ............................................................................................................................................. 235 Capital Costs ...................................................................................................................................... 235 Background ................................................................................................................................ 235 Stillwater Mine ............................................................................................................................. 235 East Boulder Mine ....................................................................................................................... 239 Columbus Metallurgical Complex ........................................................................................... 242 Operating Costs ................................................................................................................................. 244 Background ................................................................................................................................ 244 Stillwater Mine ............................................................................................................................. 244 East Boulder Mine ....................................................................................................................... 245 Columbus Metallurgical Complex ........................................................................................... 246 ECONOMIC ANALYSIS ....................................................................................................................... 251 Background ........................................................................................................................................ 251 Economic Viability Testing Method ................................................................................................. 251 Economic Assumptions and Forecasts ............................................................................................ 252 Taxation ....................................................................................................................................... 252

ix Metal Price Forecast .................................................................................................................. 252 Discount Rate.............................................................................................................................. 252 DCF Results and Sensitivity Analysis .................................................................................................. 252 DCF Model .................................................................................................................................. 252 Net Present Values ..................................................................................................................... 256 Internal Rate of Return ............................................................................................................... 256 Sensitivity Analysis ....................................................................................................................... 256 OTHER RELEVANT DATA AND INFORMATION .................................................................................... 258 Catalytic Converter Recycling Business .......................................................................................... 258 Background ................................................................................................................................ 258 Recycle Processing .................................................................................................................... 258 Recycling Operations ................................................................................................................ 259 INTEPRETATION AND CONCLUSIONS ................................................................................................ 260 RECOMMENDATIONS ......................................................................................................................... 264 QUALIFIED PERSONS’ CONSENT AND SIGN-OFF .............................................................................. 265 REFERENCES ......................................................................................................................................... 266 List of Figures Figure 1: Location of Sibanye-Stillwater US PGM Operations in Montana ............................... 14 Figure 2: Sibanye-Stillwater US PGM Operations Mineral Title and Tenure Map ..................... 19 Figure 3: Regional Geology of the Stillwater Complex and Surrounds .................................... 33 Figure 4: South to North Sections Through Stillwater Mine Showing Subsurface Geology ..... 34 Figure 5: A Schematic Section through Stillwater Mine Depicting the Horseman Thrust System ............................................................................................................................ 34 Figure 6: General Stratigraphy of the Stillwater Complex ......................................................... 36 Figure 7: Typical Stratigraphic Sequence and Pd-Pt Grade Profiles of the J-M Reef ............. 39 Figure 8: West to East Schematic Section Showing Variability in Stratigraphy and Impact on the J-M Reef at Stillwater Mine ............................................................................... 41 Figure 9: West to East Section Showing Geological Blocks of the J-M Reef at Stillwater Mine ........................................................................................................................................ 42 Figure 10: West to East Section Showing Geological Blocks of the J-M Reef at East Boulder Mine ............................................................................................................................... 43 Figure 11: Underground Definition Diamond Drilling Pattern ...................................................... 46 Figure 12: Drillhole Layout for Stillwater Mine ............................................................................... 48 Figure 13: Drillhole Layout for East Boulder Mine ......................................................................... 49 x Figure 14: Sub-surface Water Basin in the Stillwater East Mine Area .......................................... 54 Figure 15: Hydrogeological Drillhole Locations along Adits in the Stillwater East Section ........ 55 Figure 16: Average Water Inflow at East Boulder Mine ............................................................... 57 Figure 17: Test Sites for In Situ stress Measurements at Stillwater Mine ....................................... 59 Figure 18: Test Sites for In Situ Stress Measurements at East Boulder Mine ................................. 60 Figure 19: Repeat Data Analysis for Stillwater Mine .................................................................... 67 Figure 20: Repeat Sample Data Analysis for East Boulder Mine ................................................. 67 Figure 21: Blank Sample Data Analysis for Stillwater and East Boulder Mines ........................... 68 Figure 22: Laboratory Standard MF-14 Data Analysis ................................................................. 69 Figure 23: Laboratory Standard MF-15 Data Analysis ................................................................. 69 Figure 24: Laboratory Standard MF-16 Data Analysis ................................................................. 69 Figure 25: Laboratory Standard MF-18 Data Analysis ................................................................. 70 Figure 26: Laboratory Standard MF-20 Data Analysis ................................................................. 70 Figure 27: Laboratory Standard MF-21 Data Analysis ................................................................. 70 Figure 28: Scatter plot of Composite UHW vs. 2E Grade for Stillwater Mine .............................. 77 Figure 29: Scatter plot of Composite UHW vs. 2E Grade for East Boulder Mine ........................ 77 Figure 30: Histogram Plot of Composite 2E Grades for Stillwater Mine ...................................... 78 Figure 31: Histogram Plot of Composite 2E Grades for East Boulder Mine ................................ 78 Figure 32: Spatial Analysis of FCW Continuity .............................................................................. 80 Figure 33: Illustration of Reef Channel Wireframe Model Terminated at a Fault at Stillwater Mine ............................................................................................................................... 82 Figure 34: Illustration of Reef Channel Wireframe Model Terminated at Dykes at East Boulder Mine ............................................................................................................................... 83 Figure 35: J-M Reef Geological and Structural Models for Stillwater Mine ................................ 84 Figure 36: J-M Reef Geological and Structural Models for East Boulder Mine .......................... 85 Figure 37: Modelled 2E Grades and Classification for Stillwater Mine ....................................... 88 Figure 38: Modelled 2E Grades and Classification for East Boulder Mine ................................. 89 Figure 39: Blitz Mean 2E Grade (opt) by Easting .......................................................................... 91 Figure 40: Frog Pond East Mean 2E Grade (opt) by Easting....................................................... 91 Figure 41: Mineral Reserve classification for Stillwater Mine ..................................................... 102 Figure 42: Mineral Reserve classification for East Boulder Mine................................................ 103 Figure 43: Overhand and Underhand Ramp and Fill Mining Methods .................................... 108 Figure 44: Sub-level Extraction (Longitudinal) Long Hole Open Stoping ................................. 109 Figure 45: Transverse Long Hole Open Stoping ......................................................................... 110 Figure 46: Generalized Underground Layouts for Stillwater and East Boulder Mines ............. 119 Figure 47: Typical Ramp and Fill Stope Design .......................................................................... 122 Figure 48: LoM RoM ore production schedule for Stillwater Mine ............................................ 127 Figure 49: LoM Production Schedule for East Boulder Mine ..................................................... 129 Figure 50: Stillwater Mine Compressed Air Service Map ........................................................... 135 xi Figure 51: Stillwater East Section Service Water Reticulation ................................................... 136 Figure 52: East Boulder Mine Compressed Air Distribution System ........................................... 139 Figure 53: East Boulder Mine Drill Water Reservoir Layout ......................................................... 140 Figure 54: Block Flow Diagram of the Stillwater Concentrator ................................................. 145 Figure 55: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs ........................................................................................................................ 146 Figure 56: Stillwater Concentrator Actual and Forecast LoM Operational Data ................... 146 Figure 57: East Boulder Concentrator Simplified Block Flow Diagram ..................................... 148 Figure 58: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs ................................................................................................................ 150 Figure 59: East Boulder Concentrator Actual and Forecast LoM Operational Data ............. 150 Figure 60: A Simplified Block Flow Diagram of the Smelter ....................................................... 154 Figure 61: Smelter Actual and Forecast LoM Operational Throughput .................................. 156 Figure 62: Smelter LoM Operational Performance, Actual and Forecast .............................. 156 Figure 63: A Simplified Block Flow Diagram of the Base Metal Refinery .................................. 158 Figure 64: Base Metal Refinery Actual and Forecast LoM Operational Throughput and Base Metals Recovered ...................................................................................................... 160 Figure 65: Base Metal Refinery Actual and Forecast LoM Operational Performance ........... 161 Figure 66: Hertzler TSF Knight-Piésold Calculated Elevation Profile .......................................... 165 Figure 67: Stillwater Mine Site Layout .......................................................................................... 171 Figure 68: East Boulder TSF Calculated Elevation Profile ........................................................... 173 Figure 69: East Boulder Mine Site Layout .................................................................................... 177 Figure 70: Stillwater Mine NPV Sensitivity Analysis ...................................................................... 256 Figure 71: East Boulder Mine NPV Sensitivity Analysis ................................................................ 257 List of Tables Table 1: Details of Qualified Persons Appointed by Sibanye-Stillwater US PGM Operations 10 Table 2: Technical Experts/Specialists Supporting the Qualified Persons ............................... 12 Table 3: Summary of Sibanye-Stillwater US PGM Operations Mineral Title and Tenure ......... 16 Table 4: Summary Details of Mining Claims Subject to Royalties ............................................ 20 Table 5: Details of Historical Royalty Payments to Franco-Nevada and Mouat .................... 20 Table 6: Historical Surface and Adit Exploration Drillholes ....................................................... 27 Table 7: Historical Production for Stillwater and East Boulder Mines ....................................... 29 Table 8: Summary Description of Plant, Property and Equipment for the Sibanye-Stillwater US PGM Operations ...................................................................................................... 30 Table 9: Summary of Geotechnical Parameters ...................................................................... 60 Table 10: Details of the In-house Standards ................................................................................ 68 Table 11: Summary Indicating the Impact of Replacing Zero Values in the Datasets ............ 76 xii Table 12: Capping Grades and Yield Limits Employed for the Mineral Resource Evaluation 79 Table 13: Summary of Standardised Variogram Parameters for FOZPT .................................... 80 Table 14: Summary of Standardised Variogram Parameters for FCW ...................................... 80 Table 15: Search Parameters Employed for Grade Estimation ................................................. 87 Table 16: Domain Global Means Calculated from Declustered Data ..................................... 87 Table 17: Comparison of the Estimated and Evaluation Cut Composite Grades ................... 90 Table 18: Parameters Employed for Cut-off Grade Calculation and Mineral Reserve Declaration .................................................................................................................... 95 Table 19: Mineral Resource Estimates Inclusive of Mineral Reserves at the End of the Fiscal Year Ended December 31, 2021 Based on Pd and Pt Price of $1 500/oz ................ 96 Table 20: Mineral Resource Estimates Exclusive of Mineral Reserves at the End of the Fiscal Year Ended December 31, 2021 Based on Pd and Pt Price of $1 500/oz ................ 97 Table 21: Mineral Reserve Estimates Inclusive of Mineral Reserves at the End of the Fiscal Year Ended December 31, 2021 Based on Pd and Pt Price of $1 250/oz .............. 104 Table 22: Mining method frequency of use at Stillwater and East Boulder Mines ................. 108 Table 23: Stope Extraction Ratios ............................................................................................... 111 Table 24: Planning Parameters for Stoping for Stillwater Mine ................................................ 121 Table 25: Planning Parameters for Primary Development for Stillwater Mine ........................ 121 Table 26: Planning Parameters for Stoping for East Boulder Mine ........................................... 121 Table 27: Planning Parameters for Primary Development for East Boulder Mine .................. 121 Table 28: Mining Dilution Factors and Dilution Methodology for Stillwater Mine ................... 123 Table 29: Mining Dilution Factors and Dilution Methodology for East Boulder Mine ............. 124 Table 30: LoM Production Schedule for Stillwater Mine ........................................................... 127 Table 31: LoM Production Schedule for East Boulder Mine ..................................................... 128 Table 32: Stillwater West Section Current Mechanised Mining Equipment Quantities .......... 129 Table 33: Stillwater East Section Current Mechanised Mining Equipment Quantities ........... 130 Table 34: East Boulder Mine Mechanised Mining Equipment Quantities ............................... 130 Table 35: LoM Manpower Plan for Stillwater Mine .................................................................... 141 Table 36: LoM Manpower Plan for East Boulder Mine .............................................................. 142 Table 37: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs ........................................................................................................................ 145 Table 38: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs ................................................................................................................ 149 Table 39: Smelter Historical and Budget Operational Data .................................................... 155 Table 40: Base Metal Refinery Historical and Forecast LoM Operational Data ..................... 160 Table 41: Summary of Pt and Pd Prill Split Data ........................................................................ 161 Table 42: Comparison of Sibanye-Stillwater and Market Consensus Prices ........................... 182 Table 43: Regulatory Agencies and Permits, Licenses or Approval Requirements ................ 187

xiii Table 44: Summary of Recent Environmental Studies Associated with Expansions at Stillwater Mine ............................................................................................................. 192 Table 45: Summary of Recent Environmental Studies Associated with Expansions at Stillwater Mine ............................................................................................................. 194 Table 46: Permits Status Summary for the Sibanye-Stillwater US PGM Operations ................. 199 Table 47: Stillwater Mine Operations Actionable Reportable Documents ............................. 221 Table 48: Stillwater Mine Closure Actionable Reportable Documents ................................... 222 Table 49: Stillwater Mine Post Closure Actionable Reportable Documents ........................... 223 Table 50: East Boulder Mine Operations Actionable Reportable Documents ....................... 225 Table 51: East Boulder Mine Closure Actionable Reportable Documents ............................. 227 Table 52: East Boulder Mine Post Closure Actionable Reportable Documents ..................... 227 Table 53: Stillwater Mine Reclamation Schedule...................................................................... 230 Table 54: Stillwater Mine Closure Monitoring and Maintenance Schedule ........................... 231 Table 55: East Boulder Mine Reclamation Schedule ................................................................ 232 Table 56: East Boulder Mine Closure Monitoring and Maintenance Schedule ..................... 232 Table 57: Stillwater Mine Actual and LoM Capital Schedule .................................................. 238 Table 58: East Boulder Mine Actual and LoM Capital Schedule ............................................ 241 Table 59: Columbus Metallurgical Complex Actual and LoM Capital Expenditure ............. 243 Table 60: Actual and LoM Operating Costs for Stillwater Mine ............................................... 248 Table 61: Actual and LoM Operating Cost for East Boulder Mine .......................................... 249 Table 62: Actual and LoM Operating Costs for the Columbus Metallurgical Complex........ 250 Table 63: Abridged Cash Flow Results ....................................................................................... 253 Table 64: Net Present Values at Different Discount Rates ........................................................ 256 Table 65: Combined Sibanye-Stillwater US PGM Operations, NPV5% Sensitivity to Pd and Pt Price Variation ............................................................................................................. 257 1 EXECUTIVE SUMMARY Introduction This Technical Report Summary was prepared by in-house Qualified Persons for filing by Sibanye- Stillwater Limited (Sibanye-Stillwater), which is an independent international precious metals mining company with a diverse mineral asset portfolio. It covers Sibanye-Stillwater's wholly owned platinum group metal (PGM) operations in Montana in the United States (the Sibanye-Stillwater US PGM Operations). These operations comprise integrated mines and concentrator plants situated at the Stillwater and East Boulder Mines and mineral beneficiation facilities (a smelter, base metal refinery, PGM recycling plant and an analytical laboratory) at the Columbus Metallurgical Complex. Owing to the integrated nature of the mining, ore processing and mineral beneficiation operations, the Sibanye- Stillwater US PGM Operations constitute a single unit (material property). This Technical Report Summary for the Sibanye-Stillwater US PGM Operations supports the disclosure of the Mineral Resource and Mineral Reserve estimates for Stillwater and East Boulder Mines as at 31 December 2021. Due to Sibanye-Stillwater’s listing on both the New York Stock Exchange (NYSE) and Johannesburg Stock Exchange (JSE or JSE Limited), the Mineral Resource and Mineral Reserve estimates were prepared and reported according to the United States Securities and Exchange Commission's (SEC's) Subpart 1300 of Regulation S-K and following the guidelines of the 2016 Edition of the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves (The SAMREC Code, 2016), Section 12 of the JSE Listing Requirements. This Technical Report Summary has been prepared according to the SEC's Subpart 1300 of Regulation S-K disclosure requirements. Property Description, Mineral Rights and Ownership Stillwater and East Boulder Mines are well-established, ongoing mines situated 13 miles apart, extracting the J-M Reef in the Stillwater Complex and processing the ore at onsite concentrators to produce PGM concentrates, which are further beneficiated at the Columbus Metallurgical Complex. A network comprising state roads and Sibanye-Stillwater maintained mine access roads connect the mines, local towns and the Columbus Metallurgical Complex. Regional power infrastructure is already installed providing adequate power supplies to the operations. Climatic conditions in this area do not significantly affect the operations at the three sites. Sibanye-Stillwater has title (leased or held Mining Claims) in perpetuity over the entirety of the known outcrop of the J-M Reef along the Beartooth Mountains in Montana. It also holds surface rights (Tunnel and Mill Site Claims) over key land parcels on which mining infrastructure is built at Stillwater and East Boulder Mines or which provide servitude required to access the reef. The claims total 1 704 in number and cover an area of 24 156 acres. A total of 898 claims are subject to the Franco-Nevada Royalty and Mouat Royalty, with annual royalty payments based on Net Smelter Return for the palladium and platinum produced while considering the cost of production. There are no material legal proceedings in relation to the Sibanye-Stillwater US PGM Operations discussed in this Technical Report Summary. Despite the simplified regulatory framework for mining prevailing in the Unites States, the granting of permits and approvals for building a mine or expansions of existing mining operations in Montana is 2 costly and can be a lengthy process. The 21-year-old Good Neighbor Agreement between Sibanye- Stillwater and the local authorities has facilitated seamless stakeholder participation in the scoping and review of applications for permits and approvals. Geology and Mineralisation The J-M Reef mined at Stillwater and East Boulder Mines is a world class primary magmatic reef-type Pd- Pt deposit occurring at a consistent stratigraphic level in the Stillwater Complex. It is a laterally continuous magmatic reef-type PGM deposit defined as the Pd-Pt rich stratigraphic interval, occurring mainly within a troctolite (OB-I zone) of the Lower Banded Series. At Stillwater Mine, the dip of the J-M Reef northwards varies from approximately vertical in the eastern part to approximately 62° in the central part and between 45° and 50° in the Upper West sector of the mine. However, dips at East Boulder Mine are less variable and are on average 50° towards the northeast. Having retained most of its primary magmatic characteristics, the J-M Reef is laterally continuous, very coarse-grained and identified by the presence of 0.25% to 3% visible disseminated copper-nickel sulphide minerals within the OB-I zone and using hangingwall markers. However, sampling and laboratory analysis provide the definitive data used to confirm the presence of the J-M Reef and to determine its PGM tenor. A high thickness and grade variability over short ranges (stope level) characterises the J-M Reef and this is more pronounced at Stillwater Mine (West Section) where the mineralisation may occur as a unique mixture of "ballrooms", low-grade and normal J-M Reef mineralisation over short intervals. The combined effect of dip, thickness and grade variability affects the way in which the J-M Reef is evaluated, but this resembles the conventional evaluation approaches employed for other PGM reefs in layered igneous complexes. Exploration Status, Development and Operations and Mineral Resource Estimates Extensive exploration for PGMs since the 1960s dominated by diamond drilling at Stillwater and East Boulder Mines produced data utilised for the evaluation of the J-M Reef. The exploration was focused on the appraisal and evaluation of the J-M Reef along the Beartooth Mountains in Montana within Sibanye-Stillwater’s title areas and led to the establishment of Stillwater and East Boulder Mines in 1986 and 2002, respectively. The mines have been operational for most of the time except for a short-lived stoppage in 2008. The extensive drillhole database accumulated from moderately spaced surface diamond drilling and closely spaced underground definition diamond drilling from footwall lateral drifts, complemented by mining and ore processing information, was used for the estimation of Mineral Resources for Stillwater and East Boulder Mines. Geotechnical and hydrogeological data has also been collected in parallel with the geological data used for Mineral Resource estimation. In all cases, the approaches employed for the collection, validation, processing and interpretation of the drillhole data are in line with industry best practice. A combination of long-range continuity, occurrence at a consistent stratigraphic position and within a consistent stratigraphic sequence, localised thickness and grade variability and steep dips influences the estimation approaches employed for the J-M Reef. The construction of three-dimensional geological models and the estimation of grades in areas supported by both surface and definition 3 drillhole data classified as Measured Mineral Resources and the remainder of the areas supported by surface drillhole data classified as Indicated or Inferred Mineral Resources are appropriate for the style and variability of the J-M Reef. In both cases, the available drillhole data permitted grade interpolation into individual blocks through simple kriging and classification of the estimates as Inferred, Indicated or Measured on account of geological confidence. The Mineral Resource estimates for Stillwater and East Boulder Mines below are reported from grade block models for the mines as at December 31, 2021 and as inclusive or exclusive of Mineral Reserves. These estimates are in situ estimates of tonnage and grades reported at a minimum mining width of 7.5ft applicable for the dominant Ramp and Fill mining method used at the mines, and at a Pt + Pd (2E) cut-off grade of 02opt (6.86g/t) at Stillwater Mine and 0.05opt (1.71g/t) at East Boulder Mine. In addition, these estimates account for geological losses due to disturbance of the J-M Reef continuity by geological structures. Description Mineral Resources Inclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) Measured Stillwater 24.0 0.35 0.10 0.46 10.9 East Boulder 20.0 0.31 0.09 0.40 7.9 0 Subtotal/Average 44.0 0.33 0.09 0.43 18.9 Indicated Stillwater 34.5 0.32 0.09 0.41 14.3 East Boulder 30.6 0.30 0.08 0.39 11.8 Subtotal/Average 65.1 0.31 0.09 0.40 26.1 Measured + Indicated Stillwater 58.5 0.34 0.10 0.43 25.2 East Boulder 50.6 0.31 0.08 0.39 19.8 Subtotal/Average 109.1 0.32 0.09 0.41 45.0 Inferred Stillwater 67.7 0.28 0.08 0.35 24.0 East Boulder 57.5 0.28 0.08 0.36 20.6 Subtotal/Average 125.2 0.28 0.08 0.36 44.6 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Measured Stillwater 21.7 12.16 3.46 15.63 10.9 East Boulder 18.1 10.66 2.96 13.62 7.9 Subtotal/Average 39.9 11.48 3.23 14.71 18.9 Indicated Stillwater 31.3 11.06 3.15 14.22 14.3 East Boulder 27.8 10.38 2.88 13.26 11.8 Subtotal/Average 59.1 10.74 3.03 13.77 26.1 Measured + Indicated Stillwater 53.0 11.51 3.28 14.79 25.2 East Boulder 45.9 10.49 2.91 13.40 19.8 Subtotal/Average 99.0 11.04 3.11 14.15 45.0 Inferred Stillwater 61.5 9.45 2.69 12.14 24.0 East Boulder 52.2 9.61 2.67 12.28 20.6 Subtotal/Average 113.6 9.52 2.68 12.21 44.6 2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Pd Price – $1 500/oz Pt Price – $1 500/oz 2E Recovery Stillwater Mine – 92.3% 2E Recovery East Boulder Mine – 91.0% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1

4 Description Mineral Resources Exclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) Measured Stillwater 8.7 0.34 0.10 0.44 3.8 East Boulder 8.0 0.31 0.09 0.40 3.1 Subtotal/Average 16.6 0.33 0.09 0.42 6.9 Indicated Stillwater 9.9 0.33 0.09 0.43 4.2 East Boulder 12.1 0.30 0.08 0.38 4.6 Subtotal/Average 22.0 0.31 0.09 0.40 8.8 Measured + Indicated Stillwater 18.6 0.34 0.10 0.43 8.0 East Boulder 20.0 0.30 0.08 0.38 7.7 Subtotal/Average 38.6 0.32 0.09 0.41 15.7 Inferred Stillwater 67.7 0.28 0.08 0.35 24.0 East Boulder 57.5 0.28 0.08 0.36 20.6 Subtotal/Average 125.2 0.28 0.08 0.36 44.6 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Measured Stillwater 7.9 11.68 3.33 15.00 3.8 East Boulder 7.2 10.61 2.95 13.55 3.1 Subtotal/Average 15.1 11.16 3.14 14.31 6.9 Indicated Stillwater 9.0 11.35 3.23 14.58 4.2 East Boulder 10.9 10.14 2.81 12.95 4.6 Subtotal/Average 19.9 10.68 3.00 13.68 8.8 Measured + Indicated Stillwater 16.9 11.50 3.28 14.78 8.0 East Boulder 18.2 10.32 2.87 13.19 7.7 Subtotal/Average 35.0 10.89 3.06 13.95 15.7 Inferred Stillwater 61.5 9.45 2.69 12.14 24.0 East Boulder 52.2 9.61 2.67 12.28 20.6 Subtotal/Average 113.6 9.52 2.68 12.21 44.6 2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Pd Price – $1 500/oz Pt Price – $1 500/oz 2E Recovery Stillwater Mine – 92.3% 2E Recovery East Boulder Mine – 91.0% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 Mining Methods, Ore Processing, Infrastructure and Mineral Reserve Estimates Stillwater and East Boulder Mines are mature operations extracting the J-M Reef to produce PGMs and base metals using well-established mining and ore processing methods. Most of the permanent infrastructure required to access the underground operations is already established and being upgraded where necessary to accommodate production increases anticipated in the LoM plans for Stillwater Mine (Stillwater East Expansion). Detailed LoM plans for Stillwater and East Boulder Mines support the Mineral Reserve estimates presented below and reported as at December 31, 2021. 5 Description Mineral Reserves Imperial Category Mine Tons (Million) Pd (g/t) Pt (g/t) 2E (opt) 2E Content (Moz) Proved Stillwater 5.1 0.39 0.11 0.50 2.6 East Boulder 3.9 0.30 0.08 0.38 1.5 Subtotal/Average 9.0 0.35 0.10 0.45 4.1 Probable Stillwater 39.4 0.27 0.08 0.35 13.7 East Boulder 26.8 0.28 0.08 0.36 9.6 Subtotal/Average 66.3 0.27 0.08 0.35 23.2 Proved + Probable Stillwater 44.6 0.28 0.08 0.36 16.2 East Boulder 30.7 0.28 0.08 0.36 11.1 Total/Average 75.3 0.28 0.08 0.36 27.3 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Proved Stillwater 4.6 13.42 3.82 17.25 2.6 East Boulder 3.5 10.16 2.82 12.98 1.5 Subtotal/Average 8.2 12.02 3.39 15.41 4.1 Probable Stillwater 35.8 9.24 2.63 11.87 13.7 East Boulder 24.3 9.59 2.66 12.26 9.6 Subtotal/Average 60.1 9.38 2.64 12.03 23.2 Proved + Probable Stillwater 40.4 9.72 2.77 12.49 16.2 East Boulder 27.9 9.67 2.68 12.35 11.1 Total/Average 68.3 9.70 2.73 12.43 27.3 2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Business Planning and Mineral Reserve Declaration Pd and Pt Price – $1 250/oz Cut-off Determination Pd Price – $1 250/oz Cut-off Determination Pt Price – $1 250/oz 2E Recovery Stillwater Mine – 92.3% 2E Recovery East Boulder Mine – 91.0% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 The Ramp and Fill method, which is the dominant mining method (more than 80%), is well-understood at the mines and suited to the character and attitude of the J-M Reef. The remainder of the stopes are mined through the Sub-level Extraction Long Hole stoping, with the Captive Cut and Fill mining method having been phased out for safety reasons. Mine designs for Stillwater and East Boulder Mines incorporate the hydrogeological and geotechnical models constructed from appropriate groundwater and geotechnical testwork, the extensive geotechnical database and historical experiences at the mines. Ore extraction ratios of 60% to 90% for stopes and 40% to 50% for the entire mine are typical for the mining methods employed. Ground support designs and procedures employed at the mines, which have been refined through ongoing continuous improvement initiatives, have eliminated occurrences of major fall of ground events. No significant groundwater inflows are experienced except when development extends into new areas, but these are addressed using existing procedures combining probe drilling, the use of drainholes and routine mine dewatering using cascading water pumps. The LoM production plans for Stillwater and East Boulder Mines were developed through Mineral Resources to Mineral Reserve conversion processes that utilised dilution factors and mining (stoping and development) parameters informed by historical reconciliation results and performance. The use of factors aligned to historical performance enhances the likely achievability of the plans. The LoM plan for Stillwater Mine envisages an important ore production tonnage ramp up from the current 898 thousand tons to a FY2027 steady state average of 1.45 million tons per annum milled associated 6 with the Stillwater East Section and ongoing steady state production until FY2056. With production levels for East Boulder Mine at steady state after conclusion of the Fill the Mill Project, the LoM plan envisages ongoing production at the steady state average of 785 thousand tons per annum milled until FY2049 followed by production at the reduced rate of 726 thousand tons per annum milled until in FY2061. Economic viability testing of the LoM plans demonstrated that extraction of the scheduled Indicated and Measured Mineral Resources is economically justified, and the declaration of Mineral Reserves is appropriate. In general, the LoM plans include appropriate staffing levels which are informed by historical experience. Most of the key infrastructure for mining is already installed at the Stillwater and East Boulder Mines, with the additional infrastructure required for the expanded operations at Stillwater Mine at advanced stages of installation. Similarly, most of the mining equipment required for the execution of the LoM plans is already available at the mines, with the remaining equipment required at Stillwater Mine already purchased and awaiting delivery. Bulk power and water supplies are secure, and the infrastructure upgrades required at both sites have been completed ahead of the achievement of steady state production levels. The concentrators employed for ore processing at the Stillwater and East Boulder Mines have been operational for several decades and use proven technology and process routes. The forecast metallurgical recoveries of approximately 92% and 91% respectively for the Stillwater and East Boulder Concentrators, and production profiles employed in the LoM plans are informed by historical experience. A plant capacity upgrade from 1.1 million tons to 1.45 million tons per annum is under way at Stillwater Mine to accommodate increasing RoM ore production from the Stillwater East Section. The East Boulder Concentrator has historically been operated below the 850 thousand tons per annum capacity, and sustainable ore processing at 785 thousand tons per annum should be achievable without significant additional capital expenditure. There is adequate storage capacity for the tailings resulting from ore processing at the concentrators at Stillwater and East Boulder Mines in the short to medium term. However, additional tailings storage capacity will be required for the remainder of the LoMs. Plans being considered for the upgrading of the tailings storage (TSF) capacities for the long-term disposal of the tailings include storage capacity upgrades at existing TSFs through elevation lifts and lateral expansions as well as the establishment of new TSFs. Sibanye-Stillwater is aware of the long timeframes for the granting of permits and related approvals of the upgrades and establishment of new TSFs. Accordingly, it will expedite the finalisation of the long-term tailings storage plans to enable the undertaking of the requisite studies needed for permit and approval applications. The smelter and base metal refinery at the Columbus Metallurgical Complex utilise proven technology and process routes for the processing of concentrate and matte, respectively. There are no plans to introduce new processing technology at the processing facilities, with the modest capacity upgrades and debottlenecking projects implemented to accommodate the increased concentrate production at Stillwater and East Boulder Mines currently being concluded. 7 Capital and Operating Cost Estimates and Economic Analysis The LoM plans for Stillwater and East Boulder Mines and the Columbus Metallurgical Complex provide for appropriate capital expenditure budgets for the sustainability of the operations and for the various capacity upgrades and production expansions envisaged. Sustaining capital costs are benchmarked to historical capital expenditure. Similarly, the forecast operating costs included in the LoM plans are based on historical experience at the operations. Sustaining capital costs cater for mine and surface equipment, capitalised development, projects, infrastructure and environmental capital expenditure. The capital budget for Stillwater Mine ranges between $13.55 million and $352.39 million (average $89.46 million) per annum from FY2022 to FY2051, totalling $2.69 billion over the FY2022 to FY2055 period, and is dominated by the costs of capitalised development and mine and surface equipment (approximately 62% to 97% of the annual capital costs). For East Boulder Mine, the capital costs vary from approximately $18.8 million to $57.0 million (average $33.78 million) annually from FY2022 to FY2058, totalling $1.26 billion over the FY2022 to FY2061 period, also dominated by capitalised development and mine and surface equipment costs except for periods associated with TSF expansions or construction of new TSFs. Stillwater Mine, which is ramping up production, has budgeted operating costs ranging from approximately $275/ton to $316/ton processed, with mining contributing 88% to 91% of the total cost and surface facilities (concentrator, sand and paste plants, ore hoisting and tailings storage management) contributing the remainder. At steady state, after FY2027, the costs are set to decrease to an approximate average of $244/ton processed, with mining accounting for 90% of the total cost. For East Boulder Mine, operating costs of $165/ton to $215/ton milled are forecast with mining accounting for 87% to 90% of the total cost and surface facilities accounting for the remainder. Credits from the recycling business and by-product metals exceed the operating cost for smelting and base metal refining for as long as both Stillwater and East Boulder Mines are producing ore at the steady state production levels. This underscores the importance of the catalyst recycling business and associated by-products to the Sibanye-Stillwater US PGM Operations. The market fundamentals for palladium and platinum are forecast to remain in place in the foreseeable future. The budgeted capital and operating costs, forecast metal prices and other economic assumptions utilised for economic viability testing of the LoM plans are reasonable. The post-tax flows for Stillwater and East Boulder Mines and the integrated Sibanye-Stillwater US PGM Operations derive the DCF results (NPVs) contained in the table below at Sibanye-Stillwater’s weighted average cost of capital (discount rate) as at December 31, 2021 of 5%. The table also clearly indicates the discount rate sensitivity of the operations. The Internal Rate of Return (IRR) of the Sibanye-Stillwater US PGM Operations is 182%. Mineral Asset Units Real Discount Rate 0.00% 2.50% 5.00% 7.50% East Boulder Mine NPV$ million $4 324 $2 639 $1 764 $1 272 Stillwater Mine NPV $ million $3 812 $2 429 $1 625 $1 137 Sibanye-Stillwater US PGM Operations NPV $ million $8 162 $5 079 $3 394 $2 411

8 The table below shows two-variable sensitivity analysis of the NPV5% to ±10% variance in both palladium and platinum price. This demonstrates robust results over material economic input range variances. NPV5% $ million Palladium Price Variance from Base Assumption Variance -10% -5% 0% 5% 10% Platinum Price Variance from Base Assumption -10% $2 327 $2 736 $3 145 $3 554 $3 962 -5% $2 452 $2 861 $3 270 $3 678 $4 087 0% $2 577 $2 986 $3 394 $3 803 $4 212 5% $2 702 $3 111 $3 519 $3 928 $4 337 10% $2 827 $3 235 $3 644 $4 053 $4 462 With the results of the economic viability testing of the LoM plans demonstrating that extraction of the scheduled Indicated and Measured Mineral Resources is economically justified, the declaration of Mineral Reserves is appropriate. Permitting Requirements Sibanye-Stillwater has in place all the necessary rights and approvals to operate the mines, concentrators, TSFs, waste rock storage dumps, smelter and associated ancillary facilities associated with the operations. Appropriate additional studies, designs and permitting documents have been or are in the process of being completed to support the planned operational expansions. Current permit and license violations are being corrected and environmental impacts are being managed in close consultation with the appropriate agencies. There are reasonable prospects that the operator’s licence to operate on these premises is secure for the foreseeable future, unless terminated by regulatory authorities for other reasons. Bonding amounts are deemed reasonable and appropriate for the permitted activities and obligations, contingent to final resolution of the Stillwater Mine bond negotiations with the regulatory authorities. Furthermore, based on assessment of the current permits, technical submittals, regulatory requirements and project compliance history, continued acquisition of permit approvals should be possible and there is low risk of rejections of permit applications by the regulatory for the foreseeable future. Conclusions and Recommendations The Qualified Persons could not identify any material risks that would affect the Mineral Resources and Mineral Reserves reported for Stillwater and East Boulder Mines. Most of the issues identified are low to medium risks which include the following: • Inadequate tailings storage capacity in the long term due to permitting delays; • Power losses due to inclement weather; • Unplanned production cost escalation; • Failure to effectively execute the LoM plan; • Higher groundwater inflows than experienced previously; and • Excavation failure due to geotechnical conditions never experienced previously. Sibanye-Stillwater is fully aware of the low to medium risks identified and has mitigation measures in place to minimise the impact of the risks on the mining, ore processing and mineral beneficiation operations in Montana. 9 INTRODUCTION Registrant This Technical Report Summary was prepared for Sibanye-Stillwater Limited (Sibanye-Stillwater) and covers Sibanye-Stillwater's wholly owned platinum group metal (PGM) operations in Montana in the United States of America (the Sibanye-Stillwater US PGM Operations). Sibanye-Stillwater (the registrant) is an independent international precious metals mining company with a diverse mineral asset portfolio comprising PGM operations in the United States and Southern Africa, gold operations and projects in South Africa, and copper, , lithium, gold and PGM exploration properties and mining operations in North and South America as well as a lithium project in Finland. It is domiciled in South Africa and listed on both the Johannesburg Stock Exchange (JSE or JSE Limited) and New York Stock Exchange (NYSE). The Sibanye-Stillwater US PGM Operations comprise integrated mines and concentrator plants situated at the Stillwater and East Boulder mining complexes (Mines) as well as the mineral beneficiation facilities (a smelter, base metal refinery, PGM recycling plant and an analytical laboratory) at the Columbus Metallurgical Complex (Figure 1). Sibanye-Stillwater owns the Sibanye-Stillwater US PGM Operations through its wholly owned subsidiaries, Sibanye Platinum (Pty) Limited, Sibanye Platinum International Holdings (Pty) Limited, Thor US HoldCo Incorporated and Stillwater Mining Company (SMC). Compliance Due to listings on both the JSE (Code SSW) and NYSE (Code SBSW), Sibanye-Stillwater's Mineral Resources and Mineral Reserves are compiled and reported following the guidelines of the 2016 Edition of the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves (The SAMREC Code, 2016), Section 12 of the JSE Listing Requirements and the United States Securities and Exchange Commission's (SEC's) Subpart 1300 of Regulation S-K. The Qualified Person has prepared this Technical Report Summary and the Mineral Resources and Mineral Reserves for the Sibanye- Stillwater US PGM Operations according to the SEC's Subpart 1300 of Regulation S-K disclosure requirements. Terms of Reference and Purpose of the Technical Report This Technical Report Summary for the Sibanye-Stillwater US PGM Operations reports the Mineral Resource and Mineral Reserve estimates for Stillwater and East Boulder Mines as at 31 December 2021. The Qualified Persons can confirm that this report is the first Technical Report Summary for the Sibanye- Stillwater US PGM Operations prepared under the SEC's Subpart 1300 of Regulation S-K disclosure requirements. Stillwater and East Boulder Mines are ongoing, established mines extracting the J-M Reef in the Stillwater Complex. The J-M Reef ore produced by the mines is processed at integrated concentrator plants situated at the mines to produce PGM-base metal concentrate which is beneficiated further at the smelter and base metal refinery situated at the Columbus Metallurgical Complex. The Sibanye-Stillwater US PGM Operations constitute a single unit (material property) owing to the integrated nature of the 10 mining and ore processing at the Stillwater and East Boulder Mines and the mineral beneficiation operations at the Columbus Metallurgical Complex. This Technical Report Summary has been compiled by in-house Qualified Persons for Mineral Resources and Mineral Reserves who were appointed by Sibanye-Stillwater. The Qualified Persons are Technical Experts/Specialists registered with professional bodies that have enforceable codes of conduct (Table 1). The Qualified Persons with responsibility for reporting and sign-off of the Mineral Resources for Stillwater and East Boulder Mines are Jeff Hughs and Jennifer Evans, respectively. Both Qualified Persons are Professional Geologists with more than five years of experience relevant to the estimation and reporting of Mineral Resources and the mining of the J-M Reef at Stillwater and East Boulder Mines. The Qualified Person with responsibility for reporting and sign-off of the Mineral Reserves for both mines is Justus Deen. Justus is a Registered Member of the Society of Mining, Metallurgy and Exploration with more than five years of experience relevant to the estimation and reporting of Mineral Reserves and the mining of the J-M Reef at Stillwater and East Boulder Mines. Other than normal compensation specified in their employment contracts, the Qualified Persons did not receive any professional fees for the preparation of this Technical Report Summary for the Sibanye- Stillwater US PGM Operations. In addition, the Qualified Persons who contributed to this Technical Report Summary do not have any material interest in either Sibanye-Stillwater or the Sibanye-Stillwater US PGM Operations beyond formal employment. Table 1: Details of Qualified Persons Appointed by Sibanye-Stillwater US PGM Operations Name Position Area of Responsibility Academic and Professional Qualifications Justus Deen Technical Services Manager - Engineering Lead Qualified Person Mineral Reserves – Stillwater and East Boulder Mines Bachelor of Science - Geology, Master of Science – Mining Engineering Registered Mining Engineer (SME Reg. No. 04227906RM) Jeff Hughs Technical Services Manager - Geology Qualified Person Mineral Resources – Stillwater Mine Bachelor of Science - Geology American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 11792) Jennifer Evans Senior Geologist Qualified Person Mineral Resources – East Boulder Mine Bachelor of Science - Geology American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 11669) Matt Ladvala Senior Geologist Qualified Person Mineral Resources – Stillwater Mine Bachelor of Science - Geology American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 11941) Kevin Butak Senior Geologist Qualified Person Mineral Resources – Stillwater Mine Master of Science - Geology American Institute of Professional Geologists - Certified Professional Geologist (AIPG CPG – 12012) Sources of Information The J-M Reef outcrop is known from historical exploration and the Mineral Resource estimates for Stillwater and East Boulder Mines contained in this Technical Report Summary have been estimated from the extensive surface and underground drillhole database. These Mineral Resources are the basis for the Mineral Reserve estimates reported for the mines. Furthermore, the Mineral Reserve estimates are based on detailed Life of Mine (LoM) plans and technical studies completed internally by the Sibanye- 11 Stillwater US PGM Operations personnel utilising modifying factors and capital and operating costs which are informed by historical experience at the mines. Sibanye-Stillwater (the registrant) provided most of the technical data and information utilised for the preparation of the Technical Report Summary for the Sibanye-Stillwater US PGM Operations. The surface and underground drillhole data is stored in an electronic drillhole database. Much of the technical information is contained in a variety of internal reports documenting various internal technical studies undertaken in support of the current and planned operations, historical geological work and production performance at Stillwater and East Boulder Mines and the Columbus Metallurgical Complex. Sibanye- Stillwater also provided the forecast economic parameters and assumptions employed for cut-off grade determination, the assessment of prospects for economic extraction of the Mineral Resources and the assessment of economic viability of the LoM plans underlying the Mineral Reserves. Other supplementary information was sourced from the public domain and these sources are acknowledged in the body of the report and listed in the References Section of this Technical Report Summary (Section 26). Site Inspection by Qualified Persons The Qualified Persons for Mineral Resources and Mineral Reserves who authored this Technical Report Summary and the supporting Technical Experts/Specialists are all in-house employees who work at the Sibanye-Stillwater US PGM Operations. By virtue of their employment, the Qualified Persons visit Stillwater and East Boulder Mines and the Columbus Metallurgical Complex regularly in the course of carrying out their normal duties. Accordingly, confirmatory site visits for the specific purposes of this Technical Report Summary were not warranted. Units, Currencies and Survey Coordinate System In the United States of America (USA or US), imperial units are utilised for all measurements and the reporting of quantities at the Sibanye-Stillwater US PGM Operations. Accordingly, the US imperial units are utilised throughout this Technical Report Summary. However, the Mineral Resource and Mineral Reserve estimates are also reported in metric units. All the metal prices and costs are quoted in the US$ currency and, as such, no exchange rates have been used in the Technical Report Summary. The coordinate system employed for all the surface surveys and maps shown in this Technical Report Summary is based on the North American Datum of 1983 (NAD83) State Plane. However, the underground surface surveys and maps for Stillwater and East Boulder Mines are based on the local mine grid, which is in turn based on the North American Datum of 1927 (NAD27) State Plane with a 20º clockwise rotation for alignment of the eastings with the roughly east to west strike direction of the J-M Reef.

12 RELIANCE ON INFORMATION PROVIDED BY REGISTRANT The Qualified Persons have relied on information provided by the Sibanye-Stillwater US PGM Operations and Sibanye-Stillwater (the registrant) in preparing the findings and conclusions regarding the following aspects of the modifying factors outside of the Qualified Persons’ expertise: • Macroeconomic trends, data and assumptions, and commodity prices – Section 21; • Marketing information – Section 18; • Legal matters – Sections 4.3 and 4.4; • Environmental matters and agreements with local communities – Section 19; and • Title and governmental factors – Sections 4.2, 4.4, 19 and 20. Furthermore, the Qualified Persons for Mineral Resources and Mineral Reserves have sought input from in-house Technical Experts/Specialists on aspects of the modifying factors indicated above and for the disciplines outside their expertise. Based on the technical support and advice from the in-house Technical Experts/Specialists who have identified no fatal flaws in the data and information pertaining to their technical disciplines and the operations, the Qualified Persons consider it reasonable to rely upon the information on the Sibanye-Stillwater US PGM Operations provided by Sibanye-Stillwater (the registrant). A list of the in-house Technical Specialists/Experts and their technical areas of competency is summarised in Table 2. Table 2: Technical Experts/Specialists Supporting the Qualified Persons Name Position Area of Competency Academic Qualifications Matt O’Reilly Vice President/General Manager – Stillwater Mine Technical Expert - Mining Bachelor of Science - Mining Engineering Bill Kloth Vice President/General Manager – East Boulder Mine Technical Expert - Mining Bachelor of Science - Mining Engineering Dave Shuck Vice President - Refinery & Laboratory Technical Expert - Refinery Bachelor of Science - Metallurgical Engineering Bruce Parker Operations - Superintendent Metallurgical Complex Technical Expert - Smelting Bachelor of Science – Civil Engineering Perry Finco Maintenance Superintendent Metallurgical Complex Technical Expert - Smelter and Refinery Maintenance Certified Fluid Power Industrial Hydraulic Mechanic CFPIHM #6528, Certified Fluid Power Hydraulic Specialist CFPHS #8727 and Certified Fluid Power Accredited Instructor AFPI #10807 Randy Weimer Corporate Environmental Manager Technical Expert - Environmental and Governmental Affairs Bachelor of Science - Environmental Engineering Jeff Sargent Manager of Projects Technical Expert - Projects High School Diploma, Industry Experience Matt Knight Human Resources Manager Technical Expert - Human Resources Bachelor of Science - Geologic Engineering, Master of Science - Economic Geology Tyler Luxner Chief Engineer Technical Expert - Mine Engineering Bachelor of Science - Mining Engineering Justin Patterson Chief Engineer Technical Expert - Mine Engineering Bachelor of Science - Mining Engineering, Master of Business Administration Matthew Deeks Chief Geologist Technical Expert - Geology Bachelor of Science Dean Brower Chief Geologist Technical Expert - Geology Bachelor of Science Mark Ferster Geotechnical Engineer Technical Expert - Rock Mechanics Bachelor of Science - Geologic Engineering 13 The financial and technical assumptions underlying the Mineral Resources and Mineral Reserves estimations contained in this report are current as at December 31, 2021, which marks the end of the period covered by this report. Such assumptions rely on various factors that may change after the reporting period. For example, in 2022 Sibanye-Stillwater initiated a comprehensive review of the Sibanye-Stillwater operations to reassess its existing budget and LoM plan. Accordingly, the Mineral Resources and Mineral Resources estimations contained in this report may be materially impacted by, among other things, the results of these assessments, including any changes to the underlying financial and technical assumptions. 14 PROPERTY DESCRIPTION Location and Operations Overview The location of Stillwater and East Boulder Mines and the surrounding PGM mining claims near Nye as well as that for the Columbus Metallurgical Complex in Montana, United States of America (US), are indicated in Figure 1 Stillwater and East Boulder Mines are underground mines extracting the J-M Reef and situated approximately 13 miles apart. Figure 1: Location of Sibanye-Stillwater US PGM Operations in Montana The run of mine (RoM) ore from the mines is processed at the integrated surface concentrator plants adjacent to the mine shaft at Stillwater Mine and main access adits at East Boulder Mine. PGM-base metal concentrate from Stillwater and East Boulder Mines is transported to the Columbus Metallurgical 15 Complex, which consists of a smelter, PGM recycling facility, base metal refinery and an analytical laboratory. The smelter processes the PGM-base metal concentrate from the mines and PGM-bearing catalytic converter material from the onsite recycling facility to produce converter matte. The PGM- bearing catalytic converter material is either purchased from or toll processed on behalf of third parties. The converter matte produced is processed at the base metal refinery to recover base metals after which the remaining PGM matte is despatched to third party PGM refineries to recover individual PGMs. Mineral Title Title Overview The General Mining Law of 1872 (May 10, 1872) is the major federal law that authorises and governs prospecting and mining for economic minerals on federal public lands. This law allows for US citizens (including corporate entities) to explore for, discover and purchase these economic minerals and provides for a formalised system of acquiring and protecting mineral title. A Mining Claim is the title that provides a claimant with the right to extract minerals from a specific portion of land. There are two categories of Mining Claims, namely Unpatented and Patented Mining Claims. An Unpatented Mining Claim provides the claimant the right to mine and extract economic minerals (mineral title) for commercial purposes. However, a Patented Mining Claim gives a claimant exclusive title to the minerals and the land (mineral and surface title), with the Federal Government passing the title of the specific portion of land to the claimant, thereby making it private property. Mining Claims can also be permitted either as Lode Claims (for veins or vein-type deposits) that have well- defined boundaries and include other in situ rocks containing valuable mineral deposits or Placer Claims (for all those deposits not subject to Lode Claims). A Mill Site is a form of title that provides surface rights for the establishment of mining-related infrastructure on non-mineralised land. A Tunnel Site, which is similar to servitude, is a form of title that provides a right of way under federal land. It is acquired for access to Lode Mining Claims or to conduct exploration when following a mineral deposit along strike. The more recent Federal Land Policy and Management Act of 1976 (FLPMA) did not amend the General Mining Law of 1872 but affected the documentation and maintenance of all claims. The purpose of the FLPMA is to provide the Bureau of Land Management (BLM) with information on the locations and number of Mining Claims, Mill and Tunnel Sites. Under the FLPMA, claimants are required to record their claims (existing or new claims) with the BLM. Title and Tenure Held The Qualified Persons have considered mineral and surface title provisions of the General Mining Law of 1872 and FLPMA during the assessment of title for Sibanye-Stillwater US PGM Operations. Sibanye- Stillwater (through SMC) holds or leases 1 704 Patented and Unpatented Lode, Placer, Tunnel or Mill Site Claims in the Stillwater, Sweet Grass and Park Counties of south-central Montana which are shown in Figure 2. Table 3 presents a summary of Sibanye-Stillwater's Mining Claims (both leased and held claims)

16 covering the Sibanye-Stillwater US PGM Operations as of December 31, 2021. The 1 704 claims encompass an area of over 24 156 acres in two separate contiguous blocks situated east and west of the Stillwater River and cover the following: • The entirety of the known J-M Reef apex; • Areas to the north for the construction of ventilation and other shafts to the surface from lower levels in the northward-dipping J-M Reef; • The east end of the Stillwater Complex; • East Boulder Mine's access adits and the plant site; • Benbow Decline access and surface portal; • A leased group of claims east of the Stillwater Valley that cover a portion of the Basal Series; and • A leased group of claims west of the Stillwater Valley that cover a portion of the Ultramafic Series. Due to the sheer number of claims held or leased by Sibanye-Stillwater, the Qualified Persons grouped the claims shown in Figure 2 by type and location (county) in Table 3. Table 3 also highlights the Mining Claims covered by the Mouat Basal Zone Lease, Mouat Mountain View Lease, Mouat 'A' Claim Lease and Mouat 'B' Claim Lease Agreements. The Mouat Basal Zone Lease covers 60 claims over the copper and nickel occurrences in the Stillwater Complex located in the Benbow and Stillwater Valley areas. Of the 60 claims, 57 are Lode Claims (33 Patented), one is an Unpatented Placer Claim, one is a Patented Placer Claim and one is a Patented Mill Site Claim. The Mouat Mountain View Lease covers 77 claims of the chromite zones in the Stillwater Valley, of which 70 are Lode Claims (one Patented), two are Unpatented Mill Site Claims, one is an Unpatented Tunnel Site and four are Unpatented Placer Claims. Mouat 'A' Claim Lease covers 28 Lode Claims (nine of which have been issued a First Half Financial Certificate or FHFC), one Unpatented Mill Site Claim and four Placer Claims. The Mouat 'B' Claim Lease covers 145 Lode Claims of which 35 are Patented Claims. Table 3: Summary of Sibanye-Stillwater US PGM Operations Mineral Title and Tenure County Type No. of Claims Area (Acres) Status Expiry Dates Lease Agreement Park Lode Claims 33 622 Unpatented N/A - Sweet Grass Mill Site Claims 163 763 Unpatented N/A - Lode Claims 712 2 001 116 Patented N/A 1 claim subject to the Mouat Basal Zone Lease 10 161 612 Unpatented N/A 17 claims subject to the Mouat Basal Zone Lease Sweet Grass/Park Lode Claims 17 Unpatented N/A Sweet Grass/Stillwater Lode Claims 26 3 Patented N/A 1 claim subject to the Mouat 'B' claim 13 Unpatented N/A 11 claims subject to the Mouat 'B' claim Stillwater Tunnel Site 2 8 Unpatented N/A 1 claim subject to the Mouat Mt View Lease Placer Claims 11 320 9 Unpatented (1 application for patent submitted) N/A 4 claims subject to the Mouat 'A' claim 4 claims subject to the Mouat Mt View Lease 1 claim subject to the Mouat Basal Zone Lease 17 County Type No. of Claims Area (Acres) Status Expiry Dates Lease Agreement 124 2 Patented N/A Mill Site Claims 192 902 191 Unpatented N/A 1 claim subject to the Mouat 'A' claim 2 claims subject to the Mouat Mt View Lease 4 1 Patented N/A 1 claim subject to the Mouat Basal Zone Lease Lode Claims 548 335.3 20 Applied for patent N/A 20 claims subject to the Mouat Mt View Lease 123.3 9 Final Certificate N/A 9 claims subject to the Mouat 'A' claim 721.7 (PGE) 20.7 (Mt View) 632.3 (Basal) 76 Patented N/A 35 claims subject to the Mouat 'B' claim 32 claims subject to the Mouat Basal Zone Lease 1 claim subject to the Mouat Mt View Lease 7 418 444 Unpatented N/A 98 claims subject to the Mouat 'B' claim 19 claims subject to the Mouat 'A' claim 7 claims subject to the Mouat Basal Zone Lease 49 claims subject to the Mouat Mt View Lease Total Number of Claims/Area (acres) 1 704 24 156 Title and Tenure Conditions and Compliance Compliance and maintenance of mineral and surface title can be achieved through payment of maintenance fees or by completing the required Annual Assessment Work. An annual maintenance fee per claim is required to be paid on or before 1 September of the year preceding an assessment year. Placer Claims over 20 acres must pay an additional US$165 per year for each 20 acres or portion thereof. A FHFC can be issued for a claim signifying that the BLM has finished with the paperwork portion of the process and that the claim does not need the annual maintenance fee payment until the patent is issued or the claim is withdrawn from the patent process. Of the 1 704 claims, 1 498 claims are filed on an annual basis with the BLM and County Offices. Sibanye-Stillwater, through the SMC and Sibanye-Stillwater US PGM Operations, also pays the maintenance fee of $165 per claim to the BLM each year to keep the 1 498 claims valid. The Qualified Persons have confirmed that all payments to the BLM are up to date. Annual Assessment Work is note necessary to maintain a claim if the maintenance fees have been paid. When required, the Annual Assessment Work must be performed within the period defined as the Assessment Year and a report submitted for record to the BLM. The assessment work includes, but is not limited to drilling, excavations, driving shafts and tunnels, sampling (geochemical or bulk), road construction on or for the benefit of the Mining Claim, and geological, geochemical and geophysical surveys. For operations involving more than 5 acres, a detailed Plan of Operations must be filed with the appropriate BLM field office. Sibanye-Stillwater has a Plan of Operations for Stillwater and East Boulder 18 Mines which was approved by the US Forest Service (USFS) Custer Gallatin National Forest and the Montana Department of Environmental Quality (MTDEQ). Operating Permits were issued for the operations at Stillwater Mine (Permit #00118) and East Boulder Mine (Permit #00149). All necessary permits and approvals are in place, current, and adequate for existing operations at both Stillwater and East Boulder Mines. Surface Rights and Servitudes The Patented and Unpatented Mill Site and Tunnel Sites held by Sibanye-Stillwater cover the predominant surface infrastructure required for the operations at Stillwater and East Boulder Mines. In addition to the Mill Site and Tunnel Claims, Sibanye-Stillwater owns several land parcels that have been purchased over the years. A number of these parcels are currently used for the operations while others are earmarked for future use. Assessment work is not a requirement for owners of Mill or Tunnel Sites. However, Sibanye-Stillwater is required to file an Annual Notice of Intent to hold each of the sites. The Qualified Persons have confirmed that this condition has been complied with for all the Mill Sites and Tunnel Sites held by Sibanye-Stillwater. Title for the Columbus Metallurgical Complex is based on freehold owned by Sibanye-Stillwater. The building and stack heights at the complex are limited due to the proximity of a light aircraft field but these restrictions do not affect the current and planned mineral beneficiation operations. 19 Figure 2: Sibanye-Stillwater US PGM Operations Mineral Title and Tenure Map

20 Royalties Of the 1 704 Sibanye-Stillwater owned Mining Claims, a total of 898 are subject to the Franco-Nevada and Mouat Royalties as indicated in Table 4. The Franco-Nevada Royalty is a 5% Net Smelter Return (NSR) royalty on all commercially recoverable metals produced from the 813 claims subject to the royalty, and the royalty is then reduced after the application of permissible “onward processing” deductions. The Mouat Royalty is a consequence of the 1984 Mining and Processing Agreement with SMC. The 180 Mouat Royalty claims are subject to a NSR royalty of 0.35%, which is payable to the Mouat family. Table 4: Summary Details of Mining Claims Subject to Royalties County No. of Claims on the J-M Reef Details of Royalties Claims Subject To Royalty Park 34 Claims subject to Franco-Nevada Royalty Sweet Grass 636 Claims subject to Franco-Nevada Royalty Stillwater 85 Claims subject to Mouat Royalty 48 Claims subject to Franco-Nevada Royalty 95 Claims subject to both Mouat Royalty and Franco-Nevada Royalty The Qualified Persons have confirmed that the royalty payments by Sibanye-Stillwater are up to date and the annual royalty amounts paid since 2019 are indicated in Table 5. The differing annual royalty amounts in each of the previous years reflect changes in the key variables considered in the royalty calculations which are metal prices, the number of troy ounces produced and mining claims where the production occurred. Table 5: Details of Historical Royalty Payments to Franco-Nevada and Mouat Counties No. of Claims Royalty Amounts Expensed (US$ Million) FY2019 FY2020 FY2021 Park, Sweet Grass and Stillwater 898 40.9 52.6 59.6 Legal Proceedings and Significant Encumbrances to the Property The Qualified Persons have been advised by Sibanye-Stillwater and the management team at the Sibanye-Stillwater US PGM Operations that there are no material legal proceedings in relation to the Sibanye-Stillwater US PGM Operations discussed in this Technical Report Summary. It should, however, be noted that Sibanye-Stillwater and the Sibanye-Stillwater US PGM Operations may be involved in various non-material legal matters such as employment claims, third party subpoenas and collection matters on an ongoing basis which are not material to the Mineral Resources and Mineral Reserves reported in this Technical Report Summary. The Good Neighbor Agreement is a significant legally binding contract between Sibanye-Stillwater, the Northern Plains Resource Council, Cottonwood Resource Council and Stillwater Protective Association. It formalises engagements between the various stakeholders and provides an innovative framework for the protection of the natural environment while encouraging responsible economic development in the area within which Stillwater and East Boulder Mines are located. Pursuant to these objectives, the Good Neighbor Agreement stipulates clear and enforceable water quality standards, mine traffic 21 restrictions and requirements for the monitoring of and adherence to the permitted traffic volumes and speed limits. The mine plans for Stillwater and East Boulder Mines accommodate the commitments made in the Good Neighbor Agreement to ensure that these commitments are not breached, and historical operations at the mines have honoured these commitments. From the documentation reviewed and the input by the relevant Technical Specialists and Experts, the Qualified Persons could not identify any significant factors or risks with regards to the title permitting, surface ownership, environmental and community factors that would prevent the mining of the J-M Reef and the declaration and disclosure of the Mineral Resources and Mineral Reserves for Stillwater and East Boulder Mines. The Qualified Persons concluded that the Sibanye-Stillwater US PGM Operations comply with all title and environmental permitting requirements of the Federal and State Governments. 22 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY Topography and Elevation Stillwater Mine and the Hertzler Tailing Storage Facility Stillwater Mine is located in a steep-sided mountainous valley where elevations exceed 5 000ft above mean sea level (ftamsl). The valley drainage hosts the Stillwater River, which originates in a valley of the Beartooth Mountains within the Custer Gallatin National Forest between Miller Mountain and Wolverine Peak, approximately 25 miles to the south of the Stillwater Mine. Stillwater River generally flows from south to north and to the northeast (Figure 1) after leaving the mountains near the town of Nye, approximately 4.5 miles downstream of Stillwater Mine. It is a tributary to the Yellowstone River, which it joins approximately 36 miles downstream of the Stillwater Mine. The Hertzler Tailings Storage Facility (TSF) is located approximately 6 miles north-northeast of Stillwater Mine (Figure 1) on a relatively flat bluff formed by an old glacial moraine deposit west of the Stillwater River. The Hertzler TSF sits approximately 170ft above the Stillwater River at an elevation of approximately 4 900ftamsl. East Boulder Mine East Boulder Mine is also located in a steep-sided mountainous valley where the elevation exceeds 6 200ft. The valley drainage hosts the East Boulder River, which originates in a valley of the Beartooth Mountains within the Custer Gallatin National Forest between Chrome Mountain and Iron Mountain, approximately 8.5 miles to the south of the East Boulder Mine (Figure 1). The East Boulder River generally flows from south to north. East Boulder Mine is located in the upper third of a roughly 3-mile reach where the river flows west-northwest around Long Mountain before resuming its northward flow to join the Boulder River approximately 14 miles downstream of the East Boulder Mine (Figure 1). Fauna and Flora Vegetation types are similar at Stillwater and East Boulder Mines. The Environmental Impact Statement (EIS) for Stillwater Mine compiled in 1985 identified thirteen vegetation types in the study area, along with water and disturbed areas with no vegetation (MDEQ and USFS, 1985). These vegetation types were described as follows: stony grassland, sagebrush and skunkbush shrubland, drainage bottomland, riparian woodland, ravine aspen-chokecherry, open forest-meadow understory, open forest-rocky understory, Douglas-fir forest, Lodgepole pine forest, sub-alpine forest and cultivated hay land. Timber resources in the mine areas are generally of low commercial value due to the poor quality of the timber and the rugged terrain's limits on harvest operations. Wildlife studies indicate that the mine areas support diverse and abundant wildlife populations, which include bird, mammal, reptile, amphibian and aquatic species. The mine areas also provide winter ranges for elk, mule deer and bighorn sheep, and host moose, black bear, mountain goats and 23 mountain lions. Wildlife habitat types correspond closely to vegetation types in this area. Both the Bald Eagle and American Peregrine Falcon, which were identified as listed species in the 1985 EIS, have been de-listed due to the recovery of their populations. Stillwater and East Boulder Rivers are the principal resources that may be adversely affected by mining operations at Stillwater and East Boulder Mines, but historical and cultural resources are also known to exist within the current and planned mine disturbance areas. The Qualified Persons noted that the river waters are of high quality and, although they have measurable loading of nitrate and dissolved solids from the mining operations with localized, minor periphyton and macroinvertebrate impairment, there has not been evidence of adverse impacts on aquatic or terrestrial wildlife populations. Stillwater and East Boulder Rivers are both considered "substantial fishery resources” and host brown trout, rainbow trout, brook trout and mountain whitefish (MDEQ and USFS, 1985). Both rivers have good insect and periphyton diversities and densities. Access, Towns and Regional Infrastructure The Sibanye-Stillwater US PGM Operations are situated in or near three geographic clusters, namely Stillwater Mine, East Boulder Mine and Columbus Metallurgical Complex, and are accessed local towns through paved and unpaved roads (Figure 1). Stillwater Mine is located near Nye in Stillwater County while East Boulder Mine is located south of Big Timber in Sweet Grass County. Both counties are located in Montana. The Boe Ranch is located northwest of the East Boulder Mine while the Hertzler Tailings Storage Facility (TSF) is located approximately 6 miles north-northeast of Stillwater Mine. Stillwater Mine is located approximately 30 miles southwest of Absarokee and 4 miles south-southwest of Nye. It is accessed from Absarokee by the mainly unpaved County Road 420, which passes the Hertzler Ranch TSF, or via the paved State Highway 78, State Highway 419 and Nye Road (Figure 1). East Boulder Mine is located approximately 25 miles south of Big Timber. It is accessed from Big Timber via the paved State Highway 298 and the unpaved East Boulder Road which is maintained by Sibanye- Stillwater. PGM-base metal concentrate from Stillwater and East Boulder Mines is trucked to the smelter at the Columbus Metallurgical Complex. The town of Columbus is situated approximately 42 miles west of the town of Billings and the two towns are connected by the US Interstate Highway 90. The nearest regional airport is situated in Billings. Climate Stillwater and East Boulder Mines and the Columbus Metallurgical Complex are situated in a region where summer temperatures range from average highs of around 76°F to 82°F to winter average lows of approximately 12°F to 20°F. Extreme highs can reach 91°F and extreme lows can reach -15ºF. East Boulder Mine tends to experience cooler overall temperatures due to its higher elevation when compared to Stillwater Mine. The cold period starts in November and ends in March followed by a warm season starting in April and ending in September. Monthly average precipitation ranges from highs of 3 inches to 4 inches in May to lows of 1 inch to 1.4 inches in late summer (July and August). Rainfall typically

24 increases from March to May and decreases to lows around June through to September, with a short period of increased precipitation occurring around October due to autumn storms. The Qualified Persons noted that, although the mine sites experience a wide range of climatic conditions, the mining operations have often proceeded all year round. Heavy snows, stream flooding or forest fires are the only significant environmental factors affecting site access, but these have not significantly hindered operations since mining commenced at Stillwater and East Boulder Mines. Freezing temperatures in winter and snow can pose adverse operating conditions, although avalanches from the steep mountain slopes have never directly affected operations at the mines. However, snow can affect mine site access, especially to the Benbow Decline at Stillwater Mine which is accessed via a steep dirt road. This decline is roughly at a similar elevation as East Boulder Mine, which is 1 500ft higher than the elevation for the remainder of Stillwater Mine. Snow removal and road maintenance by Sibanye-Stillwater has effectively been used to maintain mine access even in winter storms. The combination of storm conditions and temporary loss of grid power and the need to move a number of personnel from the mine, could potentially pose challenges on occasions. Winter winds can move winter ice on the TSF pond surfaces and cause water storage pond and TSF liner damage, but these operational impacts from climate have been successfully mitigated through routine inspections, facilities maintenance, and installation of liner protection barriers. Infrastructure and Bulk Service Supplies Stillwater and East Boulder Mines and the Columbus Metallurgical Complex have been operational for decades and, as a result, most of the regional and onsite infrastructure required for mining and ore processing is all established at these sites. Electrical power to both Stillwater and East Boulder Mines is provided via the local electrical grid. East Boulder Mine has one 69kV power line owned by Park Electric, which is a local power co-operative that relays power from the Northwestern Energy grid. Stillwater Mine is served by a 100kV powerline and a 50kV power line both of which are owned by Northwestern Energy. The 100kV powerline was recently commissioned to ensure sufficient energy for increased production at Stillwater Mine. Power supply to the Columbus Metallurgical Complex is from Northwestern Energy through a 100kV powerline. Onsite surface infrastructure at the mine complexes includes PGM concentrators, workshops, warehouse, changing facilities, water treatment and storage facilities, offices and TSFs. Tailings deposition at Stillwater Mine has moved from the original Nye TSF to the Hertzler TSF. The TSF at East Boulder Mine is located immediately adjacent to the PGM concentrator. Water supplies to Stillwater and East Boulder Mines are a mix of fresh make-up water from onsite wells and recycled water from the onsite biological and reverse osmosis water treatment facilities. The treatment facilities process water from mine dewatering and process facilities. Bulk water from external sources is not required as the water supply from the onsite sources exceeds the daily water requirements for mining and ore processing. The surplus water is treated further to remove nitrates before it is discharged to the environment. 25 Personnel Sources In-house personnel constitute the bulk of the manpower for Sibanye-Stillwater US PGM Operations, with contractors engaged to execute specific projects when required. Manpower is sourced from different areas of the US and beyond. While preference is given to manpower from local towns and local communities within the Montana State in support of local economic development, there are no restrictions imposed on Sibanye-Stillwater in terms of manpower sourcing. 26 HISTORY Ownership History Prior to the discovery of the J-M Reef in the fall of 1973, Lode Claims were staked by Johns-Manville Corporation (Manville) primarily to cover soil geochemical and geophysical anomalies in the area. The Stillwater Complex-wide contour soil sampling programme completed in 1974 prompted a claim staking blitz as palladium (Pd) and platinum (Pt) were discovered in the J-M Reef. By the end of 1978, Manville controlled 1 022 Lode Claims covering the J-M Reef. In 1979, a Manville subsidiary (Manville Products) entered into a partnership agreement with Chevron USA Inc. (Chevron) to develop the PGMs discovered in the J-M Reef. In 1983, Anaconda Minerals (Anaconda) became a third member of the joint venture but sold its stake to LAC Minerals Ltd (LAC) in 1985. Manville, Chevron and LAC explored and developed the Stillwater property and commenced underground mining in 1986 at Stillwater Mine. By 1989, many shareholding changes had taken place and Manville and Chevron had become the only shareholders in the partnership, with equal shareholding. In 1992, SMC was incorporated followed by the transfer of all Chevron and Manville assets, liabilities and operations at the Stillwater Mine property to SMC on 1 October 1993. As a result, Chevron and Manville each received a 50% ownership interest in the SMC’s stock. In September 1994, SMC redeemed Chevron’s entire 50% ownership. SMC completed an initial public offering in December 1994, which enabled Manville to dispose of a portion of its shares, thereby reducing its ownership percentage to approximately 27%. In August 1995, Manville sold its remaining ownership interest in SMC to institutional investors. Production at East Boulder Mine commenced in 2002. On 23 June 2003, SMC completed a stock purchase transaction with MMC Norilsk Nickel (Norilsk Nickel), whereby a subsidiary of Norilsk Nickel became a majority stockholder of the company. On that date, all the stockholders entered into a Stockholders’ Agreement governing the terms of Norilsk Nickel’s investment in SMC. In December 2010, Norilsk Nickel disposed of its entire ownership interest in SMC through a secondary offering of the SMC shares in the public market. From 2010, SMC operated as a NYSE listed company until May 2017 when it was delisted following its acquisition by Sibanye Gold Limited. An internal restructuring exercise in 2019 resulted in Sibanye Gold Limited becoming a gold-focused subsidiary of Sibanye-Stillwater and the PGM mineral assets in Montana (i.e., the Sibanye-Stillwater US PGM Operations) forming part of Sibanye Platinum (Pty) Limited – the PGM portfolio, which is a wholly owned Sibanye-Stillwater subsidiary. The Sibanye-Stillwater US PGM Operations are currently owned by Sibanye-Stillwater through its wholly owned subsidiaries, Sibanye Platinum (Pty) Limited, Sibanye Platinum International Holdings (Pty) Limited, Thor US HoldCo Incorporated and Stillwater Mining Company (SMC). 27 Previous Exploration and Mine Development Previous Exploration The Stillwater Complex and adjacent areas have been known to host copper (Cu), nickel (Ni) and chromium (Cr) deposits since 1883. However, the complex was first geologically mapped and described in the 1930s by Princeton University Geologists operating out of a base camp in Red Lodge, Montana. Chromite was mined during World War II and processed at a plant on the site of the current Stillwater Mine. Sulphides containing PGMs were discovered in the early 1930s, but significant exploration only started in the 1960s by two separate groups, namely Anaconda Minerals Company (Anaconda) exploring for Cu and Ni, and Manville exploring for PGMs. Exploration by Manville identified the J-M Reef in 1973. This discovery was significant in that it laid the foundation for future exploration for PGMs in this area. Over the years, state agencies, mainly the United States Geological Survey (USGS), carried out significant regional geological survey work (regional surface mapping and gravity, aeromagnetic and topographic surveys) along the Beartooth Mountains which complemented the exploration work by private sector companies. Surface exploration on the eastern part near the Stillwater Mine initiated by Anaconda in 1977 led to the establishment of the Minneapolis Adit between 1979 and 1981. In 1983, SMC, then a partnership between Chevron, Manville and Anaconda, pursued exploration drilling westward and eastward along the J-M Reef from both the surface and underground from the Minneapolis Adit. By 1995, SMC and predecessor firms had drilled 944 diamond drillholes (Table 6) from the surface and from the Frog Pond and West Fork adits over a 28-mile distance in the Stillwater Complex. This work delineated the known 28-mile strike extent of the J-M Reef over which Sibanye-Stillwater holds mineral title. Furthermore, the results of the drilling were used to define the estimated mineralisation in the various blocks (sectors) along the strike length, which are bounded by major geological structures (mainly major faults). Table 6: Historical Surface and Adit Exploration Drillholes Sector Number of Drillholes Tecate 13 Boulder West 28 Boulder East 52 Frog Pond West 104 Frog Pond Adit (in Frog Pond West) 94 Frog Pond East 59 Brass Monkey West 46 Brass Monkey East 83 West Fork West 41 West Fork East 99 West Fork Adit (in West Fork East) 95 Dow 38 Stillwater West 88 Stillwater East 74 Blitz 30 Total Drillholes 944 In 1998, a drillhole located in the Stillwater River Valley at Stillwater Mine intersected the major thrust splay underlying Stillwater Mine, more than 4 000ft below surface. An additional deep drillhole further to

28 the west allowed further delineation of the J-M Reef at depth and of the bounding thrust fault. These deep drillholes also allowed the projection of thrust fault positions that currently define the lower limits of the estimated Mineral Resources and Mineral Reserves in areas near the deep drilling. No surface exploration drilling was carried out between 1995 and 2010 at Stillwater Mine. However, significant surface exploration drilling was carried out between 2010 and 2017 in the easternmost part of the identified J-M Reef in support of the Blitz Project. The Blitz Project is an eastward expansion of the Stillwater Mine footprint, which is now termed the Stillwater East Section. There has not been any surface drilling at East Boulder Mine since 1993. In addition, limited deep drilling to approximately 4 000ft below surface was carried out to explore the depth continuity of the J-M Reef at East Boulder Mine. Most of the post-1995 underground exploration drilling was focused on the brownfield areas within the Stillwater and East Boulder Mine footprints. In general, the ongoing exploration at both mines has entailed driving primary development footwall laterals along with drilling advance probe holes from these laterals to ensure that the J-M Reef is being appropriately followed. This has remained the primary drilling strategy employed to generate the close spaced data required for the evaluation of the J-M Reef and for detailed mine planning at Stillwater and East Boulder Mines. Currently, Mineral Resources across the 28-mile strike length of the J-M Reef are reported within the footprints of Stillwater and East Boulder Mines. In addition to the ongoing infill drilling, surface exploration will be required in the long term to improve the geological confidence in the Mineral Resource area comprising the western part of Stillwater Mine and eastern part of East Boulder Mine. Mine Development Stillwater Mine has been in production since 1986 and was the epicentre for future PGM mining and ore processing operations at the time, whereas production at East Boulder Mine started in 2002. The development of the Stillwater Mine was spurred by a surge in platinum prices due to social and political instability in South Africa, which affected global supplies. Stillwater Mine was originally planned to produce approximately 500 tons of RoM ore per day, but the production target was revised upwards initially to 1 000 tons per day and later to 2 500 tons of RoM ore per day, which was reached in 2001. Production at East Boulder was originally planned at 2 000 tons per day. However, with the development of the East Boulder Mine and a high skills turn-over due to the global competition for mining skills during the worldwide mineral commodity prices boom at the time, production could not be maintained at the steady state levels at both mines. This was exacerbated by labour unrest at the mines in 2007 and the PGM price decline in 2008. Production at the mines was halted in 2008 for a month, and then resumed following organisational restructuring in 2008 and has continued without major interruptions to date. The production history for Stillwater and East Boulder Mines since 2004 is summarised in Table 7, which also indicates that the mines have been on progressive production ramp-up since 2015. The mining footprint at Stillwater Mine has been increasing due to the development of the Stillwater East Section (the Blitz Project). At steady state which will be achieved in 2027, a RoM ore monthly production level of approximately 121 000 tons is planned for Stillwater Mine. Production at East Boulder Mine has also increased progressively since 2008 until 2017 at which point a new steady state target of approximately 29 65 000 tons per month (approximately 785 000 tons per annum) was set. The production increase since 2017 followed the implementation of the Fill the Mill Project which required full utilisation of the previously unused plant capacity (i.e., more than 15 000 tons per month). A combined monthly production output for Stillwater and East Boulder Mines of approximately 186 000 tons is planned from 2027 onwards when both mines operate at steady state. Table 7: Historical Production for Stillwater and East Boulder Mines Year Stillwater Mine East Boulder Mine Total Montana Mines New Mill Feed Tons Pd +Pt Returnable Ounces New Mill Feed Tons Pd +Pt Returnable Ounces New Mill Feed Tons Pd +Pt Returnable Ounces 2021 898 229 346 556 720 953 223 842 1 619 181 570 399 2020 963 533 373 624 679 270 229 442 1 642 802 603 066 2019 886 264 376 395 669 169 217 579 1 555 433 593 974 2018 811 724 364 167 662 638 228 441 1 474 362 592 608 2017 745 240 328 515 643 028 218 676 1 388 267 547 191 2016 715 147 326 976 656 044 218 354 1 371 191 545 330 2015 747 965 319 822 583 452 200 984 1 331 417 520 806 2014 748 680 340 849 515 753 176 928 1 264 333 517 777 2013 800 868 366 061 472 944 157 824 1 273 811 523 885 2012 709 100 377 430 441 103 136 278 1 150 203 513 708 2011 793 826 386 871 416 160 131 001 1 209 986 517 872 2010 780 436 351 702 400 411 133 387 1 180 847 485 088 2009 777 151 393 837 407 393 136 091 1 184 544 529 928 2008 767 608 349 365 438 755 149 526 1 206 363 498 891 2007 714 680 359 269 528 962 178 204 1 243 642 537 473 2006 800 996 409 389 549 665 191 162 1 350 661 600 551 2005 790 020 381 054 495 778 172 495 1 285 799 553 549 2004 786 580 404 966 483 281 164 221 1 269 861 569 187 Plant, Property and Equipment Sibanye-Stillwater owns extensive long-term assets at Stillwater and East Boulder Mines and the Columbus Metallurgical Complex. These assets include property, plants and equipment most of which have been inherited from the previous owners and the remainder acquired after acquisition in 2017. Concentrators, smelter and base metal refinery (the plants) and surface infrastructure have significantly longer useful lives than equipment. Appropriate sustaining capital funding for maintenance and upgrades of major units for each of property, plants and equipment has been included in annual budgets to prolong their useful lives. A summary description highlighting the age and physical condition of the major units of property, plants and equipment at Stillwater and East Boulder Mines and the Columbus Metallurgical Complex is provided in Table 8. 30 Table 8: Summary Description of Plant, Property and Equipment for the Sibanye-Stillwater US PGM Operations Site Description Age Profile Physical Condition Net Book Value ($ million) Category Major Units Period Acquired/Built Range Useful Life (Years) Average Age (Years) Average Utilisation (%) Description Stillwater Mine Underground Equipment Load Haul Dumpers (LHDs), Dump Trucks, Utility Vehicles (UVs), Drill Rigs 1998-2021 1-25 8 28 Average to Good, Operating 72.6 Underground Infrastructure Workshops, Offices, Services, Rail, Ore passes, 1985-2021 1-50 18 50 Average to Good, Operating 1.8 Underground Development Shaft, Surface Portals, Declines, Ramps, Vent Shafts 1985-2021 30-50 19 100 Average, Operating 373.5 Surface Equipment UVs 1992-2002 1-25 23 20 Average, Operating 1.1 Surface Buildings & Plant Offices, Core Storage Facilities, Concentrator (Conveyor belts, crusher, mills, flotation circuits, filter press, contrate handling facilities) 1985-2014 1-40 30 90-100 Poor to Average, mill being rebuilt 100.4 Total 549.4 East Boulder Mine Underground Equipment LHDs, Dump Trucks, UVs, Drill Rigs 2000-2021 1-25 16 18 Poor to Average, Operating 7.4 Underground Infrastructure Workshops, Offices, Services, Rail, Ore passes, 2000-2021 1-50 16 50 Average, Operating 0.2 Underground Development Shaft, Surface Portals, Declines, Ramps, Vent Shafts 2000-2021 30-50 11 100 Average, Operating 150.5 Surface Equipment UVs 1996-2021 1-25 18 25 Average, Operating 0.2 Surface Buildings & Plant Offices, Core Storage Facilities, Concentrator (Conveyor belts, crusher, mills, flotation circuits, filter press, contrate handling facilities) 2001-2021 1-40 20 75-100 Average, Operating 29.5 Total 187.8 Columbus & Columbus Met Complex Surface Equipment 1996-2021 1-30 20 40 Poor to Average, Operating 0.6 Surface Buildings & Plants Offices, Laboratory, Smelter (furnaces, drying, converting, granulation, bagging and scrubbing facilities), BMR (mills, leaching, drying, filtration, electrowinning circuits), loading facilities 1990-2021 1-40 25 50 Poor to Good, Operating 81.7 Total 82.3 Grand Total 819.5 31 ADJACENT PROPERTIES Sibanye-Stillwater’s mineral title covers the entire known strike length of the J-M Reef of approximately 28 miles. The J-M Reef is currently the only PGM-bearing layer in the Stillwater Complex that can be economically exploited at the current and expected economic conditions. As a result, only the geological and mining information generated by Sibanye- Stillwater and predecessor companies within the areas for which Sibanye-Stillwater holds title is of relevance to the Mineral Resources and Mineral Reserves for Stillwater and East Boulder Mines. Accordingly, there is no relevant adjacent property information to be discussed in this Technical Report Summary.

32 GEOLOGICAL SETTING, MINERALISATION AND DEPOSIT Regional Geology The geology of the Stillwater Complex is fairly well-understood from state (US Geological Survey or USGS) and private sector companies driven regional and local exploration and mining as well as from academic research spanning decades. The following summary description of regional geology and geological structure of the Stillwater Complex is based on overviews provided by Page and Zientek (1985), Zientek et al. (1985), Boudreau (1999) and McCallum (2002). The Stillwater Complex is a large layered igneous complex (Figure 3) resulting from magma intrusion through regional transverse faults into highly deformed Archaean sedimentary rocks at approximately 2.7 billion years ago (Ga). Intruded as a layered igneous complex with shallow dipping layers in a lopolithic form, the Stillwater Complex was exposed and partially eroded before burial by extensive sedimentary cover following substantial marine and continental sedimentation. Post burial, there were repeated phases of deformation of the Stillwater Complex and the underlying and overlying sedimentary rocks, the most notable being the Laramide Orogeny. The Laramide Orogeny, which started in the Late Cretaceous and lasted until the Early Tertiary, involved northward verging thrusting (Horseman Thrust Fault System) that resulted in the 20 000ft of uplift (Beartooth Uplift; Figure 4 and Figure 5) and erosion, which exposed the small part of the Stillwater Complex mapped in the Beartooth Mountains. The exposed portion of the complex has been the exploration and mining target for chromite and PGMs since the 1960s. However, the flat-lying part of the Stillwater Complex occurs at significant depth below surface, which makes the exploitation of the J-M Reef in this part of the complex uneconomic. The magma intrusion and emplacement relating to the Stillwater Complex were accompanied by fractionation and accumulation of magmatic crystals that gave rise to the conspicuous magmatic layering observed in the complex. The magmatic layering is reflected by the changes in mineralogy, mode, grain size and texture across the stratigraphic profile of the complex. However, the overall texture of the lithological units in the Stillwater Complex is typified by subhedral to euhedral cumulate grains in a framework of post- cumulus interstitial material including oikocrysts. The mineralogical, modal, grain size and textural variations formed the basis for subdividing the Stillwater Complex into five major series (from bottom upwards) as follows: the Basal Series, Ultramafic Series, Lower Banded Series, Middle Banded Series and Upper Banded Series (Figure 6; McCallum, 2002). The Ultramafic Series (UMS) is further subdivided into the Bronzitite Zone and Peridotite Zone. The Lower Banded Series hosts the J-M Reef targeted at Stillwater and East Boulder Mines. 33 Figure 3: Regional Geology of the Stillwater Complex and Surrounds (Source: Montana Bureau of Mines and Geology) 34 Figure 4: South to North Sections Through Stillwater Mine Showing Subsurface Geology (Source: Montana Bureau of Mines and Geology) Figure 5: A Schematic Section through Stillwater Mine Depicting the Horseman Thrust System The steep dipping nature of the lithological layers in the exposed part of the Stillwater Complex is due to uplift and tilting associated with the Laramide Orogeny. Faults and dykes are the most common geological structures. Most of the regional faults affecting the 35 Stillwater Complex have been ascribed to the Laramide Orogeny and are grouped according to trends as follows: • Northwest to southeast striking thrust faults; • East to west striking south dipping steep reverse faults; and • East to west trending vertical faults. These are also the most common fault and dyke trends observed at Stillwater and East Boulder Mines. Numerous diabase and felsic dykes that cut and offset the J-M Reef at the mines are known from surface mapping, underground drilling and mining. These dykes dilate the J-M Reef, but do not destroy the PGM mineralisation and have limited (up to 30ft) contact alteration zones along which poor ground conditions are common. However, these ground conditions do not present significant obstacles to mining and are dealt with using established support procedures. Local and Property Geology Local Stratigraphy The local stratigraphy at Stillwater and East Boulder Mines resembles the regional stratigraphic sequence of the Stillwater Complex indicated in Figure 6. Much of the area covered by the Sibanye-Stillwater held or leased Mining Claims is underlain by the Lower Banded Series that hosts the J-M Reef and, to a lesser extent, the Ultramafic and Middle Banded Series.

36 Figure 6: General Stratigraphy of the Stillwater Complex (Source: Boudreau, 1999) The Lower Banded Series consists of norite and gabbronorite units and minor olivine-bearing cumulates that host the J-M Reef. The series has been subdivided into Norite I (N-I), Gabbro- norite-I (GN-I), Olivine-bearing-I (OB-I), Norite-II (N-II), Gabbronorite-II (GN-II) and Olivine- bearing-II (OB-II) zones. While the J-M Reef is generally confined to the OB-I (troctolite) zone, it is not restricted to a particular stratigraphic position within this zone. The contact between the Lower Banded Series and the underlying Bronzitite Zone of the Ultramafic Series has been mapped over much of the Stillwater Complex. 37 The Bronzitite Zone is relatively uniform and consists of bronzitite and forms the upper part of the 2 756ft to 6 562ft thick Ultramafic Series. The Peridotite Zone constitutes the bottom part of the Ultramafic Series and is characterised by cyclic peridotite, harzburgite and bronzitite units. This zone overlies a uniform, laterally extensive bronzitite cumulate layer, dominates the Basal Series and is underlain by norite units and subordinate anorthosite, gabbro and peridotite units. Layers of massive and disseminated chromite – referred to by the letters of the alphabet A to K from bottom upwards – occur in the peridotite member of the cyclic units (Figure 6). The thickness of chromitite layers range from a few inches to 3ft, and only layers G and H have been exploited at Mountain View by other parties. Sibanye-Stillwater targets only the PGM and associated base metal mineralisation in the J-M Reef and, as a result, the chromitite mineralisation in the Stillwater Complex will not be discussed further in this Technical Report Summary. The Middle Banded Series overlying the Lower Banded Series consists of anorthosite, olivine gabbro and troctolite units, which constitute the Anorthosite Zones I and II (AN-I and AN-II), which are separated by OB-III and OB-IV zones. A second but low-grade PGM-bearing zone (referred to as the Picket Pin deposit) occurs in the upper part of AN-II and close to the contact with the Upper Banded Series, approximately 9 850ft above the J-M Reef. The Upper Banded Series consists of gabbronorite units and minor troctolite and norite units making up the OB-V and GN-III subzones. The Picket Pin deposit is traceable at a similar stratigraphic position over 14 miles and consists of podiform and lenticular concentrations of sulphide minerals in anorthosite. Due to its low-grade nature, it has not been mined but is the subject of exploration and evaluation by other parties in areas adjacent to Sibanye-Stillwater mineral tenement and is therefore not discussed further in this Technical Report Summary. J-M Reef Mineralisation 8.2.2.1 Mineralisation Style and Geological Controls The J-M Reef exploited at Stillwater and East Boulder Mines is a world class primary magmatic stratiform PGM deposit occurring mainly within a troctolite (OB-I zone) of the Lower Banded Series. It has retained most of its primary magmatic characteristics, particularly its broad lateral continuity, very coarse textures and consistent ore and silicate mineral abundances. A combination of visible disseminated copper-nickel sulphide minerals (0.25% to 3% modal abundances) within a complex cumulate of silicate minerals, consistent stratigraphic location (OB-I zone) and lithological sequences (footwall, reef and hangingwall) as well as reliable lithological markers facilitate the visual identification and delineation of the J-M Reef for sampling purposes. Sampling and laboratory analysis provide the definitive data required to confirm the presence of the J-M Reef and to determine its PGM tenor. Historically, reef intersections that did not have visible sulphide minerals were not sampled but were assigned a zero grade. However, current protocols require the sampling of all reef intersections irrespective of the sulphide mineral abundance. The ore mineralogy of the J-M Reef is dominated by disseminated chalcopyrite, pyrrhotite and pentlandite, with minor pyrite, moncheite, cooperite, braggite, kotulskite, Pt-Fe alloy and various arsenides within a complex cumulate of olivine, plagioclase, bronzite and augite. Pd is the dominant PGM in the J-M Reef and occurs primarily (80%) as a solid-solution 38 in pentlandite as well as in sulphides (15%) and moncheite (5%). Pt occurs primarily (67%) in sulphides, as a metal alloy (isoferroplatinum, 25%) and in moncheite (telluride mineral, 8%). 8.2.2.2 Length and Width Sibanye-Stillwater holds title over the entire 28-mile strike length of the J-M Reef. For evaluation purposes, the J-M Reef is defined as the Pd-Pt rich stratigraphic interval mainly occurring within the OB-I zone and characterised by a variable thickness ranging from 3ft to 9ft (average 6ft) and average combined Pd and Pt (2E) grades of 0.6oz per ton (opt) to 0.8opt. Locally, it forms keel-shaped footwall zones, which transgress the footwall mafic rocks, commonly reaching thicknesses of 18ft and greater. Of the two PGMs, Pd is the most significant resulting in average in situ Pd:Pt ratio of 3.4:1 and 3.6:1 for Stillwater and East Boulder Mines, respectively. Ongoing metallurgical accounting has determined Pd:Pt ratio of 3.5:1 and 3.6:1 for Stillwater and East Boulder Mines, respectively, which are used for all evaluations. Other associated PGMs (e.g., Rh, Ir, Ru and Os), Au and base metals (Cu and Ni) occur in low abundances and are generally not evaluated. In general, the stratigraphy of the J-M Reef is relatively consistent and is fairly well-understood from the extensive diamond core drilling and mining undertaken at Stillwater and East Boulder Mines. It consists of a sequence comprising the Footwall Zone, J-M Reef and Hangingwall Zone. The J-M Reef consists of mineralised troctolite or olivine-bearing rock units. The immediate Footwall Zone underlying the reef consists of bronzitite, norite and gabbro- norite units whereas the Hangingwall Zone consists of anorthosite, norite, gabbro-norite and troctolite units. Unlike the Hangingwall Zone, which is present in most places, the footwall Zone is not always present. Figure 7 shows the stratigraphic sequence and two typical downhole Pd-Pt grade profiles of the J-M Reef intersected by drillhole DDH41276 at Stillwater Mine and DDH2017-0064 at East Boulder Mine. 39 Figure 7: Typical Stratigraphic Sequence and Pd-Pt Grade Profiles of the J-M Reef The basal contact of the J-M Reef is conformable, but irregular, with the irregularity depicted by local depressions and highs in the plane of the reef. It is also common for the hangingwall contact to cut across lithological contacts. Geological personnel at the mines employ textural changes in the footwall, J-M Reef and hangingwall lithologies to guide the visual delineation of the J-M Reef for sampling purposes. The textures include rounded cumulus olivine, oikocrysts and fine to medium grained intercumulus pyroxene, as well as micro- rhythmic layering. The textures for hangingwall lithologies differ from the J-M Reef textures which are typified by pegmatoidal pyroxene, adcumulus pyroxene surrounding anhedral olivine and coarse grained intercumulus pyroxene. Furthermore, the hangingwall textural contact is always present and identifiable along the strike lengths of the J-M Reef and is, therefore, the most reliable marker. The reappearance of olivine cumulates or sulphide minerals above GN-I usually marks the lower boundary of the reef package. Accordingly, drilling information should facilitate accurate delineation of the J-M Reef in space and it is

40 unlikely that the reef will be incorrectly identified during logging or inaccurately correlated during modelling. A high thickness and grade variability over short ranges (stope level) characterises the J-M Reef and this is more pronounced at Stillwater Mine (West Section) where the PGM mineralisation may occur as a unique mixture of "ballrooms", low-grade and normal J-M Reef mineralisation over short intervals. Ballrooms describe localised areas of thickened J-M Reef at Stillwater Mine where the Basal, Main and Upper Zones of the reef coalesce. The ballrooms are important to the economics of the J-M Reef as they contain significant (anomalous) reef tons and Pd-Pt metal content, but their location and size are unpredictable. In general, wider than normal J-M Reef intercepts from initial sparsely to moderately spaced drillholes are interpreted as indicative of the existence of ballrooms at Stillwater Mine. However, ballrooms can only be definitively identified through underground definition drilling at 50ft drillhole spacing whereas the actual ballroom dimensions can only be ascertained during mining. 8.2.2.3 J-M Reef Continuity The attitude of the J-M Reef is variable and characterised by moderate to sub- vertical/vertical dips towards the north and northeast. At Stillwater Mine, the dip of the J-M Reef northwards varies from approximately vertical in the eastern part to approximately 62° in the central part and between 45° and 50° in the Upper West sector of the mine. However, at East Boulder Mine, the dip is less variable and is on average 50° towards northeast. Being a magmatic reef type deposit, the J-M Reef package is laterally continuous and located at a consistent stratigraphic level in the Stillwater Complex. Accordingly, the presence and relative location of the J-M Reef at a mine scale can be predicted accurately even from sparse drillhole information, such as that generated from surface drilling. The J-M Reef has been explored from surface outcrop to depths of approximately 4 000ft below surface mainly through diamond core drilling. The down dip continuity of the J-M Reef is interpreted to have been terminated by thrust faults relating to the Horseman Thrust Fault System. These faults have been intersected by deep drillholes at Stillwater Mine. These drillhole intersections of the faults have been used to constrain the depth limit of the Mineral Resources and Mineral Reserves reported for Stillwater Mine. However, similar deep drilling at East Boulder Mine has not intersected these faults and the location of the faults is currently unknown. Available deep drilling information at East Boulder Mine suggests that the elevation of these thrust faults decreases towards the west from Stillwater Mine. Therefore, there may be potential for generating additional Mineral Resources at depth at East Boulder Mine. Results of geostatistical analysis also confirm the continuity of the Pd-Pt grades in the J-M Reef. At a local scale, the geological continuity of the J-M Reef is interrupted by geological structures such as mafic and felsic dykes and sills, and faults. There are clear lithological and textural differences between the J-M Reef and the dykes and sills, which facilitate the identification of these intrusives in drillcores and during mining. Locally, the sill-like behaviour of the intrusive geological structures resulted in reef splitting, but this has no material negative impact to the mining operations. 41 8.2.2.4 J-M Reef Variability and Implications for Evaluation The combined effect of dip, thickness and grade variability affects the manner in which the J-M Reef is evaluated. Comprehensive geological and geostatistical studies of the J-M Reef completed over the years undertaken in support of Mineral Resource estimation have confirmed that the Pd-Pt mineralisation is broadly continuous and predictable throughout the J-M Reef, except when the continuity is interrupted by faults, dykes and sills. However, these studies and mining experience have also identified high variability of the reef at a micro (stope) level. Trends in the thickness and grade variability also show a direct link between this localised variability and changes in local reef stratigraphy (Figure 8). The cumulative knowledge accumulated over the years has been used to delineate blocks of similar grade and thick signatures and stratigraphy. This knowledge has also been used to establish a yield (ore ton per ft of development), which was valuable metric used in historical evaluations until FY2020. Some of these blocks are bound by major geological features. Geological blocks delineated at Stillwater Mine are the following: Dow Lower, Dow Upper, Block 1 Lower West, Block 1 Lower East, Block 1 Upper, Block 2, Block 3, Block 6 Lower, Block 6 Upper, Block 7, Block 8, Blitz West and Blitz (Figure 9). Reef intersections at East Boulder Mine show less localised variability and, as a result, six broad geological blocks have been delineated, namely the lower grade Frog Pond East (FPE), and Brass Monkey East (BME) and Brass Monkey West (BMW), and the higher-grade Frog Pond West (FPW), Boulder East (BOE) and Boulder West (BOW) shown in Figure 10. The J-M Reef is evaluated using these geological blocks. At the Stillwater Mine, some of the geological blocks are grouped into geological domains where adjacent blocks have a similar reef orientation. Block 1 Lower West, Block 1 Lower East, Block 1 Upper, and Block 2 are grouped into the Upper West East (UWE) domain. Block 3 and Block 6 Lower are grouped into the Off-Shaft West Lower (OSWL) domain. Block 7 is the Off-Shaft East-West (OSEW) domain. Block 8 is the Off-Shaft East-East (OSEE) domain. At East Boulder Mine, the blocks and the domains are the same. Figure 8: West to East Schematic Section Showing Variability in Stratigraphy and Impact on the J-M Reef at Stillwater Mine 42 Figure 9: West to East Section Showing Geological Blocks of the J-M Reef at Stillwater Mine 43 Figure 10: West to East Section Showing Geological Blocks of the J-M Reef at East Boulder Mine

44 EXPLORATION Data Acquisition Overview Exploration work completed in the Stillwater Complex, which led to the discovery of the J-M Reef in the 1970s and generated the geological data used to prepare the Mineral Resource estimates for Stillwater and East Boulder Mines, spans decades. Early exploration work mapped the entire outcrop of the J-M Reef of approximately 28 miles in the Beartooth Mountains and identified major geological structures disrupting the continuity of the reef. Much of this early exploration was driven by the USGS and academic research institutions, and the geological information generated is publicly available, for instance, from the following organisations and their websites: Montana State Library website (http://geoinfo.msl.mt.gov/msdi.as), Montana Bureau of Mines and Geology (https://www.mbmg.mtech.edu/gmr/gmr.asp) and USGS (https://www.usgs.gov). Additional information was generated from exploration and mining activities completed by SMC and predecessor companies. The historical exploration employed a variety of exploration techniques, namely aeromagnetic, gravity and soil geochemical surveys, surface mapping, excavation of adits and sampling, diamond core drilling and drillcore sampling. Of the exploration techniques, diamond core drilling has produced the most relevant data used for Mineral Resource estimation. It is also the dominant sampling technique for ongoing exploration and evaluation, and all mineralised drillcores are sampled and analysed at the laboratory. Accordingly, the Qualified Persons have focused on this relevant part of data collection while presenting overviews of the historical gravity, aeromagnetic and topographic surveys carried out within the Stillwater Complex by the USGS. Gravity Surveys Kleinkopf (1985) interpreted the Bouger gravity-anomaly map of the historical gravity survey data collected mainly by the USGS and US Defence Mapping Agency. The gravity data was based on helicopter and ground surveys, with an estimated precision of 2mGal. From the interpretation, it was noted that the Stillwater Complex occurs as a high-gradient gravity zone in the Beartooth Mountains, which is defined by -175mGal to -155mGal contours. This work facilitated the mapping of the Stillwater Complex and provided indications of the orientation at depth of the uplifted part of the complex. Aeromagnetic Surveys Blakely and Zientek (1985) described the results of the aeromagnetic survey completed by Anaconda in 1978 to map the extent of the uplifted part of the Stillwater Complex along the Beartooth Mountains, the main magnetic lithological units and geological structures. The aeromagnetic survey campaign was based on 853ft helicopter flight line spacing at a mean terrain clearance of 249ft. Mafic and ultramafic lithological units of the Stillwater Complex associated with magnetic anomalies of between 50nT to 300nT were delineated. The magnetic survey data which facilitated the mapping of the Stillwater Complex is available at the USGS in the form of digital maps. 45 Topographic Surveys For previous Mineral Resource evaluations until 2019, historical LandSat topographic survey data acquired by the USGS was used. However, the USGS generated high-resolution topographic data of the area in 2019, which was acquired by Sibanye-Stillwater for use at Stillwater and East Boulder Mines. This data is now being used for Mineral Resource estimation at Stillwater and East Boulder Mines. Exploration and Mineral Resource Evaluation Drilling Drilling The Mineral Resource estimates for Stillwater and East Boulder Mines contained in this Technical Report Summary are based on an extensive drillhole database consisting of underground and surface diamond core drillhole data. The combination of localised grade and thickness variability and subvertical to vertical dips of the J-M Reef and the rugged topography of the Beartooth Mountains has influenced the drilling strategy and evaluation approaches used at the mines. The diamond core drilling is based on the standard tube BQ-size drill bit to recover 1.4-inch diameter drill cores. The Qualified Persons are satisfied with the BQ drill bit size used as this is appropriate for the style of the mineralisation and is widely used in the PGM sector. Most of the underground and surface drillholes are inclined but not ‘oriented’ as this is not necessary given the style of the mineralisation, short drilling lengths and overall attitude of the J-M Reef which is well-understood. Surface drilling is only completed in areas where topography allows access and drilling activities can be safely completed. Owing to the broad lateral geological continuity and occurrence at a consistent stratigraphic location of the J-M Reef, the reef’s presence and relative location can be predicted relatively accurately from moderately spaced surface drillhole data. The overall spacing utilised for the surface drillholes ranges from approximately 1 000ft to 2 000ft. The surface drillhole data is sufficient to confirm the presence and to determine the main characteristics of the reef critical for evaluation, namely thickness, grade and domain. Accordingly, surface drilling information generates the primary information that is utilised to plan underground access drives to be utilised for follow up underground drilling. Geological information generated by public institutions, SMC and predecessor companies during the early exploration programmes was utilised for the planning of the 944 diamond core holes drilled between 1969 and 1995 from surface over the 28-mile strike of the J-M Reef and from the adits at the Frog Pond and West Fork. The historical exploration drilling data was also utilised to determine the depth continuity of the J-M Reef. The historical drillholes intersected the Horseman Thrust Fault, which is the regional fault that forms the lower boundary on the estimated Mineral Resources at Stillwater Mine. Surface drilling ceased from 1995 until 2010 but was resumed at the Stillwater East (Blitz) Section of Stillwater Mine until 2017. At East Boulder Mine, underground drilling has been ongoing since 2002. There has not been any surface drilling at both mines under Sibanye-Stillwater ownership since 2017. The localised grade and thickness variability necessitates follow up close spaced underground drilling at 50ft spaced drill stations. Underground drilling is mainly aimed at increasing the confidence in the geological knowledge to a level that permits the estimation of Measured Mineral Resources and that generates the requisite data for detailed mine planning. The underground drill stations are situated in 46 footwall lateral drifts, which are spaced 300ft to 400ft vertically and established approximately 100ft to 150ft from the J-M Reef plane. At each drill station, a single radial drillhole fan is established to drill through the J-M Reef and perpendicular to its strike (Figure 11). This is achieved through drilling a sub- horizontal hole perpendicular to the reef plane, four up-holes and two down-holes. In addition, probe and off-angle drillholes are drilled when required to investigate local geological, geotechnical or groundwater conditions. Additional underground drillhole information is generated through development drilling. Figure 12 and Figure 13 are drillhole layouts for Stillwater and East Boulder Mines, respectively. These layouts show points at which the drillholes intersect the J-M Reef (pierce points) and not actual drillhole collar positions. The current drillhole database for Stillwater Mine contains data relating 47 312 drillholes (11.4 million feet of drilling) whereas that for East Boulder Mine contains data relating to11 489 drillholes (3.5 million feet of drilling). Figure 11: Underground Definition Diamond Drilling Pattern The Qualified Persons are satisfied with the drilling strategy employed as well as the density and distribution of drillhole data generated at Stillwater and East Boulder Mines. While the intensity of the 47 underground diamond drilling is remarkably high for PGM reef evaluation, generating between 0.5 million feet and one million feet of drillcore per annum at Stillwater and East Boulder Mines combined, this is necessary for the accurate definition of the reef especially in the areas earmarked for mining in the short to medium terms in light of the localised grade and thickness variability. Furthermore, this drilling provides the close spaced data required to support the geological modelling and estimation approaches employed at Stillwater and East Boulder Mines. Extensive underground drilling is currently taking place in the Stillwater East (Blitz) Section owing to the requirement to generate Measured Mineral Reserves for the production ramp-up at Stillwater Mine, resulting in Stillwater Mine accounting for more than 80% of the 0.5 million feet and one million feet of drillcore drilling per annum. The Qualified Persons are satisfied with the drilling management practices employed. Standard procedures are available for diamond core drilling management, with internal sign-off procedures and supervisory structures in place specifying areas of responsibility and oversight. The drillcore recovered is sequentially placed in core trays according to drilling depth, and the trays are transported by the drilling crews to surface drillcore processing and storage facilities once drilling has been completed. Geologists are responsible for drilling management and for ensuring that the drillers maintain the integrity of drillcores during drilling and the transportation of core trays to the core logging facilities. The drilling management protocols require high standards of drilling and cleanliness as well as high core recoveries, with any significant core loss resulting from the driller’s negligence necessitating a re-drill of the hole. All drillcores recovered are cleaned and placed in core trays, which are sealed and transported from drill sites to the core logging facilities from where core accounting, depth reconciliation, core depth marking, core photography, core logging and core sampling are undertaken by Geologists. Core recoveries are determined for each drill run on a pull-by-pull basis. Cases of re-drilling holes are infrequent, and the few cases are due to bad ground conditions affecting core recovery, which makes the re-drills unnecessary. All drillhole collars are surveyed but drillhole traverse surveys are completed on selected drillholes to assess and quantify any deviation. All drillholes are logged by experienced geological personnel. Grade estimation is based entirely on surface and underground drillhole data. Typically, the drillhole data includes drillhole collar and traverse surveys, sample lengths, lithological descriptions, reef delimitations, reef facies (domain) descriptions and grades. The Qualified Persons are satisfied that this data is of sufficient quality to be relied upon, having been subjected to rigorous internal validations.

48 Figure 12: Drillhole Layout for Stillwater Mine 49 Figure 13: Drillhole Layout for East Boulder Mine 50 Core Logging and Reef Delineation All drillcores are logged and sampled by experienced Geologists who are also responsible for the sampling of mineralised reef intersections. The Geologists perform core processing, marking, logging and sampling for surface and underground drillholes. A manual is in place to standardise the core logging and sampling processes. The Geologists at Stillwater and East Boulder Mines are trained to identify local stratigraphy, lithological units and the J-M Reef. Upon delivery of the core trays at the core storage facilities, the Geologists inspect the core trays and check the information on the driller’s log sheets against the original drilling proposal, and this information includes the drillhole identification number, inclination and total length. Core logging is undertaken for the entire rock core recovered and involves the capture of key geological and geotechnical attributes of the rocks as well as geological structures observed. It focuses on the identification and demarcation of reef intersections for sampling and the immediate footwall and hangingwall lithologies. In addition, occurrences of sulphide minerals are noted by way of marking with a yellow lumber crayon. Elevated sulphide mineral abundances are denoted with bold lines and trace sulphide mineralisation is marked using a dashed line. The Geologists estimate the proportion of sulphide mineral as a percentage of the total sample volume. Trace sulphide mineralisation is referred to using the following terminology: trace minus (barely visible pyrite); trace (fleck or two of chalcopyrite, pyrrhotite or pentlandite); and trace plus (few sulphides flecks up to 0.25% of sample volume). Logging is completed on paper log sheets, but the log details are captured manually in the Core Logger system for onward electronic transmission into the Ore QMS database. After electronic capture, the paper logs are kept until the information in the Ore QMS is fully validated and archived on the central Information Technology (IT) server. Core recovery data is captured during geotechnical logging and available data indicates achievement of over 96% core recoveries by the drillers (Table 9). As PGM minerals are not identifiable visually, their presence is inferred from their association with copper- nickel sulphide minerals. All visually identified mineralised intersections in drillcores are sampled and the samples collected are analysed at the in-house laboratory situated at the Columbus Metallurgical Complex. After the delineation of the J-M Reef, sample intervals are marked in 0.5ft to 3ft segments and the marking is extended to 3ft and 1ft into the footwall and hangingwall of the mineralised intersection. The Qualified Persons are satisfied with the core logging and reef delineation carried out at Stillwater and East Boulder Mines. These activities are performed by trained Geologists who are supervised by experienced Geologists. The use of a common manual for core logging and reef delineation and marking ensures consistent core logging and sampling at Stillwater Mine and Easter Boulder Mine, which facilitates the integration of the datasets during modelling. Survey Data The NAD83 State Plane is used for all surface surveys whereas a mine grid, which is based on the NAD27 State Plane rotated by 20º clockwise for alignment with the generally east to west strike direction of the J-M Reef, is used for all underground surveys at Stillwater and East Boulder Mines. There is a conversion in place to work between these two coordinate systems. 51 In 2019, Sibanye-Stillwater US PGM Operations acquired recent high-resolution topographic data from the United States Geological Survey. The airborne LIDAR survey data was processed to yield topographic contours with 5ft vertical intervals. The airborne LIDAR survey data is more accurate than the LandSat survey data used for previous Mineral Resource evaluations. As a result, the processed topographic data is now being used to generate the topographic wireframe used as the upper constraint for geological modelling and Mineral Resource reporting. The mines survey the collar coordinates, azimuth and inclination of each hole, and these surveys are completed by the Mine Surveyors. Initial collar locations of surface drillholes are established by GPS. After drilling, a total station is used to survey the drillhole collar, azimuth and inclination. Surveying of underground diamond drillholes consists of placing a rod into the drill collar to a depth of 2ft and collecting survey points at the collar and endpoint of the rod. From this data, the information is processed and stored in the database showing drillhole collar co-ordinates, azimuth and inclination. Drillhole traverse (downhole) surveys are completed on selected drillholes to assess and quantify any deviation. Experience at the mines has shown that downhole surveys on definition holes do not significantly improve the modelling of the J-M Reef and are unnecessary for as long as the holes are surveyed at the collar for azimuth and inclination. Furthermore, available data has shown up to 5ft of deviation on 300ft to 400ft long holes and up to 10ft on the 600ft to 650ft probe holes. As a result, the mines minimise the drilling of definition drillholes obliquely given that even 5ft of deviation can become exaggerated with off-section drilling. At Stillwater Mine, the downhole surveys are completed for probe holes designed to intersect the J-M Reef ahead of the footwall lateral advance, probe holes drilled straight ahead to check for ground conditions for development advance and the few holes drilled oblique to the J-M Reef plane from a single location to cover a wide area. The surveys are completed using a magnetic multi-shot downhole survey tool (isCompass) with accuracies of ±0.15º and ±0.35º on inclination and azimuth measurements, respectively. At East Boulder Mine, down hole surveys are completed on select probe holes. These surveys are completed using a Reflex EZ-TRAC tool that has an accuracy of ±0.25º on inclination and ±0.35º on azimuth. In poor ground conditions, where the downhole survey tool could be at risk, the mines will survey only the first 50ft into the hole. However, the entire hole is surveyed at 50ft depth intervals from the bottom of the hole towards the collar when it is situated in good ground conditions. Four Leica total stations are used for underground surveying at Stillwater Mine, with three of the total stations being TS06 one-second instruments and the fourth being a Leica 1200 fully robotic one-second instrument. At East Boulder Mine, two TS06 one-second total stations are used for underground surveying. Direction for development headings is design dependent. Linear drives greater than 500ft utilise McGarf sidewall lasers whereas those less than 500ft and radius designs use grade chains or removable sleeved McGarf lasers. An as-built stope survey is performed typically once a month and when a stope cut is mined out. All data collected each day is processed and stored in a database. Survey controls employed at both mines are primarily double, direct right angle survey points as well as a small amount of re-sectioning. Primary control points have tagged sequential numbers and there are more than 19 000 control points at Stillwater Mine and more than 5 000 control points at East Boulder

52 Mine. Temporary control points are hung from ground support and number over 200 000 control points. Control points are generally advanced at 100ft to 200ft spacing. Groundlines, back spans and sill angles are collected while advancing control. At the distance of approximately 2 000ft, a closed loop traverse is performed. The results of the traverse must close within established parameters (less than 1ft per 50 000ft) and errors are balanced and applied to the control database. The Qualified Persons are satisfied with the quantity and accuracy of the surface topography, collar and downhole survey data utilised for Mineral Resource evaluation. Given the insignificant drillhole deviation for the short definition drillholes at Stillwater and East Boulder Mines, there are no issues with the approach to complete downhole profiles for selected holes. Standard procedures are available for the execution of the survey work. Stillwater and East Boulder Mines each have a Chief Surveyor who is responsible for the oversight on all survey traverse work, calculation of the closed loop surveys in the Traverse PC Land Surveying software used and all survey sign-off. Density Determination Stillwater and East Boulder Mines have previously used a historical density (tonnage) factor of 11.6ft3/ton (equivalent to 0.086 ton/ft3) determined in 2000 from a limited dataset of J-M Reef intersections for all in situ tonnage estimation. In 2017, Sibanye-Stillwater introduced routine relative density (RD) determinations on representative J-M Reef intersections from Stillwater and East Boulder Mines prior to submission to the laboratory for analysis. The RD determinations are based on the Archimedes method and are performed by the Geologists. An expanded RD dataset accumulated since 2017 has been used for tonnage estimation. This indicates average density (tonnage) factors of 11.1ft3/ton (equivalent to 0.090 ton/ft3) to 11.3ft3/ton (equivalent to 0.088 ton/ft3) for the J-M Reef. Since FY2020, the density factor used for tonnage estimation at both the Stillwater and East Boulder Mines is 11.30ft3/ton (i.e., 0.09ton/ft3). The Qualified Persons support the approach to carry out routine determinations of RD on J- M Reef intersections prior to submission to the laboratory for analysis and the use of the accumulated RD data for tonnage estimation for improved accuracy of the tonnage and metal content estimates reported. Underground Mapping Routine underground geological and structural mapping is performed by Geologists as part of stope observation which also includes grade control face evaluation. Underground geological structural mapping inter alia captures the exact locations of the faults and dykes exposed in underground excavations, and the mapping information is transferred into AutoCad and/or Vulcan (and Deswik in future). The new information is integrated with existing information from previous surface and underground mapping. The updated structural maps support the drillhole data used for Mineral Resource estimation. This structural information is also utilised for short to long term rock engineering, hydrogeological, infrastructure and mine planning. 53 Hydrogeological Drilling and Testwork Stillwater Mine 9.9.1.1 Hydrogeological Characterisation A series of groundwater investigations at Stillwater Mine have been carried out since 2016 as part of the Blitz Dewatering Project. Itasca Denver, Inc. (Itasca) completed the groundwater studies on behalf of Sibanye-Stillwater. There has not been any groundwater investigation in the Stillwater West Section in recent years. The Stillwater West section has relied on actual experiences by the mine over the years in terms of groundwater inflows, impact of groundwater on geotechnical stability and mine dewatering requirements to prevent flooding. In general, there have not been any significant groundwater issues encountered in the Stillwater West Section, with major inflows of groundwater only experienced during the initial development into new areas. Subsurface development in the Stillwater East Section will take place beneath four surface drainage basins, which are – from west to east – Nye Creek, Burnt Creek, Prairie Creek, and Little Rocky Creek (Figure 14). Nye basin is a hanging, U-shaped valley formed during alpine glaciation in the Beartooth Mountains. The drifts and production areas of Stillwater East Section are being established in the crystalline rocks of the Stillwater Complex, which typically have low permeability. The portal for the Benbow decline is located in the Triassic Chugwater Formation, and the decline traverses southwest through older sedimentary units that include several Palaeozoic carbonate-rock units. The carbonate rocks have greater permeability and more groundwater storage capacity than the crystalline rocks of the Stillwater Complex. At 3 615 ft from the portal, the decline traverses the unconformity between the sedimentary rocks and the Stillwater Complex. Groundwater flow in the carbonate rocks is largely disconnected from the groundwater-flow network in the crystalline rocks of the Stillwater Complex. A number of north-south trending dykes and steeply dipping faults create secondary permeability and facilitate the flow of groundwater. Regional-scale, low-angle thrust faults striking roughly east-west (e.g., the Prairie Fault) are also present and tend to have substantial clay-rich (gouge) cores that impede the flow of water across the faults. However, these faults sometimes have damaged zones, which facilitate the flow of groundwater along the fault plane. 54 Figure 14: Sub-surface Water Basin in the Stillwater East Mine Area Climatic conditions drive groundwater recharge over the long term and directly influence the discharge/flow rates of meteoric-sourced springs and streams that issue from shallow groundwater systems in the short term. Direct infiltration of the seasonal snowmelt and runoff in the vicinity of the decline produce a minor amount of recharge to the groundwater system. 9.9.1.2 Hydrogeological Testwork and Data Collection For the groundwater investigations in the Stillwater East Section, Itasca recorded water pressures from underground drillholes, performed hydraulic (flow and shut-in) tests and collected groundwater samples for geochemical and isotopic analyses at eleven different locations, and developed analytical models to estimate inflow rates to the development drifts and future production areas. Itasca recorded water pressures and obtained water samples from ten hydrogeological boreholes at sites indicated in Figure 15 to determine flow rates and hydraulic conductivity (K) values. All of the instrumented drillholes were sampled for water chemistry and isotopic analyses, along with one of the non-instrumented probe holes. Water-pressure time-series data was automatically recorded by pressure transducers equipped with dataloggers at each of the instrumented drillholes. Hydraulic flow and shut- in tests were conducted during drilling using a special drill-collar manifold constructed by Itasca. The drill-collar manifold apparatus included a manual pressure gauge for water-pressure readings and a valve for regulating the flow through the manifold. Discharge from the manifold during a flow test was routed into a tank with graduated volume markings and was timed to make flow measurements. As 55 part of quality assurance and control, each instrumented location was retested post-drilling and after installing monitoring manifolds while allowing the water pressures to re-equilibrate following the perturbations caused by drilling. Figure 15: Hydrogeological Drillhole Locations along Adits in the Stillwater East Section 9.9.1.3 Hydrogeological Results and Interpretation The average hydraulic conductivity (K) values computed from the flow and shut-in/recovery tests vary between approximately 0.005ft and 4ft per day and are consistent with a range of values for fractured igneous and metamorphic rocks. The average K values are the best estimates of the rock mass near the drillholes. The geometric mean K value for all the full-hole-length flow and shut-in/recovery tests is 0.079ft per day. The Qualified Persons note that the full-hole-length tests provide a good representation of the “effective K” value of the overall rock mass as they account for both the occasional high-permeability fracture zones and the predominant less-fractured bulk rock mass of very low permeability. Since the bulk of the water flow in the rock mass is taking place along discontinuities (i.e., in the fractured zones created by faulting), the average K values computed from the flow and shut-in tests are primarily controlled by the density, aperture size and persistence of the discontinuities intersected by the drillholes. From the conceptual hydrogeological model of the Nye basin, steady-state analysis yielded the following estimates: • Average net surface-water exchange with 159gal per minute of groundwater discharge to Nye Creek; • Average recharge to the groundwater system of 663gal per minute; • Average discharge of groundwater to the historical mine development drifts at 450gal per minute; and

56 • Average groundwater outflow from Nye basin of 54gal per minute. Based on the conceptual hydrogeological model, average inflows from groundwater to the Stillwater East Section are estimated to be 883gal per minute for interception of recharge and 200gal per minute for depletion of water stored in the rock. This suggests that an average of approximately 1 100gal per minute would enter this section of Stillwater Mine. Refinements to the model based on the Perrochet analytical modelling predicted inflow rates as high as 1 500gal per minute by the end of the 25-year life of mine. Stillwater Mine determined that 1 600gal per minute would be the basis for the Stillwater East Section water treatment system. Updated modelling (March 2021) using the Stillwater East Ramp up plan is being completed at this time. The predicted total inflows to the development and production areas in all the basins combined indicated that the February 2021 Mine Plan would generate higher inflow rates during the first four years (FY2021 to FY2024) than mining under the December 2020 Mine Plan would generate during that same period. Thereafter, both mine plans are predicted to generate similar total inflow rates to the underground development and workings. The maximum increase in the total predicted inflow under the February 2021 Mine Plan, relative to the December 2020 Mine Plan, is approximately 360 gallons per minute and occurs near the end of FY2023. The total inflow rates are predicted to increase rapidly during the first three years and then to gradually level off starting in Year 4. Apart from the first four years, both mine plans are predicted to generate approximately the same inflow rates for the duration of the modelled time period (through FY2031), with overall maximum total inflow rates ranging between approximately 3 600gal and 3 800gal per minute after Year 4. The South Prairie Fault is a hydrogeologically important feature in the immediate vicinity of the J-M Reef and future production areas. This fault appears to limit southward-directed groundwater flow across the fault into the development drifts and future production areas in the Nye Creek Basin, which is beneficial to the mining operations. However, this situation may be different in the basins to the east of the Nye Creek Basin, due to a possible reversal of groundwater flow directions in the headwater portions of those eastern basins. East Boulder Mine 9.9.2.1 Hydrogeological Characterisation and Testwork A groundwater investigation was conducted in 1992 during the planning stage of East Boulder Mine primarily focusing on the path of the access adit. The Qualified Persons could not locate any information on quality assurance and control in reference to this investigation. Furthermore, no updated hydrogeology work has been completed since the inception of the mine. The 1992 groundwater investigation has been superseded by actual experiences by the mine over the years in respect of groundwater inflows, impact of groundwater on geotechnical stability and the requirements for mine dewatering to prevent flooding. 57 The Qualified Persons note that the risk to encounter major inflows of groundwater is likely during the initial development into new areas. During the development of the adit, the only significant water was encountered where diamond drill water probes produced a maximum of 80gal to 100gal per minute of inflow. However, most of these holes bled off to flows less than 80gal per minute over time, with any holes that did not bleed off controlled through grouting. Figure 16 shows the average water inflow into the mining operations at East Boulder Mine. Water inflows increased from 61gal per minute in 2010 to a peak of 246gal per minute in 2013 but have ranged from 211gal per minute to 249gal per minute thereafter until 2020 after which inflows receded to an average of 184gal per minute. The post-2010 levels of water inflow ranging from 61gal per minute to 249gal per minute should be expected at East Boulder Mine. Figure 16: Average Water Inflow at East Boulder Mine 9.9.2.2 Hydrogeological Results and Interpretation The Qualified Persons note that much of the area being mined at East Boulder Mine is adjacent to active mining fronts, which have historically had no issues with groundwater. The lowest level of the mine currently acts as a drawdown point for surrounding groundwater levels. Most of the mining areas continue to be above this drawdown point and the inflows are likely to be similar or lower than those experienced by historical mining operations. The average mine-wide water inflow is only likely to increase slightly with the increase in development and production activity associated with the Fill the Mill Project. All mining activity will remain within the crystalline rocks of the Stillwater Complex, which have very low permeability. Water will likely be encountered when it relates to the intersection of faults and joints. However, there is risk of encountering alluvial systems associated with surface channels as mining gets 61 109 153 246 224 211 229 217 223 248 249 184 0 25 50 75 100 125 150 175 200 225 250 275 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 W a te r In fl o w ( G a l/ M in u te ) Year 58 to within 500ft from surface. Standard practice during underground development at East Boulder Mine includes the diamond core drilling of water probe holes prior to any development work to mitigate the risk of encountering water. Prior to mining any area, diamond core drilling on 50ft centres is also completed resulting in a good understanding of water potential before mining activity begins. Geotechnical Data, Testing and Analysis Geotechnical Characterisation The J-M Reef and its immediate hangingwall and footwall consist of varying assemblages of norite, anorthosite, leucotroctolite and peridotite. Mafic dykes traverse the J-M Reef, Footwall and Hangingwall Zones. The dyke material is generally blocky, slick and akin to the nature of the jointed host rock. Stillwater and East Boulder Mines constitute the two main geotechnical ground control districts. The J-M Reef is mined at the following depth ranges: • Stillwater West Section: Shallow to intermediate, onset of stress fracturing deeper than 3 300ft below surface. At depths less than 3 300ft below surface, joint and structural lineament influence stability and tensile zone; • Stillwater East Section: Shallow to intermediate depth of mining environment, joint and structural lineament influence stability, tensile zone and, in deeper areas, stress fracturing combines with micro fractures to stimulate mobilisation effects; and • East Boulder Mine: Predominantly shallow environment. The effects of mine seismicity have not had a significant influence to the mining operations at Stillwater and East Boulder Mines. This is because, at current mining depths at the Stillwater and East Boulder Mines, the propensity for mining induced seismicity (strong ground motion) is low. The probability of natural earthquake induced strong ground motion is also low. East Boulder Mine has a micro-seismic system installed and monitors blasts and seismic events daily. Geotechnical Testwork and Data Collection Rock engineering and support designs utilised at Stillwater and East Boulder Mines have been developed using a combination of geotechnical drillcore logging and underground mapping data. Geotechnical drillcore logging is the primary method of gathering rock strength and quality parameters. Geotechnical logging is completed by Geologists on drillcores recovered from surface exploration and underground probe and definition diamond core drilling. The definition drillholes at Stillwater Mine that are considered for geotechnical logging include the first down hole and up hole at a drill station, sill holes and holes identified as low and high-grade mineralisation at the time of logging. Furthermore, drill core for straight-ahead and south-directed probe holes are geotechnically logged. At East Boulder Mine, geotechnical information is collected on all drillholes. In general, the geotechnical data is collected at a drillhole spacing of 50ft. In general, the entire J-M Reef is geotechnically logged, with the logging extended 1ft to 15ft into the immediate Footwall and Hangingwall Zones. Geotechnical logging involves the determination of core recovery, Rock Quality Designation (RQD), fracture frequency, number of joint sets, joint roughness, joint alteration, nature of fracture fill and Point Load Index. As the drillcores are not oriented, the joint 59 orientations and number of joint sets recorded are estimated through visual inspection of drillcores backed up by underground mapping information. Point load tests are performed on intact rock cores. Due to the destructive nature of this technique on the sample, it is impractical to perform a duplicate test. The most practical quality assurance and control entails comparing the new result to the existing data for a similar type and neighbouring drillholes. A new result that varies significantly (>10%) in the absence of shearing and a concomitant low RQD (<70%) is adjudged to be a spurious result which should be excluded from the database. The geotechnical data is stored in the Ore QMS database and utilised for rock engineering. Other geotechnical parameters determined are the uniaxial compressive strengths (UCS) and the International Society for Rock Mechanics (ISRM) grading for intact strength of the J-M Reef and the immediate hangingwall and footwall zones. UCS is calculated from the Point Load Index through regression. Barton’s Q-system is exclusively used to classify the rock mass characteristics at Stillwater and East Boulder Mines. A combination of drillcore and underground ground evaluation data on the geotechnical parameters above is used for the computation of Q-values used to classify rock mass conditions. Measurements of in situ stress were conducted at the mines in 1997, 2002 and 2016 using hollow inclusion stress cells. The initial (1997 and 2002) stress measurements were conducted under mountain and valley terrains within Stillwater Mine (Figure 17), whereas the most recent (2016) measurement at East Boulder Mine was performed at test sites where there has been minimal stoping (Figure 18). The Qualified Persons could not locate any information in relation the pre-2016 in situ stress. However, duplicate tests were performed as quality control and assurance for 2016 measurements. In most cases, the results were repeatable. The isolated incidences of significant variations between duplicate measurements were investigated and rectified during data collection. Figure 17: Test Sites for In Situ stress Measurements at Stillwater Mine

60 Figure 18: Test Sites for In Situ Stress Measurements at East Boulder Mine Geotechnical Results and Interpretation A recent geotechnical dataset indicates overall core recoveries for the J-M Reef, Footwall and Hangingwall Zones of above 96% (Table 9). Core recovery is the initial indicator used to predict potential ground control issues. The database also shows RQDs above 75% for most (over 69%) of the logged drillcore intersections, which indicates fair to good rock mass conditions. Over 78% of the sampled intervals have rock strengths above the 3 500Psi threshold considered weak rock. Sections with lower strengths than this threshold are commonly associated with olivine cumulates or geological structures. When these rock types and structures are identified in the drillcores, the mining and support designs are adjusted accordingly. The UCS of the rock units contained within the J-M Reef, Footwall and Hangingwall Zones range from 60Mpa to 85Mpa (overall mean of 70.45Mpa). The ISRM Grade R4 classification for the intact strength of all the stratigraphic units indicates a strong rock (i.e., UCS of 50MPa to 100Mpa). Table 9: Summary of Geotechnical Parameters Stratigraphic Unit Average Core Recovery (%) Average UCS (MPa) Average RQD Average Rock Strength (Psi) Average Q-Value Hangingwall 96.30 65.41 77.83 12 184.59 8.16 J-M Reef 97.00 61.93 80.74 9 486.48 8.24 Footwall 96.20 84.01 76.40 8 982.68 6.19 Mean 96.50 70.45 78.43 1 0812.86 7.83 The three most prominent joint orientations observed in underground excavations are associated with the following geological structures: • North-northeast (020°) striking, steeply dipping faults; • Northeast striking mafic dykes with dips of 35° to 70° towards southeast; and • Westerly striking, layer parallel joints with dips of 45° to 90° towards north. 61 The crosscutting nature of the joints periodically creates wedges in the backs and ribs of the mine openings. The Q-Values obtained for Stillwater and East Boulder Mines typically range from 1 to 13 (average for the Footwall, J-M Reef and Hangingwall Zones is 7.83; Table 9) and the rock mass can be classified as poor to good. Approximately 50% of the rock mass is classified as fair, 25% is classified as good and 25% is classified as poor. Conditions are generally dry with rare occurrences of low-pressure low-volume water inflows. The stress reduction factors (SRFs) used to calculate the Q-ratings have a mean value of 1.88 while joint water conditions range from dry (SRF = 1.0) to medium inflow (SRF = 0.66). Measurements of in situ stress indicate that the horizontal to vertical stress ratios at Stillwater and East Boulder Mines are typical for shallow to intermediate operations: • 1.5 to 1.9 for valley areas at Stillwater Mine; • 0.8 to 1.9 for mountain areas at Stillwater Mine; and • 2.4 for East Boulder Mine. Other associated data on stress orientations and magnitudes help form a portion of the input parameters for numerical assessments of development and stope stability, local and regional sequencing and support design. 62 SAMPLE PREPARATION, ANALYSES AND SECURITY Sampling Governance and Quality Assurance The Qualified Persons are satisfied with the standard procedures for geological data gathering used at Stillwater and East Boulder Mines which prescribe methods that are aligned to industry norms. The governance system at Stillwater and East Boulder Mines relies on directive control measures and, as such, makes use of internal manuals (standard procedures) to govern and standardise data collection, validation and storage. Furthermore, the standard procedures are mandatory instructions that prescribe acceptable methods and steps for executing various tasks relating to the ongoing collection, validation, processing, approval and storage of geological data, which is utilised for geological modelling and Mineral Resource estimation. In addition to internal standard procedures, Sibanye-Stillwater implements an internal analytical quality control protocol for the routine assessment of laboratory performance and quality of analytical data from the laboratory. As required by the protocol, batches of samples sent to the laboratory include routine “blank” samples (hangingwall and footwall anorthosite samples) and pulp samples from previous sample batches (repeat samples) analysed at the laboratory. Results of the analytical quality control are discussed in Section 10.4. The governance system also emphasises training to achieve the level of competence required to perform specific functions in the data gathering, validation and storage. Extensive on-the-job training of new Geologists, who will eventually be responsible for logging and sampling, is performed. Lithological and geotechnical data is acquired through the logging of drillcores recovered from surface and underground drilling. The logging is undertaken by trained Geologists, who are familiar with the J- M Reef, footwall and hangingwall stratigraphy and rock types. Existing drillhole information from previous core logging guide ongoing core logging and any deviations from the expected rock types and stratigraphic sequence observed during logging are investigated further by the Geologists supervising the logging. Routine validations are undertaken by the experienced Geologists at various stage gate points in the data collection process flow, with the ultimate validations performed by the Qualified Persons. The Qualified Persons note that the internal peer review of the data facilitates the early detection of material errors in the data capture before the collection is finalised. Another aspect of the governance system is the documentation of the geological data gathering process flow (i.e. data collection, processing and validation). The Qualified Persons acknowledge that this documentation facilitates the auditability of the process flow activities and outcomes as well as the measures undertaken to rectify anomalous or spurious data. Surface core storage facilities at Stillwater and East Boulder Mines are secure and accessed by authorised geological personnel. In addition, the facilities are part of the surface infrastructure at the mine sites which are fenced off to prevent unauthorised entry by the public and animals, with access restricted to the Sibanye-Stillwater US PGM Operations employees. 63 Reef Sampling The sampling procedure at Stillwater and East Boulder Mines requires the sampling of all mineralised intersections of the J-M Reef containing visible sulphide minerals. For this sampling, it is critical to break the sample intervals taking into account variations in sulphide mineralisation abundance and lithology. Furthermore, a break in sampling should always occur at the hangingwall contact. This approach facilitates efficient assessment of the analytical results of the sampled sections. The laboratory requires a minimum sample size equivalent to 0.5ft in length for BQ-size drill core. As a result, reef samples are taken in 0.5ft to 3ft segments and the sampling is extended by 1ft to 3ft into the footwall and hangingwall of the mineralised intersections. Sampling may be extended further into the footwall zones that are mineralised. Sample lengths can also be varied when sampling large internal waste zones where the sample interval can be extended to 4ft or only a fraction of the drilled core was recovered during drilling due to poor ground conditions in which case the full 5ft between running blocks is taken. An internal waste zone of less than 10 inches between mineralised zones should be sampled together with the mineralised zones but is assigned a zero grade. In order to ensure sample representivity in light of the very coarse-grained nature of the J-M Reef, the entire drillcore sample is submitted to the analytical laboratory and no core splitting is performed. Accordingly, there is no risk of contamination, selective losses or high grading associated with the sampling of the recovered drillcores at Stillwater and East Boulder Mines. The samples are assigned unique sample identification numbers and tags before they are transported to the laboratory by Geologists. In addition, the samples for each drillhole and the associated quality control samples (repeat and blank samples) are submitted to the laboratory on the same day that the sampling takes place, failing which they should be submitted during the morning of the following day. The Geologists prepare sample submission sheets that accompany the samples. Both the samples and sample submission sheets are placed in customised bins from which they are received by the laboratory personnel. Records of the sample data are captured in the Ore QMS database. Sample Preparation and Analysis Laboratory Samples from Stillwater and East Boulder Mines are analysed at the analytical laboratory located at the Columbus Metallurgical Complex which is owned and operated by Sibanye-Stillwater. The Qualified Persons can confirm that the analytical laboratory is a secure facility as it is situated in the Columbus Metallurgical Facility which is fenced off to prevent unauthorised entry by the public and where access is restricted to only authorised personnel of the Sibanye-Stillwater US PGM Operations. The laboratory has facilities for sample preparation and chemical analysis (via fire assay and instrumental techniques). It is equipped with the Laboratory Information System (LIMS) software, which facilitates effective and efficient management of samples and associated data. The analytical laboratory was automated with wavelength dispersive and energy dispersive X-Ray Fluorescence (XRF)

64 instrumentation as well as robotic sample preparation facilities in 2011. It handles geological drillcore and grade control samples as well as samples from the concentrators, smelter and base metal refinery. The laboratory is not certified by any standards association. The Qualified Persons do not consider the absence of certification as a material issue on the basis that the laboratory is subjected to periodic external checks on internal samples by a group of six international accredited laboratories. Furthermore, the Qualified Persons periodically inspect the laboratory facilities, interact with laboratory personnel and assess analytical data from the laboratory as they carry out their normal duties. These activities are aimed at detecting and eliminating any material issues in the sample preparation, analytical equipment and methods utilised by the laboratory for geological samples. Sample Preparation and Analysis The laboratory employs industry aligned approaches to sample receiving, preparation and analysis and the reporting of analytical results. Drillcore samples originating from Stillwater and East Boulder Mines are transported to the Columbus Warehouse in totes via third-party carrier. Laboratory personnel retrieve the totes from the Columbus Warehouse in the cargo holds of site vehicles. Sample batches received at the laboratory are reconciled against submission sheets and any discrepancies identified are reported to the Geologists for rectification prior to sample preparation. Sample preparation includes sample drying, crushing and milling. The drillcore samples of approximately 4.4lb to 11lb mass are dried at a temperature of 221°F for approximately two hours, organised into sets containing up to 22 samples and assigned tags with bar codes. The barcoded sample labels are scanned and logged into the LIMS after which the samples are run through a primary and secondary jaw crusher producing material grading 100% passing 0.25 inches. The processes utilised for sample size reduction after crushing are performed by robotic equipment thereby minimising the potential for bias or sampling error. The crushed material is split down to approximately 0.40lb to 0.44lb using a Jones riffle splitter and introduced into the robotic sample preparation system (HPM1500). This system sequentially pulverises each sample to achieve 95% passing 140-mesh size (i.e., 106µm particle size) in an automated grinding mill. Grind tests are performed quarterly to ensure the correct grind size is always achieved. Analyses are performed through the dual analytical route of XRF analysis and lead fire assay (PbFA) collection followed by Inductively Coupled Plasma Optical Emission Spectrometry (ICP-OES) for metal content determination. Silver (Ag) is introduced into the flux as a co-collector in the PbFA process to help collect the precious metals in the geological samples. Results produced by both XRF and PbFA + ICP-OES analytical techniques are total analyses that reflect potentially extractable in situ values of the target metals (Pd and Pt) reported in the Mineral Resource statements for Stillwater and East Boulder Mines. A portion of the pulverised material is weighed, mixed with binder and loaded into an automated pellet press. Balances used for charging fire assay samples are tested for accuracy, with each shift required to use certified check weights. Furthermore, a third party performs preventative maintenance and calibration annually on the scales. An XRF analysis is performed on the pressed pellet. The remaining 65 sample material is taken to the fire assay balance room. The fire assay (FA) process comprises the following steps: • Fusing the primary and standards samples with a Pb-based flux at 2 084°F; • Separating the Pb to form a Pb button; • Cupellation to form a precious metal bead (PbFA-collection); • Bead digestion in aqua regia; and • Metal content determination via ICP-OES analysis of the digestion solution. All analytical results are reported directly into the LIMS via the instrumentation and forwarded to the Geologists electronically, which eliminates the risk of data capture error. The instrument lower detection limits (LDL) for the analytical processes employed are 5ppb for Pd and 10ppb for Pt. The XRF analysis also produces results for multiple elements and oxides, but the LIMS is configured to report only the elements of significance (Pd and Pt) required for PGM evaluation. For the PbFA collection and ICP-OES analysis, only Pt, Pd and Au values are determined although only the Pd and Pt values are reported. The Pd data reported from the XRF analysis is compared with the Pd data based on the PbFA collection technique before the analytical reports are finalised. Any discrepancies are investigated and rectified before the report is finalised. The laboratory has in place quality assurance and control procedures for the analysis and handling of the samples. The laboratory operates separate lines for the receiving, preparation and analysis of low- grade (e.g., geological) samples and high-grade (e.g. concentrate) samples, with an overall high level of cleanliness maintained to minimise contamination. Furthermore, the laboratory standards and blanks are also included in each sample batch and any anomaly identified in the quality control samples is addressed as required. As there are no commercially available independent standards of the J-M Reef mineralisation, the laboratory manufactures its own internal standards, which it sends out to external laboratories periodically for check analysis. The laboratory uses these internal standards to monitor analytical accuracy and the analytical data for the standards is made available to the Geologists at their request. The Qualified Persons are satisfied with the sample preparation, analytical methods, accuracy and precision and the level of cleanliness at the analytical laboratory. The analytical methods employed are suited to the mineralisation style and grades of the J-M Reef and are widely used in the PGM sector. Accordingly, the analytical data from the laboratory is a suitable input for grade estimation. Analytical Quality Control Nature and Extent of Quality Control Procedures Sibanye-Stillwater implements an analytical quality control protocol requiring ongoing monitoring of the laboratory performance by the Geologists at Stillwater and East Boulder Mines. This protocol has been in use since 2006. All sample batches from the mines submitted to the laboratory include matrix matched blank samples (drawn from hangingwall and footwall anorthosite) and repeat (pulp) samples introduced by Geologists to assess laboratory performance on contamination and analytical precision, respectively. The pulp samples are carefully selected to monitor precision across the 2E grade spectrum 66 as follows: 0.00-0.19opt (waste), 0.20-0.49opt (low-grade), 0.50-0.99opt (high-grade) and 1.00opt and above (very high grade). In general, the insertion rates for quality control samples included in sample batches at each of East Boulder Mine and the East and West Sections of Stillwater Mine ensure that at least ten blank samples and ten repeat samples from each of these areas are analysed at the laboratory every month. Currently, there are no certified reference materials (standards) of the J-M Reef prepared by independent suppliers and the geological personnel at Stillwater and East Boulder Mines rely on the analytical results of in-house developed standards (MF-series standards) introduced into geological sample streams by the laboratory personnel to monitor the accuracy of the laboratory analytical procedures. Analysis of the repeat and blank sample analytical data is an ongoing process and any issues identified are investigated and rectified by the geological and laboratory personnel. Quality Control Results Analytical results for the blank and repeat samples and internal standards are analysed graphically on control charts to facilitate the identification of anomalous data points. This assessment also includes the following: • Review of sample results from the laboratory for abnormal Pt:Pd ratios or abnormally high grades before any analytical results are accepted into the Ore QMS database; • Comparison between visual sulphide mineral estimates made during the core logging and grades after the analytical results are accepted into the Ore QMS database. Occurrences of sulphide minerals with no associated/expected Pt and Pd values or high Pt and Pd values where there are no significant visible sulphide minerals are noted and investigated; and • Identification of anomalous repeat and blank sample data and standards data on control charts over time to identify any trends in the data. If any of these steps show indications of possible problems, the Geologists request for re-analysis of the affected samples or sample batches. Repeat sample data for Stillwater and East Boulder Mines collected since 2006 was reviewed on an ongoing basis during collection but for the purposes of this Technical Report Summary was reviewed further by the Qualified Persons using control charts, in terms absolute mean error deviation and scatter plots as indicated in Figure 19 and Figure 20 for Stillwater and East Boulder Mines, respectively. An absolute mean error deviation value less than 10% or a squared correlation coefficient (R2) value shows high analytical precision. In general, 86% and 96% of the repeat data for Stillwater and East Boulder Mines, respectively, indicates high precision (mean percent difference <10%; R2>0.8) of the analytical procedure. However, samples with low grades close to the instrument analytical detection limits (i.e., from the waste zones) are often associated with low precision and these constitute 4% and 14% of the repeat sample datasets for East Boulder and Stillwater Mines, respectively. Furthermore, there were isolated incidences of anomalous data, which necessitated re-analysis of the affected samples or rejection of the results if the anomalous data could not be resolved. In most of these cases, the second and third analyses were comparable, which suggests that the problem was related to sample selection and labelling (i.e. sample swapping and mislabelling) by the geological personnel rather than poor precision by the laboratory. 67 Figure 19: Repeat Data Analysis for Stillwater Mine Figure 20: Repeat Sample Data Analysis for East Boulder Mine The blank material utilised at Stillwater and East Boulder Mines has no certified value. As a result, the blank sample data is analysed visually on plots to identify anomalous values that may suggest overwhelming contamination or sample swapping. The blank sample data for Stillwater and East Boulder Mines collected since 2006 was also reviewed further by the Qualified Persons for the purposes of this Technical Report Summary (Figure 21). In general, the blank sample values for both mines are similar, with most of the blank samples having values that are lower than the grade threshold of 0.2opt utilised for reef and waste material discrimination, which discounts the presence of overwhelming cross sample contamination. Isolated incidences of elevated PGM values returned on some blank samples may be attributed to localised elevated abundances of PGMs in the hangingwall and footwall anorthosites used as blank material and may not necessarily reflect contamination at the laboratory during sample preparation. While there is no evidence of overwhelming sample contamination, the Qualified Persons recommend the inclusion of certified blank material with insignificant levels of Pd and Pt to definitively assess the extent of any contamination at the laboratory.

68 Figure 21: Blank Sample Data Analysis for Stillwater and East Boulder Mines The Qualified Persons procured the internal standards analytical data from the laboratory to assess the level of accuracy to which the geology samples have been analysed. The laboratory provided data for standards material MF-14 to MF-21 as well as the applicable expected (mean) values, Lower Control Limits (LCLs) and Upper Control Limits (UCLs) presented in Table 10. The data was analysed using control charts in Figure 22 to Figure 26, all of which show acceptable accuracy and precision levels for the standards analytical data. Accordingly, the analytical data for the sample batches analysed together with these internal standards is deemed acceptable for inclusion in the database for Mineral Resource estimation. Table 10: Details of the In-house Standards Name of Standard Description Pd (ppm) Pt (ppm) MF-14 Expected 16.87 4.82 LCL 15.99 4.37 UCL 17.96 5.20 MF-15 Expected 7.65 1.61 LCL 7.32 1.48 UCL 7.97 1.74 MF-16 Expected 7.52 1.58 LCL 7.25 1.46 UCL 7.80 1.71 MF-18 Expected 4.23 0.93 LCL 4.06 0.85 UCL 4.58 1.07 MF-20 Expected 14.97 3.72 LCL 13.85 2.81 UCL 16.07 4.63 MF-21 Expected 9.41 1.95 LCL 8.87 1.73 UCL 9.95 2.16 69 Figure 22: Laboratory Standard MF-14 Data Analysis Figure 23: Laboratory Standard MF-15 Data Analysis Figure 24: Laboratory Standard MF-16 Data Analysis 70 Figure 25: Laboratory Standard MF-18 Data Analysis Figure 26: Laboratory Standard MF-20 Data Analysis Figure 27: Laboratory Standard MF-21 Data Analysis Based on the foregoing, the Qualified Persons conclude that the laboratory’s analytical data shows overall acceptable precision and accuracy, and no evidence of overwhelming contamination that would affect the integrity of the data. As a result, the analytical data from the inhouse laboratory is of acceptable integrity and can be relied upon for Mineral Resource estimation. 71 DATA VERIFICATION Data Storage and Database Management All the drillhole data (i.e., collar and downhole survey, lithological, geotechnical, structural, analytical, and mineralisation data) for Stillwater and East Boulder Mines is stored in the Ore QMS database, which is an in-house built database designed to standardise information gathering during drilling. The data is imported electronically from the Core Logger system into the database. Library tables, key fields and codes are the validation tools available in the Ore QMS database utilised for ensuring correct entries. The Ore QMS database is stored on the central IT server where it is backed up and has rigorous controls (e.g., password protection and access restrictions) to ensure security and integrity of the data. The drillhole data stored in the Ore QMS database is exported to Maptek VulcanTM (Vulcan) modelling software, which provides additional backup. The Qualified Persons are satisfied with data storage and validation as well as the database management practices, which are all aligned to industry practice. There are sufficient provisions to ensure the security and integrity of the data stored in the Ore QMS database. Database Verification Internally generated surface exploration and underground definition drillhole data is the primary data utilised for geological modelling and Mineral Resource estimation at Stillwater and East Boulder Mines. The Qualified Persons did not perform independent verifications of the data collected but relied on the rigorous validations performed during data collection and processing to which they participate. Surface topography survey data used was sourced from the USGS and this was validated by comparing it with existing survey data. The high-resolution topographic survey data was found to have better accuracy than existing survey data used for previous Mineral Resource estimations. The validation of drillhole data is a continuous process completed at various stages during data collection, before and after import into the Ore QMS database and during geological modelling and Mineral Resource estimation. As the Qualified Persons are fulltime employees of Sibanye-Stillwater, they either performed or supervised the validation of the drillhole data collected at the mines after which they approved and signed-off the validated data for Mineral Resource estimation. The Mineral Resource estimates for both mines are based on the validated drillhole data collected by Sibanye-Stillwater and its predecessors, which is stored in the Ore QMS database. The current drillhole databases for Stillwater and East Boulder Mines contain data relating 47 312 and 11 489 drillholes, respectively. The databases contain 101 773 assays for Stillwater Mine and 80 179 assays for East Boulder Mine. After data validation, data pertaining to 41 655 and 9 948 drillholes was used for the 2021 Mineral Resource estimation at Stillwater and East Boulder Mines, respectively. The primary elements of the drillhole data are the following: • Survey data: drillhole collar co-ordinates, azimuth, dip and down hole surveys; • Lithological data: descriptions of rock type, mineralisation, alteration and geological structures; and

72 • Analytical data: chemical analyses for Pd and Pt for each sample of the J-M Reef analysed at the laboratory. In general, the lithological data is acquired through the routine geological logging of drillcores recovered from surface and underground diamond core drilling. The Geologists who log the drillcores are well trained and familiar with the J-M Reef, footwall and hangingwall stratigraphy and rock types. In addition, they are supervised by appropriately experienced Geologists who review their log sheets. The core logging is performed according to a standard procedure which standardises data gathering, and the type of detail required for each drillhole log, with any deviations or anomalous entries flagged by the inbuilt validations tools available in the Ore QMS database system. During core logging, the Geologists also consider existing drillhole information and any deviation from the expected rock types and stratigraphic sequence are investigated further by the Senior Geologists supervising the logging. Analytical data is received electronically from the laboratory and imported electronically into the database, where it is integrated with the relevant lithological and survey data. Prior to finalisation of the import, the analytical data is assessed, accepted for use and stored in the database according to the analytical quality control protocols discussed in Section 10.4. All drillhole survey data is reviewed and signed-off by the Chief Surveyors. Geologists also validate the survey data by comparing it against planned coordinates and through visual checks in the Vulcan software environment. The imports into the Ore QMS database and validations are performed by experienced geological personnel. In the Ore QMS database, the data is validated for missing and incorrect entries through spot checks completed on strip logs (logs of the integrated data) and using the inbuilt validation tools. The drillhole database is also periodically checked using a Vulcan program script that automatically checks for missing, overlapping or inverted analytical intervals during data import. Additional validations include comparisons of survey database entries against surveyed 3D models of the footwall lateral drifts to validate that drillhole collar coordinates, azimuth and inclination. Downhole metal profiles for each drillhole are compared against expected profiles for each geological domain and any discrepancies are investigated further and addressed. The Qualified Persons acknowledge the rigorous validation of the extensive drillhole database utilised for Mineral Resource estimation at Stillwater and East Boulder Mines. The data was validated continuously at critical points during collection, in the Ore QMS database and during geological modelling and Mineral Resource estimation. The Qualified Persons either participated in or supervised some of the validations which were performed by suitably trained personnel. The Qualified Persons also approved the use of the validated drillhole data which was signed-off for Mineral Resource estimation. The Qualified Persons confirm that the data validations are consistent with industry practice while the quantity and type of data collected are appropriate for the nature and style of the PGM mineralisation in the J-M Reef. 73 MINERAL PROCESSING AND METALLURGICAL TESTING Metallurgical Testwork and Amenability There has not been any recent relevant metallurgical testwork completed for the Stillwater and East Boulder concentrator plants, smelter and base metal refinery at the Columbus Metallurgical Complex. The Qualified Persons are of the view that the testwork has not been warranted as the Stillwater and East Boulder concentrator plants and the Columbus Metallurgical Complex facilities have all been operational for several decades and have been upgraded and modified over the years to take account of new technology and increased capacity. Process flow diagrams for the various installed plants are presented in Section 16 and these are based on industry aligned PGM process flows and technology. Detailed flow sheets, mass balances and metallurgical accounting schedules are available for all the operations. The metallurgical and mineralogical characteristics of the ore from the J-M Reef are well-understood and metallurgical recoveries of the ore processing and mineral beneficiation operations are based on detailed historical production data accumulated over many years. As the Stillwater and East Boulder Concentrators and the Columbus Metallurgical Complex facilities have all been operating sustainably, metallurgical amenability predictions for Stillwater and East Boulder Mine ores and associated forecast budget tonnage throughput rates and metallurgical recoveries are based on historical experience and supported by operational data reviewed (Section 16.1). Ore from the Stillwater East (Blitz) Section has been processed at the Stillwater Concentrator since 2017. Experience from the processing of this ore indicates that the J-M Reef in this section is metallurgically similar to that in the Stillwater West Section and that the ore has not behaved any differently during processing at the Stillwater Concentrator. Deleterious Elements The Qualified Persons are not aware of any reports of deleterious elements in the concentrate produced from the processing of J-M Reef ore at the Stillwater and East Boulder Concentrators. The ores produced from the mines have been successfully processed for several decades and the Qualified Persons consider it reasonable to expect that there will not be any deleterious elements in the unmined parts of the J-M Reef. Neither bulk nor pilot scale testing has been necessary as the processing facilities have all been operational for several decades. 74 MINERAL RESOURCE ESTIMATES Background An extensive drillhole database relating to 41 655 and 9 948 drillholes at Stillwater and East Boulder Mines, respectively, was utilised for 3D geological modelling of the J-M Reef and the Mineral Resource estimation. The 3D geological modelling of the J-M Reef and Mineral Resource estimation, which were performed internally by Sibanye-Stillwater personnel, are based on a common estimation process flow and methodology that suit the architecture, mineralisation style and variability of the J-M Reef at the mines. The process flow is well-established and provides for mandatory checks and validations by the Qualified Persons at critical points in the Mineral Resource evaluation process. The Qualified Persons participated in the 3D geological modelling of the J-M Reef and the Mineral Resource estimation for Stillwater and East Boulder Mines and approved the key inputs and outputs at each stage gate as well as the final 3D geological models and estimates reported. The point of reference for the Mineral Resource estimates for Stillwater and East Boulder Mines is an in situ tonnage and grade estimate of the J-M Reef material for which there are reasonable prospects for eventual economic extraction. Furthermore, estimates are completed for the combined Pd and Pt grades (2E) and reef thickness, but co-products or by-products which occur at low abundances were not estimated. There have been no deleterious elements identified in the J-M Reef since the start of the mining and ore processing operations at Stillwater and East Boulder Mines. Accordingly, no deleterious elements were estimated. A consistent estimation and evaluation approach was employed for Mineral Resources eventually classified as either Measured, Indicated or Inferred at both Stillwater and East Boulder Mines. The approach is aligned to the conventional estimation and evaluation methods employed for other tabular PGM reefs which are characterised by long-range thickness and grade continuity. The Mineral Resources in this Technical Report Summary are reported at a minimum mining width and cut-off grade and exclude the J-M Reef mineralisation within the 50ft crown pillar from surface and in structurally disturbed areas. Geological Modelling and Interpretation Zone Picking and Evaluation Cut Determination The Main Zone constitutes the well-mineralised economic part of the J-M Reef that is included in the Mineral Resource evaluation cuts termed the reef channel. However, there are localised occurrences of well-mineralised footwall material included in the evaluation cuts. The Main Zone intersections employed for 3D geological modelling are identified and selected by Geologists through a manual process called zone picking. The Geologists use the hangingwall as a reference on the basis that between 80% and 90% of the Main Zone intersections occur near the hangingwall. For each drillhole, validated analytical data is integrated with relevant lithological and sample data to generate an integrated log sheet (strip log) employed for zone picking. 75 Zone picking entails scanning the integrated log sheet of a drillhole to identify the hangingwall of the J- M Reef package. From the hangingwall contact, the underlying mineralised zone (Main Zone and mineralised portions of the immediate footwall units) is identified and delineated using a composite 2E grade threshold of 0.20opt. For each drillhole J-M Reef intersection, the selected portions are assigned a unique identifier geology code indicating that these can be included in the evaluation cut dataset. Zone picking also includes the consideration of neighbouring drillholes in a particular drill section and adjacent drill sections to ensure smooth extension of the zone picks between drillholes and drill sections. For poorly mineralised reef intersections with 2E grades below 0.20opt, a single sub-ore grade value is flagged at the hangingwall contact. If no analytical data was collected because of the total lack of any sulphide minerals in the drillcore, a 0.5ft or 1ft blank interval is input and flagged at the hangingwall contact of the J-M Reef. Such intersections are assigned a 2E grade equivalent to the LDL during modelling. Zone picking on these intersections requires diligence and experience by the Geologists as there are between 10% and 20% of intersections located in the footwall (localised footwall mineralisation), duplicated or disturbed by geological structures (e.g., mafic intrusions and faults) that need to be identified. These mineralised footwall zones and repeated Main Zones are flagged with unique zone identification numbers, which permit separate assessment and modelling of these zones. The Qualified Persons are satisfied with the zone picking method used to discriminate between mineralised and waste zones as this is appropriate for the nature and style of the J-M Reef and ensures consistency in the delineation of reef composites used for geological modelling and estimation. The Qualified Persons noted that the 0.20opt 2E grade threshold employed for the zone picking (reef channel delineation) is conservative as this is higher than the cut-off grades used for Mineral Resource reporting. Mineral Resources are reported at the minimum mining width (thickness) which can be wider than the reef channel, which justifies the use of a higher grade threshold for zone picking. Data Processing and Analysis 13.2.2.1 Compositing Industry practice was followed for evaluation cut (reef channel) data processing and analysis. Subsequent to zone picking and coding, the evaluation cut data for each drillhole comprising collar and downhole survey, stratigraphic, lithological and analytical data for each drillhole was imported into Vulcan and integrated and positioned into the correct three-dimensional (3D) space through an automated process called de-surveying. The integration of the data allowed for the following validations: • Examination of the sample analytical, collar survey, downhole survey and lithological data to ensure that all drillholes had complete data on the key estimation variables; • Examination of the data to check for spatial errors; • Examination of the analytical data to identify out of range and anomalous data; and • Checking of sample intervals to identify overlaps and unexplained gaps between samples. The integrated data was composited in Vulcan by geology code and using the drillhole collar survey, azimuth, inclination and analytical data for each zone pick (evaluation cut). This process resulted in new X, Y, and Z collar co-ordinates, single composite values for Pt, Pd and 2E and thickness for each drillhole

76 Main Zone intersection. The drillhole composite grades were derived through length weighted averaging of the sample grades in the evaluation cuts. The composite data was utilised for geological block modelling as well as grade and thickness estimation. 13.2.2.2 Statistical Analysis and Grade Capping Statistical analysis was performed in Datamine Supervisor software (Supervisor). Prior to statistical analysis, the evaluation cut datasets for Stillwater and East Boulder Mines were reviewed to identify zero values assigned during zone picking. J-M Reef intersections which were assigned zero values amounted to approximately 15% of the Stillwater Mine dataset whereas these constituted 1% of the East Boulder Mine dataset. The zero values were replaced by the LDL value for 2E (5ppb for Pd, 10ppb for Pt or 15ppb for 2E) to prevent the problem of negative weights in the kriging equation caused by zero grades. Replacement of the zero values with LDL values (correction) did not alter the global mean of the evaluation cut data. Table 11: Summary Indicating the Impact of Replacing Zero Values in the Datasets Mine Stillwater East Boulder Total Number of Data Points 41 655 9 948 Number of Data Points with Zero Values 6 375 106 Global 2E Mean Before Correction (opt) 0.683 0.595 Global 2E Mean After Correction (opt) 0.683 0.595 The length weighted composites of the evaluation cuts were subjected to statistical analysis initially by mine and by domain at each of Stillwater and East Boulder Mines. The domains for Stillwater and East Boulder Mines Mine are shown in Figure 9 and Figure 10. Due to sparsity of data at Boulder East and West domains were combined with Frog Pond West while Brass Monkey East and West domains were combined with Frog Pond East for the current evaluation. Therefore, estimation parameters for Frog Pond West were applied to the Boulder domains and parameters for Frog Pond East were applied to Brass Monkey blocks. Statistical data analysis of the composite data involved the construction of scatter plots of thickness vs. 2E grade to assess any correlation between them and histogram plots of grade (2E) to determine population distribution characteristics. Scatter plots of thickness vs. 2E grade generated using the composite data (Figure 28 and Figure 29) indicated no correlation between these variables but it was decided to estimate grades indirectly as grade-thickness accumulations in line with practice in the PGM sector. 77 Figure 28: Scatter plot of Composite UHW vs. 2E Grade for Stillwater Mine Figure 29: Scatter plot of Composite UHW vs. 2E Grade for East Boulder Mine R² = 0.0314 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 0 5 10 15 20 25 C o m p o si te 2 E G ra d e ( o p t) Undiluted Horizontal Width (ft) R² = 0.0254 0 0.5 1 1.5 2 2.5 3 0 5 10 15 20 25 C o m p o si te 2 E G ra d e ( o p t) Undiluted Horizontal Width (ft) 78 Histogram analysis of the 2E data (Figure 30 and Figure 31) revealed positively skewed distributions and outliers (anomalous values). Outliers tend to have undue influence on the overall estimates and, to minimise this influence, the outliers were dealt with using value capping during the estimation runs in Vulcan. Figure 30: Histogram Plot of Composite 2E Grades for Stillwater Mine Figure 31: Histogram Plot of Composite 2E Grades for East Boulder Mine 79 Capping was performed on 2E grade and the key variables evaluated, which are reef channel true width in feet (FCW), undiluted horizontal width in feet (UHW) and the grade-thickness accumulation termed feet ounces per ton (FOZPT) which is a product of FCW and 2E grade. Capping values for 2E utilised at Stillwater and East Boulder Mines which are presented in Table 12 were selected at the 98th percentile to align the modelled grades and actual grades observed at the mines during mining; capping was set at the 98th percentile for the Brass Monkey and Boulder blocks due to data sparsity. However, the Competent Persons acknowledge the impact the conservative capping values on masking the actual potential of the reef particularly at Stillwater Mine where the outlier grades are real and often associated with ballrooms. Ballrooms are localised areas of the reef containing anomalous quantities of PGMs and have a significant positive impact on the economics of mining the J-M Reef. Table 12: Capping Grades and Yield Limits Employed for the Mineral Resource Evaluation Mine Domain Capping Value at 98th Percentile UHW (ft) 2E (opt) FOZPT FCW (ft) Stillwater B 26.10 2.48 33.17 25.10 BW 15.90 2.47 17.70 15.00 DOWL 21.60 2.65 15.39 14.40 DOWU 21.60 1.74 11.52 14.60 OSEE 17.80 4.26 31.37 17.10 OSEW 17.00 3.99 26.74 15.20 OSW 18.00 3.92 28.79 15.80 UWE 17.60 3.26 19.08 13.10 BLK2-OSW 22.00 4.85 40.05 19.50 BLK2-UWE 22.40 3.99 26.20 17.30 East Boulder FPE 19.06 1.51 11.13 14.60 FPW 18.57 1.57 11.68 14.22 13.2.2.3 Geostatistical The composite FOZPT, UHW and FCW data was also subjected to geostatistical analysis in Supervisor to determine an appropriate estimation methodology and estimation parameters. The geostatistical analysis included the assessment of spatial trends in the composite FOZPT, UHW and FCW data and it was observed that these exhibit anisotropic behaviour (trends) as depicted in Figure 32 for FCW. Accordingly, normalised variograms were modelled for each the three variables per domain at Stillwater and East Boulder Mines and the variography results along strike for FOZPT and FCW which are relevant to the Mineral Resources are summarised in Table 13 and Table 14.

80 Figure 32: Spatial Analysis of FCW Continuity Table 13: Summary of Standardised Variogram Parameters for FOZPT Mine Domain Nugget Structure 1 Structure 2 Sill 1 Range 1 (ft) Range 2 (ft) Range 3 (ft) Sill 2 Range 1 (ft) Range 2 (ft) Range 3 (ft) Stillwater B 0.38 0.45 218 218 218 0.17 887 887 887 BW 0.44 0.41 204 204 204 0.15 921 921 921 OSWU 0.46 0.43 136 136 136 0.11 1 102 1 102 1 102 OSWL 0.46 0.43 136 136 136 0.11 1 102 1 102 1 102 OSEW 0.46 0.46 177 177 177 0.08 969 969 969 OSEE 0.44 0.38 146 146 146 0.18 1081 1081 1081 UWE 0.46 0.38 177 177 177 0.16 894 894 894 DOWL 0.43 0.5 180 180 180 0.07 853 853 853 DOWU 0.43 0.46 139 139 139 0.11 983 983 983 East Boulder FGE 0.42 0.49 134 112 51 0.09 952 820 179 FPW 0.42 0.49 134 112 51 0.09 952 820 179 Table 14: Summary of Standardised Variogram Parameters for FCW Mine Domain Nugget Structure 1 Structure 2 Sill 1 Range 1 (ft) Range 2 (ft) Range 2 (ft) Sill 2 Range 1 (ft) Range 2 (ft) Range 2 (ft) Stillwater B 0.38 0.45 180 180 180 0.17 887 887 887 BW 0.44 0.41 173 173 173 0.15 921 921 921 OSWU 0.46 0.43 136 136 136 0.11 1 102 1 102 1 102 OSWL 0.46 0.43 136 136 136 0.11 1 102 1 102 1 102 OSEW 0.46 0.48 146 146 146 0.06 1 102 1 102 1 102 OSEE 0.44 0.38 167 167 167 0.18 887 887 887 UWE 0.46 0.39 143 143 143 0.15 915 915 915 DOWL 0.43 0.48 245 245 245 0.09 1 112 1 112 1 112 DOWU 0.43 0.46 139 139 139 0.11 1 067 1 067 1 067 East Boulder FGE 0.39 0.48 127 94 44 0.13 839 640 94 FPW 0.39 0.48 127 94 44 0.13 839 640 94 The Qualified Persons are satisfied with the double structured variogram models of FOZPT and FCW constructed from the domain composite data as these indicate the achievement of second order stationarity, implying that grade estimation through simple or ordinary kriging interpolation is appropriate. The variograms indicate relatively high nugget to sill ratios, which need to be investigated further in future evaluations as nugget to sill ratios in the order of 10% to 20% have previously been 81 modelled from the available close spaced data. The variogram ranges indicated in Table 13 and Table 14 are typical of reef-type PGM deposits. Structural Modelling and Geological Loss Determination The evaluation cuts delineated through zone picking provide an outline of the potentially economic portions of the J-M Reef that can be modelled for reporting as Mineral Resources. Structural interpretation precedes 3D geological modelling of the economic part of the J-M Reef. Most of the major structures delineated at Stillwater and East Boulder Mines were identified from trenching and surface mapping or were interpreted from available aeromagnetic survey and drillhole data. Ongoing underground mapping and underground definition drilling generates additional closed spaced data used to refine the structural models at both mines. Structural interpretation by the Geologists and the Qualified Persons at both Stillwater and East Boulder Mines identified several major faults and intrusive dykes that intersect, offset or replace the J-M Reef in places. Geological structures of note are the regional South Prairie and Horseman Faults identified at Stillwater Mine. However, there are numerous other medium scale faults and dykes, which were modelled independently in Vulcan and Leapfrog for incorporation in the final geological model. The drillhole database contains standardised rock codes for dyke and fault intercepts, which are used to construct models for each geological structure. For the current evaluation, faults and dykes were digitised in Vulcan using available data and the geological structure outlines (polylines) were imported into the Leapfrog software environment where wireframes were constructed and projected the limits of the Mineral Resource footprint. Faults were modelled as planes in the 3D space using both drilling data and geological mapping information for the footwall lateral drifts, where possible. Dykes were modelled as 3D solids. The dyke and fault models were honoured during 3D modelling of the J-M Reef (Figure 33 to Figure 36). As a result, the 3D geological models of the reef already account for explicit geological losses. Additional geological losses were applied to tonnage estimates to account for possible losses due to unknown geological structures. The unknown geological structures (primarily dykes) were estimated from mine reconciliation data collected in the mined-out areas of Stillwater and East Boulder Mines. Unknown geological losses of 3.5% and 45.4% were applied to the tonnages estimates at Stillwater and East Boulder Mines, respectively. The Qualified Persons acknowledge that small-scale faults do not cause geological losses nor necessitate changes in mine designs as these are mined through by underground mining operations. As a result, unknown geological losses due to unidentified small-scale faults were not estimated. However, these faults present geotechnical and grade dilution challenges during mining and are, therefore, accounted for during detailed mine planning. Geological Interpretation and Wireframe Modelling The coded evaluation cut data was imported into Leapfrog for 3D geological block modelling and the data was desurveyed. Geological modelling of the reef channel was based on the “vein system” implicit wireframe modelling tool available in Leapfrog. The 3D geological modelling of the shape of 82 the reef channel was facilitated by the persistent continuity and regularity of the hangingwall contact of the J-M Reef package over most of the geological model footprints at Stillwater and East Boulder Mines. The wireframe models defining the reef channel limits allowed for conventional geological block modelling and grade estimation applicable to reef-type PGM deposits characterised by long range continuity of the orebody and PGM grades. Given the high intensity of localised thickness and grade variability of the J-M Reef and the data point density contrast between areas supported by both surface and underground definition drillhole data (eventually classified as Measured) and those supported by surface data only (eventually classified as Indicated or Inferred), it was decided build separate wireframe models for the two areas by domain. Wireframe models for the areas supported by surface data only were extended into adjacent undrilled areas where the reef is expected to occur and terminated at either a mining block boundary, surface topography wireframe model or a wireframe model for a major geological structure (e.g., the Horseman Fault at Stillwater Mine; Figure 33 and Figure 34). A topographic wireframe surface modelled using high- resolution airborne LIDAR survey data forms the up-dip limit of the reef channel 3D model. Figure 33: Illustration of Reef Channel Wireframe Model Terminated at a Fault at Stillwater Mine 83 Figure 34: Illustration of Reef Channel Wireframe Model Terminated at Dykes at East Boulder Mine

84 Figure 35: J-M Reef Geological and Structural Models for Stillwater Mine 85 Figure 36: J-M Reef Geological and Structural Models for East Boulder Mine 86 Block Modelling The varying strike, dip and mineralisation facies of the J-M Reef necessitated geological modelling and Mineral Resource estimation according to the domains at Stillwater and East Boulder Mines. Block modelling was carried out in Vulcan. Block models were built within the reef channel wireframe solids generated for each domain in Leapfrog. Block dimensions of 20ft x 20ft x reef channel width respectively in the X, Z and Y directions were used, with sub-blocking to 5ft x 5ft in the X and Z directions for accurate volume modelling in the plane of the J-M Reef (i.e., X-Z plane). The third dimension (Y plane) of each block is perpendicular to the reef plane. Block dimensions used were derived from a Kriging Neighbourhood Analysis (KNA), which indicated that block sizes of ranging from 3ft x 3ft x 3ft to 25ft x 25ft x 3ft can be used at the current data point spacing for the areas supported by surface and underground definition drillhole data without significantly changing the kriging efficiency and slope of regression of the estimates. Kriging efficiency and slope of regression are key metrics used to assess the quality of estimates. The KNA results also indicate that the block sizes can be increased to 200ft x 200ft in the X and Z directions in areas supported by surface drillhole data only. Data point spacing in the areas supported by surface and underground definition drillhole data ranges from less than 25ft to 100ft whereas the spacing ranges from 100ft to 1 000ft in remainder of the mines' footprints. Accordingly, the Qualified Persons propose a dual block size for the evaluation of the J-M Reef in future evaluations, with a smaller block size used in the well drilled areas and a larger block size used in the sparsely drilled areas. Grade and Tonnage Estimation Grade and Thickness Estimation FOZPT, UHW and FCW estimation in Vulcan was achieved through simple kriging interpolation of the respective composite data directly into the block models for each domain at both Stillwater and East Boulder Mines (Table 15). The simple kriging interpolation was based on a three-pass search and search parameters are summarised in Table 15 which were informed by the KNA and variography results summarised in Table 13 and Table 14. The radii for the first search were aligned to the variogram ranges whereas the search radii for the second searches were set at 1.8 the variogram range for the relevant variable and domain at Stillwater and 1.5 and 1.7 times the variogram range for the relevant variable and domain at East Boulder Mine. The third search radii set at 10 times the variogram range for the relevant variable and domain at both mines. The minimum number of samples was lowered to four and three respectively for Stillwater and East Boulder Mines when estimating footwall zones that sparse data. The three-pass search strategy ensured interpolation of FOZPT, UHW and FCW into all blocks, estimates at longer search radii completed lower levels of confidence than for the first search. Accordingly, search distance and number of samples informing an estimate were included in the Mineral Resource classification scheme. Due to the simple kriging interpolation technique used which requires a reference mean to guide the interpolation process, it was necessary to determine domain mean values for FOZPT, UHW and FCW. Domain global means were calculated for each domain from declustered capped data for the 87 relevant variable and at different panel sizes ranging from 10ft to 600ft with an increment of 10ft in Datamine. This created 6000 interactions and the iteration that provided the lowest mean value was selected as the domain mean for the relevant variable. The domain global means for FOZPT, UHW and FCW employed for simple kriging are presented in Table 16. Table 15: Search Parameters Employed for Grade Estimation Search Reference Number of Samples Description of Area Minimum Maximum First Search 16 34 Close spaced data points Second Search 10 20 Sparse data points Third Search 10 20 Very Sparse data points Table 16: Domain Global Means Calculated from Declustered Data Mine Description of Area Domain UHW (ft) FOZPT FCW (ft) Stillwater Measured and Indicated B 4.54 3.20 4.42 BW 3.28 2.11 2.98 DOWL 5.60 2.70 3.80 DOWU 5.74 2.51 3.79 OSEE 3.86 4.49 3.75 OSEW 4.02 4.00 3.66 OSW 4.13 4.38 3.66 UWE 3.95 2.86 3.07 WFE 5.52 2.27 3.54 WFW 5.52 2.27 3.54 Stillwater Inferred B 4.66 2.69 4.14 BW 2.82 0.95 2.10 DOWL 5.50 2.33 3.61 DOWU 5.55 2.20 3.47 OSEE 3.22 3.00 3.12 OSEW 3.69 3.06 3.18 OSW 3.59 3.23 3.11 UWE 3.56 2.12 2.69 WFE 5.52 2.27 3.54 WFW 5.52 2.27 3.54 BLK2-OSW 1.43 0.36 1.31 BLK2-UWE 1.43 0.36 1.31 East Boulder All Areas BME 5.15 2.28 3.95 BMW 5.15 2.28 3.95 BOE 6.43 3.18 4.93 BOW 6.43 3.18 4.93 FPE 5.15 2.28 3.95 FPW 6.43 3.18 4.93 After simple kriging interpolation of FOZPT, UHW and FCW into the block models, 2E grades were calculated by dividing the modelled FOZPT with FCW per block. Figure 37 and Figure 38 depict the modelled 2E grades contained the block models for Stillwater and East Boulder Mines.

88 Figure 37: Modelled 2E Grades and Classification for Stillwater Mine 89 Figure 38: Modelled 2E Grades and Classification for East Boulder Mine 90 Block Model Validation The Qualified Persons validated the geological block models for each domain by comparing 2E mean grades of the capped composite data and the modelled 2E mean grades as shown in Table 17. The estimates were also validated through spot checks of composite data and block model grades displayed along drillhole sections and on level plans. Table 17: Comparison of the Estimated and Evaluation Cut Composite Grades Mine Domain Mean 2E Grade (opt) Difference (%) Composite Data Estimate - Simple Kriging Stillwater DOWU 0.656 0.648 1.22% DOWL 0.739 0.727 1.62% UWE 0.883 0.799 9.51% OSW 1.125 1.031 8.36% OSEW 1.049 1.02 2.76% OSEE 1.125 1.067 5.16% BW 0.782 0.639 18.29% B 0.853 0.78 8.56% East Boulder FPE 0.598 0.578 3.34% FPW 0.645 0.643 0.31% The comparisons revealed that the 2E means of capped composite data are higher than those for the model results for all domains reflecting an overall conservativeness in the estimation approach. This is more apparent in the Blitz, Blitz West, Off Shaft-East-East, Off Shaft-West and Upper West-East at Stillwater Mine where the modelled results were 5.16% to 18.29% lower than the composite mean 2E grades. This is additional to the grade capping which is conservative measure that limits the undue influence of localised high-grade samples on the overall estimates. The localised high grades are associated with ballrooms. Historical experience from production reconciliation indicates that more metal contents than estimated is recovered during mining at Stillwater Mine. From the spot checks of the distribution of estimated grades within the block models against uncapped composite data along section lines (swath analysis; Figure 39 and Figure 40) and on level plans drill sections, the Qualified Persons also noted overall alignment between the block estimates and composite grades. However, global means tend to have significant influence in the estimates for sparsely drilled areas categorised as Indicated or Inferred which is an attribute of the simple kriging interpolation method. The impact of grade capping was noticeable in the Off Shaft area, where there is a high occurrence of ballrooms and outlier grades. The East Boulder Mine Competent Person for Mineral Resources also noted the sharp grade change at the domain boundary separating Frog Pond East and Frog Pond West. Although the grade change appears to be an unnatural transition, the overall picture best reflects the overall grades in each of the domains given the grade interpolation used. Despite the potential understating of 2E grades which is more pronounced at Stillwater Mine (Off Shaft) than at East Boulder Mine and the unnatural grade change across the domain boundary at East Boulder Mine, the Qualified Persons are satisfied with the congruency in 2E grades between the base composite data and the modelled grades. Accordingly, the block models constitute a credible basis for Mineral Resource reporting. 91 Figure 39: Blitz Mean 2E Grade (opt) by Easting Figure 40: Frog Pond East Mean 2E Grade (opt) by Easting

92 Tonnage Estimation A tonnage factor of 11.3ft3/ton (equivalent to a density of 0.088 ton/ft3) was applied to the block model volumes to derive tonnage estimates for Stillwater and East Boulder Mines. The tonnage factor is an average of the available RD data accumulated since 2017 at both Stillwater and East Boulder Mines. The Qualified Persons recommend continued RD determinations to expand the RD dataset which would permit the modelling of density and density weighting of the composite data to further improve the accuracy of the tonnage and grade estimates. The tonnage estimates for Stillwater and East Boulder Mines were discounted by the application geological loss factors of 3.5% and 5.4%, respectively. Mineral Resource Classification Mineral Resources were classified as Inferred, Indicated or Measured depending on increasing levels of geoscientific knowledge and confidence. Drillhole data quality is similar across all Mineral Resource classes as the entire database was subjected to common rigorous validations, which enabled the identification of spurious data and its remediation or exclusion from the evaluation database. Therefore, data quality was not a contributing factor in the classification of the Mineral Resources. However, the localised thickness and grade variability of the J-M Reef is a major source of uncertainty in the estimates. Considering the long-range continuity and the high localised thickness and grade variability of the J-M Reef, diamond core drillhole spacing and proximity to areas that have been or are being mined (where reef characteristics have been confirmed from underground exposures and ore processing), were the main variables influencing the Qualified Persons' assessment of level of geoscientific knowledge and confidence in the J-M Reef mined at Stillwater and East Boulder Mines. Furthermore, the Qualified Person also considered the quality of estimates, which is highest for the estimates obtained by the first search and lowest for the estimates obtained by the third search. In general, the classification criteria ensured that surface diamond drillhole data is only sufficient for the assessment and classification of Mineral Resources as either Indicated or Inferred and that no Measured Mineral Resources were classified based on surface drillhole data only. There are uncertainties in the thickness and grades due to high localised variability and, as a result, grade and tonnage estimates for these areas were influenced by the domain global means. The Qualified Persons support the use of domain means as these reduce the uncertainty in the tonnage and grade estimates caused by the high localised variability of the J-M Reef. The Qualified Persons employed the following criteria for the Mineral Resource classification: • Measured: The 50ft drill station spacing (i.e., <25ft to 100ft drillhole data point spacing) represents the optimal drillhole spacing that provides sufficient data for the achievement of the highest level of geoscientific knowledge and confidence in the geological and grade continuity of the J-M Reef. Accordingly, the Mineral Resources delineated through underground definition drilling and quantified at a high level of confidence through geological block modelling were classified as Measured. As a result, estimates in these areas were obtained from the first search. Furthermore, these areas are situated close to mined out areas or areas that are currently being mined where capital infrastructure has already been or is currently being established. Reef characteristics in Measured areas are well-known from drilling, mining and ore processing. In addition, the level of geoscientific knowledge and confidence in the J-M Reef in such areas permits detailed mine planning and stope economic evaluation. Errors due to uncertainties in grade, thickness and 93 tonnages do not materially affect the economic viability of extracting the material classified as Measured; and • Indicated and Inferred: Typical drillhole spacing in the Indicated or Inferred areas ranges from 100ft to 1 000ft. Estimates in classified as Indicated were informed by a second search whereas those for Inferred areas were obtained from a third search. The level of geoscientific knowledge and confidence in the areas classified as Indicated permits the scheduling of the Mineral Resources in a mine plan and the planning of capital infrastructure and high-level stope outlines, and assessment of the economic viability of the mining the scheduled material. The uncertainties in grades and thickness of the J-M Reef and domain boundaries as well as the long distances from established mining infrastructure prevent accurate planning of capital infrastructure and stope outlines in the areas classified as Inferred. The Qualified Persons diligently applied these criteria for the classification of Mineral Resources for Stillwater and East Boulder Mines. The Mineral Resource classification outcomes for Stillwater and East Boulder Mines are depicted in Figure 37 and Figure 38, respectively. The Qualified Persons support and approve the disclosure of the Inferred, Indicated and Measured Mineral Resources for Stillwater and East Boulder Mines. Cut-off Grades, Technical Factors and Reasonable Prospects for Economic Extraction Prospects for Eventual Economic Extraction Assessment The Qualified Persons considered the prospects for economic extraction of the J-M Reef within the footprints of Stillwater and East Boulder Mines prior to the declaration of the Mineral Resources. This assessment benefited from the fact that a significant proportion of the Mineral Resources has been included in the LoM production schedules for Stillwater and East Boulder Mines, which were derived from detailed scheduling and subjected to economic tests using reasonable economic parameters and forecasts. The Qualified Person have confirmed that all the Mineral Resources have been delineated within the Stillwater and East Boulder Mines footprints over which Sibanye-Stillwater is legally permitted to mine the J-M Reef. The location, quantity, grade, continuity and other geological characteristics and geotechnical parameters of the J-M Reef in these areas are well-understood from extensive diamond drilling and laboratory analysis of the mineralised intersections, geological modelling, mining and ore processing. The Qualified Persons considered it reasonable to assume that the Mineral Resources located outside of the current LoM plan footprints will be mined and processed in the future using similar underground mining methods and conventional flotation ore processing technology to those employed at the current operations. In addition, some of the major mining infrastructure already established at the two mining complexes (e.g., access and hoisting shafts, underground services infrastructure, powerlines, bulk water pipelines and mine access roads) will be used for future mining operations as the LoM capital budgets continue to provide for maintenance of this infrastructure. Sibanye-Stillwater has continued to fulfil the regulatory requirements that have enabled it to retain the mineral title for PGMs as well as the environmental and social permits required for the mining and ore 94 processing operations at Stillwater and East Boulder Mines and mineral beneficiation operations at the Columbus Metallurgical Complex. As a result, the Qualified Persons consider it likely that Sibanye- Stillwater will be able to obtain regulatory approvals and permits to retain its mineral title and to continue mining the mineralisation included in the Mineral Resource estimates. Owing to consideration of prospects for economic extraction, the J-M Reef mineralisation within a 50ft pillar from surface which cannot be mined was excluded from the Mineral Resources for Stillwater and East Boulder Mines. Sibanye-Stillwater has a marketing strategy in a place for its products which is based on historical experience, long term supply agreements and market research on commodity demand, supply and prices which are utilised for business planning. Mining parameters, production schedules, metallurgical parameters, capital and mining and ore processing operating costs employed for assessing prospects for economic extraction (mine planning) are based on historical experience at the current operations and research-based forecasting. The Qualified Persons conclude that there are no apparent material risks that would prevent the economic extraction of the J-M Reef mineralisation included in the Mineral Resource estimates for Stillwater and East Boulder Mines, and the disclosure of the Mineral Resource estimates is appropriate. Cut-off Grades and Minimum Mining Width The Mineral Resources for Stillwater and East Boulder Mines are reported at a minimum width cut-off (minimum mining width) of 7.5ft and 2E grade cut-offs of 0.20opt (6.86g/t) and 0.05opt (1.71g/t ) at Stillwater and East Boulder Mines, respectively. Over 80% of stopes at Stillwater and East Boulder Mines are mined through the mechanised cut and fill method. For Mineral Resource evaluation, the Qualified Persons determined a minimum mining width of 7.5ft by considering the operating envelopes of a 2-yard load haul dumper (LHD), which is the most representative equipment for the mechanised cut and fill method, and the steep dips of the J-M Reef. In areas of the J-M Reef where the modelled reef channel thickness is narrower than 7.5ft, an appropriate dilution was added to achieve the required minimum mining width, which had the impact of lowering grades in these areas. Then, the relevant 2E grade cut-offs were applied to block models for Stillwater and East Boulder Mines resulting in the exclusion of certain low-grade parts of the J-M Reef. For the determination of the 2E grade cut-off for Mineral Resource reporting, the Qualified Persons considered the minimum 2E grade required to cover the total cost for the extraction of PGMs (i.e., combined mining, ore processing and refining costs) in a ton of mineralised material of the J-M Reef. This assessment also considered available materials hoisting and plant capacities, metallurgical recoveries, and the reef continuity that enables achievement of the targeted production efficiencies while optimising net present value (NPV) and Mineral Resource recovery. For the grade cut-off calculation, the historical costs for East Boulder Mine were used as these reflect steady state operating costs whereas historical costs for Stillwater Mine are higher as the mine is still ramping up production to achieve steady state production levels in FY2027. 95 The Qualified Persons also utilised the forecast Pd and Pt metal prices provided by Sibanye-Stillwater, which have been used for corporate planning and are presented in Table 18. In line with industry practice, Sibanye-Stillwater’s forward-looking price assumptions for Mineral Resource reporting are 10% higher than the three-year trailing-average prices used for Mineral Reserve reporting as they focus on longer timeframes than Mineral Reserves and are intended to better capture the long-term but still reasonable prospect for economic extraction. These prices are expected to stay stable for at least three to five years unless if there is a fundamental, perceived long-term shift in the market. In forecasting the prices, Sibanye-Stillwater also considered its view of the market for PGMs. The Qualified Persons reviewed the economic parameters provided by Sibanye-Stillwater and found them to be reasonable for Mineral Resource estimation and reporting. Table 18: Parameters Employed for Cut-off Grade Calculation and Mineral Reserve Declaration Item Units East Boulder Stillwater Pt Pd Pt Pd Mineral Resource-Mineral Reserve Cut-off Price US$/oz 1 500 1 500 1 500 1 500 Business Planning and Mineral Reserve Declaration Price US$/oz 1 250 1 250 1 250 1 250 J-M Reef Pd:Pt Ratio 1.00 3.60 1.00 3.51 Total Recovery % 92.6 89.7 91.2 93.5 Total Operating Cost $/t milled 275.50 410.23 Total Processing, Smelting and Refining Cost $/t milled 49.97 69.97 J-M Reef Minimum 2E Grade (High Grade Only) opt 0.22 0.32 J-M Reef Minimum 2E Grade (Incremental Cost) opt 0.04 0.06 Overall 2E Cut-off Grade Used opt 0.05 0.20 Using the parameters in Table 18 provided by Sibanye-Stillwater, the Qualified Person initially determined the minimum 2E grades required to pay for the extraction and processing of a ton of high-grade ore at East Boulder Mines of 0.23opt. This scenario excludes low grade (0.05-0.23opt) material which is inevitably mined to access the high-grade material. The cost of mining of this low-grade material is already accounted for in the mining cost for high grade material. Furthermore, there is sufficient hoisting and milling capacity for the processing of the mined low-grade material without displacing any high- grade material. Historically, this low-grade material has been mined and milled profitably together with the high-grade material and together these materials constitute the run of mine ore (RoM) reported as Mineral Reserves. Using the incremental cost of hoisting and processing the low-grade material, the Qualified Person determined an indicative 2E minimum grade of approximately 0.04opt (Table 18). Since all the material grading at least 0.05opt is processed at East Boulder Mine, the Qualified Person considered a 2E cut-off grade of 0.05opt to be appropriate for Mineral Resource reporting and this matches the cut-off grade employed for Mineral Reserve reporting at East Boulder Mine. Applying the same grade cut-off calculation logic to Stillwater Mine, an indicative minimum 2E grade of 0.34opt was obtained for the mining and processing of high-grade ore while a minimum 2E grade of 0.06opt was determined under the incremental cost scenario. The higher grades reflect the current production ramp-up associated with higher operating costs than those for East Boulder Mine. Due plant capacity constraints, Stillwater Mine is expected to mill material above 0.20opt and the mined low- grade material will not be hoisted to surface. Accordingly, the 2E cut-off grade of 0.20opt, which is applicable for the mining and processing of high-grade ore, was used for Mineral Resource reporting at

96 Stillwater Mine and this is also the cut-off grade used for Mineral Reserve reporting. While a higher 2E cut-of grade has been used for reporting the Mineral Resources at Stillwater Mine, the Qualified Person consider it more appropriate and therefore recommends the reporting of Mineral Resource at the 2E cut-off grade of 0.05opt at both mines as this more fully reflects the Mineral Resource potential of the J- M Reef than the 0.20opt used at Stillwater Mine which is driven by plant capacity constraints. Mineral Resource Estimates The Mineral Resource estimates for Stillwater and East Boulder Mines as at the end of the fiscal year ended December 31, 2021 are summarised in Table 19 and Table 20. The Mineral Resource estimates in Table 19 are reported inclusive of Mineral Reserves while the estimates in Table 20 are reported exclusive of Mineral Reserves. These estimates are in situ estimates of tonnage and grades (point of reference) reported at a minimum mining width of 7.5ft, which is applicable for the Ramp and Fill underground mining method dominant at Stillwater and East Boulder Mines. Furthermore, the Mineral Resources are reported at 2E cut-off off grades of 0.20opt (6.86g/t) and 0.05opt (1.71g/t) at Stillwater and East Boulder Mines, respectively. Individual metal grades are based on prill splits (metal ratio) data routinely collected at the concentrators, which are summarised in Table 41. No metal equivalents are reported as these are irrelevant to Stillwater and East Boulder Mines . Table 19: Mineral Resource Estimates Inclusive of Mineral Reserves at the End of the Fiscal Year Ended December 31, 2021 Based on Pd and Pt Price of $1 500/oz Description Mineral Resources Inclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) Measured Stillwater 24.0 0.35 0.10 0.46 10.9 East Boulder 20.0 0.31 0.09 0.40 7.9 0 Subtotal/Average 44.0 0.33 0.09 0.43 18.9 Indicated Stillwater 34.5 0.32 0.09 0.41 14.3 East Boulder 30.6 0.30 0.08 0.39 11.8 Subtotal/Average 65.1 0.31 0.09 0.40 26.1 Measured + Indicated Stillwater 58.5 0.34 0.10 0.43 25.2 East Boulder 50.6 0.31 0.08 0.39 19.8 Subtotal/Average 109.1 0.32 0.09 0.41 45.0 Inferred Stillwater 67.7 0.28 0.08 0.35 24.0 East Boulder 57.5 0.28 0.08 0.36 20.6 Subtotal/Average 125.2 0.28 0.08 0.36 44.6 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Measured Stillwater 21.7 12.16 3.46 15.63 10.9 East Boulder 18.1 10.66 2.96 13.62 7.9 Subtotal/Average 39.9 11.48 3.23 14.71 18.9 Indicated Stillwater 31.3 11.06 3.15 14.22 14.3 East Boulder 27.8 10.38 2.88 13.26 11.8 Subtotal/Average 59.1 10.74 3.03 13.77 26.1 Measured + Indicated Stillwater 53.0 11.51 3.28 14.79 25.2 East Boulder 45.9 10.49 2.91 13.40 19.8 Subtotal/Average 99.0 11.04 3.11 14.15 45.0 Inferred Stillwater 61.5 9.45 2.69 12.14 24.0 East Boulder 52.2 9.61 2.67 12.28 20.6 Subtotal/Average 113.6 9.52 2.68 12.21 44.6 97 Description Mineral Resources Inclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) 2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Pd Price – $1 500/oz Pt Price – $1 500/oz 2E Recovery Stillwater Mine – 92.3% 2E Recovery East Boulder Mine – 91.0% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 Table 20: Mineral Resource Estimates Exclusive of Mineral Reserves at the End of the Fiscal Year Ended December 31, 2021 Based on Pd and Pt Price of $1 500/oz Description Mineral Resources Exclusive of Mineral Reserves Imperial Category Mine Tons (Million) Pd (opt) Pt (opt) 2E (opt) 2E Content (Moz) Measured Stillwater 8.7 0.34 0.10 0.44 3.8 East Boulder 8.0 0.31 0.09 0.40 3.1 Subtotal/Average 16.6 0.33 0.09 0.42 6.9 Indicated Stillwater 9.9 0.33 0.09 0.43 4.2 East Boulder 12.1 0.30 0.08 0.38 4.6 Subtotal/Average 22.0 0.31 0.09 0.40 8.8 Measured + Indicated Stillwater 18.6 0.34 0.10 0.43 8.0 East Boulder 20.0 0.30 0.08 0.38 7.7 Subtotal/Average 38.6 0.32 0.09 0.41 15.7 Inferred Stillwater 67.7 0.28 0.08 0.35 24.0 East Boulder 57.5 0.28 0.08 0.36 20.6 Subtotal/Average 125.2 0.28 0.08 0.36 44.6 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Measured Stillwater 7.9 11.68 3.33 15.00 3.8 East Boulder 7.2 10.61 2.95 13.55 3.1 Subtotal/Average 15.1 11.16 3.14 14.31 6.9 Indicated Stillwater 9.0 11.35 3.23 14.58 4.2 East Boulder 10.9 10.14 2.81 12.95 4.6 Subtotal/Average 19.9 10.68 3.00 13.68 8.8 Measured + Indicated Stillwater 16.9 11.50 3.28 14.78 8.0 East Boulder 18.2 10.32 2.87 13.19 7.7 Subtotal/Average 35.0 10.89 3.06 13.95 15.7 Inferred Stillwater 61.5 9.45 2.69 12.14 24.0 East Boulder 52.2 9.61 2.67 12.28 20.6 Subtotal/Average 113.6 9.52 2.68 12.21 44.6 2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Pd Price – $1 500/oz Pt Price – $1 500/oz 2E Recovery Stillwater Mine – 92.3% 2E Recovery East Boulder Mine – 91.0% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 The Qualified Persons with responsibility for reporting and sign-off of the Mineral Resources for Stillwater and East Boulder Mines are Jeff Hughs and Jennifer Evans, respectively. Jennifer and Jeff are Professional Geologists with more than five years of experience relevant to the estimation and reporting of Mineral Resources and mining of the J-M Reef at Stillwater and East Boulder Mines. 98 MINERAL RESERVE ESTIMATES Mineral Resource to Mine Reserve Conversion Methodology Mineral Resources Available for Conversion Prior to commencing the planning process at Stillwater and East Boulder Mines, the first stage was to define the Mineral Resources available for conversion to Mineral Reserves – these being Indicated and Measured Mineral Resources. The Mineral Resource model identified the tonnages, grades and 2E content available for conversion. Mineral Reserve Estimation Methodology Mineral Reserves for Stillwater and East Boulder Mines were prepared from a business and LoM planning process which converted Indicated and Measured Mineral Resources to Mineral Reserves. The Mineral Reserves were classified using criteria set out in Section 14.2. The conversion took into consideration all the modifying factors for the various disciplines relevant to Mineral Reserves, namely mining methods, mining and surveying factors, ore processing and metallurgical recoveries, infrastructure engineering and equipment, market conditions, environmental and social matters, and capital and operating costs (Section 14 to 20). The LoM plan production schedules generated were tested for economic viability using a set of reasonable economic parameters prior to the declaration of Mineral Reserves (Section 21). Despite the common estimation methodology employed for Indicated and Measured Mineral Resources, different approaches were followed for the scheduling of Indicated and Measured Mineral Resources to derive the LoM production schedules underpinning the Mineral Reserves for Stillwater and East Boulder Mines (Section 15.7). This is due to different levels of confidence between the Mineral Resource classes resulting from different drillhole data point spacing given the high microvariability of the J-M Reef. Scheduling of the Measured Mineral Resources and conversion to Proved Mineral Reserves benefitted from the high abundance of geological information available to accurately constrain thickness, tonnage and grades. However, the scheduling of the Indicated Mineral Resources and conversion to Probable Mineral Reserves relied on statistics and key metrics extrapolated from the Proved Mineral Reserve areas per domain and mining block. The Mineral Reserves were estimated for each of the sub-areas at both Stillwater Mine and East Boulder Mines. The conversion of Mineral Resources to Mineral Reserves at the mines follows a methodology that was developed in 1990 and adjusted as required over the years as more geological and mining information became available. The methodology accounts for the different reef facies and the sub- areas that exist at the mines and the fact that a single set of parameters within a sub-area can be used to confidently project surface and underground drilling for Mineral Resource estimates. Mining experience and reconciliation between Mineral Reserve estimates and actual production figures have demonstrated the robustness of the methodology in making estimates of tonnages and ounces that have historically been reported as Mineral Reserves. 99 The following key technical parameters, assumptions and mining modifying factors were utilised to develop the mine designs and LoM production schedules as discussed in Section 14: • Cut-off grade; • Percentage ore recovered; • Geotechnical and geohydrological considerations; • Mining method and applicable minimum mining widths; • Dilution (planned and unplanned overbreak); • Deletion; • Extraction rate; • Extraction sequence; • Planned productivity; • Equipment and personnel equipment requirements; and • Fill requirements (type and quantity). The LoM planning and subsequent production scheduling was developed utilising historical productivity parameters inclusive of the following: • Stoping tons per miner per month per mining method; • Ore tons generated per foot of footwall development; • Primary development productivities, feet advance per month; and • Secondary development productivities, feet advance per month; Historical analysis of mine planning and production data revealed that a recovery factor of 75% was required to reconcile blasted and removed tons in the sub-level extraction stopes. Therefore, a 75% recovery factor was applied to all sub-level extraction tons and ounces to Mineral Reserves. Initially, scheduling included all primary development (footwall lateral drifts) to access the stope blocks in the Measured Mineral Resource areas. Thereafter, the development design and scheduling were extended into the Indicated Mineral Resource areas where primary annual development rates were derived through the utilisation of historical ratios. The scheduling of the stoping was dependent on the completion of the footwall access and the necessary diamond drilling to form an outline of the stopable areas in terms of grade and tonnage. In addition, the scheduling was also dependent on the mill feed requirements. On the completion of the lateral development schedule, the starting dates for the development of the stoping blocks were defined based on when access will be attained and the mines’ requirements in terms of RoM ore production. It is also during this process that the true width was corrected for dip and a minimum mining width was applied dependant on mining method and type of equipment to be employed. For each stope block, a proposal (business plan) was drawn up which included, amongst other information, primary and secondary development requirements, reef widths, tonnage and forecasted grade, expected percentage ore recovery, applied cut-off grades, overall stope design, mining method to be employed, ventilation requirements, backfill requirements extraction sequence, and manpower and mining equipment requirements.

100 Once the technical inputs were defined, each stope block was subjected to an economic test. This economic test used technical and financial parameters to determine the economic viability of the planned stoping operations. It accounted for all costs associated with the ore extraction and balanced the total costs against the revenue generated by the block. From the process, a NPV of the planned stope was determined. Where required (e.g., if a stope does not meet the required financial returns), the stope was optimised to return the best value. The tonnage and grades in the LoM production schedules were aggregated to derive Mineral Reserve tons and grades, with the tonnage and grades scheduled in the Measured Mineral Resources supported by definition drillhole data classified as Proved and those in the Indicated and Measured Mineral Resources supported by surface drillhole data but no definition drillhole data classified as Probable. The Qualified Person can confirm that the process followed to convert the Measured Mineral Resources into Proved Mineral Reserves was based on historical performance and reconciliations, with input and outputs reported within the accuracy level of ±15%. The process followed to convert the Indicated and Measured Mineral Resources to Probable Mineral Reserves utilised statistics from the Proved Mineral Reserves and a geological block model at a lower level of confidence resulting in the outputs reported within ±25% accuracy. Point of Reference The aggregated scheduled tonnages and grades reflected in the LoM production schedules and delivered to the concentrators for processing at Stillwater and East Boulder Mines are the tonnage and grade estimates reported as the Mineral Reserve estimates. Therefore, the mill head is the point of reference for Mineral Reserve reporting. Cut-off Grades The 2E cut-off grade for Mineral Reserve reporting is 0.20opt for Stillwater Mine and 0.05opt for the East Boulder Mine. All diluted blocks within the individual stope outlines that are above the cut-off grade were included in the Mineral Reserves. The 2E cut-off grade was selected as the optimal cut-off grade that ensures continuity of the mineable portions of the reef and enables achievement of targeted production efficiencies while optimising NPV. Using the parameters in Table 18, the Qualified Person determined the minimum 2E grades required to pay for the extraction and processing of a ton of high-grade ore at Stillwater and East Boulder Mines of 0.34opt and 0.23opt, respectively. This approach leaves the mined low-grade material underground, which would be inappropriate if there is unused hoisting and ore processing plant capacities. As a result, the Qualified Person also determined the 2E cut-off grades based on the incremental cost of hoisting and processing low-grade material inevitably mined to access the high-grade ore. The resulting minimum 2E grades determined are 0.06opt and 0.04opt for Stillwater and East Boulder Mines, respectively. 101 As the low-grade (0.05opt to 0.20opt 2E) material being economically mined and milled together with the high-grade material (greater than 0.20opt 2E) at East Boulder Mine, the Qualified Person elected to use 0.05opt as the 2E cut-off grade for Mineral Reserve reporting. This is aligned to the minimum 2E grade derived through consideration of the incremental cost of hoisting and processing and the current practice of milling RoM ore comprising high-grade and low-grade material. Unlike at East Boulder Mine where there is sufficient hoisting and ore processing capacity to process both the high-grade and low-grade material at steady state, Stillwater Mine will have processing capacity to process high-grade material only at steady state. As a result, the Qualified Person deemed it inappropriate to derive a 2E cut-off grade on the incremental cost basis. The Qualified Person also noted that the Stillwater Mine is still ramping up production and its current operating costs exceed steady state operating costs. Due to mill capacity constraints which necessitates the processing of high- grade ore only from FY2027 onwards for the remainder of the LoM, the Qualified Person considered it prudent to use a 2E cut-off grade of 0.20opt for reporting of Mineral Reserves for Stillwater Mine. This is aligned to the minimum 2E grade calculated for the mining and processing of high-grade ore only at East Boulder using steady state operating costs. Mineral Reserve Classification Criteria The tonnage and grades in the LoM production schedules were aggregated to derive Mineral Reserve tons and grades. The tonnage and grades scheduled in the Measured Mineral Resource areas where there is definition drillhole data were classified as Proved Mineral Reserves. The tonnage and grades scheduled in the Measured and Indicated Mineral Resources where there is no definition drillhole data were classified as Probable Mineral Reserves. The Qualified Person can confirm that the process followed to convert the Measured Mineral Resources into Proved Mineral Reserves is based on historical performance and reconciliations, with input and outputs reported within the accuracy level of ±15%. The process followed to convert the Indicated Mineral Resources to Probable Mineral Reserves utilised statistics from the Proved Mineral Reserves and a geological block model at a lower level of confidence and, as a result, the outputs are reported within ±25% accuracy. Mineral Reserve classification maps for Stillwater and East Boulder Mines are shown in Figure 41 and Figure 42 respectively. 102 Figure 41: Mineral Reserve classification for Stillwater Mine 103 Figure 42: Mineral Reserve classification for East Boulder Mine

104 Mineral Reserve Estimates The Mineral Reserve estimates for Stillwater and East Boulder Mines as at December 31, 2021 are reported in Table 21. Only the Measured and Indicated portions of the Mineral Resources within the LoM plans have been included in the Mineral Reserve. No Inferred Mineral Resources have been included in Mineral Reserve estimates. The reference point for tonnage and grade estimates for the Mineral Reserve estimates is the mill head and the Mineral Reserve estimates are reported at the 2E cut-off grade of 0.20opt (6.86g/t) and 0.05opt (1.71g/t) at Stillwater and East Boulder Mines, respectively. The tonnages and 2E grades indicate the expected RoM ore tonnages and grades derived through LoM production scheduling. Individual metal grades are based on the application of prill splits (metal ratios) which are summarised in Table 41 and were determined from actual data routinely collected at the Stillwater and East Boulder Concentrators. The Qualified Person with responsibility for reporting and sign-off of the Mineral Reserves for Stillwater and East Boulder Mines is Justus Deen. The Qualified Person is a Registered Mining Engineer with more than five years of experience relevant to the estimation and reporting of Mineral Reserves and mining of the J-M Reef at Stillwater and East Boulder Mines. Table 21: Mineral Reserve Estimates Inclusive of Mineral Reserves at the End of the Fiscal Year Ended December 31, 2021 Based on Pd and Pt Price of $1 250/oz Description Mineral Reserves Imperial Category Mine Tons (Million) Pd (g/t) Pt (g/t) 2E (opt) 2E Content (Moz) Proved Stillwater 5.1 0.39 0.11 0.50 2.6 East Boulder 3.9 0.30 0.08 0.38 1.5 Subtotal/Average 9.0 0.35 0.10 0.45 4.1 Probable Stillwater 39.4 0.27 0.08 0.35 13.7 East Boulder 26.8 0.28 0.08 0.36 9.6 Subtotal/Average 66.3 0.27 0.08 0.35 23.2 Proved + Probable Stillwater 44.6 0.28 0.08 0.36 16.2 East Boulder 30.7 0.28 0.08 0.36 11.1 Total/Average 75.3 0.28 0.08 0.36 27.3 Metric Category Mine Tonnes (Million) Pd (g/t) Pt (g/t) 2E (g/t) 2E Content (Moz) Proved Stillwater 4.6 13.42 3.82 17.25 2.6 East Boulder 3.5 10.16 2.82 12.98 1.5 Subtotal/Average 8.2 12.02 3.39 15.41 4.1 Probable Stillwater 35.8 9.24 2.63 11.87 13.7 East Boulder 24.3 9.59 2.66 12.26 9.6 Subtotal/Average 60.1 9.38 2.64 12.03 23.2 Proved + Probable Stillwater 40.4 9.72 2.77 12.49 16.2 East Boulder 27.9 9.67 2.68 12.35 11.1 Total/Average 68.3 9.70 2.73 12.43 27.3 2E Cut-off Grade Stillwater Mine – 0.20opt (6.86g/t) 2E Cut-off Grade East Boulder Mine – 0.05opt (1.71g/t) Business Planning and Mineral Reserve Declaration Pd and Pt Price – $1 250/oz Cut-off Determination Pd Price – $1 250/oz Cut-off Determination Pt Price – $1 250/oz 2E Recovery Stillwater Mine – 92.3% 2E Recovery East Boulder Mine – 91.0% Pd:Pt Ratio Stillwater Mine – 3.51:1 Pd:Pt Ratio East Boulder Mine – 3.60:1 105 Risk Assessments The Qualified Person has completed a high-level semi-quantitative risk analysis of the Sibanye-Stillwater US PGM Operations discussed in this Technical Report Summary. The risk analysis sought to establish how the Mineral Reserve estimates for Stillwater and East Boulder Mines could be materially affected by risk factors associated with or changes to any aspect of the modifying factors. For the high-level risk analysis, the Qualified Person has assessed a material risk identified as an issue for which there is a substantial likelihood that a reasonable investor would attach importance in determining whether to buy or sell the securities registered for Sibanye-Stillwater. A material risk should also have a high chance (likelihood) of occurrence. If an issue does not satisfy both criteria, it has been identified as a low to medium risk depending on its impact if it occurs and the likelihood of occurrence. Sibanye-Stillwater has a risk management process in place at the Sibanye-Stillwater US PGM Operations that identifies risks, assesses the materiality of the risks, and provides risk mitigation measures where possible. The Qualified Person could not identify any material risk to the Mineral Reserves associated with the modifying factors or resulting from changes to any aspect of the modifying factors. However, the Qualified Person provides the following opinions relating to the low to medium risks identified in the modifying factors and the mitigation measures in place to minimise the impact of the risks: • Geotechnical: Stillwater and East Boulder Mines have accumulated an extensive geotechnical database and developed ground classification (ground control districts) and support measures that are suited to the rockmass conditions for each of the ground control districts. These measures have significantly reduced major falls of ground at Stillwater and East Boulder Mines. However, there is always a degree of residual low risk relating to excavation failures. The extensive support systems and standards in place at both mines are sufficient to minimise the potential impact of any geotechnical associated risk. • Geohydrological: Mining operations at Stillwater and East Boulder Mines have not experienced material interruptions due to groundwater problems, with both mines being relatively dry in the upper sections. However, a significant amount of groundwater was encountered at the Stillwater East Section during the development of the main access adits and the decline, but conditions have improved significantly with further development. Despite the declining groundwater inflow, the groundwater poses a low risk in terms of excavation stability and the management and disposal of the water generated. Stillwater Mine has already initiated a multi-pronged approach to mitigating this risk which involve the following: o The drilling of probe holes well in advance of any advancing development end; o Carrying out hydraulic tests of probe holes drilled prior to drift advancement whenever practically possible; o Cementation (grouting) ahead of those advancing development ends where the potential for significant water intersections have been identified; o Probe and definition drilling before developing new production areas to evaluate water inflows, with some of these drillholes converted into drain holes for dewatering purposes; and o Evaluating, engineering, and permitting expanded water handling and disposal facilities on surface to manage excess mine water. • Inability to execute LoM plans: Although mining experience at the Stillwater and East Boulder Mines has provided improved understanding of the mineralisation, modelling ability and understanding of the modifying factors, estimation errors cannot be eliminated. The major expected sources of error in the Mineral Reserve estimates include understating production costs, slower than planned production build-ups, understating manpower requirements, regulatory 106 changes, grade and tonnage underestimation and unknown geological conditions. These factors are partially mitigated by using a significant amount of historical data in the LoM forecasting of key elements of the operations, namely RoM ore production levels, RoM ore grades and operating costs. Furthermore, the mines have systems and personnel in place that monitor the mining operations daily (short interval control) to enable the implementation of timeous interventions and, therefore, correction of deviations to the plans. • Unplanned production cost escalation: In recent years since 2019 until 2021, there has not been significant escalation of the production costs. The production costs were mainly affected by the quantities of ore and waste produced each year from each mine and the mining methods employed, with the cost-effective Ramp and Fill methods utilised for most stopes at both mines. Continuous improvement initiatives adopted to contain cost escalation included the increasing use of mechanised mining methods thereby improving productivities and reducing operating costs, the optimisation of the mining fleets (reducing active units) to reduce maintenance costs and increase mining volumes through mining footprint expansion at Stillwater Mine (Stillwater East Section) and optimal utilisation of available hoisting and milling capacities at East Boulder (Fill The Mill Project). Since 2020 and coinciding with the COVID-19 pandemic, the operations have experienced significant cost pressures due to external and internal factors which were compounded by production disruptions caused by the COVID-19 pandemic. The further impact of this risk has been accounted for in the budgeting by allowing for significantly higher cost escalation than historically experienced. • Power losses: The loss of power at the mining operations during the winter months (due to excessive snow and high winds) is the single low to medium risk identified relating to mining infrastructure. The power losses are infrequent and are mitigated by using backup generators. The generators have sufficient capacity to power surface and underground fans to ensure that personnel can be safely withdrawn from the underground mining operations, if required. • Inadequate tailings storage capacity: Tailings storage facilities at Stillwater and East Boulder Mines have adequate storage capacity for the medium term (seven to ten-year range). Production increases at both mines have shortened the lives of the tailings storage capacities. Tailings storage capacity upgrade through elevation lift is a mitigation measure that has been adopted while permitting for the construction of new tailings facilities is being pursued. Permitting for the construction of a new tailings storage facility may require periods of three to five years. Sibanye- Stillwater is aware of the long approval timeframes and has already completed the necessary technical studies and submitted the required permit applications to initiate the permitting processes. It is unlikely that the operations will run out of tailings storage facility capacity before Sibanye-Stillwater receives approvals for the construction of new tailings storage facilities or the upgrading of the existing tailings storage facilities. • Metal price downturns: The prices for palladium and platinum fluctuate depending on global supply and demand. Demand for palladium and platinum primarily depend on their use in auto- catalytic converters for both gasoline and diesel engines. Sensitivity analysis of the NPV for the Sibanye-Stillwater US PGM Operations for variation in metal prices indicates robust economics due to the high-grade nature of the J-M Reef and that significant revisions of the Mineral Reserves for Stillwater and East Boulder Mines would only result from a significant metal price decrease. The estimated revenue per combined ounce of palladium and platinum over the LoM plans varies depending on which parts of each of the mines are being exploited. This offers the mines the flexibility to delay the mining of sub-economic areas during times of price downturns. 107 MINING METHODS Introduction Stillwater and East Boulder Mines are mature operations extracting the J-M Reef using well-established mining methods. Most of the permanent infrastructure required to access the underground operations is already established and being upgraded where necessary to accommodate production increases anticipated in the LoM plans for the operations. The LoM plans for Stillwater and East Boulder Mines, which underlie the Mineral Reserves, were constructed internally by Sibanye-Stillwater’s Qualified Person supported by Technical Experts and utilising modifying factors and capital and operating costs which are informed by historical experience at the mines. Accordingly, the technical inputs, modifying factors, staffing levels, capital and operating costs utilised for LoM production planning and conversion of Measured Mineral Resources to Proved Mineral Reserves are within ±15% accuracy and the costs allow for up to 10% contingency. However, for the LoM production planning and conversion of Indicated Mineral Resources to Probable Mineral Reserves, the inputs and costs are within ±25% accuracy and the costs allow for up to 15% contingency. The economic viability of the LoM plans was assessed through detailed cash flow analysis. Mine Design Mining Method Rationale The J-M Reef outcrops over a 28-mile strike length on the Sibanye-Stillwater Mining Claims but the topography, altitude and thickness of the reef preclude economic exploitation of the reef through open pit mining methods. Accordingly, waste stripping which would be applicable to an open pit mining is not required. At Stillwater Mine, the dip of the J-M Reef varies from 40° to 90° to the north, with an average of 60°. Reef thickness varies from 3ft to more than 9ft but averages 6ft. The J-M Reef at East Boulder Mine dips 35° to 55° (averaging 50°) to the north. The shallowest dip (35°) is observed in the far west area accessed by the 6500 Level Footwall Lateral. Both Stillwater and East Boulder Mines employ the following underground mining methods, which are suited for the variable steep dips and narrow widths of the J-M Reef: • Captive Cut and Fill stoping, utilising either conventional, AlimakTM or raise boring to create accesses, and the resulting stopes are also known as captive stopes – this method is being phased out; • Ramp and Fill using overhand or underhand approaches; and • Sub-level extraction by long hole open stoping with subsequent backfill. Longitudinal and transverse stoping methods are variations of the long hole stoping method in use at the mines. The mining method mix is adjustable and largely driven by mineralisation grade, ground conditions encountered and the requirement to minimise dilution. The percentage distribution (frequency of use) of the three mining methods within each of the mines since FY2016 is shown in Table 22 indicating the predominance of the mechanised Ramp and Fill method. Ramp and Fill stoping (which includes on-reef sub-level sill development) is the predominant mining method at both mine-sites. The Ramp and Fill method allows for maximum selectivity for separating ore and waste. Sub-level extraction long hole

108 stoping is utilised typically in narrow continuous ore zones. Captive Cut and Fill stoping is only used on rare occasions when the other two methods are not practical ceased in 2021. Except for open stoping, the mining methods employ high-quality sand or paste as backfill, with limited use of Cemented Rock Fill (CRF) and/or other backfill materials. Table 22: Mining method frequency of use at Stillwater and East Boulder Mines Mining Method Frequency of Use Stillwater Mine East Boulder Mine Captive Cut and Fill 1% 0% Mechanised Ramp and Fill 85% 79% Sub-level Extraction Long Hole Open Stoping 14% 21% Ramp and Fill Method Overhand Ramp and Fill stoping is the predominant mining method at the Stillwater and East Boulder Mines while 11% to 20% of the stopes at the Stillwater Mine are extracted through undercut Ramp and Fill stoping. The two Ramp and Fill applications practiced at the mines are illustrated in Figure 43. The backfill for the overhand and underhand Ramp and Fill stoping are predominately sand (classified to coarse fraction mill tailings) and paste, respectively; however, CRF is also utilised in limited applications at the Stillwater Mine. Where ground conditions permit, the overhand method is preferred as it is more cost effective. Where less stable ground conditions dictate, underhand Ramp and Fill is applied, with the more expensive paste backfill also used. Up to 12% cement is used in the paste fill, as needed, to provide a stable overhead cemented paste material. Furthermore, development ramp gradients should not exceed 18%. Breast holes are drilled on most of the Ramp and Fill stopes areas using single-boom drill jumbos and, after blasting, the broken rock material is loaded by 2.5 cubic-yard LHDs. Figure 43: Overhand and Underhand Ramp and Fill Mining Methods 109 Captive Cut and Fill Method Several variations of the Cut and Fill method have been practiced at Stillwater Mine, but this method is now employed to mine isolated remnant Mineral Reserve blocks, representing 1% of the total stope volumes mined in FY2021. These blocks are either accessed using AlimakTM raise climbers or equipped raise bore holes. Sandfill (coarse fraction tailings material) is used for the backfill. All the Stillwater Mine’s Captive Cut and Fill stopes use hand-held jackleg drills for drilling and electric slushers for moving the broken ore from the headings to the ore passes. This equipment remains in the captive stope as it advances upward. The Captive Cut and Fill method has been phased out in due to safety considerations. Sub-level Extraction and Sub-level Development Where the J-M Reef and hangingwall are competent and the reef has good continuity, sub-level longitudinal open stoping using relatively shorter “long holes” compared to those in other mining districts is applied. This extraction method is illustrated in Figure 44. The sub-levels are driven on the reef plane at 20ft to 50ft intervals. Considerable tonnage generated by driving sub-levels in the reef is accounted for as Sub-level Development tonnage; this is accounted for in the “Mechanised Cut and Fill” percentage. Figure 44: Sub-level Extraction (Longitudinal) Long Hole Open Stoping In the Sub-level Extraction Longitudinal stoping method, sub-level sills are driven with narrow single-boom jumbos. The long holes are drilled by long hole pneumatic and electric hydraulic drill rigs. Once the sub- levels are advanced, a drop raise is drilled from the upper sub-level to the lower sub-level and blasted at the end of the stope over the full width of the reef at that point. Blast holes are then drilled downward on a pattern between the sub-levels and blasted towards the open cavity of a slot raise. Support pillars are left in place on approximately 80ft to 100ft intervals on the reef in the stope to minimise hangingwall 110 failure and ore dilution. The broken ore is mucked from the sub-level below using remote-controlled, diesel-powered LHDs and then trammed to the nearest ore pass. Transverse Long Hole Stoping Where the J-M Reef and rock mass quality of the hangingwall limit the length of open longitudinal mining span but the reef has good continuity, Transverse Long Hole stoping is applied using relatively shorter “long holes” compared to those in other mining districts mined through Longitudinal Long Hole stoping. This extraction method is illustrated in Figure 45. Figure 45: Transverse Long Hole Open Stoping The secondary footwall lateral drives are driven parallel to the reef at 30ft to 50ft intervals and approximately 30ft from the closest ore zone to allow for adequate distance to safely remote-muck panels that are mined between the secondary footwall lateral drives. Approximately 20ft wide primary and secondary slots are driven from the secondary footwall lateral drives into the reef. Considerable tonnage generated by drilling panels between the slots in the reef is accounted for as Sub-level Development tonnage. The panels are backfilled with cemented rock fill in the primary panels whereas gob or sand is used to backfill the secondary panels. Panels alternate following the cemented rock fill – gob - cemented rock fill pattern, and those that are gobbed must have either rock or cemented rock fill on both sides. The secondary footwall lateral drives are driven with two boom or single boom jumbos whereas the slots are driven with narrow single-boom jumbos. The long holes are drilled by pneumatic or electric/hydraulic 111 longhole drills. Once the slots are advanced, a drop raise is drilled from the upper slot-level to the lower slot-level along with additional drillholes for the desired length of the slot; this is referred to as the panel. The drop raise and panel blast holes are shot together at the end of the stope over the full width of the reef slot at that point. Blast holes are drilled downward on a pattern between the slot-levels and blasted towards the open cavity of the secondary footwall lateral drive. The broken ore is mucked from the secondary footwall lateral drive level below using remote-controlled, diesel-powered LHDs and then trammed to the nearest ore pass. Stope Extraction Ratios The regional and local extraction ratios computed from actual data for Stillwater and East Boulder Mines are shown in Table 23. The Qualified Person notes that the regional extraction ratios in Table 23 are low as large areas of the reef were previously left unmined due to the use of high cut-off grades when palladium prices were low. Extraction ratios are set to increase as 2E cut-off grades have been lowered to 0.20opt and 0.05opt at Stillwater and East Boulder Mines, respectively, in response to significant continuous increases in the palladium price since 2017. Table 23: Stope Extraction Ratios Scale Mining Method Extraction Ratio (%) Stillwater Mine East Boulder Mine West Section East Section All Sections Local (Stope) Captive Cut and Fill 85 90 NA Mechanised Ramp and Fill 90 90 95 Long Hole Open Stopes 60 60 60 Regional (Mine) Overall 40 40 50 Hydrogeological Model Stillwater Mine Based on the hydrogeological model discussed in Section 9.9.1, no known major changes in groundwater conditions are expected in the Stillwater West Section, with this section expected to remain dry on average. Currently, the mine is evaluating what to expect west of the Edge of the World Fault through a hydrogeological study. The mine is currently evaluating, engineering and permitting to handle these increased flows which may be in the order of 1 600gal per minute estimate from a 2017 Itasca study. Stillwater Mine has introduced the following operational interventions to assist with the management of groundwater intersections in underground excavations: • Drilling of probe holes well in advance of any advancing development end; • Carrying out hydraulic tests of probe holes drilled prior to drift advancement whenever practically possible; • Full cover grouting ahead of development that has the potential to intersect significant quantities of groundwater; • Carrying out additional monitoring/testing as warranted if the identified basins exhibit notably different groundwater conditions;

112 • Evaluating groundwater inflows from definition drillholes before developing new production areas and, where appropriate, converting these drillholes into drain holes for depressurisation/dewatering purposes; and • Manifolding drain holes together, wherever possible, to collect the discharge water into a smaller number of flow points that can then be monitored and directed to pumping facilities and setting up all drain holes to record the line pressures and discharges (cumulative volumes rather than instantaneous rates) from separate/individual areas. The Qualified Person is satisfied that most of the potential sources of groundwater have been identified and accounted for in the mine design while appropriate operational interventions have been proposed for the management of groundwater at Stillwater Mine. The designs prescribe direction for development or the placement of crown and rib pillars to protect the underground excavations from uncontrolled water in rushes. The Qualified Person also notes the importance of continuous monitoring using probe drillholes to facilitate early detection of any potential unidentified water sources. East Boulder Mine Mining at East Boulder Mine is planned in areas situated adjacent to active mining fronts that have not experienced any groundwater issues as the host rock has low permeability. Furthermore, these areas are located at a higher elevation than the lowest level of the mine (the 6500 Level) which currently acts as a drawdown point for surrounding groundwater levels. Inflows are likely to be similar or lower than those experienced by historical mining operations, with the average mine-wide water inflow only likely to increase slightly with the increase in development and production activity associated with the Fill the Mill Project. One fault system encountered at the 71300 area that bears water and has been slowing development efforts has been accounted for in the mine plan. Significant water will also likely be encountered in other significantly faulted and jointed areas or when encountering alluvial systems associated with surface channels as mining gets within 500ft of surface. The Qualified Person is satisfied that the mine designs for East Boulder Mine prescribe direction for development or the placement of crown and rib pillars to protect the underground excavations from uncontrolled water in rushes. Furthermore, the standard practice at East Boulder Mine of drilling water probe holes prior to any development work to mitigate the risk of encountering water has been adequate in detecting groundwater inflows while diamond drilling on 50ft centres results in a good understanding of water potential before mining activity begins. Geotechnical Model Geotechnical Characterisation The J-M Reef and its immediate hangingwall and footwall consist of varying assemblages of norite, anorthosite, leucotroctolite and peridotite. As the lithological sequence is similar at Stillwater and East Boulder Mines, a universal approach is adopted for support designs at both mines. The rock units contained within the J-M Reef, Footwall and Hangingwall Zones are classified as strong based on UCS ranging from 60Mpa to 85Mpa. Mining and support designs are adjusted accordingly when lower strengths are commonly associated with olivine cumulates or geological structures are identified in the 113 drillcores. The Q-values obtained for Stillwater and East Boulder Mines ranging from 1 to 13 indicate poor to good rock mass conditions, where the area split for fair, good and poor conditions is 50%, 25% and 25%, respectively. Support Design The ground support requirements for the primary development are described in the standard operating procedures, which detail the requirements for the three ground types (Type I, II, and III). Ground conditions that are assessed by Miners or Supervisors to be poorer than Type III ground will be re-assessed by the Geotechnical Engineer as the many variables causing poor ground mean that it is unlikely that a standard approach can be applied. The Geotechnical Engineer will recommend appropriate support for such areas. Support designs for the Benbow Decline which was completed in Q4 of FY2021 in the Stillwater East Section has incorporated primary development support designs employed at the Stillwater West Section and East Boulder Mine. Rock mass characteristics determined for the assessment of geotechnical data is used to delineate geotechnical domains of similar characteristics. The ground type domains and applicable ground support requirements are integrated with other design and planning information. Areas prone to anomalous rock-related risks are then identified for every planned stope within a “Stope Proposal” document. Ground support employed on the reef is typically pattern-bolting with mesh, which is a combination of friction stabilisers and resin anchor rebar bolts. Due to the requirements to maintain the minimum mining width, it is not possible to drill and install rockbolts in the typical stope envelope with the commercially available mechanised bolters. For this reason, bolts are installed with either jacklegs or CMAC support drill rigs. Support rib pillars are left in place as the stope retreats along strike to keep the hangingwall stable in areas mined through the Sub-level Extraction Long Hole stoping method. In general, low-grade areas of the reef excluded from mining provide additional regional pillar support. Mine personnel are appropriately trained to perform routine basic checks on ground support or changes in ground conditions as part of their daily inspection of the work areas. Internal and external Geotechnical Engineers are then requested to assess geotechnically complex areas. Stillwater and East Boulder Mines routinely engage the services of external consultants to provide geotechnical oversight functions related to ground support performance, stope performance and design at least once every year. Both mines currently use a Trigger Action Response Plan (TARP) in regard to ground conditions and ground support. With progression from a TARP 1 to TARP 3, the plan is escalated to higher levels within the organisation for review. The Qualified Person is of the opinion that support designs for primary development and stopes utilised at Stillwater and East Boulder Mines for decades are appropriate for the ambient rock mass conditions encountered and mining methods used at both mines. A wealth of geotechnical data exists for the mines upon which appropriate stope sizes and support practices have been designed through detailed engineering. These support designs and operational practices have also been accounted for in the overall mine designs for the Stillwater East section of Stillwater Mine. 114 Surface and Subsidence Control Regulatory permits have been issued to Stillwater and East Boulder Mines by the Department of State Lands, State of Montana regarding the minimum size of crown pillar to be left from surface and the shallowest depth of stoping activities. These permits specify a 20ft to 50ft crown pillar of competent bedrock for mining below surface terrain that does not contain water courses otherwise a 200ft crown pillar of competent bedrock should be used. The Qualified Person has confirmed that appropriately sized crown pillars have been incorporated in the mine designs for Stillwater and East Boulder Mines. Backfill 15.4.4.1 Overview Hydraulic sandfill comprising a coarse fraction of the tailings is the backfill used in most stopes mined through the Ramp and Fill method. However, cemented tailings paste is used in stopes mined through the Cut and Fill method to provide sufficient backfill strengths to support when the underhand mining approach is employed. The use of tailings as backfill is also important for tailings volume reduction, with approximately 53% to 60% of the tailings material generated at Stillwater Mine and 48% of tailings generated at East Boulder Mine used as backfill. No additional steps are necessary to treat any tailings placed back into the mine. CRF is employed on the Stillwater East Mine and is a combination of run of mine waste rock and cement. Some air entrained cementitious products (e.g., TekSeal) are being tested and utilised in the Stillwater East Section until such time that a paste product is available for use in this section. 15.4.4.2 Stillwater Mine For the Stillwater West Section, tailings from the Stillwater Concentrator scavenger circuit are pumped to the sandfill plants, where up to 60% is used in the mine backfill process (via the use of cyclones for segregation of -45µm material). A paste fill plant is situated on surface close to the portal from where paste is pumped into the mine via the 5150W from where it is then distributed to the workings requiring fill. The section also has three sandfill plants, with two (i.e., the 4900 Level and 5000 Level Sandfill Plants) situated close to the portal area and the third situated on the 5500W Level providing sandfill for the Upper West mining area. The supply of tailings to the 5500W Level Upper Sandfill Plant is passed through a booster pump in the 5500 Level Portal and cyclones to remove the fine fraction (-45µm) after which the coarse fraction is placed in storage silos. Sandfill is dispatched to the stopes requiring fill mainly by gravity to the Off Shaft mining area and by high pressure positive displacement pumps for the workings above the 5000 Level; it should be noted that many levels can be serviced from more than one plant- either gravity fill from the 5500 Plant or high-pressure pump from the 5000 Plant. There is also a booster pump station on the 6300 Level for workings above the 6300 Level. The fines fraction of the tailings is returned to surface via centrifugal pumps for storage at the TSF. To support the overhand Ramp and Fill mining in the Stillwater East Section, hydraulic sand backfill is delivered from the Stillwater West Section. This arrangement is made possible by the fact that the initial 115 production areas in the Stillwater East Section are within the delivery envelope of the displacement pump located at the 5000W Level Sand Plant. A sandfill plant situated at 5400E-10400 has been established to meet the backfill requirements when the production areas expand beyond the delivery envelop of the 5000W Level Sand Plant. A 4-inch sand delivery pipe installed from the 5000W pump to the Stillwater East Section serves as the main feed to the 5400E-10400 Sandfill Plant. CRF is utilised in the Stillwater East Section as it exceeds the envelope from the 5150 Level paste plant. A plant from the 55E decline at E10300 creates CRF from mine waste (that is crushed at an adjacent crusher plant) and cement (constituting approximately 8%). The product is delivered with underground ejector trucks to stopes and then jammed/placed with a 4 cubic yard LHD. CRF represents only 4% of placed backfill product at the Stillwater mine. The Qualified Person note that Sibanye-Stillwater is currently engaged in an engineering study to deliver thickened tails to the Stillwater East Section for the production of paste for use in underhand ramp and fill stoping blocks. They anticipated that a paste plant can be fast-tracked and in use by FY2024. 15.4.4.3 East Boulder Mine Stopes at East Boulder Mine are backfilled with un-cemented hydraulic sandfill delivered from the East Boulder Concentrator on surface to an underground sand plant located on the 6500 Level from where the sandfill is distributed by booster pumps to two other sandfill plants on the 7200 Level and 8200 Level. Similar to Stillwater Mine, the tailings material is pumped through cyclones to remove the fine fraction and the coarse fraction is placed in six underground storage silos while the fine fraction is returned to surface via centrifugal pumps for storage at the tailing storage facility (TSF). Sandfill is dispatched to the stopes requiring fill by positive displacement pumps. All decant and flush water reports into the mine wastewater system, which reports to the main pump station on the 6450 Level. Stillwater Mine Operations Background Established in 1986, Stillwater Mine has produced approximately 60 000 tons of RoM ore per month from a single section – the Stillwater West Section – with the RoM ore processed at the onsite concentrator. A step change in production output to approximately 106 000 ton per month necessitated mine expansion into the Blitz area – the Stillwater East Section. Development of the Stillwater East Section (i.e., the Blitz Project) commenced in 2011 with the excavation of access adits and this has been ongoing to date. Development of the capital infrastructure (access drifts, decline and ramps, and ventilation shafts) required in the Stillwater East Section is currently at an advanced stage and expected to be finalised during FY2024. Ore production from the Stillwater East Section commenced in late FY2017 and has gradually been ramping up towards a steady state monthly production level of approximately 43 000 tons by FY2025.

116 Key Operational Infrastructure Stillwater Mine includes the mining operations and ancillary buildings that contain the concentrator, workshop and warehouse, changing facilities, headframe, hoist house, paste plant, water treatment, storage facilities and offices. All surface infrastructure and TSFs are located within the Stillwater Mine Operating Permit, which covers an area measuring 2 450 acres. Stillwater Mine has developed an approximately 9-mile-long segment of the J-M Reef encompassing the Stillwater West and East Sections in the eastern part of the Stillwater Complex. Mine Layout The underground mine layout for Stillwater Mine is illustrated in Figure 46. The Stillwater West Section has been divided into three large mining areas, namely the Off-shaft, Upper West and Lower West areas, using geological domain boundaries. These domains have been subdivided into mining blocks as follows (Figure 9): • Block 1 and Block 2 in the Upper West area, which is above the 5000 Level in the Dow Sector; • Blocks 1 and 2 in the Lower West area, which is below the 5000 Level in the Dow Sector; • Blocks 3 and 6 in the Off Shaft West area; and • Blocks 7 and 8 in the Off Shaft East area. The Stillwater East Section has been divided into two large mining areas, namely Blitz West and Blitz. 15.5.3.1 Stillwater West Section Access to the reef in the Stillwater West Section is by means of a 2 000ft Vertical Shaft and a system of horizontal adits and drifts driven parallel to the strike of the J-M Reef at vertical intervals of between 150ft and 400ft. Ten main adits have been driven from surface portals on the west and east slopes of the Stillwater Valley at various elevations between 5 000ft and 5 900ftamsl. Five principal levels have been developed below the valley floor by ramping down from the 5 000ft level to extract ore from the J-M Reef down to the 3 800ftamsl elevation. Four additional major levels below the 5 000ft level are accessed principally from the vertical shaft and shaft ramp system. The mine has developed a decline system from the 3 200ft elevation to access and develop deeper areas in the central part of the mine below those currently serviced by the existing shaft. The decline system currently accesses the 2900, 2600, 2300, 2000, 1700 and 1600 Levels. It was the objective to keep these footwall developments approximately 100ft to 150ft from the J-M Reef, so that a fan of diamond drillholes could be drilled across the J-M Reef at 50ft intervals. The footwall laterals were originally driven on 200ft vertical intervals, but this spacing was increased to 300ft. The Vertical Shaft system provides access to the workings below 5000W Level. It serves as a conduit for the transport of men and materials while also hoisting broken rock (ore and waste) to surface. The Stillwater West Section currently uses its 300ft spaced laterals, six primary ramps and vertical excavations to provide personnel and equipment access, supply haulage and drainage, intake and exhaust ventilation systems, muck haulage, backfill plant access, powder storage and/or emergency egress. The footwall lateral and primary ramp systems will continue to provide support to production 117 and ongoing development activities. In addition, certain mine levels are required as an integral component of the ventilation system and serve as required intake and or exhaust levels, or as parallel splits to maintain electrical ventilation horsepower balance and to meet the Mine Safety and Health Administration (MSHA) Regulations. MSHA Regulations also contain requirements for alternate (secondary) escape-ways from mine workings and these levels also meet this need. These levels serve as permanent mine service-ways and are used for road and rail transportation, dewatering and backfill pumping facilities. 15.5.3.2 Stillwater East Section The Stillwater East Section is currently under development, with footwall lateral level spacing of 400ft being used. The 5000E Footwall Drive serves as the main access to this section. This drive has also been equipped with rails and serves as the main gathering haulage where ore and waste are transported out of the mine using trains. The development of the 5600E Footwall Drive, which is positioned 600ft above the 5000E Footwall Drive, is currently ongoing. This drive will provide access to the stoping blocks. In the eastern part of the Stillwater East Section, the Benbow Decline intersected the 5600E Footwall Drive for the provision of additional egress access and as a ventilation intake. The holing with the 5600E Level from the western portion of the Stillwater East Section is anticipated in Q4 FY2022. East Boulder Mine Operations Background East Boulder Mine was established in 1997 and started producing ore in 2002 at approximately 55 000 tons per month. It is currently operating at the steady state monthly RoM ore production level of approximately 65 000 tons per month after ramping up production in line with the Fill the Mill Project implemented to utilise the historically unused capacity of the East Boulder Concentrator. At the current steady state, mining output will be maintained at approximately 785 000 tons per annum. During FY2020, several key elements required to increase production levels and take advantage of the unused mill capacity were put in place. The 72740-production ramp system was developed, and production mining was initiated. An incline was developed to meet the existing Frog Pond Adit which serves as both a ventilation path to surface as well as a secondary egress with a surface shelter. In Q3 FY2020, the Fill the Mill project was completed, and production increased in FY2021 reaching the revised steady state level. Key Operational Infrastructure East Boulder Mine includes the underground mining operations and surface support facilities such as the concentrator, workshop and warehouse, changing facilities, water treatment, storage facilities, office and TSF. All surface infrastructure and the TSF are located within the East Boulder Mine Operating Permit, which covers an area measuring 1 000 acres. East Boulder Mine has developed an approximately 5- mile-long segment of the J-M Reef encompassing the Frog Pond East and West Sections in the western part of the Stillwater Complex. 118 Mine Layout The underground mine layout for East Boulder Mine is illustrated in Figure 46. The predominant mining method is Overhand Ramp and Fill method complemented by limited Sub-level Extraction Long Hole stoping. The J-M Reef at East Boulder Mine is accessed by two access drives, each 3.5 miles long and 15ft in diameter, developed perpendicular to reef strike to intersect the J-M Reef from the north. The access tunnels from surface intersect the reef at an elevation of 6 450ftamsl. Footwall haulages have been developed east and west from this intersection point to open the strike extent of the deposit. The stopes are accessed up-dip by ramps and footwall lateral drifts on 200ft to 400ft vertically spaced levels located approximately 150ft to 200ft from the J-M Reef. Measured Mineral Resources converted to Proved Mineral Reserves are delineated by definition diamond core drilling from these headings, which are also used for stope access and development. The current mine occupies a 5-mile-long footprint which is 2 300ft in vertical extent. The mine plan anticipates the 9400 Level to be the ultimate upper level in the mine. The main adit haulage level is the 6500 Level with the 670 Ramp system having been developed to the 9100 Level. Except for the adit rail haulage, the mine is operated as a trackless mining operation. The 6500 Level footwall haulage extends laterally for a nominal 21 000ft, and the 6700 Level footwall haulage extends laterally for a nominal 18 000ft. The levels are connected by spiral ramps and the reef is accessed by cross cuts. Between 2010 and 2015, the west end of the 6500 Level was extended further west to the Graham Creek area to connect to the Graham Creek vertical raise. 119 Figure 46: Generalized Underground Layouts for Stillwater and East Boulder Mines

120 Life of Mine Planning and Budgeting Introduction The Mineral Reserves for Stillwater and East Boulder Mines are reported from LoM production schedules, which have been tested for economic viability. Stillwater Mine will produce ore from the mature Stillwater West Section and the Stillwater East Section under development. Stillwater Mine is forecast to attain steady state production by FY2027. East Boulder Mine will produce ore concurrently from the mature higher-grade Frog Pond West Section and lower-grade Frog Pond East Section. East Boulder Mine is forecast to operate at the steady state production level from FY2022 until the end of FY2049, thereafter reducing for the remainder of the LoM (FY2061). Stillwater and East Boulder Mines utilise the DeswikTM suite of mine design and scheduling software. Both mines use a common approach to LoM planning whereby each identified stoping block is scheduled in terms of forecast ore tonnage, waste tonnage and head grade for the LoM plan. In addition, the scheduling process accounts for the following: • Mineral Resource tons and grades; • Dilution; • Stoping tons generated per Miner per month; • In-stope development rates and ore generated per month; • Primary development rates and waste generated per month; and • Secondary development rates and waste generated per month. Different approaches were followed for the scheduling of Indicated and Measured Mineral Resources to derive the LoM production schedules for each mine. The differences in approach were necessitated by the differences in geological confidence for Indicated and Measured Mineral Resources. For the conversion of Measured Mineral Resources to Proved Mineral Reserves, the high abundance of geological information available to accurately constrain thickness, tonnage and grades and the accuracy of technical and cost inputs permit the compilation of estimates to a level of accuracy of within ±15% (Feasibility Study level of accuracy). For the conversion of Indicated Mineral Resources to Probable Mineral Reserves, the sparse geological information limits the confidence in the estimates. As a result, the conversion relies on statistics on key metrics extrapolated from the Proved Mineral Reserve areas per domain and mining block. The Mineral Reserves in these Indicated Mineral Resource areas are defined to a lessor level of accuracy of ±25% (Preliminary Feasibility Study level accuracy). Mine Planning Criteria The Stillwater West Section carries out approximately 20 000ft of primary development per annum while the Stillwater East Section is currently developing 15 000ft annually as it expands to the east. Currently, the mining footprint at Stillwater Mine spans approximately 45 000ft of strike length. LoM planning and scheduling criteria for stoping and development are summarised in Table 24 and Table 25. East Boulder Mine conducts approximately 18 000ft of primary development per annum to expand the mining and Mineral Reserve footprints. LoM planning and scheduling criteria for stoping and development are summarised in Table 26 and Table 27. All data utilised in the development of the LoM schedule is based on historical data gathered since the inception of the mines. 121 Table 24: Planning Parameters for Stoping for Stillwater Mine Mining Method Stoping Parameters Total Tons Per Miner Per Month Percentage Ore Mining Mix Captive Cut and Fill 205 90% 0% Ramp and Fill 450 70%* 93% Sub-level Extraction 315 100% 7% Pillar Extraction 315 100% 0% * 100% Probable Mineral Reserves Table 25: Planning Parameters for Primary Development for Stillwater Mine Area Primary Development Parameters Advance Factor Number of Crews Advance Feet Per Month Tons Per Foot Off-shaft 0.96 1 60 13 Off-shaft East 0.96 1 60 13 Lower Far West 0.90 1 60 13 Far West 0.90 1 60 13 Depression Zone 0.90 1 60 13 Stillwater East 0.96 5 60 20 Table 26: Planning Parameters for Stoping for East Boulder Mine Mining Method Stoping Parameters Total Tons Per Miner Per Month Percentage Ore Mining Mix Captive Cut and Fill 236 100% 0% Ramp and Fill 567 90% 80% Sub-level Extraction 708 100% 20% Sub-level Development 567 85% 0% Pillar Extraction NA NA NA * 100% Probable Mineral Reserves Table 27: Planning Parameters for Primary Development for East Boulder Mine Area Primary Development Parameters Advance Factor Number of Crews Advance Feet Per Month Tons Per Foot Frog Pond West 0.95 1 60 14 Frog Pond East 0.95 1 60 14 Lower Frog Pond East 0.90 1 60 14 Lower Frog Pond West 0.90 1 60 14 Historical analysis of mine planning and production data revealed that a recovery factor was required to reconcile blasted and removed tons in the sub-level extraction stopes in the Upper West area of the mine. The historical production data indicated that 25% of the broken material was not recovered from these mining areas. Both the HoverMap and LIDAR scan data of more than 100 stopes have also confirmed this under recovery. Therefore, a 75% recovery factor was applied to all sub-level extraction tons and ounces since December 2005. The technical teams remained focused on reducing these lost tons through modifying blasting practices. The unit dimensions for each stope block varies depending on lateral spacing (300ft to 400ft), reef width, economic (pay) strike length, rib and sill pillar requirements. The stope unit dimension is finalised during the mine design and scheduling process. The typical Ramp and Fill stope design illustrated in Figure 47 indicates that the total height is 300ft, inclusive of sill pillars, with an overall extraction length of 2 000ft and at a minimum mining width of 8.5ft. 122 Figure 47: Typical Ramp and Fill Stope Design Modifying Factors 15.7.3.1 Introduction The technical (mining and survey) modifying factors employed in the conversion of Mineral Resources to Mineral Reserves through a LoM design and scheduling process are reviewed annually and adjusted appropriately by the Qualified Persons based on historical mine production reconciliation and tons and grade delivered to mill. Stillwater and East Boulder Mines have completed reconciliation studies to attempt to more accurately quantify the modifying factors employed for the conversion of Mineral Resources to Mineral Reserves, namely dilution, Mine Call Factor and deletion, and to more accurately report the expected tons and head grade delivered to the concentrator. The Qualified Person approved the modifying factors employed for the development of the LoM plans for Stillwater and East Boulder Mines. 15.7.3.2 Mining Dilution Dilution factors applied for the conversion of Mineral Resources to Mineral Reserves are based on historical reconciliation for each mining method and results of the recent studies reviewing the modifying factors. Based on historical data, a dilution factor has been introduced which is the amount of material added to the ore at zero grade during stoping operations. For example, 13% more tons than planned in the case of Dow UG Upper are added to the ore tons delivered to the concentrator at an assumed 2E grade of 0opt. The result is that 13% more ore tons are delivered to the concentrator but at a lower head grade. Table 28 summarises the dilution factors and methodology utilised in the Mineral Resource to Mineral Reserve conversion for the various mining methods in each of the sub-areas at Stillwater Mine. While Mineral Resources are reported at a single minimum mining width (MMW) of 7.5ft given the predominance of the Ramp and Fill method at Stillwater and East Boulder Mines, a different approach to the application of the minimum mining width was followed for mine planning. Instead of using the diluted block model employed for Mineral Resource estimation, which assumes 100% mining via the Ramp and Fill method, the original undiluted (channel) block model for the reef channel was used. To 123 the channel block model, minimum mining widths adjustments based on the mining method per reef domain were applied in the Proved Mineral Reserve areas. The minimum mining widths set a standard for the best-case recovery of a Mineral Reserve for a given mining method and stope location, which can be used to measure mining performance. An extra 1.5ft hangingwall and footwall dilution is added to the ore width for areas mined using the 2.0-cubic yard LHDs but an extra 1.0ft of dilution was added for all other mining methods. In addition, if the ore width plus the extra dilution is less than or equal to the applicable minimum mining width, then the diluted width would be equal to the minimum mining width, but if the ore width plus the extra dilution is greater than the minimum mining width then the diluted width would be adopted. Since 2020, additional dilution has been added to the Mineral Reserve at Stillwater Mine, on top of the best-case recovery. This dilution was added by reef domain with the goal of aligning the Proved Mineral Reserve grade with the mill head grade. The dilution is shown in Table 28. Table 28: Mining Dilution Factors and Dilution Methodology for Stillwater Mine Domain Equipment/Process Horizontal Width (ft) True Width (ft) Dilution (%) Off Shaft West Upper 1.5yd LHD 7.4 6.5 7.0 2yd LHD 8.5 7.5 7.0 4yd LHD 12 10.6 7.0 Sub-level Extraction 5.1 4.5 22.0 Off Shaft West Lower 1.5yd LHD 7.4 6.5 7.0 2yd LHD 8.5 7.5 7.0 4yd LHD 12 10.6 7.0 Sub-level Extraction 5.1 4.5 22.0 Off Shaft East-West 1.5yd LHD 7.4 6.5 7.0 2yd LHD 8.5 7.5 7.0 4yd LHD 12 10.6 7.0 Sub-level Extraction 5.1 4.5 22.0 Off Shaft East-East 1.5yd LHD 7 7 17.0 2yd LHD 7.5 7.5 17.0 4yd LHD 12 12 17.0 Sub-level Extraction 5 5 22.0 Blitz West 1.5yd LHD 7.2 6.5 11.0 2yd LHD 8.3 7.5 11.0 4yd LHD 12 10.9 11.0 Sub-level Extraction 5 4.5 22.0 Blitz 1.5yd LHD 6.7 6.5 11.0 2yd LHD 7.8 7.5 11.0 4yd LHD 12 11.6 11.0 Sub-level Extraction 4.7 4.5 22.0 Upper West East 1.5yd LHD 7.5 6 13.0 2yd LHD 9.4 7.5 13.0 4yd LHD 12 9.6 13.0 Sub-level Extraction 5 4 22.0 Dow Upper 1.5yd LHD 7.9 5.5 13.0 2yd LHD 10.8 7.5 13.0 4yd LHD 12 8.3 13.0 Sub-level Extraction 5 3.5 22.0 Dow Lower 1.5yd LHD 7.9 5.5 13.0 2yd LHD 10.8 7.5 13.0 4yd LHD 12 8.3 13.0 Sub-level Extraction 5 3.5 22.0

124 Table 29 presents the dilution factors and methodology for the two mining methods used at East Boulder Mine. This also shows the minimum horizontal width for the Ramp and Fill and the Sub-level Extraction methods. A total of 3% of unplanned hangingwall and footwall overbreak (dilution) are added to either of the minimum horizontal widths. Table 29: Mining Dilution Factors and Dilution Methodology for East Boulder Mine Domain Method Minimum Horizontal Width (ft) True Width (ft) Dilution (%) Frog Pond East and West Sub-level Extraction 6.5 5.0 3.0 Ramp and Fill 9.8 7.5 3.0 15.7.3.3 Deletion Deletion is applied to account for the loss in 2E ounces between the planned stopes and surface RoM stockpile feeing the concentrator. The two most common sources of deletion related to ore left on the floor of the stope and when reef material is left in situ when the actual stope shape deviates from the planned shape. The recent mine production reconciliation studies concluded that the loss in metal ounces is approximately 6% at Stillwater Mined and 8.5% at East Boulder Mine, which are the deletion factors applied to all blocks across Stillwater and East Boulder Mines. Deletion will be monitored and revised an annually when necessary. 15.7.3.4 Low Grade Reef Material It is common practice at both Stillwater and East Boulder Mines to ship material to the concentrator that is below the cut-off grade for high-grade ore when there is excess capacity. This low-grade reef material, internally referred to as reef sand, is mined to access high-grade reef material. The low-grade and high- grade reef material is hoisted and milled together when there is sufficient hoisting and milling capacity. At East Boulder Mine, the 2E cut-off grade was lowered from 0.05opt to align the head grade and tonnage of material milled and the Mineral Reserves. Since there is limited mill capacity at Stillwater Mine, the low-grade material that will be milled in the early years prior to achievement of steady state production level when there is unused milling capacity was included in the LoM plan underlying the Mineral Reserves. After the achievement of steady state production level, only high-grade material will be mined and milled while the low-grade material mined will not be hoisted to surface. 15.7.3.5 Mine Call Factor At this stage, no Mine Call Factors were applied to the Mineral Reserves as the loss in ounces between the stopes and the surface RoM stockpile is ascribed to deletion. Future mine to mill reconciliations at Stillwater and East Boulder Mines will establish Mine Call Factors at each of the sites which will be utilised for mine planning. Indicated Mineral Resources to Probable Mineral Reserves Conversion Factors The ore percentage has historically been the basis for the designing and scheduling of the Indicated Mineral Resources, and this was necessitated by the localised variability of the J-M Reef which leads to certain low-grade areas being left unmined for economic reasons. The lower geological confidence of the Indicated Mineral Resources when compared to Measured Mineral Resources necessitated the 125 application of the ore percentage. The ore percent is calculated in the Measured Mineral Resource areas which are supported by definition and surface drillhole data where geological block models have been updated with the most recent diamond drillhole data and structural interpretations. The ore percentage is an estimate of the fully diluted ore grade tonnage within a boundary area of a mining block compared to the total tonnage of the boundary area of the block. As an outcome of this step, stopable blocks are identified in terms of area (size) tonnage and diluted 2E content and grade in the Indicated Mineral Resources outlines. The fully diluted estimate uses the mine plan assumptions to allocate dilution according to mining method. The ore percent is additional to the mineability factor. Mineability factors for the various reef domains are derived from a comprehensive mine reconciliation process at Stillwater and East Boulder Mines. A mineability factor is calculated as the percentage of the fully diluted ore grade tonnage within a mineable area compared with the total fully diluted ore grade tonnage within the boundary area of a block. The mineable area within a block is the area that has been mined out, is within the active stopes or has sufficient grade and continuity that it should have been or will be mined. An adjustment is made to the percentage determined to compensate for negative or positive tonnage and metal ounce balances determined from historical stope reconciliation. The block mineability factors are used to perform adjustments of estimates when converting Indicated Mineral Resources to Probable Mineral Reserves. The final mineability percentage factors for each block reduce the final Probable Mineral Reserve yield in ore tons per foot of footwall lateral. Once the development and stope designs and layouts have been established in the Indicated Mineral Resource areas, Proved Mineral Reserve model statistics are applied for the derivation of production scheduled for Probable Mineral Reserve areas per block and domain. The following Proved Mineral Reserve model statistics are used: • Yield in ore tons per foot of footwall lateral driven; • Yield in ounces per foot of footwall lateral driven; and • Grade in ounces per ton. The block and domain specific statistics are applied to respective Probable Mineral Reserve blocks for which there are development designs and high-level stope outlines to estimate the Probable Mineral Reserve tonnages and grades. Life of Mine Production Scheduling and Budgeting Process Overview A formalised LoM production scheduling and budgeting process is followed for the Sibanye-Stillwater US PGM Operations, paying attention to the integrated nature of the operations. The LoM production schedules for Stillwater and Easter Boulder Mines are tested for economic viability before being aggregated for Mineral Reserve reporting. The LoM production scheduling focuses on primary access (lateral) development design and scheduling and stope design and scheduling. Each stope is evaluated in terms of a proposal, which 126 also contains reef access and stope designs, production schedules and results of the economic assessments completed. Only the stopes that are associated with positive economic outcomes are included in the aggregate LoM production schedule for each mine. The key elements accounted for in the development, stope and LoM production scheduling and budgeting processes include the following: • Milling days; • RoM ore tonnage and contained 2E metal content; • RoM ore 2E grade; • Low-grade ore (reef sand) tonnage milled; • Backfill placed; • Mining method splits with tonnages and grade; • Primary development required; • Secondary development required; • Development tonnage broken; • Total tonnage broken (ore and waste); and • Tonnage to be milled (feed). The data (tonnage, grade and development) generated by the scheduling process feeds into the Xeras system for the development of cost budgets. The budgets account for all costs associated with mining, processing, engineering maintenance, site overheads and all capital costs associated with primary development and mine-based projects. These budgets are then accounted for in the LoM Financial Model employed for the economic viability testing of the LoM plans. LoM Production Schedule for Stillwater Mine Table 30 and Figure 48 present the LoM production schedule for Stillwater Mine to FY2055. Figure 48 shows the production ramp up associated with increased output from the Stillwater East Section from FY2020 to FY2027. Production is maintained at the steady state level until FY2051 after which there is a significant reduction in tonnage to the end of the LoM in FY2055. The reduction is due to depletion of the currently scheduled Measured and Indicated Mineral Resources included in the LoM production schedule for Stillwater Mine, although there is a significant proportion of Indicated and Measured Mineral Resources not scheduled for mining. Sustained additional definition drilling will be required to upgrade parts of the Indicated Mineral Resources to Measured Mineral Resources included in the production schedule while the unscheduled remnant Measured Mineral Resources left in the historically mined areas can be brought into the production schedule at insignificant capital expenditure, when required. A 24% 2E grade reduction from the average of 0.45opt to a new average of 0.34opt is also noticeable from FY2029 onwards, coinciding with the transition from Proved to Probable Mineral Reserves. This reduction is due to the conservative approach of using a 100% ore percentage and lower grades adopted in the conversion of Indicated Mineral Resources to Probable Mineral Reserves, given the high micro-variability of the J-M Reef and the absence of definition drillhole data in these Indicated Mineral Resource areas, whereas a 70% ore percentage was used in the conversion of Measured Mineral Resource to Proved Mineral Reserves. The Qualified Person recognises the fact that the 2E grades 127 reflected in the Probable areas will improve with detailed stope planning as definition drillhole data becomes available. Table 30: LoM Production Schedule for Stillwater Mine Figure 48: LoM RoM ore production schedule for Stillwater Mine Based on the historical performance at the Stillwater Mine as well as the development results to date, mining equipment delivery schedules and available capital funding for the Stillwater East Section, the Qualified Person is of the opinion that the LoM production plan is achievable. The LoM production schedule includes the scheduled Measured and Indicated Mineral Resources and excludes Inferred Mineral Resources. FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 Mill Feed Tons 886 264 963 533 898 229 1 084 387 1 225 171 1 372 826 1 398 565 1 406 026 1 424 667 1 430 327 1 405 679 1 450 003 1 450 004 Feed 2E Content (oz) 409 788 409 726 381 327 470 978 525 855 623 086 633 033 675 370 667 392 609 171 488 205 471 676 463 841 Returnable 2E Content (oz) 376 395 373 624 346 557 430 229 480 893 569 022 578 284 618 295 612 455 559 243 447 095 431 111 424 425 Feed 2E Grade (opt) 0.46 0.43 0.42 0.43 0.43 0.45 0.45 0.48 0.47 0.43 0.35 0.33 0.32 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 Mill Feed Tons 1 450 005 1 450 008 1 450 001 1 450 001 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 449 972 Feed 2E Content (oz) 492 505 542 482 529 295 484 177 480 784 498 058 482 830 454 597 494 294 454 891 468 984 511 537 590 375 Returnable 2E Content (oz) 450 636 497 255 487 482 445 390 442 386 458 959 444 629 418 918 455 652 418 790 431 185 470 697 544 168 Feed 2E Grade (opt) 0.34 0.37 0.37 0.33 0.33 0.34 0.33 0.31 0.34 0.31 0.32 0.35 0.41 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 Mill Feed Tons 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 141 038 482 785 155 786 141 148 Feed 2E Content (oz) 495 526 486 355 474 248 471 361 508 873 532 515 502 424 383 270 162 296 53 482 48 492 Returnable 2E Content (oz) 453 302 443 684 431 969 430 665 466 426 487 749 459 563 350 013 148 040 48 562 43 953 Feed 2E Grade (opt) 0.34 0.34 0.33 0.33 0.35 0.37 0.35 0.34 0.34 0.34 0.34 Parameter Bdget BudgetActual Parameter Parameter Budget 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0.45 0.50 0.55 0 200 000 400 000 600 000 800 000 1 000 000 1 200 000 1 400 000 1 600 000 F Y 2 0 1 9 F Y 2 0 2 0 F Y 2 0 2 1 F Y 2 0 2 2 F Y 2 0 2 3 F Y 2 0 2 4 F Y 2 0 2 5 F Y 2 0 2 6 FY 2 0 2 7 F Y 2 0 2 8 F Y 2 0 2 9 F Y 2 0 3 0 F Y 2 0 3 1 F Y 2 0 3 2 F Y 2 0 3 3 F Y 2 0 3 4 F Y 2 0 3 5 F Y 2 0 3 6 F Y 2 0 3 7 F Y 2 0 3 8 F Y 2 0 3 9 F Y 2 0 4 0 F Y 2 0 4 1 F Y 2 0 4 2 F Y 2 0 4 3 F Y 2 0 4 4 F Y 2 0 4 5 F Y 2 0 4 6 F Y 2 0 4 7 F Y 2 0 4 8 F Y 2 0 4 9 F Y 2 0 5 0 F Y 2 0 5 1 F Y 2 0 5 2 F Y 2 0 5 3 F Y 2 0 5 4 F Y 2 0 5 5 F e e d 2 E G ra d e ( o p t) M il l F e e d ( To n s) Mill Feed Tons Feed 2E Grade (opt)

128 Life of Mine Production Schedule for East Boulder Mine Table 31 and Figure 49 present the LoM production schedule for East Boulder Mine to FY2061. Figure 49 shows the progressive production ramp up as a consequence of the Fill The Mill Project to the steady state level in FY2022 until FY2049. Subsequently, there is an 7% reduction in planned annual output. With some modest capital expenditure, there are unscheduled Measured and Indicated Mineral Resources which can be brought into the LoM production schedule to main production at the steady state level. In addition, sustained additional underground definition drilling will permit the upgrade of Inferred Mineral Resources and allow sustained production at the steady state level beyond FY2049. Given the quantity of unscheduled Inferred Mineral Resources at East Boulder Mine, it is reasonable to expect that the definition drilling will permit the upgrading of significant Inferred Mineral Resources and subsequent conversion to Mineral Reserves. Another key attribute of the production profile is the consistency in 2E grades, which reflects less grade variability compared to Stillwater Mine. The Qualified Person considers the forecasted production levels achievable as mining equipment and manpower required to meet the increased development and stoping requirements have already mobilised to the mine. Table 31: LoM Production Schedule for East Boulder Mine FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 Mill Feed Tons 669 169 679 270 720 953 791 970 777 245 786 900 784 750 784 750 784 750 786 900 784 750 784 750 784 750 786 900 784 750 Feed 2E Content (oz) 238 598 253 541 248 473 287 687 288 804 287 225 286 441 287 225 286 441 287 225 286 441 287 225 286 441 287 278 286 493 Returnable 2E Content (oz) 217 579 229 442 223 842 259 882 260 891 259 464 258 755 259 464 258 755 259 464 258 755 259 464 258 755 259 512 258 803 Feed 2E Grade (opt) 0.36 0.37 0.34 0.36 0.37 0.37 0.37 0.37 0.37 0.37 0.37 0.37 0.37 0.37 0.37 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 Mill Feed Tons 784 750 784 750 786 900 784 750 784 750 784 750 786 900 784 750 784 750 784 750 786 900 784 750 784 750 784 750 786 900 Feed 2E Content (oz) 287 278 286 493 280 050 279 097 286 125 297 069 280 664 280 584 281 353 280 584 281 947 280 584 281 353 280 584 281 947 Returnable 2E Content (oz) 259 512 258 803 252 983 252 122 258 471 268 357 253 537 253 465 254 159 253 465 254 696 253 465 254 159 253 465 254 696 Feed 2E Grade (opt) 0.37 0.37 0.36 0.36 0.36 0.38 0.36 0.36 0.36 0.36 0.36 0.36 0.36 0.36 0.36 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 Mill Feed Tons 784 750 730 000 730 000 725 861 725 861 725 861 725 861 725 861 725 861 725 861 725 861 725 861 725 861 Feed 2E Content (oz) 280 584 261 724 253 927 257 490 257 490 257 490 257 490 257 490 257 490 257 490 257 490 257 490 257 490 Returnable 2E Content (oz) 253 465 236 427 229 385 232 603 232 603 232 603 232 603 232 603 232 603 232 603 232 603 232 603 232 603 Feed 2E Grade (opt) 0.36 0.36 0.35 0.35 0.35 0.35 0.35 0.35 0.35 0.35 0.35 0.35 0.35 Parameter Parameter Parameter Actual Budget Budget Budget 129 Figure 49: LoM Production Schedule for East Boulder Mine Mining Equipment Stillwater Mine 15.9.1.1 Stillwater West Section Operations in the Stillwater West Section are mechanised, employing various pieces of equipment as listed in Table 32. For this section, the mine makes use of 4.0 cubic yard and 6.0 cubic yard LHDs for infrastructure development and 2.0 cubic yard LHDs for operations on the reef including reef development and stope ore removal. Other key elements of the current fleet are face drill rigs, bolters and dump trucks. These are further supported by numerous utility and transport units. The Qualified Person is satisfied that, accounting for the geographical separation of the stoping and development areas and the daily production called for, the Stillwater East Section has sufficient equipment to meet current production targets. Table 32: Stillwater West Section Current Mechanised Mining Equipment Quantities Equipment Description Number of Existing Units Mechanised Bolters 11 CMAC Bolters 36 Face Drill Rigs 33 LHDs 75 Dump Trucks 24 Utility Vehicles 221 Tractors 6 Locomotives 13 Total 419 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 0.45 0.50 0.55 0 100 000 200 000 300 000 400 000 500 000 600 000 700 000 800 000 900 000 F Y 2 0 1 9 F Y 2 0 2 0 F Y 2 0 2 1 F Y 2 0 2 2 FY 2 0 2 3 F Y 2 0 2 4 F Y 2 0 2 5 F Y 2 0 2 6 F Y 2 0 2 7 F Y 2 0 2 8 F Y 2 0 2 9 F Y 2 0 3 0 F Y 2 0 3 1 F Y 2 0 3 2 F Y 2 0 3 3 F Y 2 0 3 4 FY 2 0 3 5 F Y 2 0 3 6 F Y 2 0 3 7 F Y 2 0 3 8 F Y 2 0 3 9 F Y 2 0 4 0 F Y 2 0 4 1 F Y 2 0 4 2 F Y 2 0 4 3 F Y 2 0 4 4 F Y 2 0 4 5 F Y 2 0 4 6 F Y 2 0 4 7 F Y 2 0 4 8 F Y 2 0 4 9 F Y 2 0 5 0 F Y 2 0 5 1 F Y 2 0 5 2 F Y 2 0 5 3 F Y 2 0 5 4 F Y 2 0 5 5 F Y 2 0 5 6 F Y 2 0 5 7 F Y 2 0 5 8 F Y 2 0 5 9 FY 2 0 6 0 F Y 2 0 6 1 F e e d P d + P t G ra d e ( o p t) M il l F e e d ( To n s) Mill Feed Tons Feed 2E Grade (opt) 130 A combination of vertical hoisting (via the shaft) and tramming (via trains and locomotives) is employed for the transport of ore and waste from the underground workings to the processing facility on surface. Currently, 60% of ore generated underground at the Stillwater Mine is hoisted via the shaft with the remainder being transported via train. The quantity of ore transported by rail will increase as the production levels at the Stillwater East Section increase. 15.9.1.2 Stillwater East Section The Stillwater East Section is currently under development and the mining equipment listed in Table 33 is currently being employed for development and ore production. The planned ore production from the Stillwater East Section will be supported by additional mechanised units to be procured over the next two years for development and production as indicated in Table 33. The planned development and production build-up and the resulting mechanised equipment requirements are supported by a detailed capital expenditure and equipment procurement schedule, providing for mining equipment procurement of approximately US$156 million over the FY2022 to FY2026 period. The Qualified Person is of the opinion that sufficient equipment has been scheduled for procurement over the next five years to meet the expanding production levels planned for the Stillwater East Section. Table 33: Stillwater East Section Current Mechanised Mining Equipment Quantities Equipment Description Number of Existing Units Mechanised Bolters 9 CMAC Bolters 12 Face Drill Rigs 12 LHDs 26 Dump Trucks 7 Utility Vehicles 39 Tractors 0 Locomotives 7 Total 112 East Boulder Mine Operations at East Boulder Mine are also mechanised, employing the equipment as listed in Table 34. The mine makes use of 4.0 cubic yard and 6.0 cubic yard LHDs for infrastructure development and 2.0 cubic yard LHDs for production mining operations on the reef, including development and stope ore removal. Table 34: East Boulder Mine Mechanised Mining Equipment Quantities Equipment Description Number of Existing Units Mechanised Bolter 5 CMAC Bolter 8 Face Drill Rigs 16 LHDs 34 Dump Trucks 7 Utility Supply Flatbeds 13 Tractor 13 Forklifts 8 131 Equipment Description Number of Existing Units Mechanised Bolter 5 Skidsteer 5 Locomotives 9 Mine Transportation 62 Road Maintenance 4 Total 176 The Qualified Person is of the opinion that, accounting for the geographical separation of the stoping and development areas and the daily production called for in the LoM production plan, the mine currently has sufficient equipment to meet production targets. Logistics Stillwater Mine A total of eleven adits have been driven and access underground workings at the Stillwater Mine; six are main accesses and intakes, four are dedicated exhausts, and one is an auxiliary drift. The main rail haulage adits are the 5000W and 5000E Levels. Ore is dropped down from the upper levels via a series of raise-bored ore and waste passes to transfer boxes on 5000W Level from where the rock is railed to the mine portal by diesel locomotives. The rail cars discharge ore or waste into a purpose-built tip that dumps into a haul truck. The haul truck dumps the ore onto a RoM stockpile ahead of the concentrator. The waste rock is transported to the East Side Waste Rock Dump. For the Stillwater East Mine, ore and waste is dropped down from the upper levels via a series of AlimakTM ore and waste passes to transfer boxes on the 5000E Level from where the rock is railed to the mine portal by diesel locomotives. The rail cars discharge ore or waste into two dumps that drop the material into a “box” from where surface loaders pick up the material and load haul trucks that transport and dump the ore onto a RoM stockpile ahead of the concentrator or haul the waste to the East Side Waste Rock Dump. Ore and waste rock from the levels below the portal adit of the 5000 Level is hoisted to surface via the Vertical Shaft. Ore and waste rock is transferred from all the levels above 3500W and below 5000 Level via a series of raise-bored ore and waste rock passes to the main transfer boxes on the 3500W Rail Level. Rock material (ore or waste) is hauled by tandem 20-ton diesel locomotives with eight to eleven ore cars per train (either nominal 10 ton or 9-ton capacity per car) and discharged into the mine tip on 3500 Level which reports to the shaft. All broken rock from the rock passes reports to the main jaw crusher which in turn feeds, via an apron feeder, onto the main conveyor belt on 3100W Level. The conveyor belt feeds into the main surge box prior to loading into measuring flasks at the skip boxes. The ore and waste rock is hoisted separately to surface using two 10-ton skips and deposited on separate stockpiles. There is sufficient available hoisting time to meet the LoM production requirements. A double deck 50-person capacity service cage is also available in the shaft that can move men and material from surface to service all levels between 4400 Level and 3100 Level.

132 A fully equipped ramp has been developed down to the 1600 Level, which is currently the lowest level on the mine. The ramp is used to haul production from the 2900, 2600, and 2300 Levels by bringing rock to the loading level of the shaft on 3500 Level. All ore and waste rock generated between 1600 Level and 2900 Level gravitates via rock passes down to lower levels where it is loaded via hydraulic chutes into articulated 30-ton haul trucks. Thereafter, the rock material is hauled to 2600 Level and discharged into the appropriate tips, which feed the 2500 Level chutes. The ore and waste rock is then loaded from the 2500 Level ore and waste chutes and hauled up the ramp to the 3500 Level by 42-ton diesel powered haul trucks. The various adits and the Vertical Shaft are used for the supply of all services to the underground operations, including compressed air, water supply, power, sandfill, and the transport of men, materials, equipment, diesel, explosives and rock. The Qualified Person is of the view that logistics employed at the Stillwater West Section for the transport of men, material and rock have sufficient capacity to meet the planned production levels. Considering the current and future design logistics capacities for the Stillwater East Section, there will be sufficient logistical support to meet the planned increases in production in this section. East Boulder Mine East Boulder Mine is accessed by two parallel tunnels from the surface portal, with the 6500 Level main access level equipped with 90lb rail for the transport of personnel, materials and rock to and from the mine. All levels above and below this access level are operated as trackless mining sections. Broken rock material (ore and waste) from the upper levels above the 9100 Level is transported to internal tips within each of the independent ramp systems. Ore and waste rock from the upper levels is gravitated to the main 6500 Level rail haulage via drop raises and Alimaks to near vertical ore and waste rock passes to transfer boxes on the 6500 Level from where the rock is railed to the surface by diesel locomotives. There are some internal transfers on the 7500, 7900 and 8500 Levels to place ore and waste into the Life of Mine (LoM) pass systems. All rock material on the upper levels passes through a grizzly to prevent blockage of the rock passes. Once on surface, the rail cars discharge the ore or waste material into dedicated tips from where ore is conveyed to the concentrator stockpile and waste is loaded out for tailings dam wall construction. The twin 6500 Level access tunnels (Tunnel 1 and 2) are used for the supply of all services underground, water, power, sandfill, and the transport of personnel, materials, equipment, diesel, explosives and rock. Compressed air is supplied by underground compressors near the main shop complex and all compressed air passes through a dryer to remove excess water from the air stream. During FY2019 and FY2020, Tunnel 2 was subjected to a rail upgrade to improve train cycle times required to meet the increasing levels of production (ore and waste) associated with the Fill the Mill Project. This work was completed after an 18-months period in June 2020. 133 The Qualified Person is of the opinion that, with the completion of the Tunnel 2 rail upgrade, the logistics employed at East Boulder Mine for the transport of personnel, material and rock are adequate to meet the planned production levels. Underground Mine Services Stillwater Mine 15.11.1.1 Overview Stillwater Mine continues to develop its infrastructure in FY2022 and beyond to accommodate the increased mining footprint resulting from the Stillwater East Section expansion. The infrastructure currently in place is being expanded to allow the mine to execute its LoM plan. 15.11.1.2 Ventilation Access and service adits and shafts are utilised for the ventilation of underground operations. In the Stillwater West Section, the openings are split between: • Intakes: Stillwater Shaft, 4800W Portal, 5000W Portal, 5500W Portal, and 5900 Portal; • Exhaust openings: 5400E Portal, 5400E Raisebore breakouts (x2), 5150W Portal, 5300W Portal, 6600W Alimak to Surface breakout, and the 6600W breakout adit. In the Stillwater East Section, there are two main intakes (5000E Rail Portal and 5000E Portal) and two 56E13800 Alimaks to Surface Breakouts for exhaust. Ventilation temperature is planned to be conducive to optimum machine and personnel productivity and this will be achieved by using propane bulk air heaters installed at the main intake airways to be operated in winter to limit water freezing. The maximum temperature for operations underground is targeted to be less than 85°F wet bulb. Stillwater Mine draws approximately 2 100 000 cubic feet per minute (cfm) of ventilation air through the exhaust system via fourteen 400hp main exhaust fans situated at various ventilation raises and adits. Ventilation flow is supplemented by booster fans ranging from 30hp to 150hp to create a mine-wide negative pressure system. Stope ventilation is achieved with 30hp to 75hp axial fans in conjunction with rigid and lay-flat ducting. Whenever possible, through ventilation is achieved by establishing a raise from the sill level of the stope to the level above. This allows a split of air from the primary circuit to flow through the stopes. Total fan power installed in the primary system is 6 300hp. There are additional development forcing fans in all the primary development sections. The development ends employ 75hp to 100hp fans which may be placed in series on longer development drives. Four 400hp main fans are utilised for the Stillwater East Section, with the remainder utilised for the Stillwater West Section. Approximately 680 000cfm is currently supplied to the Stillwater East Section. The long-term production goals with diesel equipment require an increase to 1 300 000cfm which will be supplied by eight 700hp main fans, the connection of the Benbow Decline to the Stillwater East Section 134 and another set of dual Alimak raises to surface at 56E22500. Several ventilation raises are planned for development in various strategic areas of the Stillwater West and East Section and commissioning during FY2022 and FY2023. 15.11.1.3 Mine Dewatering The lowest level at Stillwater Mine is the 1400W Level Decline and the lowest operational level is the 1600 West Level. Stillwater Mine has installed a series of “leapfrog” interim dams and pumps for the removal of waste and fissure water from these low points. Water is pumped from one pump station/sump up to the next in consecutive lifts to bring the water out of the mine via the 1900W Level Pump Station. Drain water is collected in sumps in the various haulages and pumped to the main pumps station or a drain hole on that level to ensure haulages and declines are kept dry. The 1900W Level Pump Station comprises six main pumps which pump water to an intermediate pump station on the 2500W Level, which pumps to a series of sumps on the 3100W Level, and water is then pumped from this intermediate pump station to the 4400W Level Pump Station. This water is then pumped up to the 5300W Level Surge Reservoir from where it is gravity fed to the West Clarifier on surface. Water from areas above the 5000E Level at the Stillwater East Section reports to the East Clarifier on surface while remainder of the water reports to the West clarifier through the 5300W level surge reservoir. A disk filtration system installed on surface in FY2020 was commissioned in Q1 FY2021 which was designed to treat all water disposed of via percolation and the Land Application and Disposal facility adjacent to the Hertzler Tailings Storage Facility to comply with recently issued water disposal regulations. The current pumping capacity of the Stillwater West Section is approximately 1 600gal per minute and is adequate for handling the expected amount of mine inflow water. In order to improve the management, maintenance and cost effectiveness of the pumping system, Stillwater Mine has approved a new high-pressure pumping system to reduce the number of sumps and pumps in the future. This will also reduce the amount of cascade feed and the effective head pumped. There is a proposal to install a single lift dewatering station at the 3200W Level to pump water from the 3200 Level to the 5300W Level Surge Reservoir or conversely, directly to the west clarifier. This will eliminate the 3100W Level and 4400W Level Pump Stations. The Qualified Person is of the opinion that Stillwater Mine has an appropriate mine dewatering system, which will be further enhanced on the completion of the upgrade discussed above, and that the dewatering system can handle all water inflows into the mine. 15.11.1.4 Compressed Air The installed compressed air system at Stillwater Mine consists of eleven stationary compressors for 19 600cfm of capacity. There are six compressors on the east side and five on the west side. These compressors are all located on surface and are tied into the total mine system by underground piping and a 12-inch diameter on-surface trunk line between the east side compressor house and the west 135 side Loci Barn compressor house. Compressed air volumes are being increased as production ramps up in the Stillwater East Section. In FY2021, an engineering study was launched with the inhouse projects team and executed by Nordmin Engineering to further delineate future needs. The compressed air service map for Stillwater Mine is shown in Figure 50. Figure 50: Stillwater Mine Compressed Air Service Map 15.11.1.5 Service Water Upgrades to the present service water system will provide the Stillwater East Section with approximately 550gal per minute of service water, which is sufficient for the projected production from this section. The 550gal per minute was calculated by taking historical Stillwater Mine service water quantities and correlating with the total tons of rock broken during the same period. This calculation took into consideration all sandfill, diamond drilling, mining and miscellaneous water uses required for the production at Stillwater Mine. The present surface pump house delivers service water to the Stillwater East Section and, as the production in this section continues to ramp up, the service water demand will increase. To meet the increased demand, the service water piping was upgraded to 8-inch diameter Schedule 40 steel pipe.

136 The 8-inch steel pipe was installed from the 5000E Portal through the 5000E Drive (TBM tunnel) to the bottom of the 5600E15-200 Utilities boreholes in Q1 FY2021. An upgrade of the three vertical turbine pumps motors to 100hp in the surface pump house was required to meet the ultimate steady-state water demand. These upgrades, along with the 8-inch piping upgrade, allow the surface pumps to deliver 550gal per minute of water to the 5600E15-200 Drill Water Reservoir (DWR), which was commissioned in May 2020. Additional service water reservoirs are planned as follows: • 6000E15-200 DWR will be commissioned during FY2022; and • 6400E15-200 DWR will be commissioned during FY2023. A schematic diagram showing the Stillwater East Section service water reticulation is shown in Figure 51. Figure 51: Stillwater East Section Service Water Reticulation East Boulder Mine 137 15.11.2.1 Overview East Boulder Mine continues to increase its mining footprint and development continues upwards to generate more Mineral Reserves. This development is supported by the necessary mine services and infrastructure, which includes the following: • 6500, 7200 and 8200 Level sand plants; • An optimised ventilation system; • Infrastructure for the 72740-ramp system; and • Infrastructure required for the development of the 7500 and 7200 Footwall Levels and the Frog Pond incline. 15.11.2.2 Ventilation East Boulder Mine draws 550 000cfm of air to ventilate the underground operations via four main mains fans, 400hp exhaust fans located at the Brownlee Ventilation Raises (two) and Simpson Creek Raise and one 600hp fan located at the Graham Creek Raise. The air is exhausted via two vertical raises to the Frog Pond adit, a raise to Simpsons Creek adit and the Graham Creek Raise. Additional forcing fans are utilised in primary development sections. Stope ventilation is achieved with 40hp to 100hp axial fans in conjunction with rigid and lay-flat ducting. Whenever possible, through ventilation is achieved by establishing a raise from the sill level of the stope to the level above. This allows separate and unique air from the primary circuit to flow through the stopes. Prior to the Fill The Mill Project, the East Boulder Mine ventilation system serviced four development sections and six stope production sections. The Fill The Mill Project added a fifth development section and a seventh stoping section and the ventilation system has been upgraded by developing an incline to surface that holes into the pre-existing Frog Pond adit. In addition, circulating volumes have been increased to 600 000cfm of exhaust air, taking advantage of the redundancy in the existing fan system, which was operating at 60% capacity. Therefore, there was no need to increase the number of fans although, in the medium term, there is a plan to upgrade the Graham Creek fan to 850hp from the current 600hp. The mine uses a negative ventilation draw system, which minimises the use of ventilation doors and reduces air leakage and is, therefore, more power efficient than the forced ventilation system previously implemented at the mine. The reduction in the number of ventilation doors in the main traveling drives to seven has saved the time lost in traversing the airlocks and eliminating potential collision incidents. Air entering the mine on the 6500 Level is heated via two propane bulk air heaters in the winter to prevent freezing of pipes and to ensure productive working temperatures. Carbon monoxide monitors and airflow monitors are positioned at strategic positions in the mine to detect fire in the underground sections, which is a back-up to a stench smell release system in place for the operators in remote areas. The mine also employs real-time diesel particulate matter sensors at various underground locations to better the healthy environment for the employees. 138 The Qualified Person is satisfied with the current ventilation system which provides air flow that is adequate for the mine’s needs. 15.11.2.3 Mine Dewatering Mining operations are primarily situated above the main adit level allowing for water drainage from the active sites and, therefore, water pumping is not a major challenge. Furthermore, water inflow from fissures and underground aquifers is minimal. Ramp development below the 6500 Level is equipped with normal mobile pumps and cascade sump/pumps to bring the water to the 6500 Level. Water management focus is primarily to ensure that there is adequate infrastructure to manage service water and wastewater from the underground fill. The pumping capacity of the mine is approximately 396gal per minute from the main pump station on the 6500 Level, which exceeds the historical and current water flow rates of less than 200gal per minute. The Qualified Person is satisfied with the pumping capacity at the mine, which meets the current and future needs of the mine. 15.11.2.4 Compressed Air The present compressed air system at East Boulder Mine consists of five stationary compressors and a mine wide distribution system. These compressors are all located underground and are tied into the mine compressed air system by underground piping and a controller, and deliver compressed air based on demand. Air is piped via an 8-inch diameter main trunk on the 6500 Level, 6-inch diameter pipes up each ramp, and 6-inch or 8-inch lines on each level. There is also a dedicated 10-inch trunk that runs from the compressors near the central shop to the 7500 Level. All the pipes are interconnected. Each compressor is rated at 500hp and can deliver 1 750cfm at 125psig at the 6500 Level elevation. Collectively, all compressors can deliver over 8 700cfm but only four compressors are required to run at peak demand, with normal duty requiring three compressors run online and with the fifth providing the required redundancy. A compressed air dryer was commissioned on 6500 Level in early FY2020 to reduce water in the air lines. A 10-inch diameter pipeline loop from the 7500 Level up to the 8200 Level was installed in FY2020 to increase storage capacity above the 7500 Level. A 200 HP satellite compressor was added in FY2021 to service a long hole drilling machine, with three more satellite compressors to be added and installed at long hole drilling locations. In addition, studies on long-term engineering and option planning started in FY2021 and scheduled for completion in FY2022 will which more closely define the long-term compressed air requirements and strategy. As a result, the Qualified Person is satisfied with the compressed air system in place at East Boulder Mine. The compressed air service map for East Boulder Mine is shown in Figure 52. 139 Figure 52: East Boulder Mine Compressed Air Distribution System 15.11.2.5 Service Water The current service water system consists of multiple DWRs situated on each level underground (Figure 53). The DWR system is fed from the riser pump located at the surface clarifier, which receives the return water from the mining activities underground. The clarified water is pumped underground via a pipeline from the clarifier to the 6500 Level DWR from where it is pumped vertically to the DWRs at the higher levels in the mine in a cascading fashion – DWRs are located at the 6500, 6700, 6900, 7200, 7500, 7900, 8200, 8500 and 8800 Levels. Clean Portal Water is also distributed to the 6500 DWR via a pipeline in Tunnel 1 from a sump inside Portal 1. The future water distribution plan provides for one more DWR at the 9100 Level. The DWRs are equipped with pump skids that have two pumps per skid, each pump delivering 300gal per minute at 350ft of head. The 7900, 8200, 8500 and 8800 DWRs are controlled via variable frequency drives (VFDs) and 40hp pumps, whereas the rest of the DWRs have 125hp direct feed pumps. Each system is sufficient and the DWR planned will be constructed with 40hp pumps and VFDs. The Qualified Person is satisfied with the current service water system, which provides sufficient service water to the mining operations, and no major additions are required. The planned upgrades will ensure the mine has sufficient service water for to the expanded operations.

140 Figure 53: East Boulder Mine Drill Water Reservoir Layout Manpower Table 35 and Table 36 show the LoM manpower plans for Stillwater and East Boulder Mines, respectively. A 13% increase in total manpower is planned in FY2022 to bolster the mining, technical services and administration, surface operations and engineering and maintenance complements for the sustainability of the steady state production levels following the conclusion of the Fill The Mill Project at East Boulder Mine. However, the manpower figures are forecast to remain at the FY2022 levels for the remainder of the LoM. Total manpower increases ranging from 4% to 9% are planned at Stillwater Mine 141 from FY2022 to FY2024 because of the expansion of the mining complement required to achieve the production ramp up at the Stillwater East Section. The manpower levels are forecast to remain relatively stable from FY2025 to FY2046 as the operations approach and attain the steady state production level after which the manpower figures decline in response to declining tonnage planned in the LoM production plan. Table 35: LoM Manpower Plan for Stillwater Mine FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 Mining 761 777 870 772 839 944 918 888 848 816 812 820 822 Engineering Maintenance 169 191 148 209 234 243 243 243 243 243 243 243 243 Technical Services & Admin 99 123 147 228 291 291 291 291 291 291 291 291 291 Concentrator 42 42 43 52 54 54 54 54 54 54 54 54 54 Surface 19 27 28 24 28 28 28 28 28 28 28 28 28 Total Mine Site 1 090 1 159 1 236 1 285 1 446 1 560 1 534 1 504 1 464 1 432 1 428 1 436 1 438 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 Mining 824 821 825 824 823 814 814 814 813 814 770 740 707 Engineering Maintenance 243 243 243 243 243 243 243 243 243 243 243 222 199 Technical Services & Admin 291 291 291 291 291 291 291 291 291 291 291 291 291 Concentrator 54 54 54 54 54 54 54 54 54 54 54 54 54 Surface 28 28 28 28 28 28 28 28 28 28 28 28 28 Total Mine Site 1 440 1 437 1 441 1 440 1 439 1 430 1 430 1 430 1 429 1 430 1 386 1 335 1 279 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 Mining 692 665 576 576 576 559 559 494 361 260 190 - - Engineering Maintenance 199 194 194 194 194 194 194 194 194 194 194 - - Technical Services & Admin 291 291 291 291 276 276 276 266 256 222 205 - - Concentrator 54 54 54 54 54 54 54 54 54 54 54 - - Surface 28 28 28 28 28 28 28 28 28 28 28 - - Total Mine Site 1 264 1 232 1 143 1 143 1 128 1 111 1 111 1 036 893 758 671 - - Description Budget Description Budget Actual Budget Description 142 Table 36: LoM Manpower Plan for East Boulder Mine The Qualified Person noted that higher mining productivities are forecast at East Boulder Mine than the steady state productivity levels at Stillwater Mine when viewed in terms of tonnage generated per number of mining employees. However, the planned mining manpower levels for Stillwater and East Boulder Mines are aligned to the actual levels of productivity achieved previously. Accordingly, the Qualified Person is satisfied with the current manpower plans for Stillwater and East Boulder Mines. FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 Mining 282 281 294 326 325 327 327 327 327 327 327 327 327 327 327 Engineering Maintenance 64 71 71 79 79 79 79 79 79 79 79 79 79 79 79 Technical Services & Admin 41 44 46 57 57 58 58 58 58 58 58 58 58 58 58 Concentrator 31 29 30 34 34 33 34 34 34 34 34 34 34 34 34 Surface 18 18 16 20 20 20 20 20 20 20 20 20 20 20 20 Total Mine Site 436 443 457 516 515 517 518 518 518 518 518 518 518 518 518 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 Mining 327 327 327 327 327 327 327 327 327 327 327 327 327 327 329 Engineering Maintenance 79 79 79 79 79 79 79 79 79 79 79 79 79 79 79 Technical Services & Admin 58 58 58 58 58 58 58 58 58 58 58 58 58 58 58 Concentrator 34 34 34 34 34 34 34 34 34 34 34 34 34 34 34 Surface 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 Total Mine Site 518 518 518 518 518 518 518 518 518 518 518 518 518 518 520 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 FY2062 FY2063 Mining 331 333 335 337 339 341 343 345 347 345 348 335 301 303 305 Engineering Maintenance 79 79 79 79 79 79 79 79 79 79 79 79 79 79 79 Technical Services & Admin 58 58 58 58 58 58 58 58 58 58 58 58 58 58 58 Concentrator 34 34 34 34 34 34 34 34 34 34 34 34 34 34 34 Surface 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 Total Mine Site 522 524 526 528 530 532 534 536 538 536 539 526 492 494 496 Description Actual Description Description Budget Budget Budget 143 PROCESSING AND RECOVERY Mineral Processing Methods Background Ore processing plants at Stillwater and East Boulder Mines and the smelter and base metal refinery at the Columbus Metallurgical Complex have been in continuous operation for decades. All metallurgical processes and technology in place at the ore processing, smelting and refining facilities are appropriate, well-proven and aligned to norms and practices in the PGM sectors. The processing methods were selected based on metallurgical testwork carried out as part of feasibility studies at the time of development. However, results of the testwork have been superseded by actual operational data and experience accumulated over several years of continuous successful operation of these facilities. Accordingly, there are no plans to introduce new processing technology at the processing facilities. The plant capacity upgrades at Stillwater Concentrator and the metallurgical complex are based on existing technology and process flowsheets. The plans to maximise installed capacity at the East Boulder Concentrator is similarly based on existing and proven technology. Ore Processing Stillwater Concentrator 16.2.1.1 Plant Capacity The PGM concentrator at Stillwater Mine was commissioned in 1987 as a 500-ton per operating day conventional crushing, milling and flotation plant producing a PGM-base metal sulphide concentrate suitable for downstream smelting and refining. Following several process modifications and expansions, the concentrator capacity increased to approximately 3 100 tons per operating day by FY2020. The concentrator has historically operated on a ten-day or eleven-day fortnight basis and has been switched off every second weekend resulting in approximately 75% utilisation. This was required to maintain the balance with mining volumes of 750 000 tons per year at the time, but the concentrator currently operates on a continuous basis with a target utilisation of 92% due to the increased tonnage delivered from the mine in recent years. At the 92% utilisation, the plant capacity before expansion is equivalent to approximately 1.04 million tons per year. A significant capital expansion project currently underway and due to be finalised and commissioned in late (Q3-Q4) FY2022 will result in an operational capacity increasing to 4 110 tons per operating day (i.e., 1.45 million tons per year) at full utilisation. This will accommodate additional material from the Stillwater East Section. The following areas of the concentrator are being upgraded with a view to increasing tonnage throughput capacity: • Milling Section: A new SAG mill, a new ball mill and new pebble crushing facility, will be installed to replace the current comminution facility, which will be decommissioned. The new milling building will be located immediately adjacent to the current structure and is due to be

144 commissioned in late (Q3-Q4) FY2022 and capital expenditure has been budgeted for the completion of this section during FY2022; • Flotation Section: Associated with the milling circuit replacement, the flash flotation cells will also be replaced with new cells. The remainder of the flotation circuit requires minimal expansion, with the addition of a few cleaner cells, and the increase in capacity of some of the float column cells. The existing float plant building has sufficient capacity and infrastructure to accommodate the minor expansions required. This upgraded circuit is planned to be commissioned in parallel with the new milling circuit in late FY2022; • Tailings Section: Confirmatory work is currently underway, but indications are that the tailings section has sufficient capacity to accommodate the increased throughput in terms of thickening, slurry pumps and lines and return water pumping and lines; and • Concentrate Handling: Upgrade of the concentrate handling facility was commissioned at the end of FY2020. The concentrate thickener has been replaced and a new stock tank and filter press have been installed. The dry concentrate bin has also been replaced to allow delivery into the new side-tipping trucks, which have been implemented for the transportation of the concentrate from the mine to the Columbus Metallurgical Complex. These same trucks return with slag and reverts for reprocessing. 16.2.1.2 Manpower Requirements The plant staffing comprises four crews operating on two 12-hour shifts of one Supervisor, four Operators and a Tailings Storage Facility Operator. Current budget staff is twelve Maintenance (Mechanical) Technicians to support Concentrator, Surface Operations, Paste Plant, Water Treatment, and Building Maintenance and these technicians follow the 24-hour per 7-day week shift rotation system. There are four Electrical Technicians with the same area of responsibility as Concentrator Maintenance Technicians but working on a seven-day per week basis. Major and routine planned maintenance is scheduled on a regular basis to ensure the plant mechanical availability of 92% is maintained. 16.2.1.3 Process Description The concentrator currently receives ore from the Off-shaft and Upper West areas of the Stillwater West Section and Blitz West area of the Stillwater East Section as well as slag and brick recycle materials from the smelter. Smelter slag and brick recycle materials are delivered to the primary crushing area and are campaign-treated through the concentrator. A typical slag campaign would last 24 hours and would entail process changes such as different reagent dosages, lower throughput and shutting down the flash float circuit. Approximately 75% to 80% recovery of contained 2E is the sustainable target for these campaigns. The concentrator has previously processed approximately 1.1 million tons per year of RoM ore feed at a 92% total 2E recovery from this material (FY2020). The current expansion is based on the existing process flow diagram which is presented in Figure 54. The process comprises open circuit crushing followed by two stages of milling, with the sized product being delivered to the flotation circuit. Various stages of flotation including roughing, cleaning and scavenging in addition to a regrind circuit ensure that recovery is optimised and concentrate grades suitable for smelting are realised. 145 Figure 54: Block Flow Diagram of the Stillwater Concentrator 16.2.1.4 Production Plan The recent history and budget operational parameters for the concentrator are presented together with the LoM production plan in Table 37, Figure 55 and Figure 56. The FY2019, FY2020 and FY2021 data presented reflects the actual annual performance whilst the FY2022 to FY2055 data represents current budget targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have not been obtained historically, but as a result of the process upgrades underway and the minor increases projected, are deemed reasonable budget targets. Table 37: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 Total Feed tons 955 940 981 333 936 439 1 132 642 1 275 472 1 350 816 1 302 836 1 404 651 1 447 597 1 442 296 1 450 032 1 355 137 1 450 004 Concentrate Produced tons 18 773 21 815 22 703 24 749 27 900 29 588 28 567 30 787 31 873 31 714 31 851 29 757 31 837 2E Recovery % 91.39 91.86 91.62 92.24 92.31 92.00 92.09 92.05 92.48 92.35 92.26 92.23 92.22 2E Metal Produced oz 376 395 373 618 346 569 430 229 480 893 567 426 569 420 601 823 616 095 538 139 475 913 438 392 459 831 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 Total Feed tons 1 450 009 1 444 692 1 449 980 1 449 957 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 450 000 1 442 946 Concentrate Produced tons 31 842 31 785 31 955 31 921 31 985 32 013 32 016 32 043 32 065 32 065 32 048 31 960 31 742 2E Recovery % 92.23 92.40 92.56 92.46 92.64 92.73 92.74 92.81 92.88 92.88 92.83 92.57 92.39 2E Metal Produced oz 464 953 464 762 455 646 437 498 459 848 485 286 476 041 449 571 443 632 438 374 449 542 444 024 445 350 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 Total Feed tons 1 450 000 1 450 000 1 450 865 1 450 000 1 450 000 1 450 000 1 357 731 945 728 496 730 316 266 256 635 Concentrate Produced tons 31 812 31 702 31 741 31 768 31 751 31 798 29 784 20 757 10 894 6 952 5 646 2E Recovery % 92.14 91.83 91.88 92.02 91.97 92.10 92.13 92.18 92.11 92.32 92.40 2E Metal Produced oz 444 759 440 298 451 895 459 379 457 645 460 819 403 858 291 683 151 694 97 371 75 316 Parameter Budget Units Units Units Actual Budget Parameter Parameter Budget 146 Figure 55: Stillwater Concentrator Actual and Forecast LoM Operational Throughput and Outputs Figure 56: Stillwater Concentrator Actual and Forecast LoM Operational Data - 5 10 15 20 25 30 35 0 200 400 600 800 1 000 1 200 1 400 1 600 FY 2 0 1 9 FY 2 0 2 0 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 C o n c e n tr a te ( th o u sa n d t o n s) F e e d ( th o u sa n d t o n s) RoM Ore Feed Recycle Feed Concentrator Capacity Concentrate Produced 0 100 200 300 400 500 600 700 74 76 78 80 82 84 86 88 90 92 94 96 98 FY 2 0 1 9 FY 2 0 2 0 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 2 E M e ta l P ro d u c e d ( k o z) 2 E R e c o v e ry ( % ) 2E Metal Produced 2E Recovery 147 16.2.1.5 Energy Requirements Power to the concentrator is fed from the West Substation as detailed in Section 17.1.3 and is delivered to the plant via incoming Line #2. The substation has sufficient capacity for the concentrator and the planned expansions. 16.2.1.6 Water Requirements The Stillwater Concentrator water balance is water-positive, and the concentrator receives return water from the Hertzler TSF, as well as treated water from underground. The Nye TSF is used as the excess water storage facility. East Boulder Concentrator 16.2.2.1 Plant Capacity The concentrator at East Boulder Mine was commissioned in 2001 as a 2 000-ton per operating day conventional crushing, milling and flotation plant producing a PGM-base metal sulphide concentrate suitable for downstream smelting and refining. The current capacity of the concentrator is approximately 2 500 tons per operating day following several process modifications and expansions. This capacity is equivalent to an estimated 838 000 tons per year at 92% operational utilisation which exceeds the planned steady state ore production levels of approximately 785 000 tons. The concentrator has historically processed approximately 650 000 tons per year of RoM ore feed from the Frog Pond East and West Sections of East Boulder Mine and achieved total 2E recoveries of approximately 91%. Operating the plant below capacity necessitated a ten-day or eleven-day fortnight operating basis, with plant switch-off every second weekend resulting in approximately 75% utilisation. Implementation of the Fill The Mill Project has resulted in a progressive increase in concentrator utilisation to the current (FY2021) average of 91%, with above 95% utilisation having been achieved in March, April and August 2021. The Qualified Person notes the plan to sustain the budgeted recovery to an average 91% for the LoM, which should be achievable through metallurgical input and optimisation, particularly given the change to continuous operations. The planned tonnage throughput of approximately 785 000 tons per annum for the LoM is deemed achievable considering that the annual targets are significantly below the 838 000 tons per year plant capacity at full operational utilisation. The upgraded concentrate handling facility which includes larger filter press and concentrate storage bin than were previously used and cater to side-tipping bulk trucks can handle the anticipated concentrate volumes. The side-tip trucks have the added advantage of also being usable for transporting slag or bricks from the Columbus Metallurgical Complex to the concentrators.

148 16.2.2.2 Manpower Requirements The plant staffing comprises three crews operating two 12-hour shifts of one Supervisor and three Concentrator Operators and one Heavy Equipment Operator per rotating crew as well as one Water Systems Operator. An additional three “roving” Concentrator Operators fill in for absences. Maintenance is currently staffed with six Mechanical Technicians, two Electrical Technicians, one Maintenance General Foreman, one Maintenance Planner and one Supervisor, all of whom currently work on a five-day per week basis. Major and routine planned maintenance is scheduled for shut-down intervals lasting 12 to 36 hours for every 28 days of plant run time, which has resulted in plant mechanical availability of more than 99%. These staffing levels are adequate for the current levels of operation. The increase in throughput necessitated the appointment of a fourth shift and the transition to continuous operations. Therefore, planned maintenance shut-downs have been initiated to ensure plant availability is maintained. 16.2.2.3 Process Description The simplified block flow for the East Boulder Concentrator is presented in Figure 57. The process comprises open circuit crushing followed by two stages of milling, with the sized product being delivered to the flotation circuit. Various stages of flotation including roughing, cleaning and scavenging in addition to a regrind circuit ensure that recovery is optimised and concentrate grades suitable for smelting are realised. Figure 57: East Boulder Concentrator Simplified Block Flow Diagram 149 16.2.2.4 Production Plan The recent history and budget operational parameters for the East Boulder Concentrator are presented together with the LoM budget data for the East Boulder Concentrator in Table 38, Figure 59. The FY2019, FY2020 and FY2021 data presented reflects the actual annual performance whilst the FY2022 to FY2061 data represents current budget targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets. Table 38: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs The key variables reviewed for the LoM are presented in Figure 58 and Figure 59. FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 Total Feed tons 669 169 722 200 720 033 791 970 777 245 786 900 784 750 784 750 784 750 786 900 784 750 784 750 784 750 786 900 784 750 Concentrate Produced tons 15 945 17 733 17 859 19 472 19 110 19 347 19 294 19 294 19 294 19 347 19 294 19 294 19 294 19 347 19 294 2E Recovery % 90.80 90.85 90.60 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 2E Metal Produced oz 217 579 241 932 223 842 259 882 260 891 259 464 258 755 259 464 258 755 259 464 258 755 259 464 258 755 259 512 258 803 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 Total Feed tons 784 750 784 750 786 900 784 750 784 750 784 750 786 900 784 750 784 750 784 750 786 900 784 750 784 750 784 750 786 900 Concentrate Produced tons 19 294 19 294 19 347 19 294 19 294 19 294 19 347 19 294 19 294 19 294 19 347 19 294 19 294 19 294 19 347 2E Recovery % 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 2E Metal Produced oz 259 512 258 803 252 983 252 122 258 471 268 357 253 537 253 465 254 159 253 465 254 696 253 465 254 159 253 465 254 696 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 Total Feed tons 784 750 730 000 730 000 725 861 725 861 725 861 725 861 725 861 725 861 725 861 725 861 725 861 725 861 - - Concentrate Produced tons 19 294 17 948 17 948 17 846 17 846 17 846 17 846 17 846 17 846 17 846 17 846 17 846 17 846 - - 2E Recovery % 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 91.00 92.00 - - 2E Metal Produced oz 253 465 236 427 229 385 232 603 232 603 232 603 232 603 232 603 232 603 232 603 232 603 232 603 232 603 - - Parameter Units Budget Budget Budget Parameter Units Actual Parameter Units 150 Figure 58: East Boulder Concentrator Actual and Forecast LoM Operational Throughput and Outputs Figure 59: East Boulder Concentrator Actual and Forecast LoM Operational Data - 5 10 15 20 25 - 100 200 300 400 500 600 700 800 900 FY 2 0 1 9 FY 2 0 2 0 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 C o n c e n tr a te P ro d u c e d ( th o u sa n d t o n s) F e e d ( th o u sa n d t o n s) Total Feed Concentrator Capacity Concentrate Produced 0 50 100 150 200 250 300 74 76 78 80 82 84 86 88 90 92 94 96 FY 2 0 1 9 FY 2 0 2 0 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 2 E M e ta l P ro d u c e d ( k o z) 2 E R e c o v e ry ( % ) 2E Metal Produced 2E Recovery 151 16.2.2.5 Energy Requirements The concentrator at East Boulder Mine is fed with power from a dedicated substation which comprises a 15/20MVA transformer. Sufficient power is available for the mill operations. 16.2.2.6 Water Requirements The overall mine water balance is water positive, requiring disposal of treated water. The concentrator utilises a combination of TSF return water and treated underground water for processing purposes. 16.2.2.7 Process Materials Requirements As is the case for the Stillwater Concentrator, the process materials (reagents and steel balls) used in the East Boulder Concentrator are readily available and mostly sourced from credible suppliers located in the USA or North America. The Qualified Persons are satisfied that the measures in place in respect of the supply of process materials which should ensure security of supplies over the life of the operations. Concentrator Process Control Sampling The concentrators at Stillwater and East Boulder Mines carry out routine sampling at various stages of the process to produce the data required for the management of the processes and accounting for the metals processed. The samples are analysed at the Sibanye-Stillwater-owned and operated laboratory located at the Columbus Metallurgical Complex. Concentrator feed samples for Stillwater and East Boulder Mines are not taken at either concentrator due to the inclusion of flash flotation and gravity recovery processes within the milling circuit. This precludes representative sampling of the concentrator head feed stream and, as a result, concentrator metallurgical recoveries and plant head feed grades (which are the basis for Mineral Reserve grades reported) are back-calculated from feed mass, concentrate mass and grade, and tailings grade. The concentrate and tailings samples are taken at both concentrators using automated linear falling stream sample cutters. The samples are produced in duplicate using two stage rotary samplers on the concentrate thickener feed pipeline, resulting in a 24-hour composite sample, which is representative of the concentrator final product. This composite sample is not used for accounting purposes as the concentrate sample from the smelter is used for this purpose. Linear falling stream sample cutters also produce the primary tailings samples, which are reduced using two stage rotary tailings samplers at both plants to produce duplicate samples from the final float tails streams. This tailings material sampling process results in the production of a duplicate daily composite sample for analysis. The final tails material is then pumped to the sand plant in the case of the concentrator at East Boulder Mine, and the tailings dewatering section for the concentrator at Stillwater Mine. The laboratory analytical process followed for the concentrator samples resembles that employed for the geological samples described in Section 10 although the concentrate samples are processed in a separate line dedicated for the receiving, preparation and analysis of these high-grade samples. The

152 sampling equipment and the sampling regimes in place are adequate and suitable for the operations. The concentrate sample analyses are subsequently verified via the automated sampling process of the concentrate at the smelter and analysis at the laboratory. Smelting and Refining Background The Columbus Metallurgical Complex was commissioned in 1990 and focused on smelting concentrate from Stillwater Mine. Initially, a 30-ton concentrate per day smelting facility was installed, which was subsequently replaced with a 100-ton per day unit in 1999. Prior to 1990, concentrate from the concentrator at Stillwater Mine (the only concentrator at the time) was exported to Belgium for toll treatment and refining. The smelting operations have been expanded over the years, with the diversity of the operations at the complex also expanded to include base metal refining and PGM autocatalytic converter recycling operations. Currently, the smelter beneficiates the primary PGM concentrate from Stillwater and East Boulder Mines as well as PGM autocatalytic material sourced from third parties. There have been modest capacity upgrades of various units of the smelter and refinery which are part of the Blitz Project. Smelter 16.3.2.1 Capacity The smelter comprises two 150-ton per day primary smelting furnaces (Furnace #1 and Furnace #2), both of which can be configured to operate in a primary role or alternatively with Furnace #2 in a primary role and Furnace #1 in a slag cleaning role. PGM concentrate averaging 11% to 13% moisture is received from the concentrators in 30-ton side-tipping trucks. The following areas of the smelter are being or have been recently upgraded with a view to increasing tonnage throughput capacity in response to production increases at Stillwater and East Boulder Mines: • Concentrate Receiving and Drying: A completely new concentrate receiving facility was designed and constructed. This allows delivery via side-tip trucks with the concentrate offloaded and rehandled into the feeding system via a dedicated front-end loader. A new fluid bed dryer has also been installed with a nominal capacity of approximately 400 tons per day, which increased the concentrate drying capacity to accommodate the planned increases in concentrate production. Both concentrate handling and drying facilities were commissioned in early FY2021; • Smelter and Gas Cleaning: The hearth on Electric Furnace 2 was increased in size and the feeding system was upgraded. Both Electric Furnace 1 and Electric Furnace 2 now operate in primary smelting duty at an installed power of 7.5MW each, with a combined feed capacity of 300 ton per day of dried concentrate. The Electric Furnace 2 upgrades were completed during FY2018 and no further work is envisaged. The gas handling facility did not require any upgrades to accommodate the increased furnace capacity and has demonstrated adequate capacity since the completion of the Electric Furnace 2 upgrade; 153 • Granulation: The slag handling methodology is such that top blown rotary converter slag and furnace slag materials are treated separately. While the furnace slag is slow cooled and returned to the Stillwater or East Boulder Mine Concentrators for re-milling, the converter slag is granulated at the smelter. This granulation facility has been redesigned for upgrade. The top blown rotary converter matte dryer was installed during FY2021, but the electric furnace matte/top blown rotary converter slag dryer will be installed in early FY2022; • Top Blown Rotary Converters: Hatch recommended a third top blown rotary converter as part of its design and capacity increase review, but the existing two top blown rotary converters are planned to be upgraded to larger drums, which will mean larger charge capacity and longer blowing time. This will increase overall converting capacity by reducing converter downtimes. This project is due for implementation during FY2022. A further change to the top blown rotary converter operation will be implemented in FY2023 when the converter slag will be treated in its own slow cooling facility outside the building before being crushed and fed back to the furnaces as a high-grade revert product; and • Regeneration: In order to maintain the Columbus Metallurgical Complex’s permitted sulphur dioxide discharge level in the final atmospheric discharge gas, an additional sodium hydroxide regeneration train was installed. This unit modifies the scrubber liquor with the addition of further NaOH and subsequent addition of hydrated lime, which precipitates a gypsum product (CaSO4.2H2O), which is sold as an agricultural soil modifier and regenerates the NaOH for reuse in the scrubber circuits. The additional caustic regeneration train is a duplicate of the existing trains and is fully operational. 16.3.2.2 Process Description The simplified process flow block diagram for the smelter processes is presented in Figure 60. The concentrate bins delivered to the smelter are sampled, where after the concentrate is discharged via an elevator system into a fluidised bed dryer. Natural gas is available at the Columbus Metallurgical Complex site as a piped utility and, as such, is used wherever possible as a heating source. The dryer is thus natural gas fired and reduces the concentrate moisture to below 1%. Used automotive catalysts, which average 70oz 2E per ton, are combined with the new concentrate feed after the dryer. These materials are sampled and prepared separately. The treatment and processing of recycle materials is addressed in Section 22.1. High-temperature furnace fume and process gases from the electric furnace roof extraction system enter a primary bag house, whilst the lower temperature gas and particulates from the tapping, converting and granulation processes enter a secondary baghouse. The baghouses use high- performance Gore-Tex coated membrane bags to capture the particulates, which are recycled back to the furnace feed hoppers via a pneumatic conveying system. Matte produced from the arc furnaces is granulated and then charged into the top-blown rotary converter (TBRC), where the sulphur and iron components are oxidised. The slag from this process is recycled to the furnaces. The matte typically contains 350oz 2E per ton to 700oz 2E per ton, 28% to 30% Cu, 40% to 42% Ni, 20% to 22% S, 2% iron (Fe) and the balance comprising cobalt (Co), gold (Au), silver (Ag), Rh, tellurium (Te) and selenium (Se). 154 Figure 60: A Simplified Block Flow Diagram of the Smelter 16.3.2.3 Process Control Sampling All concentrate transfers to the smelter from the two concentrators are sampled using a pipe sampler on a grid pattern prior to offloading. A final composite sample per shipment with an ultimate sample mass of approximately 10lbs is then transported to the in-house laboratory. This sample provides the definitive analysis for the concentrate from the concentrators, which is used in the metallurgical accounting process. Converter matte, once granulated, is the smelter final product and is sampled at the smelter by a falling stream sampler at the granulator. A primary sample is taken, which is reduced to approximately 2lb via a twelve-point rotary splitter before being manually delivered as a duplicate sample to the in-house laboratory. This sample provides the definitive analysis for the convertor matte from the smelter, which is used in the metallurgical accounting process. The laboratory analysis process flow for smelter samples resembles that for the geological samples described in Section 10, although the converter matte and concentrate samples are processed in a separate line dedicated for the receiving, preparation and analysis of high-grade samples. Other samples produced by the smelter for analysis at the analytical laboratory, which are utilised for internal accounting purposes, are as follows: • Furnace slag: spoon samples are taken during the tapping process and composited daily; • Converter slag: converter slag is grab sampled from each bin produced for recycle back to the furnaces, and composited on a daily and weekly basis; • Furnace matte: furnace matte is grab sampled from each bin produced and composited on a daily and weekly basis; and 155 • Gypsum product: gypsum product is pipe-sampled from each weekly composite sample container bin resulting in a bulk sample, which is dried and incrementally split for analysis of the final aliquot. The sampling equipment and the sampling regimes in place at the smelter are adequate and suitable for the operations. 16.3.2.4 Production Plan The recent history and budget operational parameters for the smelter plant have been reviewed and the key variables are presented in Table 39, Figure 61 and Figure 62. The FY2019 and FY2021 data presented reflects the actual annual performance whilst the FY2022 to FY2061 data represents the current budget targets. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets. The increases in smelter operational duty planned are visible whilst the other key variables such as smelter first pass recovery and recycle tons treated remain at levels previously achieved. Table 39: Smelter Historical and Budget Operational Data FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 Smelter Concentrate Feed tons 35 165 39 548 40 393 44 674 47 448 50 173 49 073 51 343 52 431 52 321 52 405 50 262 52 390 52 426 52 303 Smelter Recycle Feed tons 10 834 10 220 9 561 10 766 10 955 12 361 12 137 12 426 11 409 11 361 11 202 10 923 11 187 10 040 9 517 Converter Matte Produced tons 2 150 2 335 2 031 2 433 2 512 2 814 2 763 2 829 2 597 2 586 2 550 2 487 2 547 2 286 2 167 Smelter 1st Pass Recovery % 96.90 97.46 97.37 97.09 97.14 96.91 96.89 96.91 96.96 97.04 97.12 97.11 97.13 97.20 97.23 Total 2E Recovered oz 1 395 533 1 421 217 1 257 205 1 481 640 1 545 481 1 726 398 1 711 249 1 765 469 1 705 131 1 624 792 1 550 650 1 493 521 1 533 629 1 456 075 1 417 197 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 Smelter Concentrate Feed tons 52 479 52 445 52 556 52 531 52 535 52 557 52 628 52 573 52 557 52 463 52 320 52 306 52 249 52 286 52 361 Smelter Recycle Feed tons 9 608 9 666 9 283 9 261 9 315 9 042 8 779 8 753 8 783 8 572 9 859 8 315 11 062 10 868 10 576 Converter Matte Produced tons 2 187 2 201 2 113 2 108 2 121 2 059 1 999 1 993 2 000 1 951 2 245 1 893 2 519 2 474 2 408 Smelter 1st Pass Recovery % 97.24 97.26 97.27 97.23 97.23 97.27 97.33 97.33 97.31 97.34 97.24 97.35 97.17 97.17 97.17 Total 2E Recovered oz 1 415 456 1 400 899 1 389 562 1 412 391 1 413 408 1 377 127 1 337 337 1 330 176 1 344 132 1 322 578 1 418 681 1 304 638 1 500 522 1 497 251 1 484 712 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 Smelter Concentrate Feed tons 52 290 50 952 48 884 41 578 31 467 27 437 26 102 23 569 20 329 20 329 20 329 20 329 20 329 - - Smelter Recycle Feed tons 10 577 9 976 9 304 8 530 6 074 5 694 5 543 5 463 4 917 4 917 4 917 4 917 4 917 - - Converter Matte Produced tons 2 408 2 271 2 118 1 942 1 383 1 296 1 262 1 244 1 119 1 119 1 119 1 119 1 119 - - Smelter 1st Pass Recovery % 97.18 97.19 97.26 97.19 97.24 97.20 97.20 97.11 97.11 97.11 97.11 97.11 97.11 - - Total 2E Recovered oz 1 481 858 1 424 214 1 311 488 1 171 762 852 897 770 757 737 717 710 081 616 644 616 644 616 644 616 644 616 644 - - Parameter Units Budget Budget Parameter Units Actual Budget Parameter Units

156 Figure 61: Smelter Actual and Forecast LoM Operational Throughput Figure 62: Smelter LoM Operational Performance, Actual and Forecast 0 500 1 000 1 500 2 000 2 500 3 000 0 5 000 10 000 15 000 20 000 25 000 30 000 35 000 40 000 45 000 50 000 55 000 60 000 65 000 70 000 FY 2 0 1 9 FY 2 0 2 0 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 M a tt e P ro d u c e d ( to n s) F e e d ( to n s) Smelter Concentrate Feed Smelter Recycle Feed Converter Matte Produced 0 200 400 600 800 1 000 1 200 1 400 1 600 1 800 78 80 82 84 86 88 90 92 94 96 98 100 FY 2 0 1 9 FY 2 0 2 0 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 2 E R e c o v e re d ( k o z) 2 E R e c o v e ry ( % ) New Feed 2E Recovered Recycle Feed 2E Recovered Smelter 1st Pass Recovery 157 16.3.2.5 Manpower Requirements The budgeted total smelter manpower complement is 105 consisting of 44 hourly and 19 salaried employees in operations and 28 hourly and 14 salaried employees in maintenance. 16.3.2.6 Energy Requirements Power is supplied to the Columbus Metallurgical Complex via a dedicated switching station containing two transformers. The power supply is adequate for both the smelting and base metal refining operations. 16.3.2.7 Water Requirements The entire Columbus Metallurgical Complex is water neutral, with sufficient recycle and storage facilities included. The water supply is adequate for both the smelting and base metal refining operations. 16.3.2.8 Flux and Other Requirements The process materials (e.g., flux) used in the smelting operations are readily available. Most sources are domestic in nature and the overseas sources have been studied intensely to evaluate secondary and tertiary sources in case of supply chain interruption from the primary source. The Qualified Persons are satisfied with security of supplies in respect of process materials for the smelting operations over the life of operations. Base Metal Refinery 16.3.3.1 Capacity The base metals refinery facility was installed in 1996 at a nameplate capacity of 660lbs per hour but has a current capacity of more than 1 200lb per hour of granulated matte due to some process expansions – primarily a result of process optimisation and improvement. The base metals refinery currently operates on two 12-hour shifts continuously from Monday morning to Thursday afternoon (equivalent to 80 hours per week or a utilisation of 47.6%). The copper electrowinning circuit at the facility, which operates continuously, was expanded in FY2021 by adding six cells to eliminate a bottleneck that occurred historically in the base metal refinery process. The expanded processing capacity can produce 750 tons per year of copper, with spare capacity remaining. The Qualified Person is also of the view that, with the current matte capacity exceeding 1 200lb per hour and the expanded copper electrowinning circuit, the forecast matte volumes and nickel processing capacity can be accommodated through the existing operational schedule, with occasional overtime to cover any variance. 16.3.3.2 Process Description The granulated converter matte product is weighed upon receipt at the base metal refinery facility. The matte is milled and leached with sulphuric acid at atmospheric conditions to remove nickel as a 158 sulphate crystal product. The remaining solids from the nickel leach are then leached with sulphuric acid under pressurized conditions to dissolve selenium (Se), tellurium (Te) and copper. The former two metals are cemented out of solution, leaving the copper solution for electrowinning. The solids remaining after Se/Te/Cu dissolution forms the PGM filter cake, which is washed, filtered and dried. The simplified process flow block diagram for the Base Metal Refinery processes is presented in Figure 63. The final product (filter cake) is despatched to Johnson Matthey Company (Johnson Matthey) for further separation and refining. Figure 63: A Simplified Block Flow Diagram of the Base Metal Refinery 159 16.3.3.3 Process Control Sampling The converter matte bins received from the smelter at the base metal refinery are weighed and the mass becomes the final value used in the metal accounting system. The analysis used in the accounting system originates from the final smelter sample. Base metal refinery products are all sampled within the production process and the products are analysed for quality control purposes only as follows: • NiSO4 crystals: A primary sample is taken from the bagging process via a rotary splitter, which is reduced further for final analysis; • Copper cathode: This is sampled by drilling of the cathode plate, digested and analysed by ICP spectrometry for the copper turnings produced, and the analysis is used as the dispatch analysis for the cathode product; and • PGM filter cake: This is the final base metal refinery product shipped to Johnson Matthey for further refining. This material is sampled at the final product dryer by a rotary splitter and is then sub- sampled. Duplicate samples are produced, and the analytical results of these samples become the invoice analyses for the shipments. The invoiced analysis is checked by Johnson Matthey on receipt, in addition to which there is an umpire process, which is followed for variances greater than those allowed in the contract. The in-house laboratory reports quarterly on the correlations achieved between analyses from Johnson Matthey, in- house and umpire laboratories (where required) on a per element basis. The base metal refinery sample analysis process also resembles that for the geological samples described in Section 10 although the filter cake, converter matte and concentrate samples are processed in a separate line dedicated for the receiving, preparation and analysis of high-grade samples. The sampling equipment and the sampling regimes in place at the base metal refinery are adequate and suitable for the operations. 16.3.3.4 Manpower Requirements The total base metal refinery manpower complement is 37 consisting of 18 hourly and 8 salaried employees in operations and 7 hourly and 4 salaried employees in maintenance. 16.3.3.5 Process Materials Requirements The process materials (reagents) used in the base metal refinery are also readily available and sourced from credible domestic suppliers. The Qualified Persons are satisfied that the measures in place in respect of the supply of process materials which should ensure security of supplies over the life of the operations. 16.3.3.6 Production Plan The recent history and budget operational parameters for the Base Metal Refinery have been reviewed and the key variables are presented in Table 40, Figure 64 and Figure 65. The FY2019, FY2020, and FY2021 data presented reflects the actual annual performance whilst the FY2022 to FY2061 data presents the

160 current LoM budget targets. The Qualified Person is of the view that the current operational methods and capacities are adequate. Metallurgical recoveries projected have also been sustainably obtained historically and are reasonable budget targets. Table 40: Base Metal Refinery Historical and Forecast LoM Operational Data Figure 64: Base Metal Refinery Actual and Forecast LoM Operational Throughput and Base Metals Recovered FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 BMR Matte Feed tons 2 150 2 335 2 043 2 433 2 512 2 814 2 763 2 829 2 597 2 586 2 550 2 487 2 547 2 286 2 167 Cu Produced tons 600 574 551 666 681 775 764 778 701 691 675 661 673 619 581 Ni Produced tons 936 876 900 1 048 1 087 1 206 1 181 1 213 1 128 1 131 1 121 1 091 1 121 990 945 Total 2E Recovered oz 1 396 523 1 424 207 1 255 404 1 471 973 1 536 573 1 722 613 1 707 494 1 761 598 1 701 405 1 621 255 1 547 290 1 490 284 1 530 308 1 452 933 1 414 144 PGM Recovery % 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 BMR Matte Feed tons 2 187 2 201 2 113 2 108 2 121 2 059 1 999 1 993 2 000 1 951 2 245 1 893 2 519 2 474 2 408 Cu Produced tons 586 589 564 564 567 544 527 525 527 504 605 471 689 675 653 Ni Produced tons 954 961 925 921 927 906 880 879 882 872 976 863 1 084 1 067 1 042 Total 2E Recovered oz 1 412 408 1 397 886 1 386 574 1 409 349 1 410 364 1 374 168 1 334 470 1 327 326 1 341 249 1 319 745 1 415 626 1 301 845 1 497 278 1 494 014 1 481 505 PGM Recovery % 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 BMR Matte Feed tons 2 408 2 271 2 118 1 942 1 383 1 296 1 262 1 244 1 119 1 119 1 119 1 119 1 119 - - Cu Produced tons 653 611 569 541 385 373 366 371 340 340 340 340 340 - - Ni Produced tons 1 042 988 923 826 588 539 521 503 446 446 446 446 446 - - Total 2E Recovered oz 1 478 657 1 421 139 1 308 668 1 169 232 851 061 769 094 736 125 708 542 615 308 615 308 615 308 615 308 615 308 - - PGM Recovery % 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 99.80 - - Parameter Units Budget Parameter Units Actual Budget Parameter Units Budget 0 100 200 300 400 500 600 700 800 900 1 000 1 100 1 200 1 300 0 200 400 600 800 1 000 1 200 1 400 1 600 1 800 2 000 2 200 2 400 2 600 2 800 3 000 FY 2 0 1 9 FY 2 0 2 0 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 M e ta l P ro d u c e d ( to n s) B M R M a tt e F e e d ( to n s) BMR Matte Feed Cu Produced Ni Produced 161 Figure 65: Base Metal Refinery Actual and Forecast LoM Operational Performance PGM Prill Splits Sibanye-Stillwater measures and reports metal prill splits as a ratio of palladium to platinum in the various intermediate products from the individual operations. The current ratios based on data for the FY2021 period have been reviewed by the Qualified Person. The Pd and Pt prill split percentages, based on the Pd:Pt ratio in concentrate resulting from the processing of ore from Stillwater and Easter Boulder Mines, are presented in Table 41. Table 41: Summary of Pt and Pd Prill Split Data Mine Pd: Pt Ratio Prill Split FY2021 Pt Pd Stillwater Mine 3.51:1 22.17% 77.83% East Boulder Mine 3.60:1 21.73% 78.27% Processing Logistics Concentrate from both the Stillwater and East Boulder Concentrators, with moisture content of 11% to 13%, is trucked via side-tipper bulk trucks to the smelter. Travel time for the concentrate truck from East Boulder Mine to the smelter by road is approximately two to three hours but the travel time for the concentrate truck from Stillwater Mine to the smelter is approximately one and a half hours. Following tube sampling for moisture and initial assays, the material is introduced into a fluidised bed, natural gas dryer that reduces moisture to less than 1%. The dried concentrate is conveyed to a feed storage bin and sampled in duplicate. 0 200 400 600 800 1 000 1 200 1 400 1 600 1 800 2 000 90 91 92 93 94 95 96 97 98 99 100 FY 2 0 1 9 FY 2 0 2 0 FY 2 0 2 1 FY 2 0 2 2 FY 2 0 2 3 FY 2 0 2 4 FY 2 0 2 5 FY 2 0 2 6 FY 2 0 2 7 FY 2 0 2 8 FY 2 0 2 9 FY 2 0 3 0 FY 2 0 3 1 FY 2 0 3 2 FY 2 0 3 3 FY 2 0 3 4 FY 2 0 3 5 FY 2 0 3 6 FY 2 0 3 7 FY 2 0 3 8 FY 2 0 3 9 FY 2 0 4 0 FY 2 0 4 1 FY 2 0 4 2 FY 2 0 4 3 FY 2 0 4 4 FY 2 0 4 5 FY 2 0 4 6 FY 2 0 4 7 FY 2 0 4 8 FY 2 0 4 9 FY 2 0 5 0 FY 2 0 5 1 FY 2 0 5 2 FY 2 0 5 3 FY 2 0 5 4 FY 2 0 5 5 FY 2 0 5 6 FY 2 0 5 7 FY 2 0 5 8 FY 2 0 5 9 FY 2 0 6 0 FY 2 0 6 1 2 E R e c o v e re d ( k o z) 2 E R e c o v e ry ( % ) Total 2E Recovered PGM Recovery 162 Recycled automotive catalysts and other PGM-bearing materials, averaging 70oz 2E per ton, constitute a separate source of smelter feed. This is delivered to the smelter by clients in 3ft cube bags and boxes. This material is pulverised, sorted and sampled in the same manner prior to smelting to ensure client custom metal is accounted separately. All slag from the smelter as well as furnace and Top Blown Rotary Converter used lining bricks is sampled to quantify residual precious metals and is returned to both the Stillwater and East Boulder Concentrators. This is carried out via the return haul for the side-tipper trucks for re-milling to ensure residual metals are returned to the value stream. This is also accounted for in terms of the concentrator recovery performance measurement. 163 INFRASTRUCTURE Stillwater Mine Complex Concentrator Infrastructure The processing plant infrastructure at Stillwater Mine was built in 1987 and is in a good operational condition. Historical budgets have provided for adequate sustaining and project capital for maintenance and upgrades of plant infrastructure to ensure sustained performance at the required capacities. The planned maintenance of the Stillwater Concentrator follows the JD Edwards Maintenance Control system. Power supply to the concentrator plant is described in Section 17.1.3. As the Stillwater Concentrator is being upgraded to accommodate the increased capacity resulting from the Blitz expansion (Stillwater East Section), the power supply has also been upgraded accordingly. The concentrate handling thickener building and concentrate handling loadout building were completed and commissioned in FY2021. Several additional buildings are planned as part of the Concentrator Expansion to be completed in F2022 and these include the following: • Hertzler Overflow (O/F) tank and pump building; • Hertzler Motor Control Centre (MCC) expansion building; • 5150 process water expansion building; • Ore handling building; and • Grinding building. Tailings Storage Facilities The TSFs for Stillwater Mine are at the mature stage. Stillwater Mine has moved the production deposition from the original Nye TSF to the Hertzler TSF. The Hertzler TSF is permitted to Stage 3 (equivalent to a height of 5 030ftmamsl), after which additional permitting will be required following a revised design. The current plan is to increase the capacity of the Hertzler TSF with new, additional tailings storage cells 4 and 5, to accommodate the increased production rate arising following additional material from the Stillwater East Section. The TSF is inspected by independent consultants on an annual basis, with Knight- Piésold being the defined Engineer-of-Record. The TSFs at the Stillwater Mine comprises two slimes impoundments, namely the Nye TSF (no longer in full- time use) and the Hertzler TSF (current primary storage). The Nye TSF was used from the start of the mine until 2002, when the Hertzler TSF was commissioned, and it is currently undergoing capping for closure. The Hertzler TSF is currently permitted to an elevation of 5 030ft including freeboard and supernatant pond, which is the maximum extent of the current Stage 3 embankment raise. Concentrator tailings are sampled and pumped to a paste plant alongside the Nye TSF located to the southwest of the concentrator. The paste plant, which is used on a limited basis, operates as a staging point for whole tailings slurry. The tailings may be routed from the paste plant either to the 5150 Level

164 underground sand plant or to the Hertzler Pump House, from where it can be routed to either of the other sand plants or the Hertzler TSF. Tailings can also be routed to the Nye TSF from the concentrator, the paste plant or the pump house, if required. Whole tailings material is classified at the underground sand plants into coarse sand and slimes fractions, the sand remains underground and is pumped into stopes for backfilling purposes, whilst the slimes fraction is pumped back to the pump house. The slime is then pumped via two eight-inch pipelines to the Hertzler TSF for deposition. Deposition on the Hertzler TSF is via periodic rotational discharge of tailings slurry around the perimeter of the facility using a group of spigots. Once a localised tailings beach has formed, deposition is transferred to another group of spigots at a different location. Water reclamation is achieved via two inclined reclaim pumps located at the south end of the TSF, which return process water to the concentrator. The adjacent Land Application and Disposal (LAD) pond to the west of the Hertzler Tailings Storage Facility is used to manage treated mine water volumes. The TSF is geomembrane lined, and the liner is routinely inspected by the Engineer of Record, where possible. Basin underdrain and seepage measurement is performed and monitored via vibrating wire piezometers, whilst embankment crest-mounted survey monuments are used to measure slope slippage or movement. Additional inclinometers are installed around the base of the impoundment to monitor deeper ground movement and displacement. The basin underdrain pore pressures are monitored on a weekly basis via the piezometers, and these respond quickly to changes in the basin underdrain pumping rate. This results in changes in the tailings mass consolidation and hence maximises storage availability and assists in long-term closure planning. The concentrator performs weekly, monthly and quarterly TSF inspections and monitoring per its standard procedures, which are reviewed as part of the annual independent inspection of the TSF performed by Knight-Piésold of Canada. The inspections and monitoring are required by the 2015 Montana Metal Mine Reclamation Act (MCA). The most recent inspection was performed in October 2021, with surveillance data collected during the January to September 2021 period, and this raised no material issues. The Nye TSF, located immediately to the south of the mining and processing complex, was decommissioned as the primary storage facility in 2001 but is used for emergency tailings storage and water management purposes. Supernatant water is recycled to the concentrator as process water via an inclined retractable pump at the north end of the facility. Survey beacons are in place and are routinely measured for slope stability and slippage. The most recent inspection of the TSF by Knight- Piésold raised no material findings. Knight-Piésold has been retained to develop a closure and rehabilitation plan for the Nye TSF. Capping of the Nye TSF commenced in late FY2018 and is expected to be completed by FY2023. Stage 3 of the Hertzler TSF was completed in 2015 and filling of Stage 3 is currently underway. As part of the annual inspection of the Hertzler TSF, Knight-Piésold calculates a projected fill rate of the current and 165 planned TSF capacity as an elevation above mean sea level by year. Knight-Piésold's latest TSF filling calculations contained in the 2021 Annual Inspection Report estimates the Stage 3 limit of 5 030ftmsl to be reached (based on pond elevation) by August 2028 (Figure 66), at the envisaged RoM ore production rates. The Qualified Person is satisfied with Knight-Piésold's estimate of the Stage 3 capacity of Stage 3. Figure 66: Hertzler TSF Knight-Piésold Calculated Elevation Profile Stage 3 is currently the maximum permitted height of the Hertzler TSF and, as a result, operation of the TSF beyond this stage will require the design and approval of a Stage 4. A Plan of Operations Amendment for the Stage 4 and Stage 5 TSF expansions has been prepared and is planned for submission for agency approval in early (Q1) FY2022. The Stage 4 lift involves a capital expenditure amount of $47 million for design and construction, which has been budgeted for expenditure from FY2025 onwards as discussed in Section 20.2.2.4. The Qualified Person deems the quantum of the capital budget to be sufficient for the implementation of the Stage 4 expansion. Sibanye-Stillwater has indicated to the Qualified Person that there are no apparent impediments anticipated that will prevent the approval of the Stage 4 expansion. However, if the approval is declined and a new TSF is required, a timeframe of approximately five to seven years 166 for environmental permitting processes and two years for construction would be required. In addition, a higher capital budget provision than the current provision may be required. Power Stillwater Mine receives power from the North West Energy grid via three 161kV feed sources as follows: • 100kV line via the Columbus Auto-substation (located north of Columbus and running west to east); • 100kV from Billings via the Bridger Auto-substation; and • 100kV from the Mystic Lake Hydroelectric Power Plant. These powerlines feed the mine from the Chrome Junction Substation located west of Roscoe. The powerline from Chrome Junction to Stillwater Mine is a radial feed at 100kV and feeds three small substations belonging to Beartooth Electric. One of these substations feeds the Hertzler TSF. The mine site has two main substations, namely the West Substation and East Substation, both connected to North West Energy’s 100kV line. The West Substation is owned and maintained by North West Energy and feeds most of the existing mine site including the concentrator. The East Substation is owned and maintained by Stillwater Mine and was installed as part of the Blitz Project to power the Stillwater East Section. The actual power demand loads for Stillwater Mine are as follows: • West Substation: 19.5MW at 0.92 Power Factor, with current load capacity of approximately 109% without fans and 82% with fans; • East Substation: 3.5MW at 0.88 Power Factor, with current load capacity approximately 40% without fans and 32% with fans; and • Monthly maximum peak for the site: 23MW. To meet the Stillwater Mine production ramp up power requirements, the peak demand for the entire site increased to approximately 32MW in FY2021 and to remain constant thereafter. Accordingly, the maximum demand agreement with North West Energy was increased to 32MW. This incremental load was placed on the East Substation while the West Substation remains on approximately 19.5MW. Power into Stillwater Mine is reticulated from the West Substation through two incoming lines (Incomer Line #1 and Incomer Line #2). Incoming line #1 distributes to the following: • Upper West Feeder; • 5000 West Portal Feeder; • West Compressor/Surface Feeder; • Vertical Mill; and • Skip Hoist and Shaft feeder. Incoming Line #2 feeds to the following: • Main Shaft Feeder A for mining operations; • Main Shaft Feeder B for mining operations; • Man hoist; • Concentrator and ball mill; 167 • Semi-autogenous Grinding (SAG) mill; and • Auxiliary services including workshops and hoist room. Stillwater Mine has a 750kVA emergency generator to power the cage hoist and provide emergency power for the phones and other small critical loads. All underground transformers are dry-cooled, eliminating the risk of oil leakage and/or fire. In addition, these transformers are skid mounted, installed in concreted cubbies, well- demarcated and supplied with lighting. Stillwater Mine has a detailed inventory of all underground switchgear, controller and transformers managed through the JD Edwards Management System. Bulk Water 17.1.4.1 Water Supply The bulk water supply for the Stillwater Mine is a mix of fresh make-up water from supply wells and recycled mine water. The overall water balance is positive meaning that water disposal is required. Treatment and disposal of surplus water are discussed in Section 17.1.4.2. The onsite water supply wells provide potable water for the mine, make-up water for reagent mixing, and cooling water to some systems (e.g., lube system cooling). Onsite, the water is reticulated to various sites through a network of pipelines (distribution system). The two existing wells and associated distribution system is adequate for the Stillwater Mine ramp up production requirements. Water consumption from the wells is approximately 24gal per minute and will increase to 36gal per minute at steady state production levels. The Qualified Persons recognise that net positive water balance at the site is adequate for ongoing operations. 17.1.4.2 Water Treatment The water treatment system at Stillwater Mine treats and disposes impacted water from the underground mining operations. Impacted mine water is first clarified before a portion is reused as mine service water while the remaining water continues to the biological treatment process to remove nitrates and is then disposed of by land application or infiltration. The current system was designed to treat the approximate 1 200gal per minute inflow from the Stillwater West Section. Results of groundwater studies in FY2021 suggested water inflows into the Stillwater East Section of approximately 3 000gal per minute; this has since been derated to 1 600gal per minute informed by results of subsequent work completed in FY2021. The design flow for the new treatment and disposal system is 3 000gal per minute. The pipeline project from Pond 3 to Vault 3 to increase the capacity from 1 800gal per minute to 2 300gal per minute was completed in FY2021. In addition, clarifier upgrades were completed in FY2021 to increase capacity to 2 500gal per minute for each clarifier resulting in a total clarifier capacity of 5 000gal per minute.

168 17.1.4.3 Septic System The sanitary utilities at the Stillwater Mine consist of a septic system that includes a solids tank, an Advantex treatment system and a leach field. The system is operated primarily as a treatment and disposal system with the leach field providing secondary or back-up disposal. The treated effluent is sent to the Hertzler Land Application Disposal system for disposal. The capacity of the septic system of 18 000gal per day is adequate for the steady-state requirements for Stillwater Mine. Roads Stillwater Mine is located approximately 30 miles southwest of Absarokee and 4 miles south-southwest of Nye. It is accessed from Absarokee by the mainly unpaved County Road 420, which passes the Hertzler Ranch TSF or via the paved State Highway 78 and State Highway 419 and Nye Road. The road network on the Stillwater Mine site consists of unpaved roads, which are primarily used for the transport of logistics and stores for the functioning of the mine and for transport of personnel for access to the infrastructure positioned around the mine site. Equipment Maintenance Stillwater Mine has three workshops on surface, which are the following: • Surface Locomotive Workshop: This has a single bay service and mechanical repair facility for all rolling stock (locomotives and ore cars) operating on the 5 000 Level West. This workshop is primarily for work on wheels and engines; • East Side Workshop: This has multiple bay service and mechanical repairs facilities mainly serving the Stillwater East Section development equipment and any maintenance and repairs associated with the Tunnel Boring Machine; and • Surface Truck Workshop: This has multiple bay service and mechanical repair facilities for surface trucks with full machining, welding and Diesel Particulate Matter service and testing facilities. In addition, Stillwater Mine has the following underground workshops: • 6100W Level Workshop: This has multiple bay services and mechanical repair shop; • 5000W Level Workshop: This is dedicated to the trackless equipment, which is serviced in the mine. It has a single bay service facility and is available for light mechanical repairs, servicing and electrical repairs on mobile equipment. All the rail equipment on this level is serviced and repaired on surface; • 3500W Level Kiruna Workshop: This is a single bay service and mechanical repair workshop facility, which was designed specifically for the maintenance of the three Kiruna trucks and for maintenance of the AD30 Cat Trucks. The Kiruna trucks have been decommissioned; • 3500W Level Locomotive Workshop: The 3 500 Level is primarily an ore and waste rock tramming level. Therefore, the workshop is a two-bay service and repair facility for rolling stock; • 3800W Level Workshop: This is a two-bay service and light mechanical repairs shop for all production equipment on the level. Much of the equipment is not suitable for extensive travel, such as drill rigs, bolters and CMAC drills and should be maintained in the workings (point of use); • 3800E Level Workshop. This is a multiple bay service and mechanical repair shop subject to the same requirements at the 3800W Level Workshop; 169 • 2000W Level Workshop: This is the workshop on the lowest level, which caters for mechanical, electrical and general repair and services in multiple bays. All the underground workshops are well-equipped with good lighting, clean concrete floor areas for maintenance and wash bays to ensure quality inspections, and are stocked with the appropriate tools and lifting equipment. Some of the workshops also provide for an administrative office underground to ensure that the planned maintenance system is updated timeously. A well-developed maintenance programme based on the JD Edwards Planned Maintenance system is in place and this includes daily, weekly and monthly scheduled maintenance. Major rebuilds of equipment take place on site or are sent to offsite Original Equipment Manufacturer (OEM) repair shops. In addition, the Sibanye-Stillwater US PGM Operations are developing a robust Asset Management Plan which is expected to be implemented in FY2022. Pre-use checks for all equipment are carried out and logged by the machine operator. Each piece of equipment has a unit number, which is entered into the management system. Equipment performance is logged daily by the operator onto the log sheet, which is uploaded into the system. The maintenance schedule flags equipment for weekly or monthly maintenance. The planned maintenance system records all equipment on the system for availability, utilisation, unit cost, age and planned replacement per the policy for that classification. Job cards are uploaded into the system to ensure each unit has a history of replacements done. The mine keeps over 500 maintenance items on the system. Shop Availability Maps are used by the mine to assist in planning and updating the status of work in the underground workshops. The overall physical map, including all workshops, is updated by the Workshop Foreman daily to ensure that production teams know the status of repairs/maintenance on the equipment. The Maintenance Department has a target of 80% availability for its major mobile equipment. This percentage is an acceptable standard in industry for underground production and development fleets, although higher availabilities have been achieved at other mines. The unit utilisation is generally lower than industry norms due to the geographical spread of the mining operations. In addition, Stillwater Mine has found it more cost effective to provide more equipment than available at other mines (particularly the equipment that is not readily mobile such as bolters and drill rigs) to save on transport between the geographically spread underground production workings. Buildings Several new or modified buildings are required to support the production ramp up at Stillwater Mine. The following buildings were included in the expansion or modification plan: • Expansions: warehouse, core shed and offices to support additional personnel; and • Modifications: dry-house. Significant expansion of the warehouse at Stillwater Mine (7 500 square feet), implemented in 2019, was needed to accommodate the additional mine and concentrator consumables. 170 The dry-house, relocated ambulance/rescue facility and expanded foreman offices are included in the North Multi-Service Wing. This Multi-Service Wing expansion was completed in FY2021, and includes: • Seven new beat rooms; • Renovated dispatch area with a “high-tech” control room; • Two-bay ambulance garage; • Medical area; • Mine rescue area; and • Five offices for foremen. The core shed handles all drillcore from the drilling and ore control related to the mine development and mine operations. The production ramp up approximately doubled the volume of core requiring handling and logging. The core handling area was consequently expanded within the existing structure to add 1 400 square feet, which displaced the ambulance, paramedic and rescue area. The core shed expansion was also completed in late FY2021. A geology and engineering office expansion was also completed, and this supports the additional Engineers and Geologists needed for the expanded operations. Figure 67 shows the overall site layout for Stillwater Mine. 171 Figure 67: Stillwater Mine Site Layout Transportation Personnel transportation to the Stillwater Mine is a combination of company supplied bussing and light vehicles, and personal vehicles. Transportation of salaried personnel is primarily by company owned light vehicles. Based on the current light vehicle to salaried personnel ratio, no additional light vehicles will be required for future mine plans. Hourly personnel travel to and from site either by company bussing or personal carpools. With employment growth and traffic commitments, additional busing is anticipated for the future mine plans.

172 East Boulder Mine Complex Concentrator Infrastructure The processing plant infrastructure at East Boulder Mine was built in 1999. The plant infrastructure is in a good condition, with the plant having been operated below nameplate capacity since establishment. Appropriate sustaining capital budget provisions have allowed for the undertaking of routine planned maintenance according to the JD Edwards Maintenance Control system. The power supply to the concentrator plants is described in Section 17.2.3. Tailings Storage Facilities The TSF at the East Boulder Mine comprises two cells of a single slimes impoundment as the current primary storage. Stage 1, comprising Cell 1, was operated from 2001 to 2007 after which Cell 2 became the primary deposition facility (Stage 2). Stage 3 is an embankment lift of Stages 1 and 2 and was operated from 2014 through 2020. Stage 4 is an additional embankment lift and is currently active. Beyond Stage 4, the East Boulder TSF has two additional embankment lifts permitted and approved – Stage 5 and Stage 6. Concentrator tailings are sampled and pumped to the underground sand plant where it is classified into coarse sand and slimes fractions. The sand remains underground and is pumped into stopes for backfilling purposes, whilst the slimes fraction is pumped back to surface. The slime is then pumped via one ten-inch pipeline to the TSF for deposition. Deposition on the TSF is via periodic rotational discharge of tailings slurry around the perimeter of the facility using a group of spigots. Once a localised tailings beach has formed, deposition is transferred to another group of spigots at a different location. Water reclamation is achieved via three inclined reclaim pumps and pipelines located on the south- western embankment of the TSF, closest to the concentrator, which discharges into the reclaim water tanks at the concentrator. All stages of the TSF are geomembrane lined. Basin underdrain and seepage measurement is performed and monitored via vibrating wire piezometers whereas embankment crest-mounted survey monuments are used to measure slope slippage or movement. Additional inclinometers are installed around the base of the impoundment to monitor deeper ground movement and displacement. The basin underdrain pore pressures are monitored on a weekly basis via the piezometers, and these respond quickly to changes in the basin underdrain pumping rate. Water drainage results in changes in the tailings mass consolidation and hence maximises storage availability and assists in long-term closure planning. The concentrator performs weekly, monthly and quarterly TSF inspections and monitoring per its standard procedures which are reviewed as part of the annual inspection of the TSF performed by Knight-Piésold. The most recent inspection was performed in October 2021, with surveillance data collected during the January to September 2021 period, and this raised no material issues. As part of the annual inspection of the East Boulder TSF, Knight-Piésold calculated a projected fill rate of the current and planned TSF capacity as an elevation above mean sea level by year. Stage 5 and Stage 6 173 lifts are already permitted and under construction as discussed. The embankment crest maximum elevation of Stage 5 has been calculated by Knight-Piésold as 6 325ftmamsl, whilst the Stage 6 crest has been estimated at 6 344ftmamsl. The Qualified Person notes that, due to the increased tonnages planned to be treated following the conclusion of the Fill The Mill Project as well as changes to the impoundment pond volumes and percentage of tailings sent to backfill, the Stage 4 elevation limit of 6 315ftmsl may be reached sooner than originally planned. Based on Knight-Piésold’s current filling calculations, the Stage 4 limit is estimated to be reached in January 2023, which does not allow sufficient time for Stage 5 construction and preparation to be completed. As a result, an interim overflow channel will be installed, which will extend the capacity as indicated in Figure 68. The Qualified Person considers the design and capacity filling calculations for the TSF to be appropriate and to take cognisance of the planned production. Figure 68: East Boulder TSF Calculated Elevation Profile The Stage 5 and Stage 6 lifts are currently under construction, with Stage 5 on schedule to be completed in FY2023 and Stage 6 scheduled for completion in FY2025. The Stage 5 and Stage 6 foundation preparation and infrastructure relocation are scheduled for completion in FY2022. This work includes relocation of soil piles, fencing, underdrain collection basin, nitrogen collection pond, recycle pond and Pumphouse 1, main overhead powerline, mill overhead powerline, guard shack and gate, transformers, 174 fiber, Boe Ranch pipeline and vaults, underdrain pipeline, nitrogen pond pipeline, groundwater well pumpback system, inclinometers, warehouse septic system, surface electrical building, fire hydrants, wash bay, burn pit, laydown yard, equipment ready line, mill fuel storage, and mine access road. The Qualified Person is satisfied with the $21.3 million capital budget for the Stage 5/6 lifts over the FY2022 to FY2025 period, and capital allowance for new TSFs (e.g., Lewis Gulch TSF) that will be required in future. Power Power to East Boulder Mine is fed from the North West Energy’s 161kV powerline via a tap located north of Springdale and then via the Duck Creek Substation. Park Electric, a power co-operative, supplies power to the mine site and owns the distribution facilities. The power feed from Duck Creek to McLeod and from McLeod to the mine is via a 69kV powerline. Sibanye-Stillwater owns two main substations situated at East Boulder Mine. The mill transformer is a 15/20MVA 69kV to 4 160V and the mine operations transformer is a 10/14MVA 69kV to 13.8kV. There are no spares for either transformer, but there is a cross feed between the two substations which is rated for 8MW. Dedicated capacity for East Boulder Mine is 16MW at a unity power factor contracted from Park Electric, which is adequate for the increased production levels associated with the Fill the Mill Project. East Boulder power loads are currently as follows: • Mine and surface: 7MW at a 0.91 power factor (approximately 77% of maximum capacity); • Concentrator: 5.5MW at a 0.93 power factor (approximately 40% of maximum capacity); and • Monthly Maximum Peak: 12.5MW at a 0.91 power factor. There are two main feeders that feed the underground switchgear from the surface switchgear. Normal operation is to use one feeder and have the other feeder available as a backup. One feeder is installed in Tunnel #1 and the second feeder installed in Tunnel #2. Current underground load is approximately 5MW at a 0.80 power factor. Each of these feeder cables have a loading capacity of approximately 7MW (assuming a 5% maximum voltage drop). East Boulder Mine has two 2MVA Caterpillar 3516B diesel generators which were installed in 2001 at the portal on surface. These generators are currently permitted only as emergency generators, which should be operated for at most 500 hours per year. The generators are designed to operate at the same time in parallel and share the load. When running in parallel, the continuous load on these generators is limited to 3.5MW to allow for peak demands of less than 4MW. Bulk Water 17.2.4.1 Water Supply The water supply for the East Boulder Mine is a mix of fresh make-up water from groundwater supply wells, recycled water from the water treatment facilities and ground water encountered during mining operations. The overall water balance is positive, and disposal of surplus water is required. 175 The groundwater supply wells include the potable water system which provides potable water to the surface operations only and the freshwater system which provides fire water for surface operations and reagent make-up water for the mill. Onsite, the water is reticulated to various sites through a network of pipelines (distribution system). Water consumption from the wells is approximately 50gal per minute and is not expected to increase significantly in future. Water Right Permits allow for beneficial use of up to 262gal per minute from mine water and up to 200gal per minute from potable wells. Treatment and discharge to percolation is not considered a beneficial use and discharge through the Montana Pollutant Discharge Elimination System permit is not included in the water right quota. Current water rights, therefore, are sufficient to support the mine plan. 17.2.4.2 Water Treatment The water treatment system at East Boulder Mine treats and discharges mine water from the underground mining operations. The current system was designed to treat approximately 750gal per minute of water from the underground mining operations. Mine water is first clarified, with a portion recycled to the underground drill water reservoir while the remaining water continues to the biological water treatment process to remove nitrates and ammonia. Treated water is split between recycling for mine use and disposal by percolation to groundwater, based on operational demands. In late FY2015, East Boulder Mine received a new Montana Pollutant Discharge Elimination System (Water Discharge) permit, which stipulated stringent metals discharge limits. The permit allows for a five- year interim period for treatment system evaluation and improvements before the new discharge limits apply. For compliance, the drilling of a deep injection test well was undertaken and successfully tested. The testing of an existing 45 000ft pipeline from East Boulder Mine site to the injection well system was also completed and commissioned in FY2020. This pipeline was designed to carry treated mine water effluent to an injection well at the Yates Gravel Pit for compliance with the discharge limits. 17.2.4.3 Septic System The East Boulder Mine wastewater treatment facility was originally designed and permitted in 1998. The system serves the upper bench office buildings and the concentrator. The design basis for the original system was 600 employees with a peak per capita flow rate of 15gal per day (i.e., 9 000gal per day for the whole mine). The system consisted of approximately 700ft of 8-inch diameter PVC gravity sewer, combined septic dose tank, and two zone conventional drain field with each zone having thirteen 100ft long laterals. In 2006, the collection system was expanded to include a Mobile Dry Building which was included in the original design of 600 employees. The 2006 improvements also made modifications to the existing drainfield to correct ongoing maintenance issues. The 2006 drainfield modifications consisted of replacing the existing conventional drain field with trench infiltrator chambers, adding one lateral to each zone of the drainfield for a total of twenty-eight 100ft long laterals, updating dose pumps and controls, and reducing the drainfield application rate from 1.2gal per day/ft2 to 0.8gal per day/ft2 (due to updated regulations).

176 In FY2015, measured flow tests resulted in an approximate daily flow rate of 9 000gal per day with peak daily flows of 11 000gal per day. Permitting to accommodate the increase is complete as well as the upgrade of the existing wastewater treatment system to 11 000gal per day. The improvements have increased the septic and dose tank capacity and controls. Roads East Boulder Mine is located approximately 25 miles south of Big Timber. The mine is accessed from Big Timber via the paved State Highway 298 and the unpaved East Boulder Road maintained by Sibanye- Stillwater. The road network on the East Boulder Mine site consists of unpaved roads which are primarily used for the transport of logistics and stores for the functioning of the mine and for transport of personnel for access to the infrastructure positioned around the mine site. Buildings East Boulder Mine has adequate modern, fit for purpose offices for administration, technical and personnel services. The mine also has a change house in proximity for the use of mine staff as well as drill core processing and storage facilities. The processing plant has an additional separate small control office facility for operational staff. Likewise, the surface engineering workshops have small operational offices within the workshops. The mine provides adequate secure parking in a gravel parking area adjacent to the main office entry. The mine complex is fenced, with the complex accessed from a security guard manned main gate. Figure 69 shows the overall site layout for East Boulder Mine. 177 Figure 69: East Boulder Mine Site Layout Equipment Maintenance East Boulder Mine also makes use of the JD Edwards Planned Maintenance system, with the robust Asset Management Plan, which is currently under development and already discussed, expected to be implemented in FY2022. The mine has two workshops on surface, which are the following: • Surface Locomotive Workshop: This has a single bay service and mechanical repairs facility for all rolling stock, and includes facilities for work on wheels and engines on the locomotives and ore cars; and 178 • Surface Engineering Workshop: This has multiple bay service and mechanical repair facilities for surface trucks with full machining, welding and electrical maintenance facilities. The mine has the following workshops underground: • 6500 Level Workshop: This has multiple-bay facilities and carries out repairs for both mechanical and electrical faults and maintenance. It also provides a service facility for the rail bound equipment and the adjacent sandfill plant. The workshop is equipped with separate wash bay, office area, warehouse and fuel store. Major overhauls are carried out in the surface workshops; • A small service bay at 68780 Level. • 7900 Level Mobile Workshop: This is primarily for the mobile equipment in the upper mine. It has an ambulance and medical support centre and adjacent refuge bay. This is expected to be a permanent workshop for the life of the mine. All the underground workshops are well-equipped with good lighting, clean concrete floor areas for maintenance, wash bays to ensure quality inspections, and are stocked with the appropriate tools and lifting equipment. Transportation Personnel transportation to East Boulder Mine is a combination of company supplied bussing and company supplied light vehicles. Current company policy mandates the use of company supplied bussing for hourly personnel. Transportation of salaried personnel is primarily by company owned light vehicles. Based on the current light vehicle to salaried personnel ratio, no additional light vehicles will be required for future mine plans. Dry Fork Waste Rock Storage Area In conjunction with the construction of new and expanded tailings facilities, a new waste rock storage area has been designed. The proposed Dry Fork Waste Rock Storage Area is included in the permitting of the Lewis Gulch TSF within Amendment 004. Approval is not anticipated until early FY2024. The Stage 5 TSF lift will need to be completed in the summer of FY2025 under the current mine plan. Upon completion of the Stage 5 TSF embankment lift and lining, all waste rock will need to be placed in the Dry Fork Waste Rock Storage Area. Construction of Phase 1 of the Dry Fork waste rock storage area is scheduled for FY2024 based on anticipated regulatory approval which will be permitted as part of the Lewis Gulch TSF. A bridge and access road will be constructed at the start of Phase 1 in FY2024 Columbus Metallurgical Facility The Columbus Metallurgical Complex, which houses the smelter, base metal refinery, laboratory and recycling plant, was built on freehold owned by Sibanye-Stillwater. The building and stack heights are limited due to the proximity of the light aircraft field. The facilities are secured by fencing and access is limited to card holding employees. The Columbus Metallurgical Complex includes well-established automated sampling and sample processing facilities with a robotic operated sample laboratory. Office facilities are adequate for the required staff to operate the base metal refinery and smelter. Infrastructure at the Columbus 179 Metallurgical Complex is maintained in a good operational condition through adequate capital provisions for maintenance and upgrades as required. Power supply to these facilities is from North West Energy at the standard 100kV at the main switch station and two-step down transformers. Sibanye-Stillwater keeps a spare transformer onsite and, therefore, power supply is reliable.

180 MARKET STUDIES Introduction PGMs (also referred to as Platinum Group Elements or PGEs) comprise platinum, palladium, rhodium, ruthenium, iridium and osmium. The Bushveld Complex in South Africa contains approximately 80% of the known global PGM mineralisation and produces approximately 80% of the world's annual PGM supply from the UG2 and Merensky Reefs. The J-M Reef mined at Stillwater and East Boulder Mines is the sole source of primary palladium and platinum production in the USA, accounting for approximately 5% of the world annual primary PGM supply. PGM mineralisation in the J-M Reef is dominated by palladium and platinum, with other PGMs occurring in negligible quantities. Information on PGM markets is widely available in the public domain. Major refiner and manufacturer of products using PGM, Johnson Matthey, regularly publishes market reports. In addition, Sibanye- Stillwater commissioned an independent PGM market study by its research company, SFA Analytics (SFA Oxford), which was completed in March 2021. Information from these sources along with negotiated contracts inform Sibanye-Stillwater’s price and sales predictions. Given that palladium and platinum account for almost 100% of the revenue generated at Stillwater and East Boulder Mines, this market review focuses on these two metals. PGM Market Overview During the first half (H1) of the 2021, primary supply constraints buoyed prices. Despite Anglo Platinum Limited’s Anglo Converter Plant (ACP) Phase A unit being back online since December 2020, extended refining lead times continued to impact primary supply of Rh, Ru and Ir from South Africa during Q1 2021. In February 2021, Norilsk Nickel partially suspended production at its Oktyabrsky and Taimyrsky Mines due to flooding and a fatal accident at its concentrator in the same month, impacting on Pd output. Oktyabrsky resumed normal operations in May 2021, with Taimyrsky only back to full production in December 2021. Primary producers were on the market as Rh and Pd buyers during H1 2021. Overall, primary supply recovered to normal, pre-covid levels by year end. The global semiconductor chip shortage which began to emerge in 2020 worsened during 2021 and was at its most severe just as global supply recovered. Chip supply for automotive manufacturing was impacted by severed winter storms in the USA, ongoing covid-19 disruptions in Southeast Asia and a fire at a chip fabrication facility in Japan. The chip shortages, combined with more general supply chain constraints has impacted OEMs across the world, with temporary stoppages at many production facilities. Although OEMs prioritised the production of higher margin, larger engine vehicles that contain higher PGM loadings, light vehicle production is expected at approximately 74.5 million units for the year, well below 2019 levels of 86.5 million and only 3% higher than 2020 levels of 72.2 million. New car inventory in the USA reached an all-time low during the year, while used car prices rocketed. Although chip fabrication capacity has improved and the worst seems to be over, PGM demand for autocatalysts was negatively impacted and reduced vehicle scrappage rates are expected to impact on recycling. Battery Electric Vehicles' (BEVs') share of light duty vehicles grew from 3% in 2020 to 5% in 2021 at the expense of gasoline vehicles, further impacting Pd and Rh demand for autos. 181 Platinum and Palladium Demand and Supply Demand Drivers The main uses of platinum are as a catalyst for automotive emissions control, in a wide range of jewellery pieces and in industrial catalytic and fabrication applications. Palladium is primarily used as a catalyst in the automotive sector, mainly in gasoline-powered on-road vehicles, but alongside platinum in parts of the light-duty diesel engine after-treatment too. The second main use of palladium is in electrical components, specifically in multi-layer ceramic capacitors (MLCCs), as conductive pastes and in electrical plating. Platinum Pt started the year at $1 113/oz, peaking at $1 325/oz in February 2021 and dropping as low as $925/oz by December 2021 as OEMs and fabricators looked to end the year with low inventories. Primary platinum supply grew 20% year-on-year (y-o-y) to the 2019 levels of 6Moz as South African supply returned to the pre-Covid 19 pandemic levels, while secondary supply grew 4% y-o-y with limited price incentives to return Pt to the market. Auto demand remained 6% below the 2019 levels while industrial demand for Pt grew 7% y-o-y to 2019 levels as global economies recovered and substitution in the glass industry continued. Net jewellery demand for Pt fell 6% y-o-y to 1Moz driven by declines in China and India. The platinum market is forecast to move into a surplus of approximately 990koz at year end, from a deficit of approximately 500koz in 2020. Palladium Pd broke the $3 000/oz mark in May 2021 on the back of the Norilsk Nickel supply concerns, gaining $535/oz from the beginning of the year, but dropping to a low of $1 619/oz during December 2021. Primary supply grew 9% y-o-y but is not yet back at pre-Covid 19 pandemic levels due to Norilsk Nickel’s flooding and concentrator incidents. Secondary supply grew 8% y-o-y, falling slightly below the 2019 levels. Although incentivised by record prices levels in H1 2021, reduced vehicle scrappages and supply chain disruptions continued to impact collection. Auto demand remained flat y-o-y because of the chip shortage while industrial demand grew 7%. Overall, the Pd market is expected to remain a small deficit of approximately 90koz at year end, compared to the approximately 600koz deficit in 2020. Palladium and Platinum Pricing Outlook For business planning and Mineral Reserve estimation, Sibanye-Stillwater uses forward looking prices that it considers will stay stable for at least three to five years, and will significantly change if there is a fundamental, perceived long-term shift in the market, as opposed to basing it only on short term analyst consensus forecasts. Sibanye-Stillwater also considers its general view of the market, the relative position of its operations on the costs curve, as well as its operational and company strategy in its forecasting of forward-looking prices. On a monthly basis, Sibanye-Stillwater also receives an independent report from UBS Bank (Commodity Consensus Forecasts Report) which contains consensus outlooks from the various banks on a broad range of commodities. It benchmarks its forward-looking prices to the market consensus forecast. 182 Table 42 summarises the forward-looking prices of palladium and platinum applied by Sibanye-Stillwater for business planning and Mineral Reserve declaration as at December 31, 2021. This also shows comparison between Sibanye-Stillwater and Market Consensus forward-looking prices. The Qualified Person notes that the comparison shows overall agreement between the price forecasts and, therefore, Sibanye-Stillwater forward-looking prices are reasonable. Table 42: Comparison of Sibanye-Stillwater and Market Consensus Prices Metal Unit Market Consensus Forward Price - 2021 Mineral Reserve Price - 2021 Platinum USD/oz 1 216 1 250 Palladium USD/oz 2 240 1 250 Metals Marketing Agreements The Columbus Metallurgical Complex Sibanye-Stillwater’s wholly owned Columbus Metallurgical Complex is a state-of-the-art operation that provides smelting and refining processes for PGM concentrates from the Stillwater and East Boulder mines. The complex produces a PGM-rich concentrate after base metal refining that is shipped to a third-party precious metal refinery. In addition, the complex facilitates recycling operations for various materials containing PGMs, principally automotive catalytic converters that are provided by third-party suppliers under arms-length commercial offtake or toll treating contract terms. Precious Metals Refining With the exception of certain metal sales commitments, all of Sibanye-Stillwater US PGM Operations’ current mined palladium and platinum are contracted for sale to a third-party precious metals refinery. In addition, this third party has the right to bid on any recycling PGM ounces Sibanye-Stillwater has available in the United States. Wheaton International Streaming Agreement In 2018, Sibanye-Stillwater announced the completion of the Streaming Agreement with Wheaton International. Under the Streaming Agreement, Sibanye-Stillwater received US$500 million (the Advance Amount) from Wheaton in exchange for an amount of gold and palladium equal to a percentage of gold and palladium produced from Sibanye-Stillwater’s Stillwater and East Boulder mines. Under the Streaming Agreement, in addition to the Advance Amount, Wheaton International will pay Sibanye-Stillwater 18% of the US dollar spot palladium and gold prices for each ounce delivered under the Streaming Agreement until the Advance Amount has been reduced to nil through metal deliveries. Thereafter, Sibanye-Stillwater will receive 22% of the spot US dollar palladium and gold prices for each ounce of palladium and gold delivered. In both cases, the payments by Wheaton International may be reduced if debt covenants exceed three and half multiples of the net debt to adjusted Earnings Before Interest, Taxes, Depreciation and Amortisation (EBITDA) ratio. In addition, Sibanye-Stillwater has committed to deliver to Wheaton the equivalent of 100% of gold production from Sibanye-Stillwater’s US PGM Operations over the life of the operations. Furthermore, Sibanye-Stillwater has committed to: 183 • Delivering 4.5% of its palladium production from its Sibanye-Stillwater US PGM Operations, until: o A cumulative amount of 375koz of palladium has been delivered; and o The portion of the Advance Amount, which is attributable to palladium deliveries having been reduced to nil through such deliveries. • Thereafter, deliver the equivalent of 2.25% of its palladium production from the Sibanye-Stillwater US PGM Operations until: o A further 175koz of palladium having been delivered (or cumulatively 550koz having been delivered); and o The Advance Amount having been reduced to nil through metal deliveries. • Thereafter, and continuing for the life of the operations, deliver 1.0% of palladium production. Sibanye-Stillwater agreed to use commercially reasonable efforts to facilitate the development of the Blitz Project. The Streaming Agreement includes a completion test on the development of the Blitz Project, including completion of underground development, critical surface infrastructure and expansion of the concentrator production output. If Sibanye-Stillwater fails to meet certain completion targets in relation to the Blitz Project, it is required to pay Wheaton certain cash amounts. The Streaming Agreement, with an effective date of 1 July 2018, continues for an initial period of 40 years and can be extended for successive 10-year periods until termination notice is given or there are no active mining operations at the Sibanye-Stillwater US PGM Operations. The Qualified Person notes that the Streaming Agreement is material to the Sibanye-Stillwater US PGM Operations but sets out conditions that are not excessively onerous and can easily be achieved by Sibanye-Stillwater if the current LoM plans for Stillwater and East Boulder Mines are executed as planned. The 2020 Palladium Hedge On 17 January 2020, SMC (the wholly owned subsidiary of Sibanye-Stillwater operating as the Sibanye- Stillwater US PGM Operations) concluded a palladium hedge agreement commencing on 28 February 2020, comprising the delivery of 240koz of palladium over two years (10koz per month) with a zero-cost collar which establishes a minimum floor and a maximum cap of US$1 500 and US$3 400 per palladium ounce, respectively. Given the short duration of the hedge agreement, the Qualified Persons note that the palladium hedge is not material to the economics of the LoM cash flows for the Sibanye-Stillwater US PGM Operations.

184 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS/AGREEMENTS Social and Community Agreements In order to assist in managing Sibanye-Stillwater’s Social Licence to Operate, a progressive and effective Good Neighbor Agreement was signed in 2000 and this agreement was amended in 2005, 2009, and 2015. The Good Neighbor Agreement is a legally binding contract between Sibanye-Stillwater, the Northern Plains Resource Council, Cottonwood Resource Council and Stillwater Protective Association, which is binding on current and future owners and managers of the Stillwater and East Boulder Mines. It provides an avenue for the citizen groups to access information on the Stillwater and East Boulder Mines and to participate in decisions on the operations that may impact the local communities, economies, or environment. In essence, it provides for citizen oversight of Stillwater and East Boulder Mines to guarantee protection of the area’s quality of life and productive agricultural land and allows for local communities to have access to critical information about mining operations and the opportunity to address potential problems before they occur. Furthermore, it requires the information to be sufficiently detailed to permit assessment of potential environmental and social impacts. Both Stillwater and East Boulder Mines have a Good Neighbor Oversight Committee that meets three times per year. In addition to these formal, transcribed meetings, a Technology Committee and other committees meet as needed but communicate weekly to address ongoing projects. This constant stakeholder engagement enables citizens to meaningfully engage in the permitting and mine planning processes and provide feedback in advance of formal comment periods. This approach allows Sibanye-Stillwater to adjust its permitting strategy to address stakeholder concerns, where necessary, and effectively reduce the potential permitting delays and negative comments during public comment periods. A primary focus of the Good Neighbor Agreement is water quality, and under the agreement, the Stillwater, and East Boulder Rivers are closely monitored for changes in water quality. The agreement sets water quality triggers that meet or exceed the state and federal requirements. If a Good Neighbor Agreement water quality trigger is exceeded, Sibanye-Stillwater will take the appropriate remedial actions as defined in the agreement. As part of the monitoring, citizens may attend all mine-related water quality inspections and sampling events but are also provided with quarterly water quality reports. A provision is also made for the citizens to conduct independent water quality sampling, if necessary. The Good Neighbor Agreement is also aimed at ensuring public safety and security by restricting mine traffic and monitoring Sibanye-Stillwater’s adherence to the permitted traffic volumes and speed limits. In order to meet traffic requirements, the agreement provides for carpooling and bussing as a preferable means of transport for mine employees. These arrangements also afford mine workers additional rest time and keep tired drivers off the road. 185 Other aspects of the Good Neighbor Agreement include: • Establishing conservation easements on Sibanye-Stillwater owned ranches along the Boulder and Stillwater Rivers; • Preventing any mine sponsored housing occurring outside existing communities; and • The Good Neighbor Agreement contains no commitments in terms of local procurement and employment. The Qualified Persons are satisfied with Sibanye-Stillwater’s commitment to working with federal and local administrations, organisations and community and conservation groups to ensure that Stillwater and East Boulder Mines adhere to the Good Neighbor Agreement. Furthermore, the mine plans for Stillwater and East Boulder Mines ensure that commitments made in the Good Neighbor Agreement are not breached. Accordingly, the Qualified Persons are of the view that Sibanye-Stillwater should be able to maintain its Social License to Operate the Stillwater and East Boulder Mines for as long as it continues to actively engage other stakeholders and to honour conditions and commitments specified in the Good Neighbor Agreement. Grazing leases for lands purchased at the Hertzler Ranch area (Ekwortzel Purchase) for Stillwater Mine are tied into the land purchase agreement with the previous landowner and there are no other social or community agreements. Environmental Studies, Permitting and Plans Overview of Environmental Legislation and Regulation Operations at Stillwater and East Boulder Mines are regulated by the State of Montana agencies including the Montana Department of Environmental Quality (DEQ); Department of Natural Resources and Conservation (DNRC); as well as Federal agencies including the Custer Gallatin National Forest (CGNF); US Environmental Protection Agency (EPA); US Bureau of Alcohol, Tobacco and Firearms (ATF); US Army Corps of Engineers; US Federal Communications Commission (FCC); and US Nuclear Regulatory Commission (NRC). A list of the agencies and the required permits, licenses or approvals are summarized in Table 43. The regulatory agencies can approve, deny, or conditionally approve applications for mining or modification of permits. State of Montana regulations require that changes to or denial of a permit must be directly related to a specific State law or regulation and are not discretionary. The United States Forest Service (USFS) may deny mining proposals, although this authority is limited by federal law. Several laws (e.g., the 1872 Mining Law as amended and related regulations in Title 36 of the US Code of Federal Regulations (CFR) Part 228A; 1897 Organic Administration Act; and 1955 Multiple Use Mining Act), allow the USFS to reasonably regulate mining to minimize adverse environmental impacts on National Forest surface resources and to ensure compliance with applicable environmental laws and regulations. These laws and regulations include, but are not limited to, the 36 CFR 228 Locatable Minerals Regulations, Subpart A; 1972 Clean Water Act (CWA); and 1973 Endangered Species Act (ESA). The USFS can reasonably regulate mining although it cannot prohibit or unreasonably restrict operations that are otherwise in compliance with law. If analysis performed under the National Environmental Policy Act (NEPA) and other analyses show that a proposed mining activity can operate in a way that is compliant 186 with the applicable environmental laws, the USFS cannot prohibit or deny the proposal on National Forest lands subject to the 1872 Mining Law. The proposals or agency alternatives, if approved, must comply with all applicable federal and state air and water quality laws and regulations. Mine Operating Permits are jointly issued by the State of Montana (DEQ, Hard Rock Mining Program) and the Forest Service, CGNF through a Memorandum of Agreement between the two agencies. The Mine Operating Permits are based on the Plans of Operations submitted by the permittee (which are reviewed by both the State agencies and the CGNF) as well as on the Environmental Impact Statement (EIS) also developed jointly by the DEQ and CGNF, the findings of which are documented in Records of Decision. 187 Table 43: Regulatory Agencies and Permits, Licenses or Approval Requirements Agency, Permit, License, or Approval Purpose US Fish and Wildlife Service (USFWS) Biological Opinion (Endangered Species Act) To ensure actions taken by federal agencies would not jeopardize the continued existence of threatened or endangered species or result in the destruction or modification of critical habitat. The USFS must consult with the USFWS, which issues its Biological Opinion following review of a Biological Assessment submitted by the USFS. US Forest Service (USFS) Biological Assessment Required by the Endangered Species Act prior to the approval of a plan of operations or its implementation. The biological assessment ensures actions taken by USFS would not jeopardize the continued existence of threatened or endangered species or result in the destruction or modification of critical habitat. These are USFS conclusions that usually require USFWS concurrence. Plan of Operations The basis of authorization under statutes administered by the USFS that ensures the design, operation, closure, monitoring, and bonding of mining operations result in adequate operations and reclamation for post-mining land uses. The plan of operations is also needed for activities reasonably incident to mining operations of National Forest lands. Coordination between Montana Department of Environmental Quality (DEQ) and other agencies, as appropriate, per memorandum of understanding between the USFS and Department of State Lands (DSL). The MOU defines the joint administration and bonding of mining operations in Montana with activities on National Forest lands. Executive Order (E.O.) 13007 (Clinton) and Government to Government Relations with Native American Tribal Governments — Memorandum for the Heads of Executive Department and Agencies (April 29, 1994) E.O. 13007 requires that agencies contact Indian tribes regarding effects and the Section 106 regulations require consultation with Indian tribes to identify and resolve adverse effects to historic properties. The Memorandum outlines principles that federal agencies must follow when interacting with federally recognized Native American tribes in deference to Native Americans’ rights to self-governance. Specifically, federal agencies are directed to consult with tribal governments prior to taking actions that affect federally recognized tribes and to ensure that Native American concerns receive consideration during the development of Federal projects and programs. Special Use Permit Allows use of Forest Service Roads Temporary Grazing and Livestock Use Permit Allows non-commercial temporary grazing on Forest Service land FSR Road Maintenance Agreement For situations where the wilderness level of maintenance is not sufficient for a commercial or public user, that user may elect to undertake some or all of the surface maintenance of the FSR as authorized by the Forest Service Road Maintenance Agreement. US Army Corps of Engineers (US ACE) Section 404 Nationwide Permit (Clean Water Act) To control the discharge of dredged or fill material into waters of the US, including wetlands. US Environmental Protection Agency (EPA) Underground Injection Control Permit (Safe Drinking Water Act) EPA regulates the construction, operation, permitting, and closure of injection wells used to place fluids underground for storage or disposal. EPA regulates injection wells at the mines that are used for groundwater remediation and disposal.

188 Agency, Permit, License, or Approval Purpose Delegated Programs EPA has delegated the primary implementation and enforcement authority of the Clean Air Act to Air Resources Management Bureau of DEQ. Similarly, the primary implementation and enforcement authority of the Clean Water Act National Pollutant Discharge Elimination System (NPDES) to the Water Protection Bureau of DEQ under its Montana National Pollutant Discharge Elimination System (MPDES) program. Coordination of these programs is governed by agreements between the EPA and the State of Montana. US Bureau of Alcohol, Tobacco, Firearms, and Explosives (BATFE) Safe Explosives Act The Safe Explosives Act mandated that all persons who wish to receive or transport explosive materials must first obtain a federal explosives license or permit. In addition, the act imposed new restrictions on who may lawfully receive and possess explosive materials. US Bureau of Land Management (BLM) Mineral Claims Under 43 CFR 3700 Part 3800 the BLM manages the subsurface of National Forest lands, while USFS manages the surface. US Mine Safety and Health Administration (MSHA) Federal Mine Safety and Health Act of 1977 as amended by the Mine Improvement and New Emergency Response (MINER) Act Of 2006 Develops and enforces safety and health rules for all US mines regardless of size, number of employees, commodity mined, or method of extraction. MSHA conducts quarterly inspections to ensure safety and health rules are implemented. US Nuclear Regulatory Commission (NRC) Nuclear Density Gauge Permit The NRC licenses the possession and use of portable gauges and any other processes or devices that use radioactive materials. Montana Department of Environmental Quality (DEQ) 401 Certification (Clean Water Act and Montana Water Quality Act) To certify that any activity requiring a federal license or permit that may result in any discharge into State waters would not cause or contribute to a violation of State surface water quality standards. Montana Pollution Discharge Elimination System (MPDES) Permit (Clean Water Act and Montana Water Quality Act) Authorizes discharge to surface water and groundwater adjacent to surface water Operating Permit (Montana Metal Mine Reclamation Act) To ensure design, operation, closure, monitoring, and bonding of mining operations result in adequate reclamation for post- mining use. Coordinate with the USFS, and other appropriate agencies. Storm Water Pollution Prevention Plan (Clean Water Act and Montana Water Quality Act) To prevent the degradation of state waters from pollutants, such as sediment, industrial chemicals or materials, heavy metals, and petroleum products. 189 Agency, Permit, License, or Approval Purpose Short-term Water Quality Standard for Turbidity Related to Construction Activity (318 Authorization of Montana Water Quality Act) To allow for short-term increases in surface water turbidity during construction. Montana Fish, Wildlife, and Parks (FWP) are consulted on this authorization. Air Quality Permit (Clean Air Act and Clean Air Act of Montana) To set allowable air emission rates for both stationary sources and portable emitting units. Non-Community Non-Transient Water Supply (Safe Drinking Water Act and Montana Public Water Supply Act) To ensure safe drinking water supplies for the mine site, and to license the water treatment plant operators. Hazardous Waste Authorization/Classification To allow generation of less than 200lbs of hazardous waste per month as a Conditionally Exempt Small Generator Montana Department of Natural Resources and Conservation (DNRC) Land Use Licenses To permit the construction of access roads and pipelines across State of Montana lands Dam Safety Permit (Montana Dam Safety Act) Montana's Dam Safety Law requires a dam safety permit for all high-hazard dams. DNRC classified high-hazard dam is a dam with an impoundment capacity of 50 acre-feet or more based on the potential downstream loss-of-life if the dam fails. Water Right Permits (Montana Water Use Act) To permit the legal use/appropriation of water at Stillwater Mine for specified industrial, mining, and water supply beneficial uses. Montana State Historic Preservation Office (SHPO) Historic Resources Consultation (National Historic Preservation Act) To obtain joint approval by land-managing agencies and concurrence by the SHPO before agency approval; reviewed by the Advisory Council on Historic Preservation. Montana Department of Commerce Hard Rock Mining Impact Board Hard Rock Impact Plan To ensure that local government services and facilities will be available when and where needed as a result of new large-scale hard rock mineral developments and that the increased cost of these services will not burden the local taxpayer. The developer identifies and commits to pay all increased capital and net operating costs to local government units that will result from the mineral development. Performed in cooperation with counties, school districts and rural fire districts. County Conservation District 310 Permit (Montana Natural Streambed and Land Preservation Act) To protect and preserve streams and rivers in their natural or existing state. Application processed in consultation with Montana Department of Fish, Wildlife, and Parks. County Road Department Application to Perform Construction Work in a Right-of- Way To permit construction and maintenance of the pipeline along county roads. 190 Environmental Setting and Factors Nye and Absarokee are the closest towns to Stillwater Mine, while McLeod and Big Timber are the closest towns to East Boulder Mine. Facilities at Stillwater Mine are located on both sides of the Stillwater River, which flows southwest to northeast. East Boulder Mine is located on the south side of East Boulder River, which flows north along the mines’ eastern edge and then northwest along the current mine’s northern edge. The East Boulder Mine TSF lies between the Dry Fork Creek and Lewis Gulch drainages. The Columbus Metallurgical Complex is located approximately one-half mile north of the Yellowstone River. The protection of groundwater and surface water is the primary environmental factor for environmental compliance at the Sibanye-Stillwater’s mine facilities. At the Columbus Metallurgical Complex, the primary environmental factor is air quality compliance. Additional environmental factors include air quality, vegetation, soil, geology and geochemistry, wildlife, aquatic resources, cultural resources, aesthetics and land use. In addition, community approval is often a key factor. The host rock for the J-M Reef has very low acid-generating potential and low metal solubility. This low solubility has minimised potential environmental impacts from the substantial scale of these operations. However, ammonia (NH3), ammonium (NH4+), and nitrate (NO3-) are soluble residual constituents from the ammonium nitrate/fuel oil (anfo) used in mining and have been observed to be present in mine adit waters as well as in leachate from waste rock and tailings. These are the primary potential groundwater and surface water contaminants at the Stillwater and East Boulder Mines. The Stillwater and East Boulder Rivers adjacent to these mines are the principal resources that may be adversely affected by mining operations, although historical and cultural resources are also known to exist within the current and planned mine disturbance areas. The river water quality is high and there is no evidence of adverse impacts to aquatic or terrestrial wildlife populations, although the rivers have measurable loading of nitrates and dissolved solids from mining operations resulting in localised impairment of periphyton and macroinvertebrates. The Stillwater and East Boulder Rivers are considered substantial fishery resources and host brown trout, rainbow trout, brook trout, and mountain whitefish (DEQ and USFS, 1985). Overall, both rivers have good insect and periphyton diversities and densities. Environmental Studies 19.2.3.1 Overview of Baseline and Environmental Studies Extensive baseline and recent environmental studies have been completed since the 1930s for Stillwater Mine and 1982 for East Boulder Mine. For Stillwater Mine and the East Boulder Mine, these entailed surface water and groundwater studies, vegetation studies, wildlife studies, aquatic studies, cultural resource studies, land use studies, aesthetic value and noise studies as well as geological studies. Additional environmental studies were completed in 2019 through 2021 for the expansions at both mines. The content and results of these numerous studies are too voluminous to reproduce herein and, therefore, summaries of key environmental areas are provided below. 191 19.2.3.2 Stillwater Mine and Hertzler Ranch Facilities Extensive environmental baseline and operational monitoring studies have been performed at Stillwater Mine. The 1985 Environmental Impact Study (EIS) for the Stillwater Mine identifies thirteen vegetation types in the study area, along with water and disturbed areas with no vegetation (DEQ and USFS, 1985). These vegetation types include stony grassland, Sagebrush and Skunkbush shrubland, drainage bottomland, riparian woodland, ravine aspen-chokecherry, open forest-meadow understory, open forest-rocky understory, Douglas-fir forest, Lodgepole pine forest, subalpine forest, and cultivated hayland. Timber resources in the mine areas are described generally as being of low commercial value due to poor quality timber and the rugged terrain's limits on harvest operations. Wildlife studies indicate that the mine areas support diverse and abundant wildlife populations, including bird, mammal, reptile, amphibian, and aquatic species. The mine areas provide winter ranges for elk, mule deer, and bighorn sheep. In addition, the mine area habitats also host moose, black bear, mountain goats and mountain lions. Wildlife habitat types correspond closely to vegetation types previously described. Both the Bald Eagle and the American Peregrine Falcon, which were identified as listed species in the 1985 Stillwater Mine EIS, have been de-listed due to the recovery of their populations. Geochemical studies and operational environmental monitoring data demonstrate that the waste rock mined throughout the history of production at the Stillwater and East Boulder Mines have negligible potential to generate acid or acid mine drainage. Concurrent leach testing of over 40 parameters including 29 trace metals from tailings and waste rock indicates that dissolved trace metal concentrations will not exceed current groundwater protection standards. Decades of operational environmental monitoring data are consistent with this testing. However, ammonia (NH3), ammonium (NH4+), and nitrate (NO3-) are soluble residual constituents from the anfo (ammonium nitrate/fuel oil) used in mining and have been observed to be present in mine adit waters as well as in leachate from waste rock and tailings. These are the primary groundwater and surface water contaminants at the Stillwater and East Boulder Mines. The most recent Stillwater Mine environmental studies have addressed baseline biological conditions in Nye Creek and the Stillwater River, groundwater conditions at the Hertzler TSF, climatological conditions, and wetlands delineations at the East Waste Rock Storage Facility expansion area. These studies have been reviewed and accepted or are in review by the regulatory agencies (i.e., DEQ, USFS and USFWS) and to date have been deemed adequate to document baseline conditions for groundwater, surface water, soils, geology and geochemistry, vegetation, wildlife, aquatic resources, cultural resources, aesthetics, and land use to support regulatory approval of ongoing operations. Table 44 identifies the recent environmental studies executed as part of the mine expansion efforts. Tables identifying applicable baseline studies are included in the Consolidated Operations and Reclamation Plans for Stillwater Mine.

192 Table 44: Summary of Recent Environmental Studies Associated with Expansions at Stillwater Mine Date Description 2019/01/15 Nye Creek Biological Baseline Summary: Fish, Macroinvertebrates, Periphyton and Chlorophyll-a Sampling 2019/08/30 Climatological Site Conditions 2019/09/25 East Boulder Mine Geological and Geotechnical Site Conditions 2019/12/01 Draft Vegetation Baseline: (ESWRSF & Hertzler TSF) 2019/12/16 Analysis of Stillwater Valley Ranch Trout Ponds as a Receiving Water for Discharges to the SVR Percolation Ponds 2020/01/01 Biological Resource Survey; brief reconnaissance of biological resources of Hertzler TSF and ESWRSF; the expansion sites and Stillwater Mine vicinity do not support preferred and/or breeding habitat and preferred and/or breeding habitat is available in the vicinity 2020/03 Biological Assessment of Sites in the Stillwater River Drainage, Stillwater County, Montana: Macroinvertebrates, Periphyton, and Chlorophyll a, 2019 2020/06/25 Cultural resource survey results 2020/06/25 Mine East Dump; Cultural resource survey results 2020/06/30 Aesthetics/Viewshed 2020/12 Biological Assessment of Sites in the Stillwater River Drainage, Stillwater County, Montana: Macroinvertebrates, Periphyton, Chlorophyll a, and Periphyton Ash-Free Dry Mass 2020 2021/01/18 Wetland Delineation Report for the ESWRSF 2021/01/26 Seismic Refraction and MASW Survey, Nye, Montana Logistics, Processing, and Interpretation Report 2021/01/29 Geological and Geotechnical Site Conditions - Hertzler Ranch 19.2.3.3 East Boulder Mine Baseline data for East Boulder Mine was collected between 1982 and 1992 to support the 1992 Environmental Impact Statement. Additional baseline data was collected between 1997 and 2018 to support water management and additional expansions at the mine. The geology of East Boulder Mine comprises unconsolidated alluvium and glacial deposits overlying Palaeozoic sedimentary bedrock and igneous bedrock of the Stillwater Complex (DEQ and USFS, 2020). Groundwater in the Stillwater Complex occurs primarily in an extensive network of joints, fractures and fault zones resulting in slow groundwater flow. The glacial deposits vary in grain size and are a mixture of boulder, gravel, sand and silt sized particles, which result in variable groundwater flow rates. The majority of recharge to the underlying glacial deposits and bedrock is understood to occur through the alluvial deposits (DEQ and USFS, 2020). Groundwater occurs beneath the East Boulder Mine at depths from 120ft to 150ft below the ground surface but follows the ground surface and becomes shallower near the East Boulder River (DEQ and USFS, 2020). Groundwater flows from southeast to northwest parallel to the axis of the valley that contains the East Boulder Mine. The groundwater quality in the East Boulder Mine footprint has low total dissolved solids concentrations and low concentrations of sulphate, chloride and heavy metals. The East Boulder River adjacent to the East Boulder Mine is characterized by riffles and pools. Peak flows in the East Boulder River result from snowmelt and precipitation. The river loses water to the groundwater system northeast of the permit area and gains water from the groundwater system farther downstream along the East Boulder Mine. The water quality of the East Boulder River is good, with low total dissolved solids concentrations. Total dissolved solids concentrations vary with river flow; higher total dissolved solids concentrations are measured during times of lower flow in the winter and early spring. Sampling of the aquatic environment of the East Boulder River for thirteen years identified that the river had 193 excellent biotic integrity and no impairment of water quality of biological integrity resulting from East Boulder Mine operations has been identified. The Lewis Gulch drainage has surface water flow along portions of the drainage in response to snowmelt. Three springs along the Dry Fork drainage flow for distances before infiltrating into the ground. Flowing surface water did not intercept the East Boulder River during baseline studies. The surface water in the Lewis Gulch and Dry Fork drainages is high quality with low total dissolved solids and metals concentrations. Four distinct plant communities are located within the East Boulder Mine boundary. These include Mature Douglas Fir Forest, Early Seral Douglas Fir Forest, Reclaimed Grassland, and Meadow Grassland. No threatened or endangered plant species were identified as occurring at the East Boulder Mine. One sensitive species (Whitebark pine) was identified in the area of the proposed future disturbance at East Boulder Mine. The most recent East Boulder Mine environmental studies have addressed baseline environmental conditions, cultural resources surveys, wetland surveys, mine groundwater inflow, climatological conditions, and biological assessment of the East Boulder River. The Class III cultural resource inventory study completed in 2021 identified from records seven previously identified cultural sites within the study area but did not identify evidence of those sites in the recent field survey of over 315 acres and no further survey work was recommended. The survey did not identify any sites that would preclude the planned expansions. Wildlife studies indicate that the area around East Boulder Mine supports diverse and abundant wildlife populations. The mine areas provide winter ranges for elk and mule deer. In addition, the mine area habitats host moose, black bear, grizzly bear, and wild trout. Brown trout and rainbow trout are the most abundant species in the East Boulder River (DEQ and USFS, 2012a). The recent baseline study Construction and operation of the TSF and Dry Fork waste rock storage facilities would result in short- term and long-term impacts on wildlife use patterns, wildlife habitat quantities, and vegetative composition. The project may decrease wildlife forage production and availability in the short term due to the removal of vegetation. Possible adverse effects to aquatic resources in the East Boulder River or the perennial or ephemeral streams could result from soil erosion / storm water discharges occurring during construction. However, wildlife carrying capacity may increase in the long-term after the project is complete and the project area is revegetated. All ecological, geological, hydrological, geotechnical, archaeological, and climatological studies appear to be completed for the Lewis Gulch TSF Stage 4 and 5 expansions, the Dry Fork Waste Rock Storage Area and associated haul road and bridge. The baseline studies have been reviewed and accepted by the regulatory agencies after having been deemed adequate to document baseline conditions for groundwater, surface water, soil, geology and 194 geochemistry, vegetation, wildlife, aquatic resources, cultural resources, aesthetics, and land use to support regulatory approval of operations. Table 45 identifies the recent environmental studies executed at East Boulder Mine. Tables identifying applicable baseline studies are included in the Consolidated Operations and Reclamation Plans for East Boulder Mine. Table 45: Summary of Recent Environmental Studies Associated with Expansions at Stillwater Mine Date Description 2019/09/25 Geological and Geotechnical Site Conditions 2020/12 Biological Assessment of Sites on the East Boulder River: Sweet Grass County Montana, 2020 2021/10/14 Climatological Site Conditions 2021/05 Lower Lewis Gulch and Dry Fork Sites Wetland Survey 2021/05 Lewis Gulch and Dry Fork Creek Updated Baseline Hydrogeologic Monitoring Report 2021/06/21 East Boulder Mine Groundwater Inflow Analysis 2021/08 Stillwater East Boulder Expansion: A Class III Cultural Resource Inventory in Sweet Grass County, Montana 2021/08 Baseline Environmental Survey at the East Boulder Mine 2021/10/14 East Boulder Mine Climatological Site Conditions 2021/11 Monitoring of Chlorophyll-a and Periphyton Ash-Free Dry Mass on the East Boulder River, Sweet Grass County Montana, 2021 19.2.3.4 Metallurgical Complex No baseline studies, environmental studies nor impact assessments specific to the Columbus Metallurgical Complex (smelter and base metal refinery) were completed for permitting purposes as these were not required by the regulatory authorities. As there was no public land interaction and associated permitting, an EIS or similar studies were not required for construction and operation of the smelter and base metal refinery. Permitting Status and Compliance 19.2.4.1 Overview of Permitting Status Permits from the Federal, State and local agencies for the Sibanye-Stillwater US PGM Operations include permits from the State of Montana (e.g., mine permit, air quality permit, stormwater discharge permits, water discharge permits, exploration permit, and potable water supply permit, dam safety and water rights), and permits from the US Environmental Protection Agency (EPA) and US Forest Service (USFS). The county conservation districts provide permits to protect and preserve streams and rivers, whereas the road departments provide permits for access to conduct activities in road rights of way. Table 46 summaries the existing permits and their status for the Sibanye-Stillwater US PGM Operations. Mining occurs on Federal lands managed by the USFS and on private land. Most of the private land is historic patented mining claims which are now private. Those private lands not currently owned by Sibanye-Stillwater are leased. Federal lands and permission to access the surface for mining purposes is applied for and granted by the USFS in conjunction with the NEPA process and technical application to the USFS and DEQ. The Qualified Persons conclude that most of the key approvals have been granted 195 and are reasonably anticipated to continue to be granted for mining and processing operations for the foreseeable future. 19.2.4.2 Stillwater Mine and Hertzler Ranch Facilities Specific permitting requirements vary widely by agency and regulated media, and these are described in USFS and DEQ regulations and associated guidance. All necessary permits and approvals are in place and adequate for existing operations. Permits and licenses requiring renewal in FY2021 have been developed in a timely manner and submitted to the regulatory agencies for approval and efforts initiated for permits and licenses needing renewal in FY2022. Permits and approvals are tracked and renewal dates, schedules, timeframes and requirements for continued compliance are addressed in a timely manner with few exceptions. Reclamation bonding is required under the Operating Permit (No. 00118). Bonding is addressed in the Section 19.2.6 (Reclamation Plans and Costs). Permitting for planned expansions have been initiated in a timely manner and appear to be on track for schedule changes in operations. There are three current violations of the Operating Permit No. 00118 and two of the Exploration License No. 00046 relating to nitrate concentrations in groundwater and surface water, and submittal of Water Resource Management Reports (WRMR) and Biological Monitoring Reports beyond their prescribed deadlines. These violations were issued between December 2019 and February 2020. The December 2019 and February 2020 DEQ letters identified violations related to the following: • Stillwater (Operating Permit No. 00118) o Exceedances of nitrate+nitrite levels in East Side Waste Rock Storage Facility groundwater monitoring wells MW-14A and MW-18A (>10mg/l), which are located downgradient of the East Side Waste Rock Storage Facility and up-gradient of the Stillwater River. Elevated concentrations relate to seepage of meteoric waters through the East Side Waste Rock Storage Facility materials that accumulate nitrogen from traces of residual anfo; o Failing to submit a plan (or third-party review/report) for agency review and approval and falling to take prompt and appropriate remedial corrective measures to address the exceedance in HMW-10 at the Hertzler TSF; and o Failure to submit required 2018 Water Resource Monitoring Report and Biological Monitoring Reports by the June deadlines. o No new violations since February 2020. • Benbow (Exploration License No.00046) o Exceedances of nitrate+nitrite levels in BMW-3. Elevated concentrations relate to seepage of meteoric waters through the Benbow Waste Rock Storage Area materials that accumulate nitrogen from traces of residual anfo; and o Water Resource Monitoring Report was submitted six months after due date. Stillwater Mine initiated implementation of corrective actions at the East Side Waste Rock Storage Facility in 2016 with agency knowledge, although approved plans were not formally submitted or approved. Although water quality standards have been exceeded due to seepage from the East Side Waste Rock Storage Facility, no beneficial uses in the Stillwater River have been impacted or compromised with respect to surface water quality or residential groundwater supplies. DEQ has stated that the resolution of these violations will be dependent on the timely initiation of the meeting with DEQ

196 and USFS, the timely implementation of remedial corrective actions, and the submittal of documentation of the corrective actions specified in the Consolidated Operations and Reclamation Plan. Corrective actions at the East Side Waste Rock Storage Facility have been initiated since 2016 and include synoptic monitoring, phased East Side Waste Rock Storage Facility lining and Nitrogen Collection Pond installation, consultant evaluation of water quality changes (2018 and 2019) and initiation of in situ treatment of nitrogen with methanol injection. Corrective actions at the Hertzler TSF include repair of the liner tear (during 2015), installation of groundwater capture French drains and pump back system, installation of in-situ remediation, synoptic and biological monitoring on Stillwater River at Hertzler Ranch, and additional well installations. Corrective actions have been implemented at the Benbow Waste Rock Storage Facility and Benbow Mill Spring Creek. Corrective actions include synoptic monitoring of Benbow Mill Site Creek and Little Rocky Creek, installation of groundwater collection vaults for foundation drains (beneath waste rock storage area and WTP2 feed pond) and pump back of collected groundwater for treatment, as well as installation of a permeable reactive barrier (PRB) treatment system using methanol injection. Monitoring data indicates water quality concentrations in the creeks have returned to below regulatory levels, indicating successful implementation of the PRB, although groundwater concentrations remain above regulatory standards. The Qualified Persons conclude that the corrective actions implemented appear to have reasonable effectiveness and, where water quality has not yet been restored to below levels of regulatory concern, water quality concentration trends show stable to downward progression. Most of the violations have been resolved and closed while a few remain open at the time of the report. Closeout of the remaining violations is pending further monitoring and regulatory acceptance of corrective action completion. 19.2.4.3 East Boulder Mine Permits required for current operations at East Boulder Mine include permits from the State of Montana (e.g., mine permit, air quality permit, stormwater discharge permits, water discharge permits, exploration permit, and potable water supply permit), and permits from the Federal government including the EPA and USFS. There are no open regulatory violations at the time of compiling this Technical Report Summary. Federal permits from the EPA are for Class V groundwater injection wells. These Class V injection well permits address the following: • Recycling of water back into the mine (MT5000-05150); • Disposal of septic system water (MT50000-06439); • Disposal of treated adit water from the underground workings (MT50000-11713); and • Injection of methanol into shallow alluvial groundwater for in situ biological reduction of nitrates (MT50000-008511). An amendment to Operating Permit No. 00149 for a Stage 6 raise to the existing tailings storage facility has been completed and approvals are in place. However, approvals will be required for the development of the Lewis Gulch TSF and the Dry Creek WRSF, which will include a 404 Permit with the 197 US Army Corps of Engineers (ACOE) for the waste rock haulage crossing. The DEQ and USFS prepared an Environmental Assessment for the Stage 6 Tailings Storage Facility Expansion Project and the public comment period ended on June 15, 2020 and issued the final EA in September 2020. East Boulder Mine is approved to discharge from three outfalls into the East Boulder River and groundwater in an alluvial aquifer under MPDES Permit MR-0026808. A permitted injection well for treated mine water at the Yates Gravel Pit is permitted and infrastructure is in place but as of this review, the system has not yet been operated. Groundwater monitoring between 2005 and 2010 detected concentrations of nitrate as nitrogen greater than the non-degradation level established in the MPDES permit in three monitoring wells downgradient of the tailings storage facility and the infiltration pond. The DEQ found the mine out of compliance with the MPDES permit (MT0026808), triggering SMC (the owner at the time) and the DEQ to enter into an Administrative Order on Consent (Docket No., WQA-10-04). A compliance plan was submitted to DEQ and approved to establish a series of corrective actions to address the exceedance of the MPDES nitrate as nitrogen limits. In addition, a groundwater capture and pump back system was constructed and became operational in 2011. In situ treatment wells were installed and reagent was injected into injection wells to reduce nitrates as nitrogen concentrations. A TSF embankment underdrain system was also installed to collect meteoric water through the embankment rock fill and route the water back to the supernatant pond. An outer embankment liner was installed along the outer TSF Stage 3 slope to reduce infiltration of meteoric water through the embankment rock. As a result of the corrective actions, nitrate as nitrogen concentrations in downgradient monitoring wells were reduced to 35% of the non-degradation standard for groundwater in 2017. In 2017, the DEQ approved a mixing zone which resulted in a zone across which cumulative contributions from operational sources within the permit boundary are addressed. In January 2018, DEQ found that the Sibanye-Stillwater (SMC) is in compliance with the MPDES Permit and that the terms of the Consent Order were satisfied. The Qualified Persons conclude that long-term groundwater and surface water restoration and protection from operational impacts are ongoing and well managed, and compliance is likely to be achieved and maintained. 19.2.4.4 Columbus Metallurgical Complex The smelter at the Columbus Metallurgical Complex has only two permits, namely a Montana Air Quality Permit (#2635-17) from the DEQ Air Resources Bureau, and a MPDES Permit (-000469) with the DEQ Water Protection Bureau, both which are current and in good standing. The Qualified Persons understand that these permits are current and not due for renewal for several years. The Air Quality Permit (MAQP No. 2635-19) limits air emissions based on measured opacity, particulate emissions (PM10) from baghouse filters, and Sulphur dioxide (SO2) emissions based on maximum allowed smelter concentrate throughput (≤59 500 tons/year), precious metals recyclable material through put (≤15 000 tons/year), gypsum production (≤25 000 tons/rolling 12-month period), smelter slag production 198 (≤60 000 tons/rolling 12-month period), the amount of waste ore for lining the slag pits (≤40 000 tons/rolling 12-month period), and emergency back-up generator run time (≤500 hours/rolling 12-month period). Emissions testing requirements of the Air Permit include: • Particulate and opacity performance source tests every two years on the smelting circuit main stack and concentrate drying circuit main stack; • Particulate and opacity performance source tests every five years on the process baghouse for the nickel sulphate crystal dryer; and • SO2 performance source testing on the smelting circuit stack every five years. In addition, Continuous Emissions Monitoring System (CEMS) to monitor stack volumetric flow rate and record SO2 emissions are operated and maintained as required. Reporting of testing and monitoring results as well as material inventories is provided annually. The MPDES permit for stormwater contains non-numeric technology-based effluent limits and numeric water quality-based effluent limits. Non-numeric technology-based effluent limits include best management practices for managing materials to minimize contact with site waters, control site materials from egress, maintenance and erosion control practices. Numeric water quality-based effluent limits are established as well as benchmark and outfall monitoring requirements. However, the smelter operates in a zero-discharge mode with all stormwater contained onsite, following the storm water pollution prevention plan and best management practices with all storm water retained via use of berms, ditches and percolation ponds. All permits have been renewed or revised in a timely manner. There are no performance or reclamation bonds associated with this facility. 199 Table 46: Permits Status Summary for the Sibanye-Stillwater US PGM Operations Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Stillwater Mine Original Permits Plan of Operations (POO) Active 118 USFS Custer Gallatin National Forest (CGNF)/ DEQ Hard Rock Mining Program Feb-1990 NA Plan of Operations Original (EIS) Record of Decision Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jan-1986 NA Mine Permit Operating Permit Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jan-1986 NA Operating Permit #00118 - Approved by ROD in December 1985 Stillwater Mine Amendments Operating Permit Amendment No. 1 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-1986 NA Plant site relocation Operating Permit Amendment No. 2 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-1986 NA Sand borrow area approved Operating Permit Amendment No. 3 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jan-1987 NA Second sand borrow area approved Operating Permit Amendment No. 4 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Feb-1987 NA Nye Tailings Impoundment toe dike relocation Operating Permit Amendment No. 5 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-1989 NA East-side development approved (increase permit area) Operating Permit Amendment No. 6 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-1989 NA Temporary sand pipeline approved Operating Permit Amendment No. 7 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Nov-1990 NA Adit relocated, 3 perc ponds added, 5 monitoring wells added Operating Permit Amendment No. 8 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-1992 NA Facilities expansion, production increase to 2000 ton/day Operating Permit Amendment No. 9 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-1996 NA East-West mining areas connected with haulage way (mining under Stillwater River) Operating Permit Amendment No. 10 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Nov-1998 NA Hertzler expansion approved and production cap eliminated

200 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Amendment No. 11 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Aug-1912 NA Revised Water Management Plan at Stillwater, Hertzler LAD (closure/post-closure), Boe Ranch LAD (operations/closure/post- closure) Operating Permit Amendment No. 12 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-2010 NA Addition of Hertzler LAD Pivot #7 Stillwater Mine Minor Revisions Operating Permit Minor Revision 89-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Dec-1989 NA Waste rock haulage railroad spur at 5150W Adit Operating Permit Minor Revision 90-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-1990 NA 5200E Ventilation Adit with auxiliary facilities Operating Permit Minor Revision 90-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-1990 NA Sediment basin construction (no new permit area) Operating Permit Minor Revision 91-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-1991 NA 5200E Portal, spur road, laydown, and access road Operating Permit Minor Revision 91-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Oct-1991 NA Compressor pipeline crossing at Stillwater River Bridge Operating Permit Minor Revision 92-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-1992 NA 5000E loci haul rail track extension Operating Permit Minor Revision 92-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program 1992 Permanent 5400E waste rock pile, eliminate laydown Operating Permit Minor Revision 93-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program 1993 NA 5300W ventilation improvements, 5400E rail haulage improvements Operating Permit Minor Revision 93-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-1993 NA Compliance timeframe extension for Amendment 8 stipulations Operating Permit Minor Revision 93-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Oct-1993 NA 6500W secondary escape way installation Operating Permit Minor Revision 94-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-1994 NA Expansion of OP boundary to include Stillwater Valley Ranch 201 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision 94-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program May- 1994 NA Construction of west-side production shaft (location change) Operating Permit Minor Revision 94-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-1994 NA Tree planting to visually screen mine site facilities Operating Permit Minor Revision 94-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Nov-1994 NA Boulder storage area permitting in north area of permit boundary Operating Permit Minor Revision 95-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-1995 NA Road relocation on Nye TSF embankment Operating Permit Minor Revision 95-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program 1995 NA Relocate west-side low grade ore stockpile to east-side Operating Permit Minor Revision 96-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Feb-1996 NA Waste rock processing to augment coarse tailings backfill Operating Permit Minor Revision 96-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Dec-1996 NA Smelter waste disposal (gypsum and slag) in Nye TSF Operating Permit Minor Revision 97-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jan-1997 NA Plan of Ops revision to construct Outfall 001 (not constructed) Operating Permit Minor Revision 97-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Aug-1997 NA Modify Nye TSF liner to lower final elevation (5111 to 5108) Operating Permit Minor Revision 97-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program 1998 NA Mine plan revision to extend 4400W level under the river Operating Permit Minor Revision 98-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-1998 NA Mine site facility additions (mill building, paste backfill plant, jaw crusher at west rail, covered conveyors from ore silo, service pipelines crossing river) Operating Permit Minor Revision 98-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Dec-1998 NA Mine site facility additions (maintenance dry & change house, office dry and change house, oil/drum storage, tire shop, water treatment plant addition) 202 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision 99-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-1999 NA Mine site facility additions (concrete sewage vault, filter press addition in concentrator) Operating Permit Minor Revision 99-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Aug-1999 NA Staged development plan for East-Side Waste Rock Storage Area Operating Permit Minor Revision 00-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-2000 NA BTS expansion from 4 to 6 denitrification cells Operating Permit Minor Revision 00-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-2000 NA Expansion of concentrator floatation circuit, installation of Larox Operating Permit Minor Revision 00-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program May- 2000 NA Hertzler pipeline route change (avoid culturally sensitive area) Operating Permit Minor Revision 00-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-2000 NA Dow Meadow Vent Raise (6500W) final location Operating Permit Minor Revision 01-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-2001 NA 5000E compressed air line install, extension of rail on 5000W dump Operating Permit Minor Revision 01-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-2001 NA Comprehensive mine site development plan (east and west side additions) Operating Permit Minor Revision 01-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-2001 NA East-side compressor building addition Operating Permit Minor Revision 01-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-2001 NA Warehouse addition (north-side of 5150W Paste Plant) Operating Permit Minor Revision 01-005 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-2002 NA Two paste backfill lines to 4400W Operating Permit Minor Revision 01-006 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-2002 NA East-side parking area for additional vehicles Operating Permit Minor Revision 03-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Apr-2003 NA Hertzler TSF Stage 2 final design and LAD storage pond Operating Permit Minor Revision 03-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-2003 NA Hertzler Ranch storm water system upgrades, lining west- side perc ponds, crusher operating area for Hertzler TSF 203 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description construction, oil compressor building, LAD Pond expansion Operating Permit Minor Revision 04-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Apr-2004 NA Modifications to Hertzler Ranch TSF and LAD Pond liner Operating Permit Minor Revision 04-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-2004 NA Soda ash silo installation, haul road on western edge of ESWRSF Operating Permit Minor Revision 04-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Dec-2004 NA Temporary reduction in Nye TSF freeboard Operating Permit Minor Revision 05-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Oct-2005 NA Advantex septic system upgrade, closure of MW-T3A Operating Permit Minor Revision 05-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Oct-2005 NA Hertzler Stage 2 underdrain building, Hertzler Pump House expansion, admin building expansion Operating Permit Minor Revision 06-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jan-2007 NA Construction of West Fork Stillwater River breakout Operating Permit Minor Revision 06-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program May- 2006 NA New surface sand line to 5500W Portal, parking lot access road, new washbay, Loci Shop restroom addition Operating Permit Minor Revision 06-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program May- 2006 NA Concentrator storage building (east-side of concentrator) Operating Permit Minor Revision 07-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-2007 NA Emergency Response Building, west-side portal overflow containment Operating Permit Minor Revision 07-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Apr-2009 NA Adjustment to flow monitoring requirement in Stillwater River Operating Permit Minor Revision 08-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-2008 NA Relocation of laydown to north- side of delivery road Operating Permit Minor Revision 08-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program May- 2008 NA Tailings water treatment (150gal per minute) and land application

204 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision 08-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Aug-2008 NA Reduction in Nye TSF freeboard (6ft to 5ft), employee survey discontinuance, upgrade of surface compressor line Operating Permit Minor Revision 08-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Nov-2008 NA Construction of parking lot entrance cover, 5150W mine water system upgrades Operating Permit Minor Revision 09-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Apr-2009 NA Land application of Hertzler TSF underdrain water, update Water Resources Monitoring Plan Operating Permit Minor Revision 09-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Feb-2010 NA Increase final elevation of ESWRSF from 5050 ft to 5150 ft Operating Permit Minor Revision 09-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-2010 NA Hertzler TSF Stage 2 underdrain modification, relocate of Fire Water Pump House transformer, revisions to Water Resources Monitoring Plan Operating Permit Minor Revision 10-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-2010 NA Hertzler in-situ methanol treatment injection wells Operating Permit Minor Revision 10-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2010 NA Contaminated soils building, Stillwater Mining Company-16 enclosure, level access pad construction near pump house power line Operating Permit Minor Revision 10-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Oct-2010 NA Two 5400E vent raises near the 5400E Portal Operating Permit Minor Revision 10-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Nov-2010 NA Concentrator expansion (ceramic mills), water treatment cell 6 building addition Operating Permit Minor Revision 11-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Apr-2011 NA BASF pilot plant, oily dirt storage building Operating Permit Minor Revision 11-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2011 NA Contaminated soils building, Stillwater Mining Company-16 205 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description enclosure, level access pad construction near pump house power line Operating Permit Minor Revision 11-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2011 NA Raise bore hole from 4400 level to 5000W Portal for road Operating Permit Minor Revision 11-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Nov-2011 NA Final design surface facilities for Blitz Project Operating Permit Minor Revision 12-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Apr-2012 NA Relocate power line, buried electrical line and transformer, office trailer installations, ESWRSF in-situ methanol treatment Operating Permit Minor Revision 12-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2012 NA HDPE pipe welding shop addition at Batch Plant, concrete installations Operating Permit Minor Revision 12-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-2012 NA Overhead process water line install, east-side storm water collection system, concrete pad Operating Permit Minor Revision 13-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Apr-2013 NA Inspection interval change to Hertzler HDPE line (5-yr to 10- year), expansion of Advantex waste water treatment pods by 3 Operating Permit Minor Revision 13-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-2013 NA New buried sandline from Hertzler Pump House to 5500W Portal, concrete retaining wall near propane tanks Operating Permit Minor Revision 13-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Dec-2013 NA Process water booster pump station, concrete pad for oxygen/acetylene, methanol storage tank and containment at Upper BTS, concrete pad for hazardous waste storage locker 206 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision 14-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-2014 NA LAD Pond expansion, Hertzler TSF Stage 3 construction plan Operating Permit Minor Revision 14-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-2014 NA Hertzler TSF Stage 3 construction plan modifications Operating Permit Minor Revision 14-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Nov-2014 NA Faulty mobile equipment building, concrete pads on 5000W rail, burial of overhead power lines, lower BTS building expansion for booster pump, concrete barrier walls at surface crusher, concrete storm water conveyance, additional east- side injection well Operating Permit Minor Revision 15-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sep-2015 NA Concrete containment pad for biodiesel fuel tote storage Operating Permit Minor Revision 16-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jan-2016 NA Closure/Post-Closure monitoring locations (sites) Operating Permit Minor Revision 16-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2016 NA ESWRSF lining system and water transfer system Operating Permit Minor Revision 16-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program May- 2015 NA Installation of inclinometers at the Nye and Hertzler TSFs Operating Permit Minor Revision 16-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Aug-2016 NA Concrete sidewalk to new Blitz trailer Operating Permit Minor Revision 17-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2017 5900W Portal Slope Stabilization and Ground Control, Concrete Pad and Containment; (East Side Rail Dump Expansion removed from MR 5/17/2017) Operating Permit Minor Revision 17-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Aug-2017 Hertzler Ranch Perc Evaluation; Geotech work at West Fork (vent raise project); Geotech Evaluation upper Biological Treatment Cells; Add Admin Office Trailer 207 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision 17-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Aug-2017 Expansion of the existing east- side rail dump area with wind break for two new dump bays, a rail spur and concrete fuel containment area Operating Permit Minor Revision 17-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Nov-2017 Installation of three supplemental monitoring wells at Hertzler Ranch near percolation ponds, expansion of the existing biological treatment system on the mine’s west site and installation of two water percolation ponds at the Hertzler Ranch site. Operating Permit Minor Revision 18-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Apr-2018 Authorization to discharge to Hertzler Ranch Percolation Ponds Operating Permit Minor Revision 18-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2018 BTS Expansion; Mix Tanks for Reagent Additions at Surface Clarifiers; Surface Haul Truck Traffic Beacons; Transformer and Concrete Containment at Hertzler LAD Pond Operating Permit Minor Revision 18-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Aug-2018 Construction and operation of two ventilation raises from underground to surface (13.8 East and 13.8 West) Operating Permit Minor Revision 18-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Aug-2018 New East-Side Portal and Revised Rail Dump Expansion Operating Permit Minor Revision 18-005 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Oct-2018 Water Treatment Plant Screen/Filter House Operating Permit Minor Revision 19-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Mar-2019 Geotechnical Site Investigations Stillwater Mine and Hertzler Ranch; Change Nye TSF Cap Geotextile use

208 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision 19-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2019 Temp Off-Site Cathedral Mountain Ranch Laydown and Construction Yard Operating Permit Minor Revision 19-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2019 Administration Building Expansion, Increased Septic Tankage Operating Permit Minor Revision 19-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2019 Concentrate Handling Systems Improvements Operating Permit Minor Revision 19-005 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2019 Production Shaft Hydrogeo Test Dewatering Well Operating Permit Minor Revision 19-006 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jan-2020 Compressor Building Addition, Light Vehicle Safety Access Roads, Concentrator Reagent Building Relocation Operating Permit Minor Revision 20-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Feb-2020 Modify the Stillwater Mine Concentrator 1) New Comminution Circuit Building, 2) New Electrical Substation, 3) Electrical pole re-routing Operating Permit Minor Revision 20-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program May- 2020 New Disc Filtration System and Building Operating Permit Minor Revision 20-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jun-2020 Minor Revision Acreage reconciliation: reconcile disturbed and permitted acreage in response to DEQ’s March 24 letter Operating Permit Minor Revision 20-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Jul-2020 Install two test wells and nested vibrating wire piezometers at Hertzler Ranch; in support of Stage 4/5 design Operating Permit Minor Revision 20-005 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Oct-20 NA Power Line and Miscellaneous Concrete Addition 209 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision 21-001 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program July-21 NA Increased thickness of the waste rock cap on the Nye Tailings Storage Facility Operating Permit Minor Revision 21-002 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Sept-21 NA Installation of Test Wells Near the East Side Percolation Ponds Operating Permit Minor Revision 21-003 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Oct-21 NA Processing Support Structures and Miscellaneous Concrete Addition Operating Permit Minor Revision 21-004 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program July-21 NA Installation of Test Wells and Nested Vibrating Wire Piezometers at Hertzler Ranch Operating Permit Minor Revision 21-005 Active 118 USFS CGNF/ DEQ Hard Rock Mining Program Nov-21 NA Aquifer Test Discharge Plan Stillwater Mine Other Permits Treated Mine Water Discharge - Authorization to Discharge Under MPDES Active MT-0024716 DEQ Water Protection Bureau Groundwater or Surface Water Dec-2015 Sep-2023 Authorization to discharge treated mine water, under administrative extension until 9/2023 as permitting is completed MPDES Amendment In DEQ review MT-0024716 Groundwater or Surface Water Pending NA Request for additional time to complete improvements and additions (upgrades) to the water treatment systems, and once complete, to collect and evaluate post-stabilization system performance data Air Quality Permit - Preconstruction Permit Active 2459-19 Air Jun-2020 NA Temporary 500 Kw Tier-4 Gen Set, change to power for Mill Concentrator expansion Air Quality Permit - Title V Operating Permit Active OP2459-09 DEQ Air Resources Bureau Air July-2019 Nov-2023 Authorization to discharge air emissions for facilities emitting >100 tons per year 210 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Storm Water MPDES Permit Active MTR-000511 DEQ Water Protection Bureau Storm Water from site Oct-2019 Jan-2023 Multi-Sector General Permit for Storm Water Discharges Storm Water MPDES Permit Active MTR-000511 DEQ Water Protection Bureau Benbow Portal SWPPP; Addendum #2 August 2019 AQ Burn Permit TW40 Not Active TW40 DEQ Hard Rock Mining Program Air Excavation 404 Permit - Hertzler Pipeline Active NA Army Corp of Engineers Potable Water System Authorization - Beartooth Ranch Active PWSID MT0003972 DEQ Public Water & Subdivision Bureau NA 1998 NA Potable Water System Authorization - Stillwater Mine Active PWSID MT0003587 DEQ Public Water & Subdivision Bureau NA 1986 NA Potable Water System Authorization - Stratton Ranch Not Active/ Not Maintai ned PWSID MT0003588 DEQ Public Water & Subdivision Bureau NA NA Septic Drainfield - Septic System - Original system did not require permit Active NA DEQ Water Protection Bureau Groundwater 1986 NA Septic System - Onsite Wastewater Treatment System Active 05-Jun Stillwater County Groundwater Jan-2006 NA Septic System Modification Authorization - Septic Treatment System with land application Active EQ-06-1122 (see MR05- 001) DEQ Water Protection Bureau and Environmental Management Bureau Groundwater Oct-2005 NA Septic Drainfield - Septic System Modification Authorization - drainfield exp. Active ES94/B66 DEQ Water Protection Bureau NA 211 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Septic System - SVR Sewage Treatment System Permit Active 260 DEQ Water Protection Bureau NA Hazardous Waste Authorization/Classification Active MTD98155229 2 DEQ Waste and Underground Tank Management Bureau Jan-2000 NA Conditionally Exempt Small Generator / Upgrade to Small Quantity if generation exceeds 100kg/month UIC Class V Injection - Authorization by Rule Active #MT5000- 05134 USEPA Region 8 Groundwater Program Groundwater Nov-2001 NA Mine recycle water UIC Class V Injection - Authorization by Rule - Large Capacity Septic System Active #MT5000- 06454 USEPA Region 8 Groundwater Program Groundwater Mar-2005 NA (Septic System) Change in operating methods and conditions triggers EPA review and approval UIC Class V Injection - Authorization by Rule - Hertzler Methanol Injection Well Active #MT50000- 08681 USEPA Region 8 Groundwater Program Groundwater Dec-2009 NA Methanol injection well at Hertzler UIC Class V Injection - Authorization by Rule – Amendment - Mine Site Methanol Injection Wells Active #MT50000- 08681 USEPA Region 8 Groundwater Program Groundwater Jul-2012 NA Methanol injection wells downgradient of ESWRSF (five) UIC Class V Injection - Authorization by Rule – Amendment - Mine Site Methanol Injection Wells Active #MT50000- 08681 USEPA Region 8 Groundwater Program Groundwater Oct-2014 NA Methanol injection wells downgradient of ESWRSF (one additional well) State-wide Exploration Permit Active 46 DEQ Hard Rock and Placer Exploration/USFS May- 2016 May- 2022 Renewed annually, via letter 4/6/2021 Temporary Grazing or Livestock Use Permit Active NA USFS CGNF Aug-2021 Feb-2022 Renewed annually, renewed 2/28/2021; Ekwortzel/Kirch Agreement Encroachment Permit Active 2006-23 Stillwater County Encroachment Permit Active 2007-48 Stillwater County Encroachment Permit Active 2020-20 Jun-2020 NA Road Encroachment Permit Application, culverts for pipeline to pass under existing road

212 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description USFS Special Use Permit - Stratton Ranch Road Active BEA407301 USFS CGNF Jan-2016 Dec-2016 Road Use Agreement USFS Special Use Permit - Delger Road Active BEA388 USFS CGNF Aug-12 Dec-2021 Road Use Agreement; in renewal process, extended by mutual agreement Stillwater Mine Licenses Nuclear Regulatory Commission - Materials License - Nuclear Density Gage Permit Active 25-26871-01 Nuclear Regulatory Commission Sep-2014 Nov-2023 Bureau of Alcohol Tobacco and Firearm – Explosives - Explosives Use and Storage Permit Active 9-MT-095-33- 7B-90263 Bureau of Alcohol Tobacco and Firearms Feb-2023 Radio Frequency Licenses - FCC Active 8610054645& 8802398055 Federal Communications Commission Stratton Man Camp License Active T-6732 Stillwater Mine Agreements Road Use/Maintenance Agreement (FAS419 & FR846) Active NA USFS CGNF Mar-1994 NA USFS Road Maintenance Agreement USFS Land Use Agreement Active AG-0355-B- 15-5501 USFS CGNF Apr-2015 Helibase Pad usage GNA 2009 Amendment Active Jan-2009 NA Good Neighbor Agreement East Boulder Original Permits Plan of Operations (POO) Active 149 USFS CGNF/ DEQ Hard Rock Mining Program Feb-1990 NA Plan of Operations Original (EIS) Record of Decision Active 149 USFS CGNF/ DEQ Hard Rock Mining Program Dec-1992 NA Mine Permit Operating Permit Active 149 USFS CGNF/ DEQ Hard Rock Mining Program Mar-1993 NA Operating Permit #00149 - Approved by ROD in 1993 following EIS East Boulder Amendments Amendment 001 to Operating Permit (EA) Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 1999 NA Water Management Plan Amendment (EA) 213 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Amendments 002 & 003 to Operating Permit (EIS) Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2012 NA Revised Water Management Plan + Boe Ranch LAD (EIS) East Boulder Minor Revisions Operating Permit Minor Revision 99-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 1999 NA Air Monitoring Site Operating Permit Minor Revision 00-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2000 NA Boe Ranch Pipeline Operating Permit Minor Revision 00-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2000 NA Tailings Pipeline Operating Permit Minor Revision 00-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2000 NA 6350 Explosives Bench laydown Operating Permit Minor Revision 01-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2001 NA Surface Crushing Facility Operating Permit Minor Revision 01-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2001 NA Slag Processing Operating Permit Minor Revision 01-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2001 Withdrawn Operating Permit Minor Revision 01-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2001 NA Temporary Buildings Operating Permit Minor Revision 04-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2004 NA Brownlee Vent Raise Operating Permit Minor Revision 04-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2004 NA Laydown Area 6 & Expansion of Soil Storage Operating Permit Minor Revision 04-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2004 NA LAD Area 6 Operating Permit Minor Revision 04-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2004 TSF - Detailed Design of Ongoing expansion Operating Permit Minor Revision 05-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2005 NA Warehouse Operating Permit Minor Revision 05-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2005 NA Water treatment improvements Operating Permit Minor Revision 06-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2006 NA TSF Wildlife Fence 214 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision 06-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2006 NA Site Investigations Operating Permit Minor Revision 07-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2007 NA Event Pond Operating Permit Minor Revision 08-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2008 NA Native Borrow Excavation Operating Permit Minor Revision 08-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2008 NA New Oil Storage Building Operating Permit Minor Revision 09-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2009 NA EBMW-4 Replacement Well Operating Permit Minor Revision 09-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2009 NA Site Water Management Improvements Operating Permit Minor Revision 09-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2009 NA Reverse Osmosis Unit Operating Permit Minor Revision 09-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2009 NA In Situ Denitrification System Operating Permit Minor Revision 10-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2010 NA Drilling Investigation Operating Permit Minor Revision 10-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2010 NA Drilling Investigation Phase 2 Operating Permit Minor Revision 10-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2010 NA Surface Rail Improvements Operating Permit Minor Revision 10-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2010 NA Expansion of In-Situ Denitrification Operating Permit Minor Revision 11-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2011 NA Groundwater Capture System Operating Permit Minor Revision 12-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2012 NA Graham and Simpson Ventilation Raises Operating Permit Minor Revision 12-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2012 NA Truck Fall Arrest System Operating Permit Minor Revision 13-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2013 NA Modification to Simpson Creek Vent Raise Operating Permit Minor Revision 13-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2013 NA TSF Nitrogen Reduction 215 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision 13-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2013 NA Used Oil Building Addition Operating Permit Minor Revision 13-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2013 NA GNA borehole drilling Operating Permit Minor Revision 14-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2014 NA Perc Pond Event Pond Modifications/Expansion Operating Permit Minor Revision 14-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2014 NA Borrow pit access road intersection realignments (2) Operating Permit Minor Revision 14-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2014 NA Two GNA Wells (EBMW-12 and EBMW-13) Operating Permit Minor Revision 14-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2014 NA Stage 3 TSF Slope Liner Design Change Operating Permit Minor Revision 15-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2015 NA Stage 3 TSF Slope Cover Final Design Operating Permit Minor Revision 15-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2015 NA New BO Parts Building Operating Permit Minor Revision 15-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2015 NA Geotechnical Test Holes Operating Permit Minor Revision 16-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2016 NA Water Resources Monitoring Plan Operating Permit Minor Revision 16-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2016 NA TSF Inclinometers Operating Permit Minor Revision 16-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2016 NA Revised Biological Monitoring Plan Operating Permit Minor Revision MR17-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2017 NA Groundwater Mixing Zone Operating Permit Minor Revision MR17-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2017 NA Site Security Gates Operating Permit Minor Revision MR18-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2018 NA Water Resources Monitoring Plan - no new disturbance Operating Permit Minor Revision MR18-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2018 NA Biological Monitoring Plan - no new disturbance Operating Permit Minor Revision MR18-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2018 NA Thickener and Portal Collection System

216 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision MR18-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2018 NA Yates Deep Injection Test Well Operating Permit Minor Revision MR18-005 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2018 NA Geotechnical Drilling and Inclinometer Operating Permit Minor Revision MR19-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2019 NA Monitoring Well EBMW-12A Operating Permit Minor Revision MR19-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2019 NA Area 51 Borrow Design Changes - Operating Permit Minor Revision MR19-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2019 NA WTP Disk Filter System Operating Permit Minor Revision MR19-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2019 NA Concentrate Load-out Operating Permit Minor Revision MR19-005 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2019 NA Dry Fork Monitoring Wells Operating Permit Minor Revision MR20-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2020 NA Boe Ranch Deep Well Injection BRIW-1 Operating Permit Minor Revision MR20-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2021 NA Power Line Relocation - Southern Route 16.12 acres, 60 ft ROW Operating Permit Minor Revision MR20-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2020 NA Frog Pond Emergency Shelter Operating Permit Minor Revision MR20-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2020 NA Updates the Biological Monitoring Plan Operating Permit Minor Revision MR20-005 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2020 NA Concrete Aprons and Security Gate Operating Permit Minor Revision MR20-006 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2020 NA Bridge Geotechnical Drilling Operating Permit Minor Revision MR21-001 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2021 NA Construct Acid Storage Building/Injection Well Operating Permit Minor Revision MR21-002 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program Pending Stage 6 Monitoring Well Relocation Operating Permit Minor Revision MR21-003 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program 2021 NA Amendment 004 Dry Fork WRSA baseline monitoring wells 217 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Operating Permit Minor Revision MR21-004 Active 149 USFS CGNF/ DEQ Hard Rock Mining Program Pending Amendment 004 Portal Pump/Vault System and Mill Fuel Tank Relocation East Boulder Other Permits Authorization to Discharge Under MPDES Active MT-0026808 DEQ Water Protection Bureau Groundwater or Surface Water Nov-2015 Oct-2020 Application for Renewal was completed & submitted in Jan 05; DEQ administratively extended the permit until the application was processed and a new permit issued. Authorization to Discharge Under MPDES Active MT-0026808 DEQ Water Protection Bureau Groundwater or Surface Water Aug-2020 Oct-2020 Mixing Zone; DEQ administratively extended the permit until the application is processed and a new permit issued. Storm Water MPDES Permit Active MTR-000503 DEQ Water Protection Bureau Storm Water from site Feb-2018 Jan-2023 Multi-Sector General Permit for Storm Water Discharges Air Quality Permit Active MAQP 2563- 05 DEQ Air Resources Bureau Air Jul-2018 NA Air Permit update to increase production Public Water Supply Amendment 1 Active MT-0003894 DEQ Public Water & Subdivision Bureau Jan-2006 NA No expiration date changes in system trigger permit amendment. Warehouse and Dry expansion Septic Tank and Drain field - Septic Drain field Active EQ98/B50 DEQ Water Protection Bureau Groundwater Nov-1998 NA State of Montana Septic Tank and Sewage Treatment Plant - Septic Drain field Active 382 Sweet Grass County Groundwater Jan-1999 NA Sweet Grass County Permit Septic Tank and Drain field – Amendment - Septic Drain field Active EQ06-3314 DEQ Water Protection Bureau Groundwater Jan-2006 NA Warehouse and Dry expansion Hazardous Waste Authorization/Classification Active MTR- 000007823 DEQ Waste Management Bureau Jan-2000 NA Conditionally Exempt Small Generator / Upgrade to Small 218 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description Quantity if generation exceeds 100kg/month UIC Class V Injection - Authorization by Rule Active #MT5000- 05150 USEPA Region 8 Groundwater Program Groundwater Apr-2002 NA Underground Mine Water UIC Class V Injection - Authorization by Rule – Amendment - Underground Mine Water Active #MT5000- 05150 USEPA Region 8 Groundwater Program Groundwater Jun-2002 NA (Underground Water) Change in operating methods and conditions triggers EPA review and approval UIC Class V Injection - Authorization by Rule - Septic System Active #MT50000- 06439 USEPA Region 8 Groundwater Program Groundwater Mar-2005 NA (Septic System) Change in operating methods and conditions triggers EPA review and approval UIC Class V Injection - Authorization by Rule - Methanol Injection Active #MT50000- 008511 USEPA Region 8 Groundwater Program Groundwater Sep-2009 NA Methanol Injection UIC Class V Injection - Authorization by Rule – Amendment - Methanol Injection Active #MT50000- 008511 USEPA Region 8 Groundwater Program Groundwater Jan-2011 NA Injection into additional 3 wells UIC Class V Injection - Authorization by Rule – Amendment - Underground Mine Water Active #MT50000- 11713 USEPA Region 8 Groundwater Program Groundwater Sep-2018 NA Disposal of treated adit water from the underground mine. Road Agreement Active NA USFS Fire Management Division CGNF Road Right of Way Active NA USFS Fire Management Division CGNF State Trade Waste Burn Permit - Air Quality Burn Permit Active TW459 DEQ Air Resources Bureau Air Sep-2019 Sep-2022 Renew Annually Forest Service Burn Permit - Burn Permit Active NA USFS Fire Management Division CGNF Air As Needed As Needed Required for individual burns between May 1 and October 15; apply as needed Yates Gravel Pit - Amendment 3 - Open Cut Gravel Active 1702 DEQ Industrial & Energy Minerals Bureau Feb-2020 Oct-2027 Extended reclamation date of the permit through 2027 219 Site Operating Permit and Type Status Permit Number Regulatory Agency Discharge Type Date Issued Renewal Date Description East Boulder Licenses State-wide Exploration License Active 46 DEQ Hard Rock and Placer Exploration/USFS May- 2020 May- 2022 Renewed Annually Nuclear Regulatory Commission - Materials License - Nuclear Density Gage Permit Active 25-26871-01 Nuclear Regulatory Commission Sep-2014 Nov-2023 Bureau of Alcohol Tobacco and Firearm - Explosives Active 9-MT-095-33- 7B-90263 Bureau of Alcohol Tobacco and Firearms Feb-2023 East Boulder Agreements FDR 205 and FDR 6644 Road Maintenance Agreement Active USFS CGNF/DEQ Hard Rock Mining Program Aug-1996 NA USFS Road Maintenance Agreement Snotel Active No. 65-0325- 14-001 NRCS - National Resource Conservation Service Jan-2017 USDA - Annual Renewal, funded by SSW through 2017 State Lands Lease Active DNRC Trust Land Management Division Mar-2016 Mar-2023 GNA 2009 Amendment Active Jan-2009 NA Good Neighbor Agreement Boe Ranch Grazing Lease - Private party lease Active Mar-2016 Mar-2017 Metallurgic al Complex Original Permits Air Quality Permit - Air Quality Permit Active 2635-17 DEQ Air Resources Bureau Air Oct-2012 NA Covers Smelter, BMR, and Laboratory Storm Water MPDES Permit - Storm Water Discharge Permit Active MTR-000469 DEQ Water Protection Bureau Storm Water from site Dec-2013 Jan-2023 Multi-Sector General Permit for Storm Water Discharges

220 Requirements for Environmental Monitoring, Closure and Post Closure, and Management Plans 19.2.5.1 Stillwater Mine and Hertzler Ranch Facilities Operational management, reclamation and monitoring of wastes and reclamation of waste management facilities are addressed in the current Consolidated Operations and Reclamation Plan as well as the Operating Permit 00118. In addition, waste management facilities are described in Section 17.1. Mine waste solids are managed in the TSFs, which include the Hertzler TSF and the Nye TSF. In addition, waste rock at the Stillwater Mine is managed in waste rock storage areas, which include the East Side Waste Rock Storage Facility (ESWRSF) and the Benbow Portal waste rock storage area. Mine liquid wastes at Stillwater Mine include mine adit water, process water, waste rock storage area infiltration water and potable water supplies. Water collected underground (natural groundwater, recycled mining water, and mine decant water from the mine backfill slurry) is pumped to the surface where it undergoes settling in clarifiers and may be stored in surface recycle water storage tanks. Recycle water is returned for reuse underground in the mining process. Excess water not recycled for mining is routed to the West-Side Biological Treatment System/Moving Bed Bioreactor (BTS/MBBR) prior to disposal. Potable water is supplied by two water wells, namely West Well 1 (PW-W) and East Well 2 (PW-E). Water from infiltration of meteoric water through the ESWRSF is managed through a nitrate capture system (NCS) that is constructed of (from top to bottom) a 12-inch-thick drain-rock layer, a geo- composite drainage layer, and textured both sides 60-mil to 80-mil high-density polyethylene (HDPE) geomembrane liner. Nitrogen-containing meteoric waters intercepted by the drain layer and membrane liner are conveyed to an exterior collection pond. The NCS water may be routed for recycle use underground or transferred to the BTS/MBBR. Smelter slag is processed at the Stillwater Concentrator on a campaign basis. Slag is hauled in containers separate from the concentrate and stockpiled near the 5000E Portal. When sufficient slag (approximately 2 500 tons) accumulates, RoM ore processing stops thus paving the way for the processing of slag, usually on a 24-hour campaign. Smelter slag is treated by the same beneficiation process that is used for ore. Spent material from the slag that is reprocessed through the concentrator reports to the lined tailings impoundment or as backfill in the underground mine. The volume of reprocessed spent material has historically been an insignificant percentage of the total material processed at the Stillwater concentrator. Smelter slag may also be processed at the East Boulder Concentrator under the EBPO/OP MR01-001. Operational monitoring programs include air quality, surface water, groundwater, injection wells, adit water, storm water, biological conditions, tailings storage facility monitoring, and monitoring of water treatment systems. This monitoring is documented in actionable reports identified in Table 47. 221 Table 47: Stillwater Mine Operations Actionable Reportable Documents Required Submittals -Operations Required Basis Frequency Format Due Date(1) Air Resources: Air Quality Monitoring Report Montana Air Quality Permit No. OP2459-07 Semi- Annual Electronic 15-Feb Air Quality Emissions Inventory Report Montana Air Quality Permit No. MAQP No. 2459-18 Annual Electronic 15-Feb Water Quality and Quantity: MPDES Discharge Monitoring Reporting Montana Pollutant Discharge Elimination System Permit (MPDES) No. MT0024716 Monthly Electronic DMR 28th of following month Quarterly 28th of month following end of Q1, Q2, Q3, and Q4 Stillwater Mine MPDES Storm Water Report Multi-Sector General Permit for Storm Water Discharges Associated with Industrial Activity No. MTR000511 Quarterly Electronic DMR 28th of month following end of Q1, Q2, Q3, and Q4 Water Resources Monitoring Report 1992 Final EIS and ROD Stillwater Expansion (2000 Tons Per Day) 2018 Water Resources Monitoring Plan (WRMP) Annual Electronic 30-Jun Water Quality and Quantity; Wildlife/Aquatic Resources: Biological Monitoring Report 1992 Final EIS and ROD Stillwater Expansion (2000 Tons per Day) Biological Monitoring Plan Annual Electronic 31-May Chlorophyll-a Periphyton and Macroinvertebrates 2nd year Electronic 31-May (respective years only) Geochemistry: Adit Water Quality Report in Annual Water Resources Monitoring Report Operating Permit (OP) No. 00118 2018 Water Resources Monitoring Plan (WRMP) Annual Electronic 30-Jun Waste Rock and Tailings Characterization in OP Annual Progress Report 1992 Final EIS and ROD Stillwater Expansion (2000 Tons per Day) Annual Electronic 28-Feb Mining Plan: OP Annual Progress Report OP No. 00118 Annual Electronic Submitted by Engineer of Record 120 days after conducting annual Tailings Storage Facility (TSF) Tailings Operations, Maintenance and Surveillance Inspection Report 82-4-336 MCA 2014 2012 Final EIS Revised Water Management Plan 2012 ROD Revised Water Management Plan Annual Nye and Hertzler TSF Supernatant Volume and Tailings Grade Nye and Hertzler Tailing Storage Facility Structural Integrity and Function Annual Nye and Hertzler Tailings density 5-year Hertzler TSF Underdrain in Annual Water Resources Monitoring Report Annual 30-Jun Consolidated Operations Reclamation Plan Annual 01-Jul Federal Reporting Requirements: Injection Well Monitoring Stillwater Mine Remediation Wells Authorization by rule Electronic Upon changes to injection program and as requested by EPA Toxic Release Inventory Report U.S. Environmental Protection Agency (EPA) Emergency Annual Electronic 01-Jul 222 Required Submittals -Operations Required Basis Frequency Format Due Date(1) Planning and Community Right to Know Act Note (1) Q refers to quarter and Q1 refers to first quarter, etc. Note: DEQ= MT Department of Environmental Quality; MAQP=MT Air Quality Permit; AQB=Air Quality Bureau; WPB=Water Protection Bureau; EIS= Environmental Impact Statement; ROD=Record of Decision; DMR=Discharge Monitoring Report; MCA=Montana Code Annotated; EIS=Environmental Impact Statement; ROD=Record of Decision; TSF=Tailings Storage Facility Water management and treatment methods include water recycling in the mining process, clarification, biological treatment for nitrate, filtration, stormwater management, and discharge to the ground surface by land application disposal or percolation in infiltration ponds. Water quality impacts that can be attributed to Stillwater Mine operations from 1981 to 2021 are limited to increased nitrate and total dissolved solids levels in groundwater beneath the Stillwater Mine, Hertzler Ranch site, and Benbow waste rock storage area. As a result of in situ groundwater denitrification, increases in iron, nickel, and manganese have been detected in a couple of downgradient monitoring wells from changing redox conditions. The conditions are corrected when denitrifications activities are discontinued. No other constituents of concern have been identified during water quality monitoring and through numerous environmental reviews and analyses. Groundwater monitoring at the Stillwater Mine and associated facilities is performed per the Water Resource Management Plan as a condition of the Stillwater Mine Plan of Operations as documented in the Consolidated Operations and Reclamation Plan. The Water Resource Management Plan contains a comprehensive listing of all required water quality monitoring for the Stillwater Mine, Stratton Ranch and Hertzler Ranch. In total, the Water Resource Management Plan, describes requirements for groundwater monitoring at 38 sites, which include 21 monitoring wells at the mine site, 14 monitoring wells at the Hertzler Ranch and three monitoring wells at the Stratton Ranch. Closure monitoring is documented in actionable reports identified in Table 48 while post-closure monitoring is documented in actionable reports in Table 49. The Stillwater Mine Reclamation Plan incorporates the measures analysed and approved under the 2012 Record of Decision (DEQ and USFS, 2012a). The reclamation plan for the Benbow Portal was developed as a separate document but is now included in the annual update to the Consolidated Operations and Reclamation Plan. All surface disturbances within the permit boundary will be reclaimed, where required. Underground mine closure, closure of facilities at Stillwater Mine and Hertzler Ranch, and water management at closure are described in the plan. Final reclamation will take place after mine operations have ceased for portions not otherwise reclaimed concurrently during operations. Table 48: Stillwater Mine Closure Actionable Reportable Documents Required Reporting—Closure (Years 1-3) Requirement Basis Frequency Format Due Date Water Quality and Quantity: Water Resources Monitoring Report Groundwater and Surface Water monitoring occurs seasonally (three times per year) 2012 ROD; OP 00118 WRMP Annual Electronic Year 1: 60 days past Q4 of closure Years 2 and 3: anniversary of initial report Adit Water Monitoring Monitoring occurs monthly until discharged underground 2012 ROD Annual Electronic 223 Required Reporting—Closure (Years 1-3) Requirement Basis Frequency Format Due Date Hertzler TSF Underdrain, Hertzler Ranch TSF Cover Seepage, and Stillwater TSF Cover Seepage Monitoring occurs seasonally until quality stabilizes 2012 ROD Annual Electronic Shaft Water Quality and Level/Elevation Monitoring Monitoring occurs seasonally for quality and level until stabilization, then annual frequency 2012 ROD Annual Electronic Hertzler Ranch Land Application Disposal System Annual monitoring for salts load from land application system during closure 2012 ROD Annual Electronic Reclamation Plan; Geotechnical and Stability: Tailings Storage Facility (TSF): Stillwater TSF Structural Integrity and Function Annual inspection by Engineer of Record, maintenance as needed 2012 ROD 2012 Final EIS Revised Water Management Plan Annual Electronic Year 1: 60 days past Q4 of closure Years 2 and 3: anniversary of initial report Stillwater TSF Seepage Outlet Structure and Shaft Trout Stream Channel Annual inspection, maintenance as needed Hertzler Ranch TSF Structural Integrity and Function Annual inspection, maintenance as needed Annual Electronic Reclamation Plan; Geotechnical and Stability: Hertzler Seepage Outlet Structure and Discharge Channel to LAD Pond Annual inspection, maintenance as needed 2012 Final EIS 2012 ROD Revised Water Management Plan Annual Electronic Year 1: 60 days past Q4 of closure Years 2 and 3: anniversary of initial report Stillwater Mine Storm Water Channels Annual inspection, maintenance as needed Annual Electronic Table 49: Stillwater Mine Post Closure Actionable Reportable Documents Required Reporting—Post Closure (Years 4-8) Requirement Basis Frequency Format Due Date Reclamation Plan; Water Quality and Quantity: Water Monitoring Report Groundwater and Surface Water monitoring occurs seasonally (three times per year) 2012 ROD Revised Water Management Plan; OP 00118 WRMP Annual Electronic Years 4 through 8: annual anniversary of initial closure report Shaft Water Quality and Level/Elevation Monitoring occurs seasonally for quality and level until stabilization, then annually until it discharges Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Reclamation Plan; Geotechnical and Stability: Hertzler and Stillwater TSF Structural Integrity and Function; Annual visual monitoring Years 4 and 5 2012 Final EIS and ROD Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Visual monitoring every 5 years from Year 5 until final bond release 5-Year Electronic Fifth-year anniversaries of Year 5 closure report Stillwater TSF Seepage Outlet Structure and Shaft Discharge Trout Stream, Hertzler TSF Cover Seepage Discharge Channel, Storm Water Channel Monitoring annually Years 4 - 8 Annual Electronic Years 4 through 8: annual anniversary of initial closure report Monitoring every 5 years from Year 5 until final bond release 5-Year Electronic Fifth-year anniversaries of Year 5 closure report Site Maintenance Monitoring:

224 Required Reporting—Post Closure (Years 4-8) Requirement Basis Frequency Format Due Date Function of facilities Ponds (percolation and Hertzler LAD storage) Storm water ditches and sediment basins TSF seepage and Shaft outlet channels TSF covers and underdrain outlet structures 2012 Final EIS Revised Water Management Plan 2012 FMEA Annual Electronic Years 4 through 8: annual anniversary of initial closure report Abandon/Close Monitoring Wells Abandonment anticipated to be in Year 9 Year 9: anniversary of initial closure report Vent raise replacement 2012 USFS 2012 FMEA Year 63 Note: FMEA=Failure Modes and Effects Analysis; ROD=Record of Decision; WRMP=Water Resources Monitoring Plan Concurrent reclamation has occurred since the start of operations in 1986. At the time of mine closure and facilities reclamation, all surface facilities will be decommissioned, all structures will be disassembled and removed from the site, and the land reclaimed consistent with the approved post-mine land use. Roads that will remain will include the main access road to the reclaimed portals, tailings storage facilities, water conveyance structures, and water monitoring sites to allow for long-term monitoring and maintenance. These roads will be reclaimed when long-term monitoring and maintenance activities cease. The Qualified Persons conclude that adequate volumes of soil materials are available for replacement of the required soil cover on all disturbances. Furthermore, reclamation should meet the State of Montana provisions and requirements under the Montana Metal Mine Reclamation Act (MCA 82-4-336). The Stillwater Mine Closure and Reclamation Plan is also intended to meet the USFS requirements governing mineral development (36 CFR 228.8), and reclamation requirements under the Federal Seed Act (7 U.S.C., Section 1551-1610) and current USFS seeding guidelines. 19.2.5.2 East Boulder Mine East Boulder Mine consists of the underground mine and surface processing, waste rock and tailings storage facilities. The Consolidated Operations and Reclamation Plan describes water management of both underground mine water, supernatant water from the tailings storage facility, and basin and embankment underdrain water. Operational management, reclamation and monitoring of wastes and reclamation of waste management facilities are addressed in the current Consolidated Operations and Reclamation Plan for East Boulder Mine. East Boulder Mine has several plans including those for water resource and biological monitoring and resource protection. Operational monitoring programs include air quality, surface water, groundwater, injection wells, adit water, storm water, biological conditions, TSF, and water treatment systems. This monitoring is documented in actionable reports identified in Table 50. Waste management facilities are described in Section 17.2. Mine waste solids are managed in the East Boulder TSF. Waste rock from the underground mine is currently used in construction of the TSF embankments. The finest fraction of the tailings is pumped to the lined tailings facility. Currently Stages 3 and 4 are constructed while Stages 5 and 6 are permitted for development. Supernatant water from the TSF is recycled in a closed loop system with the mill. The TSF basin capture water is pumped to either 225 the TSF supernatant pond or the water recycle pond. The embankment underdrain capture water is pumped to the TSF supernatant pond. Water collected underground (natural groundwater, recycled mining water, and mine decant water from the slurry of mine backfill) is discharged from the mine adit, collected, treated in the treatment plant, and then returned for reuse underground in the mining process or discharged via the approved MPDES Permit. Water management and treatment methods include water recycling in the mining process, biological treatment for nitrate, stormwater management, and discharge to the groundwater by percolation in infiltration ponds. East Boulder Mine recently received approval to dispose of water in a deep injection well on Boe Ranch, although this system has not yet been placed into service. The Water Resources Monitoring Plan, updated in August 2021, is a reference document for all water quality monitoring for the Plan of Operations, the Operating Permit No. 00149 and the MPDES Permit MT0026808. The plan outlines the approved monitoring locations, schedule, list of parameters for analysis, and methods for sampling of surface water, mine water, and groundwater at East Boulder Mine. Monitoring requirements for the Boe Ranch LAD facility are included in the Water Resources Monitoring Plan and include sampling of springs and groundwater and surface water locations as required by the EIS and the Record of Decision but will only become active if the land application disposal facility is constructed. Table 50: East Boulder Mine Operations Actionable Reportable Documents Required Submittals - Operations Required Basis Frequency Format Due Date(1) Air Resources: Air Quality Monitoring Report Montana Air Quality Permit No. 2563-05 Annual Hard Copy 15-Feb Air Quality Emissions Inventory Report Montana Air Quality Permit No. 2563-05 Annual Electronic 15-Feb Water Quality and Quantity: MPDES Discharge Monitoring Reporting Montana Pollutant Discharge Elimination System Permit (MPDES) No. MT0026808 Monthly Electronic DMR 28th of following month Quarterly 28th of month following end of Q1, Q2, Q3, and Q4 Annual 28th of month following end of Q4 MPDES Storm Water Report Multi-Sector General Permit for Storm Water Discharges Associated with Industrial Activity No. MTR000503 Quarterly Electronic DMR 28th of month following end of Q1, Q2, Q3, and Q4 Water Monitoring Report 1992 Final EIS and ROD Water Resources Monitoring Plan (WRMP) Quarterly with Annual Summary Hard Copy 60 days past end of Q1, Q2, Q3, and Q4 and Annual Summary February Water Quality and Quantity; Wildlife/Aquatic Resources: Biological Monitoring Report Biological Monitoring Plan Annual Hard Copy 30-April Chlorophyll-a Periphyton and Macroinvertebrates 3rd-year Hard Copy 30-April (respective years only) 226 Required Submittals - Operations Required Basis Frequency Format Due Date(1) Geochemistry: Adit Water Quality Report Quarterly Monitoring Operating Permit No. 00149 Quarterly with Annual Summary Hard Copy 60 days past end of Q1, Q2, Q3, and Q4 Waste Rock and Tailings Characterization 1992 Final EIS and ROD Quarterly with Annual Summary Hard Copy 60 days past end of Q1, Q2, Q3, and Q4 and Annual Summary February Mining Plan: MMRA Operating Permit Annual Report Operating Permit No. 00149 Annual Hard Copy 26-May Tailings Storage Facility (TSF) Tailings Operations, Maintenance and Surveillance Inspection Report 82-4-336 MCA 2014 2012 Final EIS Revised Water Management Plan 2012 ROD Revised Water Management Plan Annual Tailings Supernatant Volume and Tailings Grade Impoundment Structural Integrity and Function Annual Tailings Density 5-year Tailings Impoundment Underdrain Monitoring occurs quarterly Annual 30-Jun Consolidated Operations Reclamation Plan Annual 01-Jul Federal Reporting Requirements: Toxic Release Inventory Report U.S. Environmental Protection Agency (EPA) Emergency Planning and Community Right to Know Act Annual Electronic 01-Jul Federal Reporting Requirements: Toxic Release Inventory Report U.S. Environmental Protection Agency (EPA) Emergency Planning and Community Right to Know Act Annual Electronic 01-Jul Federal Reporting Requirements: Toxic Release Inventory Report U.S. Environmental Protection Agency (EPA) Emergency Planning and Community Right to Know Act Annual Electronic 01-Jul (1) Q refers to quarter, Q1 refers to first quarter, etc. Note: DEQ= MT Department of Environmental Quality; MAQP=MT Air Quality Permit; AQB=Air Quality Bureau; WPB=Water Protection Bureau; EIS= Environmental Impact Statement; ROD=Record of Decision; DMR=Discharge Monitoring Report; MCA=Montana Code Annotated; EIS=Environmental Impact Statement; ROD=Record of Decision; TSF=Tailings Storage Facility The Qualified Persons can confirm that closure monitoring is documented in actionable reports identified in Table 51 while post-closure monitoring is documented in actionable reports listed in Table 52. All surface disturbances within the permit boundary will be reclaimed, where required. Underground mine closure, closure of facilities, and water management at closure are described in the Consolidated Operations and Reclamation Plan, which addresses closure and post-closure monitoring. Final reclamation will take place after mine operations have ceased for portions not otherwise reclaimed concurrently during operations. 227 Table 51: East Boulder Mine Closure Actionable Reportable Documents Required Reporting—Closure (Years 1-3) Requirement Basis Frequency Format Due Date Water Quality and Quantity: Water Resources Monitoring Report Monitoring occurs quarterly 2012 ROD; Revised Water Management Plan; Operating Permit 00149 Surface and Groundwater Monitoring Plan Annual Hard Copy Year 1: 60 days past Q4 of closure Years 2 and 3: annual anniversary of initial report Adit Water Monitoring Monitoring occurs tri-annually: spring, summer, fall 2012 ROD; Revised Water Management Plan Annual Hard Copy Reclamation Plan; Geotechnical and Stability: Tailings Storage Facility: Impoundment Underdrain Monitoring occurs quarterly 2012 ROD 2012 Final EIS Revised Water Management Plan Annual Hard Copy Year 1: 60 days past Q4 of closure Years 2 and 3: annual anniversary of initial report Tailings Impoundment Cover Seepage Monitoring occurs quarterly Tailings Density, Grade, Supernatant Volume Impoundment Structural Integrity and Function Visual monitoring occurs annually Annual Hard Copy Table 52: East Boulder Mine Post Closure Actionable Reportable Documents Required Reporting—Post Closure (Years 4-8) Requirement Basis Frequency Format Due Date Reclamation Plan; Water Quality and Quantity: Water Monitoring Report Monitoring occurs quarterly 2012 ROD; Revised Water Management Plan; Operating Permit 00149 Surface and Groundwater Monitoring Plan Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Adit Water Monitoring Monitoring occurs bi-annually 2012 ROD; Revised Water Management Plan Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Reclamation Plan; Geotechnical and Stability: Tailings Storage Facility Impoundment Structural Integrity and Function. Annual visual monitoring Years 4 and 5 2012 Final EIS and ROD; Revised Water Management Plan Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Tailings Storage Facility Visual monitoring until final bond release 5-Year Hard Copy Report Fifth-year anniversaries of Year 5 closure report Tailings Storage Facility Seepage Outlet Structure, Cover Seepage Discharge Channel, Storm Water Channel Monitoring annually Years 4 - 8 Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Tailings Storage Facility Monitoring every 5 years from Year 5 until final bond release 5-Year Hard Copy Report Fifth-year anniversaries of Year 8 closure report Site Maintenance Monitoring:

228 Required Reporting—Post Closure (Years 4-8) Requirement Basis Frequency Format Due Date Function of facilities Ponds Storm water ditches and basins Tailings Storage Facility seepage outlet channels Tailings Storage Facility cover and underdrain outlet structure 2012 Final EIS Revised Water Management Plan 2012 FMEA Annual Hard Copy Report Years 4 through 8: annual anniversary of initial closure report Vent raise replacement 2012 USFS Report Year 63 from closure Note: FMEA=Failure Modes and Effects Analysis; ROD=Record of Decision; WRMP=Water Resources Monitoring Plan 19.2.5.3 Columbus Metallurgical Complex Waste management facilities at the Columbus Metallurgical Complex include temporary gypsum and smelter slag storage and storm water management. Air emissions are managed and monitored per the 2019 air permit requirements and include bag house collection of particulates and SO2 scrubbing systems. Air monitoring includes measurement of opacity, particulate emissions (PM10 and PM2.5), CO, VOC and SO2 emissions, and effluent flow rates. The air permit was updated in 2019 to encompass planned increases in production and refining. SMC (Sibanye-Stillwater) was given approval for the processing of smelter slag at Stillwater and East Boulder Mines to recover additional precious metals. Slag from the smelter is trucked to the mines daily for batch processing. Slag is also crushed in campaigns and used as slag pit liner material. A quarterly sample is collected and analysed for leachability (TCLP); testing to date confirms the slag passes TCLP criteria as non-hazardous. The slag is temporarily stored on the East Property located southeast of the smelter and in the slag bunkers located north of the smelter pending transport to the mines. Excess gypsum is stored on site in lined bunkers and shipped offsite for either agricultural use as fertilizer or directly to approved sanitary landfills in Billings or Hardin, Montana. The smelter is considered by the EPA to be a large quantity generator of hazardous wastes that include the following sources: • Laboratory nickel/copper/arsenic/chromium acidic solutions; • Slag, crucibles, and cupels from fire assay contaminated with lead and other metals (e.g., barium, cobalt, chromium, copper, lead, manganese, mercury, nickel and zinc); • Contaminated personal protective equipment; • Waste potassium permanganate; • Iron removal residue solids containing arsenic, cadmium, chromium and lead; • Electrowinning filter cake material contains arsenic; • Electrowinning filter cloth containing lead; • Fluorescent bulbs; • Methyl ethyl ketone contaminated rags; and • Spent aerosol paint canisters. All hazardous wastes are shipped offsite for proper disposal at a permitted, out-of-state Treatment Storage Disposal Facility. The Qualified Persons are of the view that there are no closure or post closure monitoring requirements for this facility. 229 Reclamation Plans and Costs 19.2.6.1 Overview Reclamation plans and bond amounts are available for Stillwater and East Boulder Mines in their respective Consolidated Operations and Reclamation Plan. The Benbow Portal has an independent Plan of Operations, Reclamation Plans, and accompanying reclamation bond that are separate from the Stillwater Mine Plan of Operations and Operating Permit. The current State bonding is the principal financial instrument covering reclamation and restoration obligations. Reclamation surety bond amounts have been developed using methods provided in the DEQ Bonding Procedures Manual (DEQ, 2001). Reclamation surety bonds run to the benefit of the State of Montana, which issues the Operating Permits, and not to the Federal Government. Direct reclamation costs include, but are not limited to, tailings impoundments; waste rock storage facilities; portals, roads, and diversions interim care and maintenance; closure water treatment; and long-term care and maintenance. Indirect reclamation costs are based on a fixed percentage of direct costs (excluding long-term care and maintenance). Reclamation costs have been developed for forward looking five- year periods with an assumed annual inflation rate of approximately 2%. 19.2.6.2 Stillwater Mine and Hertzler Ranch Facilities Mine closure plans and bond bases of estimate are provided for the Stillwater Mine facilities in the Consolidated Operations and Reclamation Plan, the Benbow Portal reclamation plan and bond bases of estimate are separate. Reclamation for these facilities includes closure and post-closure management of adit waters, tailings storage facility, waste rock storage area, storm water management, and post-closure monitoring and maintenance programs. Post-closure monitoring would address the following items until bond is released and all applicable water quality standards are met: • Groundwater and surface water quality would be monitored three times per year according to the approved water quality monitoring plans and the MPDES permit in place during post- closure; • Shaft water quality would be monitored three times per year and annually thereafter until water quality stabilizes and mine water discharges from the shaft; • Shaft water levels would be monitored three times per year until mine water exits the shaft; • Tailings impoundment function and structural integrity would be monitored annually for the first five years and then once every five years thereafter; • Seepage outlet structures and discharge channel function would be monitored annually for the first five years and then once every five years thereafter; • Hertzler Ranch surface and groundwater monitoring would occur three times per year for nutrients, salts, and biomonitoring; • Water from the Hertzler Ranch tailings storage facility seepage outlet structure would be monitored for quality and flow rate three times per year until water quality stabilizes; • The post-closure maintenance plan would include the following items to be conducted annually during the first five years of closure and once every five years thereafter until bond is released, the MPDES permit is no longer needed, and water quality standards in effect at that time are met: 230 o Function of all ponds including percolation ponds, storm water sediment retention ponds, and Hertzler Ranch LAD storage pond; o Function of storm water, west-side shaft, and seepage outlet structure discharge channels; and o Function of underdrains. Current bonding for reclamation under the Operating Permit 00118 is funded for the amount of $23 000 000 through two financial instruments. The latest approved minor revision to the Operating Permit (MR21-003) has resulted in $22 973 159 of the $23 000 000 bond being allocated to approved activities, leaving $26 841 unallocated to reclamation obligations. A December 17th, 2021 letter from MDEQ identifies a preliminary revised bond estimate for the Stillwater Operating Permit No. 0118 of $60 129 104, which is an increase of approximately 261% from the current bond amount. Sibanye- Stillwater advised the Qualified Person that the final increase in bond amount is being negotiated and that Sibanye-Stillwater will fund an additional $24 000 000 to the bond by March 2022 while the negotiations are being completed. The Qualified Persons understand that the increased costs are being driven by State estimates of long-term monitoring costs and expanded water treatment associated with the East-side Waste Rock Storage Area. Table 53 presents the Stillwater Mine reclamation schedule and Table 54 presents the reclamation monitoring and maintenance schedule for the mine. Table 53: Stillwater Mine Reclamation Schedule Activity Interim Year 1 of Active Closure Year 2 of Active Closure Year 3 of Active Closure 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr Water Treatment: Water Treatment - Underground water during demo Water Treatment - Tailings Imp Supernatant, Underdrain & O/F Water Treatment - Liberated tailings water during cap placement Site Care & Maintenance Reclamation Activity: Plant Site - Demolition & Removal of Plant Buildings Plant Site - Reclamation Mine - Underground Decommissioning Mine - Adit and Raise Closure Stillwater Impoundment Hertzler Impoundment Water Treatment & LAD Facilities - Demolition & Removal Power Line - Removal 231 Table 54: Stillwater Mine Closure Monitoring and Maintenance Schedule Based on the Qualified Person’s assessment of the reclamation bond calculation and discussions with in-house Environmental Specialists and taking into account the approved Reclamation Plans and understanding of the annual regulatory review of surety bases, the current reclamation costs and liabilities are reasonably managed and funded while existing sureties appear adequate to meet foreseeable commitments for the Stillwater Mine, contingent to final resolution of the Stillwater Mine bond negotiations. 19.2.6.3 East Boulder Mine Mine closure plans and bond bases of estimate are provided for the East Boulder Mine facilities in the Consolidated Operations and Reclamation Plan. Table 55 presents the East Boulder Mine reclamation schedule while Table 56 presents the reclamation monitoring and maintenance schedule for the mine.

232 Table 55: East Boulder Mine Reclamation Schedule Activity Interim Year 1 of Active Closure Year 2 of Active Closure Year 3 of Active Closure 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr Water Treatment: Water Treatment - Adit Water Water Treatment - Tailings Imp Supernatant, Underdrain & O/F Water Treatment - Liberated tailings water during cap placement Site Care & Maintenance Reclamation Activity: Plant Site - Demolition & Removal of Plant Buildings ` Plant Site - Reclamation Mine - Underground Demolition and Disposal; Adit & Raise Closure Tailings Impoundment Reclamation Water Treatment & LAD Facilities - Demolition & Removal Boe Ranch Pipeline Reclamation Power Line (within permit area) + 2 sub-stations - Removal Access Roads - Reclamation Table 56: East Boulder Mine Closure Monitoring and Maintenance Schedule Concurrent reclamation has occurred since the start of operations. At the time of mine closure and reclamation, all surface facilities will be decommissioned, all structures will be disassembled and Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Groundwater Monitoring Surface Water Monitoring Adit Water Monitoring TSF Underdrain TSF Seepage through the Cover Salt Load Monitoring Abandon/Close Monitoring Wells One Time Tailings Volume, Density, Grade Structural Integrity Seepage Outlet Structure, Seepage through the Cover, Discharge Channel, Storm Water Channels Function of all Ponds (including Percolation Pond and Sediment Ponds) Function of Storm Water Channels and Basins, Adit Discharge Channel, TSF Seepage Outlet Channel Function of TSF Cover and Underdrain Outlet Structures Quarterly Quarterly Annual Closure Year ACTIVITY (1) Annual Annual (1) Closure and post‐closure monitoring and maintenance requirements are based on the 2012 Final EIS and ROD. Costs for ensuring these measures are carried out are included in the reclamation bond estimate calculations in Appendix G1 of the CORP. Post‐Closure Year Quarterly As Needed As Needed As Needed Site Maintenance Water Quality Monitoring Semiannual Monthly Semiannual Annual TSF Facility Monitoring Quarterly 233 removed, and the land will be reclaimed consistent with the approved post-mine land use. Roads that will remain include the main access road to the reclaimed portals, TSF, water conveyance structures, and water monitoring locations to allow for long-term monitoring and maintenance. These roads will be reclaimed when long-term monitoring and maintenance activities cease. Adequate volumes of soil materials are available for replacement of the required soil cover on all disturbances. Reclamation will meet the State of Montana provisions and requirements under the Montana Metal Mine Reclamation Act (MCA 82-4-336). The Closure and Reclamation Plan is also intended to meet the USFS requirements governing mineral development (36 CFR 228.8), and reclamation requirements under the Federal Seed Act (7 U.S.C., Section 1551-1610) and current USFS seeding guidelines. Reclamation of East Boulder Mine includes closure and post-closure management of adit waters, tailings storage facility, storm water management, and post-closure monitoring and maintenance programs. Closure and post-closure monitoring would address the following items until bond is released and all applicable water quality standards are met: • Groundwater and surface water quality would be monitored quarterly during closure and then twice per year according to the approved water quality monitoring plans and the MPDES permit in place during post-closure; • Adit water quality and quantity would be monitored three times per year until as long as the MPDES permit is in effect and/or until water quality standards are met; • Tailings impoundment function and structural integrity would be monitored annually during Years four and five and then once every five years; • Seepage outlet structures, seepage through cover discharge channel, adit discharge channel, storm water channel, and percolation pond function would be monitored annually for Years 4 to 8 and then once every five years; • Boe Ranch land application disposal, if constructed, would have a post-closure monitoring plan completed that describes the details of surface and groundwater sampling three times a year for up to five years to document water quality. The embankment on the storage pond would be reduced eliminating the need for inspection of embankment stability. This system has not been constructed or operated; • The post-closure maintenance plan would include the following items to be conducted annually during post-closure Years 4 to 8 and once every five years thereafter until bond is released, the MPDES permit is no longer needed, and water quality standards in effect at that time are met: o Function of all ponds including percolation ponds, storm water sediment retention ponds; o Function of stormwater, adit discharge, and seepage outlet structure discharge channels; o Function of seepage outlet structure and underdrain. Current bonding for reclamation under the Operating Permit 00149 is funded for the amount of $30 000 000, with $29 528 494 obligated (through Minor Revision MR21-003) and $471 506 unobligated; $22 562 726 of this amount is jointly obligated to DEQ/USFS while an additional $6 965 768 is obligated just to the USFS. No potential future increase in surety bond of the scale identified for the Stillwater Operating Permit No. 0118 has been identified for the East Boulder Operating Permit No. 00149. The potential Lewis Gulch TSF and the Dry Creek waste rock storage facility, when approved and constructed, would add to surety requirements until the East Boulder Mine is reclaimed and the incremental surety bond amount released. No estimates for those future reclamation liabilities are available. 234 Based on the Qualified Persons’ assessment of the reclamation bond calculation, discussions with Site Environmental Specialist and noting the approved Reclamation Plans and understanding of the annual regulatory review of surety bases, the current reclamation costs and liabilities are reasonably managed and funded, existing sureties appear adequate to meet foreseeable commitments for the East Boulder Mine. 19.2.6.4 Columbus Metallurgical Complex The Columbus Metallurgical Complex does not operate under a comparable Federal or State operating permit like the mines and, as such, no reclamation plan or bond is required. 235 CAPITAL AND OPERATING COSTS Overview Stillwater and East Boulder Mines and the Columbus Metallurgical Complex have been operated as integrated mature mining, ore processing and mineral beneficiation operations producing PGMs and base metals. Much of the long-term infrastructure and equipment required for the operations is in place, with upgrades currently being implemented to accommodate production increases anticipated in the LoM plans for the operations. The capital and operating costs for the three sites were estimated through an integrated, comprehensive budgeting process. Estimates of sustaining capital and operating costs were benchmarked to historical costs, while accounting for changes in production levels, escalation and contingencies. Project capital estimates for productivity enhancement projects were based on quotations from original equipment manufacturers and contractors. The foregoing constitutes sufficient justification for capital and operating cost budgeting for the operations. In addition, the accuracy level in the capital and operating costs utilised for LoM budgeting is within ±15% at up to 10% contingency for Proved Mineral Reserves and ±15% at up to 10% contingency for Probable Mineral Reserves. The capital and operating costs were utilised for the economic viability of the LoM plans for the mines and for the overall Sibanye-Stillwater US PGM Operations. All costs are presented in real terms and US$. Capital Costs Background Capital cost budgets present the costs into two categories, namely Category 1 and Category 2. Category 1 is essential capital for business continuity and sustaining production at the sites whereas Category 2 capital relates to projects intended for improved productivity, efficiency improvement and the management of environmental and social/administration matters. The Blitz Project, which started in 2011 and centred on expanding mining operations towards the Stillwater East Section and ore processing facilities, has been the most significant Category 2 contributor at Stillwater Mine and the Columbus Metallurgical Complex while the Fill The Mill Project has contributed to Category 2 capital at East Boulder Mine. Stillwater Mine 20.2.2.1 LoM Capital Expenditure Schedule The LoM capital cost schedule for the Stillwater Mine is presented in Table 57 where it is also compared with actual capital expenditure for the FY2019 to FY2021 period. The capital costs for Stillwater Mine include capital expenditure for mine and surface equipment, infrastructure, capitalised development, ongoing projects and environmental management, which relate to the mining and ore processing operations. In addition, significant capital expenditure has been budgeted for the Blitz Project (Stillwater East Growth and Project Capital) which will be concluded in

236 FY2023. After FY2023 and following the expected conclusion of the Blitz Project, the capital expenditure for mine and surface equipment and capitalised development dominate the capital schedule for Stillwater Mine, making up 35% to 100% of annual capital expenditure budgets from FY2024 to FY2055 (i.e., 82% of the FY2024 to FY2055 total capital budget). The total capital budget for Stillwater Mine for the FY2022 to FY2055 period is approximately $2.69 billion. Stillwater Mine’s capital expenditure in the capital budget is detailed by month for the first two years of the LoM and is annualised thereafter until the end of the LoM in FY2055. Long-term capital expenditure related to a specific project and/or scheduled equipment replacement is forecast in detail based on quotations from original equipment manufacturers and contractors. Routine long-term capital expenditure is forecast based on benchmarking with historical capital expenditure for the capitalised items. 20.2.2.2 Mining Capital The mining capital consists of several elements including development capital and capital associated with certain underground infrastructure upgrades. The following commentary outlines the main highlights of the capital expenditure schedule: • Mine and Surface Equipment Capital: An annual provision averaging approximately $31 million has been budgeted for the procurement of additional mining equipment for the Stillwater East and Stillwater West Sections between FY2022 and FY2023 in addition to the capital provision for the lifecycle replacement of existing equipment. Subsequently, capital expenditure averages approximately $20 million until FY2049 after which the capital declines gradually towards the end of the operations. Much of the primary and secondary underground equipment fleets are well past normal life cycle replacement as a result this provision is significantly higher than in recent history ($5 million to $13 million per annum), but necessary to make lifecycle replacements to achieve and sustain planned productivity levels; • Capitalised Development Capital: Capitalised development is defined as the part of primary development which extends or improves the LoM, such as footwall levels, access ramps, and infrastructure development. The capital allowance for development significantly increases in FY2022 onwards until FY2034 from historical levels of approximately $42 million to $56 million to new levels of $62 million to $117 million in line with the increasing levels of primary development at the expanding Stillwater East Section as well as strike extension development (east and west) in Stillwater West Section. The quantum of capitalised development capital progressively declines from approximately $50 million in FY2035 to approximately $274 thousand in FY2055; • Project Capital: This capital relates to specific, scheduled projects which enhance productivity or extend the life of mine, such as new tip and chute installations and rail extensions. This varies from year to year as requirements dictate; • Infrastructure Capital: This capital also relates to specific scheduled projects but with a focus on items such as communication, information technology (IT), software licences, power supply upgrades and the extension of the centralised blasting system as the mine footprint expands; • Other Capital: Other capital focuses on longer term strategic projects such as the development of LoM rock and ventilation passes several of which are scheduled in FY2022; • Stillwater East Expansion (Growth) Capital: This is capital budgeted for the development of the Stillwater East Section in terms of expansion items such as capitalised infrastructure, development, exploration drilling, underground equipment, surface infrastructure expansion, and concentrate handling. It also accounts for the capital required to establish a LoM rock pass system; 237 • Stillwater East Project Capital: This is capital budgeted for the establishment of permanent underground infrastructure and access, such as declines and ventilation raises. Stillwater East (Blitz) Growth and Project capital expenditure cease in FY2023 and, thereafter, all mining capital costs associated with the Stillwater East Section will be incorporated in the general Stillwater Mine mining capital expenditure budget. Based on the historical capital expenditure and the detail associated with the various capital budgets, the Qualified Person is of the view that sufficient capital provisions have been allowed for the support of the existing operations and the completion of the Blitz Project. 20.2.2.3 Concentrator Capital The budgeted concentrator capital comprises modest sustaining capital (average $300 thousand) for process equipment, buildings and infrastructure. There is also specific provisions of $2.6 million for maintenance/replacement of the River Bridge in FY2025. The capital expenditure for the finalisation of the concentrator expansion is captured in the Stillwater East Growth Capital budget. The concentrator capital allocation in FY2022 associated with the Blitz Project amounting to approximately $19 million comprises capital for finalising the concentrator expansion which started in FY2019. The bulk of the concentrator capacity expansion is completed although Covid-19 pandemic affected project delivery timelines, resulting in some of the sub-projects associated with the concentrator expansion being scheduled for completion in FY2022. 20.2.2.4 Environmental Capital Environmental capital expenditure encompasses TSF expansions, designs and implementation and associated infrastructure maintenance in addition to water and waste rock management and groundwater expenditure. The capital schedule shows expenditure ramp up starting in FY2022 to FY2026 driven by significant projects planned at tailings and waste rock storage facilities. The environmental capital costs include $3.6 million for the final closure and capping of the Nye TSF and Make-up Water Pond. A total of $4 million is planned to be spent on the East Waste Rock Storage Facility lining and expansion between FY2022 and FY2033. In addition, approximately $77 million is budgeted for the Hertzler TSF Stage 4 design and construction between FY2023 and FY2026, with an additional $59.3 million allocated between FY2042 and FY2044 for the Hertzler TSF Stage 5 Expansion. A further $41 million is to be spent on the Hertzler LAD pond relocation between FY2023 and FY2024 at the Hertzler TSF site. Approximately $17.7 million has been allocated for the East Waste Rock Storage Facility over the period FY2023 to FY2026. After the completion of the major projects, the forecast total annual environmental capital expenditure declines to levels of between $278 thousand and $3.9 million, which resemble historical levels. Allocations of $2.8 million to $3.9 million per annum over the FY2028 to FY2030 period relate to the Hertzler Stage 3/4 closures whereas allocations of $2.6 million to $3.3 million per annum over the FY2035 to FY2041 period relate to further expansion of the East Waste Rock Storage Facility. Capital expenditures levels of approximately $11.6 million cover various ongoing upgrades of water treatment facilities, general water management and disposal at the mine and TSFs over the LoM. 238 Table 57: Stillwater Mine Actual and LoM Capital Schedule FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 Mine and Surface Equipment US$ 5 705 434 13 435 548 5 075 929 27 349 580 34 992 750 18 783 382 20 132 126 22 071 998 16 565 492 24 274 748 20 421 248 20 715 248 39 232 566 Capitalised Development US$ 42 443 420 48 506 552 55 749 072 106 384 562 113 082 554 117 413 188 99 199 008 103 015 270 84 493 814 74 370 301 69 261 463 71 662 654 70 253 714 Project US$ 841 958 6 833 058 7 234 408 11 102 998 35 459 841 9 441 330 7 791 949 4 811 750 2 811 750 2 811 750 4 811 750 2 811 750 575 000 Infrastructure US$ 856 369 1 643 476 3 009 723 5 664 833 17 656 917 4 236 548 3 795 259 4 057 759 3 795 259 4 057 759 3 665 259 2 932 759 5 152 773 Other US$ 908 329 4 771 874 4 546 847 750 000 500 000 300 000 2 900 000 300 000 300 000 300 000 300 000 300 000 300 000 Stillwater East Growth US$ 69 097 034 77 200 176 108 142 113 136 879 599 120 949 000 - - - - - - - - Stillwater East Project US$ 37 823 369 24 518 113 36 634 309 15 082 136 - - - - - - - - - Environmental US$ 2 303 438 4 416 303 4 110 241 8 565 000 29 750 000 54 120 000 27 027 500 37 677 500 277 500 3 027 500 2 777 500 2 777 500 3 881 550 Total US$ 159 979 351 181 325 100 224 502 642 311 778 707 352 391 063 204 294 447 160 845 842 171 934 278 108 243 816 108 842 058 101 237 220 101 199 911 119 395 603 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 Mine and Surface Equipment US$ 22 516 644 17 914 265 24 121 632 17 666 265 22 492 632 17 926 132 18 941 771 19 068 638 23 807 138 21 976 265 18 810 385 16 552 762 8 102 503 Capitalised Development US$ 68 356 446 73 176 177 62 076 949 49 891 264 40 612 794 36 918 031 27 990 236 7 498 651 4 483 541 4 420 930 4 400 134 4 013 898 3 511 382 Project US$ 2 350 000 350 000 2 100 000 100 000 100 000 2 100 000 100 000 2 350 000 350 000 2 100 000 100 000 2 100 000 100 000 Infrastructure US$ 4 064 048 3 622 759 3 885 259 3 622 759 3 885 259 3 492 759 2 510 259 3 814 048 3 372 759 3 635 259 3 372 759 3 635 259 2 077 630 Other US$ 300 000 300 000 300 000 300 000 300 000 300 000 300 000 300 000 300 000 300 000 300 000 300 000 175 000 Environmental US$ 638 750 638 750 388 750 2 638 750 2 638 750 2 888 750 3 088 750 3 088 750 3 338 750 3 088 750 23 088 750 20 388 750 19 369 375 Total US$ 98 225 887 96 001 952 92 872 590 74 219 039 70 029 435 63 625 672 52 931 016 36 120 086 35 652 188 35 521 205 50 072 028 46 990 669 33 335 890 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 Mine and Surface Equipment US$ 18 310 385 23 307 138 21 401 265 18 310 385 16 052 762 7 527 503 12 175 626 1 032 250 620 000 100 000 81 750 - - Capitalised Development US$ 3 292 219 3 114 898 3 068 676 3 068 675 3 068 674 3 068 673 3 068 672 2 396 535 981 455 303 742 274 397 - - Project US$ 2 100 000 100 000 2 000 000 - 2 000 000 - - - 2 000 000 - - - - Infrastructure US$ 1 861 380 1 446 940 - - - - - - - - - - - Other US$ 175 000 175 000 - - - - - - - - - - - Environmental US$ 19 369 375 - 250 000 - 2 950 000 3 200 000 2 950 000 - 250 000 250 000 250 000 - - Total US$ 25 738 983 28 393 976 26 469 941 24 329 060 24 321 436 13 546 176 15 244 298 3 678 785 3 851 455 653 742 606 147 - - Cost Centre Unit Budget Budget Budget Cost Centre Unit Actual Cost Centre Unit 239 East Boulder Mine 20.2.3.1 LoM Capital Expenditure Schedule The LoM capital costs for East Boulder Mine also include capital for mine and surface equipment, infrastructure, capitalised development, ongoing projects and environmental management, which relate to the mining and ore processing operations. In addition, East Boulder Mine’s capital expenditure in the capital budget is detailed by month for the first two years of the LoM and is annualised thereafter until the end of the LoM in FY2061. Long-term capital related to a specific project and/or scheduled equipment replacement is forecast in detail based on quotations from original equipment manufacturers and contractors. For routine long-term capital expenditure is forecast based on benchmarking with historical capital expenditure for the capitalised items. The LoM capital cost schedule for East Boulder Mine is presented in Table 58 where it is also compared with actual capital expenditure for the FY2019 to FY2021 period. The total capital budget for East Boulder Mine for the FY2022 to FY2061 period is approximately $1.26 billion. 20.2.3.2 Mining Capital The mining capital consists of several elements including development capital and capital associated with certain underground infrastructure upgrades. The following salient points relating to mining capital costs are highlighted: • Mine and Surface Equipment Capital: This is an annual capital provision for the lifecycle replacement of mining equipment. As a result, this expenditure tends to be cyclical, with ramp up periods associated with major rebuilds and acquisition of new equipment as reflected in the current capital expenditure ramp up ($10.1 million to $18.5million per annum) that started in FY2021 and is expected to continue until FY2025 (coinciding with a significant increase in capital development). After FY2024, capital expenditure recedes to low levels of $1.7 million to $6.4 million per annum from FY 2025 to FY2029. This cyclical pattern continues to the end of the LoM although the lengths of the ramp up and low capital expenditure periods vary; • Capitalised Development: Capitalised development is the part of primary development such as footwall levels and access ramps, which extends LoM or optimises the LoM plan. The LoM Capitalised Development Capital budget includes a significant expenditure of $31 million per annum in FY2022 and FY2023, which exceeds historical levels. Thereafter, the capital allowance per annum resembles historical expenditure, ranging from approximately $13.5 million to $20 million, except for the last SIX years of the LoM during which significantly low levels of capitalised developments are planned/required; • Project Capital: With the conclusion of the various projects associated with the Fill The Mill Project, the TSF Stage 5/6 Project is the most significant remaining project and is forecast to end in FY2025. The TSF project will account for the bulk of the Project Capital expenditure per annum until FY2025. Subsequent to FY2025, Project Capital is set at $340 thousand per annum which is the historical expenditure typical for years when there are no major projects planned; • Other Capital: Other capital generally accounts for scheduled light vehicle replacements and minor infrastructural upgrades as required.

240 Based on the historical capital expenditure and the detail associated with the various capital budgets, the Qualified Person is of the view that sufficient mining capital provisions have been made to support the existing operations. 20.2.3.3 Concentrator Capital Due to the concentrator historically having been operated at 75%, there has been limited capital expenditure for sustaining the ore processing operations, with capital in the order of less than $1 million spend annually. The capital budget for the concentrator makes for modest provisions of between $325 thousand per annum in certain years on this basis for process equipment, buildings and infrastructure, which is aligned to the Stillwater Concentrator capital budget. As a result, the Qualified Person does not expect the sustaining capital costs for the concentrator to significantly increase in future due to the plant being operated at higher than 75% utilisation. 20.2.3.4 Environmental Capital Environmental capital expenditure encompasses TSF expansions, designs and implementation and associated infrastructure maintenance in addition to water and waste rock management and groundwater expenditure. The Environmental Capital budget includes an annual provision of $340 thousand for labour for the Lewis Gulch TSF embankment. Approximately $10.4 million is planned to be spent on the Dry Fork Waste Rock Storage Area Phase 1 development in FY2024 and FY2025 although the total expenditure for Phase 1 to Phase 4 and closure spread over the LoM is approximately $33 million. Approximately 21.3 million is budgeted for Stage 5/6 TSF lifts the FY2022 to FY2025 period, and therefore constitutes the bulk of the approximately $22.7 million per annum of project capital budget over this period. In addition, approximately 1.3 million is planned to be spent on the Lewis Gulch TSF EIS in FY2022 and FY2023, followed by $59 million on Lewis Gulch TSF construction between FY2026 and FY2028. Total capital expenditure on the Lewis Gulch TSF including further expansions and closure over the LoM is estimated to be $66.4 million. Further key elements of the capital expenditure under the environmental budget include an allowance of $100 million for the development of a new TSF between FY2039 and FY2042, an allowance of $5.3 million for the Stage 6 closure between FY2031 and FY2033, an allowance of $7.5 million for the closure of the future TSF and $25 million for final closure between FY2057 and FY2061. 241 Table 58: East Boulder Mine Actual and LoM Capital Schedule FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 Mine and Surface Equipment US$ 2 248 158 2 434 820 10 077 403 13 056 000 18 480 000 11 013 000 3 937 000 6 437 000 1 655 000 1 655 000 12 125 000 Capitalised Development US$ 12 890 762 12 315 037 20 937 932 30 587 583 17 682 474 18 757 810 17 821 491 17 130 051 16 927 641 18 138 621 19 932 442 Project (Excluding Met Complex) US$ 14 910 327 23 576 304 7 629 862 8 374 642 7 180 000 2 933 503 4 200 663 340 000 340 000 340 000 340 000 Other US$ 317 910 371 077 467 024 785 000 785 000 750 000 785 000 750 000 750 000 750 000 750 000 Environmental US$ 7 526 110 7 423 773 1 478 500 2 650 000 3 400 000 5 000 000 8 400 000 5 500 000 22 000 000 31 400 000 8 000 000 Total US$ 37 893 267 46 121 011 40 590 721 55 453 225 47 527 474 38 454 313 35 144 154 30 157 051 41 672 641 52 283 621 41 147 442 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 Mine and Surface Equipment US$ 9 170 000 14 595 000 14 595 000 12 095 000 12 095 000 5 757 500 14 420 000 14 095 000 14 095 000 7 257 500 1 595 000 Capitalised Development US$ 19 237 855 17 249 300 16 905 328 16 109 505 16 914 234 16 124 875 15 942 439 15 801 690 16 202 579 16 093 055 17 910 210 Project (Excluding Met Complex) US$ 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 Other US$ 750 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 Environmental US$ 5 900 000 2 000 000 2 000 000 1 300 000 - - - - - - 28 000 000 Total US$ 35 397 855 34 534 300 34 190 328 30 194 505 29 699 234 30 072 375 31 052 439 30 586 690 30 987 579 57 040 555 48 195 210 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 Mine and Surface Equipment US$ 1 595 000 1 595 000 9 551 000 7 055 000 10 016 000 4 787 000 10 095 000 10 095 000 11 095 000 11 095 000 13 095 000 Capitalised Development US$ 17 779 392 18 881 528 16 450 337 16 617 993 16 450 162 17 101 180 17 798 308 16 582 720 18 291 301 17 573 886 18 088 295 Project (Excluding Met Complex) US$ 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 Other US$ 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 350 000 - Environmental US$ 25 000 000 25 000 000 2 500 000 2 500 000 2 500 000 6 300 000 - - - - - Total US$ 45 064 392 46 166 528 29 191 337 26 862 993 29 656 162 28 878 180 28 583 308 27 367 720 30 076 301 29 358 886 31 523 295 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 Mine and Surface Equipment US$ 15 095 000 15 095 000 15 095 000 15 095 000 15 095 000 1 500 000 1 500 000 1 500 000 1 500 000 1 500 000 - Capitalised Development US$ 13 620 650 13 514 570 4 478 612 4 507 449 4 506 808 4 513 105 4 499 445 529 418 530 013 529 418 - Project (Excluding Met Complex) US$ 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 340 000 - Other US$ - - - - - - - - - - - Environmental US$ - - - - 5 000 000 12 500 000 12 500 000 5 000 000 - - - Total US$ 29 055 650 28 949 570 19 913 612 22 942 449 24 941 808 18 853 105 18 839 445 7 369 418 2 370 013 2 369 418 - Cost Centre Unit Budget Budget Budget Budget Cost Centre Unit Cost Centre Unit Actual Cost Centre Unit 242 Columbus Metallurgical Complex The Metallurgical Complex has experienced progressive increase in concentrate delivery from the concentrators as a result of ore production increases due to both the Fill The Mill Project at East Boulder Mine and Stillwater East Section at Stillwater Mine. The ore tons mined and processed continue to increase until FY2027 after which annual ore and concentrate outputs will stabilise as both mines operate at steady state production levels. As a result, and primarily as part of the Blitz Project, several capital projects have been underway at the Columbus Metallurgical Complex as described in Section 16.3, many of which have been completed. The LoM capital cost schedule for the Columbus Metallurgical Complex is presented in Table 59 where it is also compared with actual capital expenditure for the FY2019 to FY2021 period. With the finalisation of the various projects at the Columbus Metallurgical Complex in FY2023, sustaining capital becomes the single most significant capital cost element. The provision for sustaining capital ranges from $2.4 million to $18 million per annum, with the lower amounts reflecting modest annual maintenance of the various units of the complex and larger amounts associated with cyclic major furnace rebuilds. The total capital budget for the Columbus Metallurgical Complex for the FY2022 to FY2061 period is approximately $339.2 million. The Qualified Person is satisfied with the levels of project and sustaining capital provided for the various projects and for the continuity of operations at the Columbus Metallurgical Complex. 243 Table 59: Columbus Metallurgical Complex Actual and LoM Capital Expenditure FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 Mineral Beneficiation (off-mine) Sustaining Capital US$ 1 770 995 9 176 956 15 966 015 16 826 500 33 161 000 8 673 000 5 390 000 9 920 000 2 772 000 16 910 000 3 042 500 Smelter Projects US$ 18 067 436 13 595 415 8 540 183 4 280 000 2 300 000 - - - - - - BMR Projects US$ 211 281 3 122 414 1 545 358 - - - - - - - - Other (Recycle/Laboratory Expansion Projects) US$ - - 1 134 365 5 025 000 - - - - - - - Total US$ 20 049 712 25 894 785 27 185 921 26 131 500 35 461 000 8 673 000 5 390 000 9 920 000 2 772 000 16 910 000 3 042 500 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 Mineral Beneficiation (off-mine) Sustaining Capital US$ 4 730 000 17 727 000 2 915 000 10 685 000 4 245 000 3 557 000 10 447 500 3 810 000 17 020 000 3 372 000 4 960 000 Smelter Projects US$ - - - - - - - - - - - BMR Projects US$ - - - - - - - - - - - Other (Recycle/Laboratory Expansion Projects) US$ - - - - - - - - - - - Total US$ 4 730 000 17 727 000 2 915 000 10 685 000 4 245 000 3 557 000 10 447 500 3 810 000 17 020 000 3 372 000 4 960 000 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 Mineral Beneficiation (off-mine) Sustaining Capital US$ 17 815 000 5 070 000 13 378 500 5 603 000 4 400 000 9 770 000 2 917 000 16 950 000 4 925 000 4 427 500 17 957 000 Smelter Projects US$ - - - - - - - - - - - BMR Projects US$ - - - - - - - - - - - Other (Recycle/Laboratory Expansion Projects) US$ - - - - - - - - - - - Total US$ 17 815 000 5 070 000 13 378 500 5 603 000 4 400 000 9 770 000 2 917 000 16 950 000 4 925 000 4 427 500 17 957 000 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 Mineral Beneficiation (off-mine) Sustaining Capital US$ 2 410 000 10 160 000 3 385 000 3 407 000 9 820 000 3 597 500 3 020 000 2 527 000 3 350 000 2 495 000 - Smelter Projects US$ - - - - - - - - - - - BMR Projects US$ - - - - - - - - - - - Other (Recycle/Laboratory Expansion Projects) US$ - - - - - - - - - - - Total US$ 2 410 000 10 160 000 3 385 000 3 407 000 9 820 000 3 597 500 3 020 000 2 527 000 3 350 000 2 495 000 - Budget UnitCost Centre Cost Centre Unit Actual Budget Cost Centre Unit Budget Cost Centre Unit Budget

244 Operating Costs Background Operating costs for Stillwater and East Boulder Mines are reported according to mining and surface facilities categories and in terms of unit cost per ton of ore processed ($/ton processed) at the concentrators. Operating costs for the Columbus Metallurgical Complex are reported according to unit cost per ton of PGM-base metal concentrate smelted and include the costs of transporting concentrate all downstream mineral beneficiation and laboratory costs. The operating costs for the Columbus Metallurgical Complex also account for revenue credits from recycling operations and secondary metals. The costs are benchmarked to historical costs at each site and make allowances for escalation and increased productivity where necessary. The forecast operating costs for all operations are based on historic actual costs and are estimated to be within ±25% level of accuracy in real terms. Stillwater Mine 20.3.2.1 LoM Operating Costs The LoM operating costs for Stillwater Mine reported for the mining and surface facilities categories and in terms of unit cost per ton of ore processed are presented in Table 60. Significant escalation of the total unit operating costs from $275.24/ton milled in FY2019 to $308.29/ton milled in FY2022 (12% overall increase over the period) and a progressive decline relating to increasing tonnage output and steady state operations thereafter until FY2051 are the major highlights of the LoM operating costs. The costs are forecast to increase sharply in the last four years of the LoM in response to declining ore production. 20.3.2.2 Mining Operating Costs The unit mining operating costs for the Stillwater Mine consist of the following key costing elements: • Stope mining costs dependant on mining method employed; • Primary development costs depending on type; • Secondary development costs depending on type; • Underground operational support services depending on activity; • Surface facilities; and • Site specific general and administration costs. In general, unit mining operating costs constitute 88% of the total operating cost for Stillwater Mine over the LoM. The historical and forecast LoM unit mining operating costs reflect significant year-on-year escalation (1% to 6%) between FY2019 ($244.92/ton milled) and FY2021 ($259.60/ton milled) driven mainly by significant increases in underground support costs (driven by high increases in steel costs), blasting costs following the switch to centralised blasting and increased use of higher cost contractors in place of lower cost inhouse personnel due to high employee attrition. Linked to these cost increases are the significant increases in stoping and primary development costs. The mining unit operating cost is forecast to progressively decline to $160.39/ton milled in FY2051, reflecting the combined effect of increasing ore mining and operating at steady state level. The step change in the declining trend in FY2043 is due to a reduction in mining activity (primary development and infrastructure establishment) 245 as the mine draws to a close. The mining operating costs are forecast to increase in the last four years of LoM due to declining ore production. 20.3.2.3 Surface Facilities Operating Costs The unit operating costs for processing of the ores and maintenance are included in the Surface Facilities Cost Category. This category comprises the following elements: • Concentrator costs; • Paste plant costs; • CRF plant costs; • Sand plant costs; • Shaft/hoisting and surface crusher area costs; and • Hertzler TSF costs. The unit operating cost history and budget for the surface facilities follows a similar trend as for the mining operating costs, with significant year-on-year escalation (5% to 6%) between FY2019 ($30.32/ton milled) and FY2021 ($33.63/ton milled), reflecting significant escalation in the price of inputs across the board. From the FY2021 peak, there is significant reversal of the trend as the costs decline to $27.49/ton milled in FY2024 and gradually reducing to $25.81/ton milled in FY2044 due to increasing production output and operating at the steady state level. A notable increase in paste plant costs in FY2045 will see the surface facilities unit operating cost rising to $27.93/ton milled followed by a reduction to $27.57/ton milled in FY2047, which is the cost forecast for the remaining years of the LoM. East Boulder Mine 20.3.3.1 LoM Operating Costs The LoM operating costs are also reported according to mining and surface facilities categories and in terms of unit cost per ton of ore processed as shown in Table 61. This shows rapid escalation of the total unit operating costs from $151.11/ton milled in FY2019 to $195.00/ton milled in FY2022 (29% overall increase over the period). The forecast total unit operating cost gradually recedes to $175.06/ton milled in FY2027 from where it fluctuates between $174.84/ton and $178.29/ton milled until FY2049. Subsequently, the total operating costs are forecast to increase and fluctuate between $174.84/ton and $188.49/ton milled until FY2054 due to a 7% reduction in milled tonnage. Thereafter, the costs decrease as the operations draw close to the end of the LoM. 20.3.3.2 Mining Operating Costs The unit mining operating costs for the East Boulder Mine consist of the following key costing elements: • Stope mining costs dependant on mining method employed; • Primary development costs depending on type; • Secondary development costs depending on type; • Underground operational support services depending on activity; • Surface facilities; and • Site specific general and administration costs. 246 In general, unit mining operating costs constitute 80% of the total unit operating cost for East Boulder Mine over the LoM. As a result, the unit mining operating costs follow the same trend as the total unit operating costs. These indicate year-on-year increases of 6% to 18% between FY2019 ($131.99/ton milled) and FY2022 ($174.59/ton milled), also driven by significant increases in underground support costs, blasting costs and increased use of contractors as well as the linked increases in stoping and primary development costs. The costs are forecast to stabilise after a reduction to $155.60/ton milled in FY2027, fluctuating between $154.79/ton and $158.24/ton milled until FY2049. Subsequently, the costs rise due to the 7% reduction in milled tonnage, fluctuating at the new level of $154.13/ton and $166.82/ton milled until FY2054. The costs also decline towards the end of the LoM following a gradual reduction in mining activity in the final seven years of the LoM. 20.3.3.3 Surface Facilities Operating Costs The unit operating costs for the processing of the ores and maintenance are included in the Surface Facilities Cost Category. This category comprises the following elements: • Concentrator costs; • Sand plant costs; • Surface crew costs; and • Tailings impoundment costs. The unit operating cost history and budget for the surface facilities indicate modest year-on-year growth and fluctuations between FY2019 ($19.13/ton milled) and FY2022 ($20.40/ton milled). From the FY2022 peak, the costs are forecast to significantly decline to $18.74/ton milled in FY2025 due to a reduction in sand plant and surface crew costs after which they gradually revert to historical levels of between $19.46/ton and $20.05/ton milled until FY2049. Subsequently, the costs increase in response to the 7% tonnage reduction discussed already to new levels of between $20.11/ton and $21.68/ton milled until FY2056. The costs also decline significantly to $13.99/ton milled due to a 27% reduction in the concentrator operating costs final five years of the LoM. Columbus Metallurgical Complex The LoM unit operating costs for the Columbus Metallurgical Complex are presented in terms of unit cost per ton of PGM-base metal concentrate smelted in Table 62. The costs account for the following elements: • Concentrate transportation; • Smelting; • Refining (which includes environmental, safety, human resources and maintenance); • Laboratory costs; • Site support services (includes purchasing and warehousing); • Site General & Administrative costs (which include all corporate overhead costs); • By-product credits (returned from Precious Metal Refinery); and • Secondary credits (the cost incurred in the catalyst recycling process and credits received for this). The forecast unit operating costs for the Columbus Metallurgical Complex are in line with those historically achieved. The Qualified Person notes the substantial beneficial impact of recycling and by- 247 product credits on the overall unit cost of operation and the benefits arising from the integration of the mining, ore processing and mineral beneficiation operations. As the output from Stillwater Mine declines towards the end of the LoM in FY2050, the unit operating costs for the Columbus Metallurgical Complex increase but remain negative for the remainder of the LoM. Accordingly, there is significant merit in maintaining production at the steady state level and extending the LoM for Stillwater Mine through ongoing definition drilling, which generates additional Indicated and Measured Mineral Resources for inclusion in the LoM production schedule in future.

248 Table 60: Actual and LoM Operating Costs for Stillwater Mine FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 Mining: Stope Mining $/ton processed 72.21 71.37 72.04 56.96 59.18 60.83 60.84 56.43 54.03 53.05 53.51 53.18 53.05 51.97 51.66 52.87 53.05 52.33 53.18 Primary Development $/ton processed 21.95 20.97 26.87 56.92 51.00 63.25 47.99 45.95 40.70 37.55 34.69 36.47 36.16 35.32 37.32 36.88 34.56 33.67 32.45 Underground Support $/ton processed 125.44 142.40 134.57 133.02 124.99 121.55 116.85 117.55 115.45 109.79 107.08 105.76 106.65 108.24 109.39 109.49 108.98 108.05 109.71 Site General & Administrative $/ton processed 25.32 23.32 26.11 28.71 25.06 22.74 22.32 22.20 21.91 21.83 22.21 21.53 21.53 21.53 21.53 21.53 21.53 21.53 21.53 Subtotal $/ton processed 244.92 258.06 259.60 275.61 260.23 268.37 247.99 242.14 232.08 222.22 217.48 216.93 217.38 217.07 219.89 220.77 218.11 215.59 216.86 Surface Facilities: Concentrator $/ton processed 14.11 14.98 15.26 15.20 14.37 12.52 12.28 12.22 12.06 12.02 12.22 11.85 11.85 11.85 11.85 11.85 11.85 11.85 11.85 Paste Plant $/ton processed 4.34 4.17 3.24 3.17 2.74 2.72 2.69 2.53 2.41 2.42 2.59 2.69 2.52 2.53 2.43 2.31 2.35 2.36 2.38 Sand Plant $/ton processed 3.51 4.01 4.35 4.16 3.84 3.55 3.50 3.48 3.45 3.44 3.48 3.40 3.40 3.41 3.40 3.40 3.40 3.41 3.40 Surface Crew $/ton processed 3.88 4.07 5.58 5.39 4.87 4.39 4.31 4.28 4.23 4.22 4.29 4.15 4.15 4.16 4.15 4.15 4.15 4.16 4.15 Shaft/Hoist/Crusher $/ton processed 3.06 3.35 3.62 3.11 2.81 2.53 2.48 2.47 2.44 2.43 2.47 2.39 2.39 2.40 2.39 2.39 2.39 2.40 2.39 TSF Costs - Hertzler TSF $/ton processed 1.42 1.19 1.58 1.65 1.57 1.78 1.74 1.73 1.71 1.71 1.73 1.68 1.68 1.68 1.68 1.68 1.68 1.68 1.68 Subtotal $/ton processed 30.32 31.76 33.63 32.68 30.21 27.49 27.00 26.72 26.30 26.23 26.78 26.17 26.00 26.03 25.91 25.79 25.84 25.86 25.86 Total Mining and Processing Costs $/ton processed 275.24 289.82 293.23 308.29 290.44 295.87 275.00 268.86 258.38 248.45 244.27 243.10 243.39 243.10 245.80 246.56 243.95 241.45 242.72 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 Mining: Stope Mining $/ton processed 53.06 52.96 50.67 52.42 53.07 51.24 51.49 51.79 54.67 54.67 54.67 54.67 54.67 54.67 54.67 54.67 54.67 54.67 - Primary Development $/ton processed 32.51 26.15 24.78 25.05 25.13 17.93 9.90 5.50 1.63 1.08 1.08 1.08 1.08 1.08 1.08 1.08 1.08 1.08 - Underground Support $/ton processed 106.99 105.79 105.64 106.71 107.03 98.03 88.20 83.43 83.91 83.39 83.39 83.39 83.39 83.39 95.29 171.42 448.43 490.84 - Site General & Administrative $/ton processed 21.53 21.53 21.53 21.53 21.53 21.53 21.53 21.53 21.53 21.25 21.25 21.25 21.25 21.25 21.25 21.25 21.26 21.26 - Subtotal $/ton processed 214.09 206.43 202.62 205.71 206.76 188.73 171.13 162.25 161.74 160.39 160.39 160.39 160.39 160.39 172.28 248.42 525.44 567.85 - Surface Facilities: Concentrator $/ton processed 11.85 11.85 11.85 11.85 11.85 11.85 11.85 11.85 11.85 11.69 11.69 11.69 11.69 11.69 11.69 11.69 11.69 11.69 - Paste Plant $/ton processed 2.30 2.25 2.27 2.34 2.38 2.34 2.31 2.94 4.45 4.40 4.40 4.40 4.40 4.40 4.40 4.40 4.40 4.40 - Sand Plant $/ton processed 3.40 3.40 3.41 3.40 3.40 3.40 3.41 3.40 3.40 3.36 3.36 3.36 3.36 3.36 3.36 3.36 3.36 3.36 - Surface Crew $/ton processed 4.15 4.15 4.16 4.15 4.15 4.15 4.16 4.15 4.15 4.10 4.10 4.10 4.10 4.10 4.10 4.10 4.10 4.10 - Shaft/Hoist/Crusher $/ton processed 2.39 2.39 2.40 2.39 2.39 2.39 2.40 2.39 2.39 2.36 2.36 2.36 2.36 2.36 2.36 2.36 2.36 2.36 - TSF Costs - Hertzler TSF $/ton processed 1.68 1.68 1.68 1.68 1.68 1.68 1.68 1.68 1.68 1.66 1.66 1.66 1.66 1.66 1.66 1.66 1.66 1.66 - Subtotal $/ton processed 25.78 25.73 25.77 25.82 25.86 25.82 25.81 26.42 27.93 27.57 27.57 27.57 27.57 27.57 27.57 27.57 27.57 27.57 - Total Mining and Processing Costs $/ton processed 239.87 232.16 228.39 231.52 232.62 214.54 196.94 188.66 189.68 187.96 187.96 187.96 187.96 187.96 199.86 275.99 553.01 595.42 - Cost Centre Unit Budget Cost Centre Unit Actual Budget 249 Table 61: Actual and LoM Operating Cost for East Boulder Mine FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2045 FY2046 FY2047 Mining: Stope Mining $/ton processed 44.13 47.13 60.37 58.86 58.41 57.09 56.93 56.69 55.30 54.93 53.93 54.58 55.36 55.08 55.36 55.11 55.36 55.35 55.36 55.36 55.38 55.09 Primary Development $/ton processed 8.29 8.06 14.91 20.72 11.28 10.55 10.32 9.59 9.62 10.17 10.97 10.68 9.74 9.57 9.20 9.60 9.21 8.85 8.85 9.16 9.42 10.08 Underground Support $/ton processed 64.10 71.71 75.42 78.61 80.19 78.10 76.24 77.71 74.50 75.90 74.20 76.05 74.75 75.49 74.17 75.58 74.17 75.59 74.39 74.71 76.26 74.83 Site General & Administrative $/ton processed 15.47 12.79 13.86 16.40 16.23 16.14 16.19 16.19 16.18 16.14 16.18 16.18 16.18 16.14 16.18 16.18 16.18 16.14 16.18 16.18 16.18 16.18 Subtotal $/ton processed 131.99 139.69 164.56 174.59 166.11 161.88 159.67 160.18 155.60 157.14 155.29 157.49 156.02 156.27 154.91 156.48 154.92 155.92 154.79 155.41 157.24 156.18 Surface Facilities: Concentrator $/ton processed 13.69 13.74 13.75 14.32 14.11 13.21 13.24 13.86 13.90 13.90 13.99 14.04 14.09 14.23 14.32 14.32 14.32 14.28 14.32 14.32 14.32 14.32 Sand Plant $/ton processed 2.27 2.34 2.22 2.21 2.29 2.25 2.20 2.20 2.20 2.19 2.20 2.20 2.20 2.19 2.20 2.20 2.20 2.19 2.20 2.20 2.20 2.20 Surface Crew $/ton processed 3.16 3.56 3.50 3.88 3.52 3.34 3.30 3.34 3.37 3.38 3.42 3.45 3.48 3.50 3.54 3.54 3.54 3.53 3.54 3.54 3.54 3.54 Subtotal $/ton processed 19.13 19.64 19.46 20.40 19.92 18.80 18.74 19.40 19.46 19.48 19.60 19.68 19.76 19.92 20.05 20.05 20.05 20.00 20.05 20.05 20.05 20.05 Total Mining and Processing Costs $/ton processed 151.11 159.33 184.03 195.00 186.03 180.68 178.42 179.58 175.06 176.62 174.89 177.17 175.79 176.20 174.96 176.53 174.97 175.92 174.84 175.46 177.29 176.23 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 Mining: Stope Mining $/ton processed 55.38 55.36 55.08 55.09 55.11 55.36 55.35 55.35 55.09 56.43 56.40 59.89 59.85 60.14 60.14 60.17 43.75 43.75 43.75 43.78 43.75 - Primary Development $/ton processed 8.99 8.99 10.05 10.07 10.72 9.16 9.17 9.14 10.32 10.49 10.83 8.61 8.61 3.28 3.28 3.28 3.28 3.28 0.38 0.38 0.38 - Underground Support $/ton processed 75.81 74.53 76.00 74.83 76.23 74.71 75.90 75.90 75.08 78.96 77.95 80.82 79.42 74.48 76.20 76.22 55.10 54.86 54.86 54.88 54.86 - Site General & Administrative $/ton processed 16.18 16.18 16.14 16.18 16.18 16.18 16.14 16.14 16.18 17.39 17.39 17.49 17.49 16.23 16.68 16.68 11.29 11.29 11.29 11.29 11.29 - Subtotal $/ton processed 156.36 155.06 157.27 156.16 158.24 155.41 156.56 156.53 156.67 163.27 162.57 166.82 165.37 154.13 156.29 156.34 113.41 113.17 110.27 110.33 110.27 - Surface Facilities: Concentrator $/ton processed 14.32 14.32 14.28 14.32 14.32 14.32 14.28 14.28 14.32 15.39 15.39 15.48 15.48 14.36 14.76 14.76 9.99 9.99 9.99 9.99 9.99 - Sand Plant $/ton processed 2.20 2.20 2.19 2.20 2.20 2.20 2.19 2.19 2.20 2.35 2.36 2.37 2.37 2.20 2.26 2.26 1.53 1.53 1.53 1.53 1.53 - Surface Crew $/ton processed 3.54 3.54 3.53 3.54 3.54 3.54 3.53 3.53 3.54 3.81 3.81 3.83 3.83 3.55 3.65 3.65 2.47 2.47 2.47 2.47 2.47 - Subtotal $/ton processed 20.05 20.05 20.00 20.05 20.05 20.05 20.00 20.00 20.05 21.55 21.55 21.68 21.68 20.11 20.67 20.67 13.99 13.99 13.99 13.99 13.99 - Total Mining and Processing Costs $/ton processed 176.41 175.12 177.26 176.22 178.29 175.46 176.56 176.53 176.72 184.82 184.12 188.49 187.05 174.24 176.96 177.01 127.40 127.16 124.26 124.32 124.26 - Cost Centre Unit Cost Centre Unit Actual Budget Budget 250 Table 62: Actual and LoM Operating Costs for the Columbus Metallurgical Complex FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 Mineral Beneficiation Costs (off-mine) Concentrate Transportation $/ton smelted 120.66 92.84 113.76 150.10 149.70 157.88 161.19 159.93 157.13 145.32 135.00 134.18 132.49 131.02 130.36 Smelting $/ton smelted 1 003.88 827.54 798.66 808.53 756.68 723.45 736.62 710.05 698.13 699.31 698.42 722.40 698.57 698.19 699.51 Refining $/ton smelted 250.60 198.83 178.82 187.92 179.05 171.73 175.06 167.96 162.26 162.50 161.90 168.16 161.91 159.31 158.54 Laboratory $/ton smelted 189.23 127.13 124.31 123.46 113.98 110.13 112.25 107.97 106.06 106.25 106.11 109.97 106.13 106.08 106.29 Columbus Support Services $/ton smelted 78.73 152.45 - - - - - - - - - - - - - Site General & Administrative $/ton smelted 680.13 688.43 1 268.20 1 277.88 1 172.34 1 108.66 1 133.52 1 083.39 1 060.91 1 063.14 1 061.45 1 106.69 1 061.75 1 061.02 1 063.51 By-product credits $/ton smelted -1 181.37 -1 831.61 -2 331.10 -1 657.36 -1 670.52 -1 799.98 -1 862.25 -1 838.03 -1 791.71 -1 654.91 -1 522.64 -1 509.06 -1 477.55 -1 462.45 -1 450.79 Secondary credits including interest $/ton smelted -1 277.77 -1 770.15 -3 137.82 -1 738.46 -1 656.31 -1 619.20 -1 664.64 -1 592.82 -1 560.15 -1 563.49 -1 561.02 -1 627.57 -1 561.48 -1 560.41 -1 564.09 Total Beneficiation Costs $/ton smelted -135.92 -1 514.54 -2 985.17 -847.92 -955.08 -1 147.33 -1 208.26 -1 201.55 -1 167.36 -1 041.88 -920.80 -895.22 -878.17 -867.25 -856.66 FY2034 FY2035 FY2036 FY2037 FY2045 FY2046 FY2047 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2048 Mineral Beneficiation Costs (off-mine) Concentrate Transportation $/ton smelted 128.76 126.00 127.68 131.53 131.17 128.13 124.24 123.50 125.46 124.50 127.17 124.80 128.44 129.76 130.48 Smelting $/ton smelted 697.62 697.98 696.80 697.06 697.02 696.79 696.03 696.61 696.79 697.79 699.32 699.47 700.09 699.70 698.88 Refining $/ton smelted 158.21 158.44 157.27 157.30 157.40 156.75 155.97 156.07 156.19 156.01 159.24 155.92 162.07 161.54 160.67 Laboratory $/ton smelted 105.99 106.05 105.86 105.90 105.89 105.86 105.74 105.83 105.86 106.02 106.26 106.30 106.38 106.32 106.19 Site General & Administrative $/ton smelted 1 059.95 1 060.63 1 058.39 1 058.90 1 058.81 1 058.38 1 056.95 1 058.04 1 058.38 1 060.27 1 063.16 1 063.45 1 064.61 1 063.86 1 062.33 By-product credits $/ton smelted -1 431.53 -1 399.21 -1 412.37 -1 457.40 -1 458.16 -1 423.91 -1 373.66 -1 361.46 -1 382.52 -1 372.36 -1 408.28 -1 375.52 -1 427.77 -1 447.29 -1 455.55 Secondary credits including interest $/ton smelted -1 558.86 -1 559.86 -1 556.58 -1 557.32 -1 557.21 -1 556.58 -1 554.48 -1 556.09 -1 556.59 -1 559.38 -1 563.64 -1 564.06 -1 565.78 -1 564.69 -1 562.44 Total Beneficiation Costs $/ton smelted -839.85 -809.98 -822.94 -864.03 -865.07 -834.58 -789.21 -777.50 -796.44 -787.15 -816.77 -789.65 -831.96 -850.81 -859.45 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057 FY2058 FY2059 FY2060 FY2061 Mineral Beneficiation Costs (off-mine) Concentrate Transportation $/ton smelted 130.20 130.37 123.86 127.14 124.41 124.84 123.66 128.81 125.08 125.08 125.08 125.08 125.08 - - Smelting $/ton smelted 699.65 714.45 738.95 844.95 1 072.86 1 210.51 1 265.50 1 386.89 1 586.32 1 586.32 1 586.32 1 586.32 1 586.32 - - Refining $/ton smelted 160.89 163.77 169.14 196.74 251.07 286.36 300.36 332.24 382.14 382.14 382.14 382.14 382.14 - - Laboratory $/ton smelted 106.31 108.70 112.64 129.70 166.39 188.55 197.40 216.93 249.03 249.03 249.03 249.03 249.03 - - Site General & Administrative $/ton smelted 1 063.77 1 091.70 1 137.90 1 337.84 1 767.72 2 027.36 2 131.09 2 360.06 2 736.21 2 736.21 2 736.21 2 736.21 2 736.21 - - By-product credits $/ton smelted -1 453.28 -1 456.40 -1 381.55 -1 368.83 -1 328.30 -1 299.56 -1 272.51 -1 329.88 -1 282.79 -1 259.93 -1 259.93 -1 259.93 -1 259.93 - - Secondary credits including interest $/ton smelted -1 564.57 -1 605.65 -1 673.60 -1 967.68 -2 599.96 -2 981.84 -3 134.43 -3 471.21 -4 024.47 -4 024.49 -4 024.51 -4 024.52 -4 024.52 - - Total Beneficiation Costs $/ton smelted -857.02 -853.06 -772.67 -700.15 -545.80 -443.79 -388.93 -376.15 -228.50 -205.65 -205.67 -205.68 -205.68 - - Cost Centre Unit Budget Budget Cost Centre Unit Actual Budget Cost Centre Unit 251 ECONOMIC ANALYSIS Background The LoM production, capital and operating cost schedules for Stillwater and East Boulder Mines and the Columbus Metallurgical Complex were employed for the economic viability testing of the LoM plans for each mine and the consolidated LoM plan for the Sibanye-Stillwater US PGM Operations. The consolidated LoM plan forms the basis for the Mineral Reserve estimates for Stillwater and East Boulder Mines reported in this Technical Report Summary. The LoM production schedules for Stillwater and East Boulder Mines are discussed in Section 15.8 while the associated LoM capital and operating costs are presented in Section 20. No exchange rates have been used for the economic analysis as all metal prices and costs are reported in the US currency. The Qualified Person for Mineral Reserves has considered and applied the macroeconomic trends, data and assumptions, marketing information and commodity prices, taxation and royalties provided by Sibanye-Stillwater set out below. The outputs of the economic viability testing are reliant on these forward-looking economic parameters and assumptions which may be subject to revision as circumstances change. Economic Viability Testing Method The Discounted Cash Flow (DCF) methodology has been used for the economic testing of the individual LoM plans and consolidated LoM Plan for Sibanye-Stillwater US PGM Operations and the Mineral Reserves for Stillwater and East Boulder Mines. The DCF model is referred to as the Ore Reserve Economic Test (ORET) Model. With the DCF approach, a negative cash flow or NPV indicates sub-economic production whereas a positive cash flow or NPV indicates economic production and that the declaration of Mineral Reserves is justified. The method, therefore, allows for the identification of sub- economic production for exclusion through production schedule production schedule tail cutting if the sub-economic production occurs towards the final years of the LoM. A first-pass LoM plan for each mine that includes the LoM production schedule and all operating and capital expenses, manpower requirements, equipment replacement and purchase, and primary and secondary development including ventilation and haulages that are needed to execute the plan was incorporated into the ORET Model. The first pass LoM plans for Stillwater and East Boulder Mines were consolidated to produce a single LoM Plan for the Sibanye-Stillwater US PGM Operations. Cash flows have been forecast and discounted back to an NPV using a range of real discount rates from 2.5% to 7.5%. The LoMs for Stillwater and East Boulder Mines are 35 and 39 years, respectively. The 35-year LoM plan for Stillwater Mine contemplates driving footwall lateral declines and other infrastructure into areas currently classified as Inferred Mineral Resources, which are not scheduled for mining in the current LoM plan for the mine. Both mines have expanded in this manner over the years. Accordingly, the fact that Stillwater and East Boulder Mines have different LoMs is not a material issue. The ORET Model start date is January 1, 2022 and the LoM for the Sibanye-Stillwater US PGM Operations is 39 years. Financial years commencing 1 January have been used and each year’s cash flow is deemed to have occurred at the end of the period – i.e., on December 31. No assessed losses,

252 shareholder loan accounts or other balance sheet circumstances have been accounted for and, therefore, the cash flows are ungeared. Company tax and state royalty calculations have been incorporated into the computation of cash flows. Economic Assumptions and Forecasts Taxation With guidance from Sibanye-Stillwater, the Qualified Person for Mineral Reserves applied an aggregate tax rate of 25.9% for economic testing of the individual and consolidated LoM Plan for the Sibanye- Stillwater US PGM Operations in support of the declaration of Mineral Reserves for Stillwater and East Boulder Mines. This rate is made up of the cash tax rates for the State of Montana and Federal taxes. Taxation is calculated on real cash flows. Metal Price Forecast For the economic viability testing of the individual and the consolidated LoM Plan for Sibanye-Stillwater US PGM Operations, the forward-looking palladium and platinum metal prices as summarised in Table 42 have been used, and the rationale for the price determination is set out in Section 18.4. These prices have also been submitted by Sibanye-Stillwater to the SEC for review and noting. Discount Rate Sibanye-Stillwater’s weighted average cost of capital (WACC) as at December 31, 2021 is 5% based on corporate planning guidance. The Qualified Person for Mineral Reserves reviewed the base data utilised for the calculation of the WACC as well as the WACC calculation methodology for reasonableness. From the review, the Qualified Person concluded that the WACC of 5% is reasonable for the discounting of cash flows for the Sibanye-Stillwater US PGM Operations. DCF Results and Sensitivity Analysis DCF Model An abridged cash-flow model showing expected annual cash flows for Stillwater and East Boulder Mines and the combined Sibanye-Stillwater US PGM Operations is presented in Table 63. 253 Table 63: Abridged Cash Flow Results East Boulder Mine 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060 2061 2062 2063 2064 2065 Palladium ounces produced 201,990 202,774 201,666 201,115 201,666 201,115 201,666 201,115 201,666 201,115 201,702 201,151 201,702 201,151 196,628 195,959 200,893 208,577 197,059 197,003 197,542 197,003 197,959 197,003 197,542 197,003 197,959 197,003 183,760 178,287 180,788 180,788 180,788 180,788 180,788 180,788 180,788 180,788 180,788 180,788 - - - - Platinum ounces produced 57,892 58,117 57,799 57,641 57,799 57,641 57,799 57,641 57,799 57,641 57,809 57,651 57,809 57,651 56,355 56,163 57,577 59,780 56,478 56,462 56,617 56,462 56,737 56,462 56,617 56,462 56,737 56,462 52,667 51,098 51,815 51,815 51,815 51,815 51,815 51,815 51,815 51,815 51,815 51,815 - - - - Combined ounces produced 259,882 260,891 259,464 258,755 259,464 258,755 259,464 258,755 259,464 258,755 259,512 258,803 259,512 258,803 252,983 252,122 258,471 268,357 253,537 253,465 254,159 253,465 254,696 253,465 254,159 253,465 254,696 253,465 236,427 229,385 232,603 232,603 232,603 232,603 232,603 232,603 232,603 232,603 232,603 232,603 - - - - Palladium revenues $m 239.9 240.8 239.5 238.8 239.5 238.8 239.5 238.8 239.5 238.8 239.5 238.9 239.5 238.9 233.5 232.7 238.6 247.7 234.0 233.9 234.6 233.9 235.1 233.9 234.6 233.9 235.1 233.9 218.2 211.7 214.7 214.7 214.7 214.7 214.7 214.7 214.7 214.7 214.7 214.7 - - - - Platinum revenues $m 72.4 72.6 72.2 72.1 72.2 72.1 72.2 72.1 72.2 72.0 72.2 72.0 72.2 72.0 70.4 70.1 71.9 74.7 70.5 70.5 70.7 70.5 70.9 70.5 70.7 70.5 70.9 70.5 65.8 63.8 64.7 64.7 64.7 64.7 64.7 64.7 64.7 64.7 64.7 64.7 - - - - Gross Revenues $m 312.2 313.4 311.7 310.9 311.7 310.9 311.7 310.9 311.7 310.8 311.7 310.9 311.7 310.9 303.9 302.8 310.5 322.4 304.5 304.5 305.3 304.5 305.9 304.5 305.3 304.5 305.9 304.5 284.0 275.5 279.4 279.4 279.4 279.4 279.4 279.4 279.4 279.4 279.4 279.4 - - - - Less Smelting, refining & transportation $m (24.3) (22.8) (21.6) (21.2) (21.2) (21.1) (21.2) (22.1) (21.6) (21.9) (21.6) (21.2) (21.5) (21.8) (21.3) (20.8) (21.8) (22.5) (21.3) (21.6) (21.5) (21.2) (20.8) (21.3) (21.6) (21.7) (21.8) (21.7) (20.2) (19.6) (22.1) (30.9) (40.3) (40.4) (46.9) (45.6) (45.6) (45.6) (45.6) (45.6) - - - - Net Smelting Returns $m 288.0 290.7 290.2 289.7 290.5 289.7 290.5 288.8 290.0 288.9 290.1 289.7 290.2 289.1 282.6 282.1 288.7 299.9 283.3 282.9 283.8 283.3 285.1 283.1 283.7 282.7 284.2 282.7 263.8 255.9 257.3 248.5 239.1 239.0 232.5 233.8 233.8 233.8 233.8 233.8 - - - - Less Mine operating costs $m (96.4) (98.7) (94.2) (92.7) (94.3) (90.8) (91.1) (87.5) (90.2) (91.2) (94.0) (93.6) (93.8) (93.4) (95.5) (94.6) (94.6) (92.3) (94.7) (93.4) (94.0) (94.4) (95.4) (93.9) (95.1) (93.5) (95.2) (93.5) (92.2) (92.0) (98.2) (96.4) (96.7) (99.2) (98.9) (63.2) (63.1) (64.9) (65.0) (64.9) - - - - Recycling credit - including interest income $m 29.2 27.6 25.4 25.2 24.2 24.3 25.9 30.0 30.7 31.0 29.9 28.0 28.5 30.1 29.8 29.0 30.1 31.9 29.2 30.8 30.3 28.7 26.2 29.3 29.8 30.2 30.4 28.9 26.7 27.2 32.6 49.9 67.6 68.7 81.8 81.8 81.8 81.8 81.8 81.8 - - - - Less Royalties $m (16.5) (16.6) (16.6) (16.6) (16.7) (16.6) (16.7) (16.6) (16.7) (16.6) (16.6) (16.5) (16.6) (16.5) (16.1) (16.1) (16.5) (17.2) (16.2) (16.2) (16.2) (16.2) (16.3) (16.2) (16.2) (16.2) (16.2) (16.1) (15.1) (14.6) (14.7) (14.3) (13.8) (13.8) (13.5) (13.5) (13.5) (13.5) (13.5) (13.5) - - - - Less Production taxes $m (11.0) (11.1) (11.1) (11.1) (11.1) (11.1) (11.1) (11.1) (11.1) (11.1) (11.1) (11.1) (11.1) (11.0) (10.8) (10.8) (11.0) (11.4) (10.8) (10.8) (10.9) (10.8) (10.9) (10.8) (10.8) (10.8) (10.9) (10.8) (10.2) (9.9) (10.0) (9.7) (9.4) (9.4) (9.2) (9.3) (9.3) (9.3) (9.3) (9.3) - - - - Less Insurance $m (3.6) (3.5) (3.4) (3.4) (3.4) (3.4) (3.4) (3.6) (3.6) (3.6) (3.6) (3.5) (3.5) (3.6) (3.6) (3.5) (3.6) (3.6) (3.5) (3.6) (3.6) (3.5) (3.4) (3.5) (3.6) (3.6) (3.6) (3.5) (3.5) (3.5) (3.6) (4.1) (4.7) (4.7) (5.1) (5.1) (5.1) (5.1) (5.1) (5.1) - - - - EBITDA $m 189.7 188.3 190.3 191.1 189.2 192.0 194.1 200.1 199.2 197.4 194.8 193.0 193.7 194.7 186.3 186.0 193.1 207.4 187.3 189.7 189.4 187.0 185.3 188.0 187.8 188.9 188.7 187.6 169.6 163.1 163.4 173.8 182.1 180.5 187.6 224.5 224.7 222.8 222.8 222.8 - - - - Net Income (loss) before income taxes $m 189.7 188.3 190.3 191.1 189.2 192.0 194.1 200.1 199.2 197.4 194.8 193.0 193.7 194.7 186.3 186.0 193.1 207.4 187.3 189.7 189.4 187.0 185.3 188.0 187.8 188.9 188.7 187.6 169.6 163.1 163.4 173.8 182.1 180.5 187.6 224.5 224.7 222.8 222.8 222.8 (12.6) (12.6) (6.3) - Less: Income 25.9% Tax $m (49.1) (48.8) (49.3) (49.5) (49.0) (49.7) (50.3) (51.8) (51.6) (51.1) (50.4) (50.0) (50.2) (50.4) (48.3) (48.2) (50.0) (53.7) (48.5) (49.1) (49.1) (48.4) (48.0) (48.7) (48.6) (48.9) (48.9) (48.6) (43.9) (42.2) (42.3) (45.0) (47.2) (46.7) (48.6) (58.2) (58.2) (57.7) (57.7) (57.7) 3.3 3.3 1.6 - Net Income (loss) $m 140.6 139.5 141.0 141.6 140.2 142.3 143.8 148.2 147.6 146.3 144.3 143.0 143.5 144.3 138.1 137.8 143.1 153.7 138.8 140.6 140.4 138.6 137.3 139.3 139.2 140.0 139.8 139.0 125.7 120.9 121.1 128.8 134.9 133.7 139.0 166.4 166.5 165.1 165.1 165.1 (9.4) (9.4) (4.7) - Less: Capital expenditures $m (61.8) (59.2) (41.2) (36.8) (33.1) (42.5) (57.6) (42.3) (37.2) (41.2) (35.3) (33.8) (31.2) (31.4) (34.8) (31.9) (37.2) (58.4) (50.0) (51.8) (48.0) (33.9) (28.7) (31.2) (32.4) (29.7) (33.7) (31.8) (30.8) (37.5) (30.0) (35.1) (22.7) (25.8) (34.8) (22.4) 0.0 0.0 0.0 0.0 - - - - Net Cash Flow $m 78.8 80.4 99.8 104.8 107.1 99.8 86.2 106.0 110.4 105.0 109.1 109.1 112.3 112.9 103.2 105.9 105.8 95.3 88.8 88.8 92.3 104.7 108.6 108.1 106.7 110.3 106.2 107.2 94.9 83.4 91.1 93.6 112.2 107.9 104.3 143.9 166.5 165.1 165.1 165.1 (9.4) (9.4) (4.7) - Cumulative Cash Flow $m 78.8 159.2 259.0 363.7 470.8 570.7 656.8 762.8 873.2 978.3 1,087.3 1,196.5 1,308.8 1,421.7 1,524.9 1,630.8 1,736.6 1,831.9 1,920.8 2,009.6 2,101.9 2,206.6 2,315.2 2,423.3 2,530.0 2,640.4 2,746.5 2,853.7 2,948.6 3,032.0 3,123.1 3,216.7 3,329.0 3,436.9 3,541.2 3,685.1 3,851.6 4,016.7 4,181.8 4,346.9 4,337.6 4,328.2 4,323.5 4,323.5 East Boulder After Tax NPV5% $m 1764.3 254 Stillwater Mine 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060 2061 2062 2063 2064 2065 Palladium ounces produced 332,926 372,132 440,464 447,966 477,728 474,245 432,292 346,097 334,266 328,684 349,051 385,192 376,465 344,013 342,270 354,886 344,069 324,217 352,772 324,651 334,532 363,888 419,142 350,860 343,172 334,848 333,293 359,626 376,887 355,699 271,486 114,878 37,940 34,429 - - - - - - - - - - Platinum ounces produced 97,309 108,768 128,741 130,933 139,632 138,614 126,352 101,158 97,700 96,069 102,022 112,585 110,035 100,549 100,040 103,728 100,566 94,763 103,110 94,890 97,778 106,358 122,509 102,551 100,304 97,871 97,416 105,113 110,158 103,965 79,351 33,577 11,089 10,063 - - - - - - - - - - Combined ounces produced 430,235 480,900 569,205 578,899 617,360 612,859 558,644 447,255 431,966 424,753 451,073 497,777 486,500 444,562 442,310 458,614 444,635 418,980 455,882 419,541 432,311 470,246 541,651 453,411 443,476 432,718 430,709 464,738 487,045 459,665 350,837 148,455 49,030 44,492 - - - - - - - - - - Palladium revenues 395.3 441.9 523.1 532.0 567.3 563.2 513.3 411.0 396.9 390.3 414.5 457.4 447.1 408.5 406.4 421.4 408.6 385.0 418.9 385.5 397.3 432.1 497.7 416.6 407.5 397.6 395.8 427.1 447.6 422.4 322.4 136.4 45.1 40.9 - - - - - - - - - - Platinum revenues 121.6 136.0 160.9 163.7 174.5 173.3 157.9 126.4 122.0 120.0 127.4 140.6 137.4 125.6 124.9 129.6 125.6 118.4 128.8 118.5 122.1 132.8 153.0 128.1 125.3 122.2 121.7 131.3 137.6 129.9 99.1 41.9 13.9 12.6 - - - - - - - - - - Gross Revenues 517.0 577.9 684.0 695.6 741.8 736.4 671.3 537.4 519.0 510.3 541.9 598.0 584.5 534.1 531.4 551.0 534.2 503.4 547.7 504.0 519.4 565.0 650.7 544.7 532.8 519.9 517.5 558.3 585.1 552.2 421.5 178.4 58.9 53.5 - - - - - - - - - - Smelting, refining & transportation (32.4) (34.2) (37.1) (37.2) (38.0) (38.3) (37.5) (36.1) (35.7) (36.1) (36.2) (36.5) (36.2) (35.8) (36.4) (37.0) (36.0) (35.2) (36.2) (35.8) (36.0) (36.2) (36.8) (36.0) (36.1) (36.1) (36.1) (36.1) (37.1) (36.5) (31.6) (18.7) (7.9) (7.2) - - - - - - - - - - Net Smelting Returns 484.6 543.7 646.9 658.5 703.9 698.2 633.8 501.3 483.3 474.2 505.7 561.5 548.3 498.3 495.0 514.0 498.2 468.2 511.5 468.2 483.4 528.8 614.0 508.8 496.7 483.8 481.4 522.2 548.1 515.7 389.9 159.7 51.0 46.2 - - - - - - - - - - Mine operating costs (188.8) (198.7) (234.8) (229.9) (215.9) (226.8) (229.6) (234.0) (242.8) (245.4) (244.2) (239.3) (252.3) (264.7) (271.1) (275.2) (281.4) (293.7) (287.8) (295.8) (296.3) (267.1) (233.3) (231.4) (231.3) (230.0) (230.6) (227.2) (225.1) (228.0) (194.0) (120.7) (83.6) (82.1) - - - - - - - - - - Recycling credit - including interest income 48.4 50.9 55.8 56.5 57.6 57.5 55.9 51.8 51.1 50.8 51.9 53.8 53.3 51.7 52.0 52.8 51.7 49.9 52.6 51.0 51.5 53.2 55.6 52.5 52.0 51.6 51.4 52.9 55.1 54.6 49.2 31.9 14.2 13.1 - - - - - - - - - - Royalties (22.2) (24.8) (29.6) (30.1) (32.2) (31.8) (28.9) (22.9) (22.1) (21.7) (23.1) (25.6) (25.0) (22.8) (22.6) (23.4) (22.7) (21.3) (23.3) (21.3) (22.0) (24.1) (28.0) (23.2) (22.7) (22.2) (22.0) (23.9) (25.0) (23.6) (17.9) (7.3) (2.3) (2.1) - - - - - - - - - - Production taxes (19.4) (21.4) (24.9) (25.3) (26.9) (26.6) (24.4) (19.9) (19.3) (19.0) (20.1) (21.9) (21.5) (19.8) (19.7) (20.3) (19.8) (18.7) (20.2) (18.7) (19.3) (20.8) (23.7) (20.1) (19.8) (19.4) (19.3) (20.6) (21.5) (20.4) (16.1) (8.2) (4.5) (4.3) - - - - - - - - - - Insurance (6.1) (6.2) (6.2) (6.3) (6.3) (6.3) (6.2) (6.1) (6.1) (6.1) (6.1) (6.2) (6.2) (6.1) (6.1) (6.1) (6.1) (6.1) (6.1) (6.1) (6.1) (6.2) (6.2) (6.1) (6.1) (6.1) (6.1) (6.2) (6.2) (6.2) (6.0) (5.5) (5.0) (5.0) - - - - - - - - - - EBITDA 296.6 343.6 407.1 423.3 480.2 464.2 400.5 270.2 244.1 232.8 264.2 322.3 296.7 236.7 227.6 241.6 220.0 178.2 226.6 177.3 191.2 263.9 378.3 280.4 268.7 257.8 254.8 297.3 325.2 292.1 205.1 49.8 (30.2) (34.1) - - - - - - - - - - Net Income (loss) before income taxes $m 296.6 343.6 407.1 423.3 480.2 464.2 400.5 270.2 244.1 232.8 264.2 322.3 296.7 236.7 227.6 241.6 220.0 178.2 226.6 177.3 191.2 263.9 378.3 280.4 268.7 257.8 254.8 297.3 325.2 292.1 205.1 49.8 (30.2) (34.1) (14.7) (14.7) (7.3) - - - - - - - Less: Income 25.9% Tax $m (76.8) (89.0) (105.4) (109.6) (124.4) (120.2) (103.7) (70.0) (63.2) (60.3) (68.4) (83.5) (76.8) (61.3) (58.9) (62.6) (57.0) (46.1) (58.7) (45.9) (49.5) (68.3) (98.0) (72.6) (69.6) (66.8) (66.0) (77.0) (84.2) (75.7) (53.1) (12.9) 7.8 8.8 3.8 3.8 1.9 - - - - - - - Net Income (loss) $m 219.8 254.6 301.7 313.7 355.9 343.9 296.8 200.2 180.9 172.5 195.8 238.8 219.8 175.4 168.6 179.1 163.0 132.0 167.9 131.4 141.7 195.5 280.3 207.8 199.1 191.0 188.8 220.3 241.0 216.5 152.0 36.9 (22.4) (25.3) (10.9) (10.9) (5.4) - - - - - - - Less: Capital expenditures $m (329.7) (366.4) (210.3) (164.6) (178.9) (110.2) (120.4) (103.2) (104.2) (130.4) (100.1) (103.0) (95.6) (76.5) (76.7) (66.1) (63.7) (38.2) (38.8) (46.6) (53.3) (55.7) (37.1) (28.6) (34.6) (28.3) (35.0) - - - - - - - - - - - - - - - - - Net Cash Flow $m (109.9) (111.9) 91.4 149.1 176.9 233.8 176.4 97.0 76.7 42.1 95.7 135.8 124.2 98.9 92.0 113.0 99.3 93.9 129.1 84.7 88.4 139.8 243.2 179.2 164.5 162.7 153.8 220.3 241.0 216.5 152.0 36.9 (22.4) (25.3) (10.9) (10.9) (5.4) - - - - - - - Cumulative Cash Flow $m (109.9) (221.8) (130.4) 18.7 195.7 429.4 605.8 702.8 779.6 821.7 917.4 1,053.2 1,177.4 1,276.3 1,368.2 1,481.2 1,580.5 1,674.4 1,803.5 1,888.2 1,976.6 2,116.5 2,359.7 2,538.9 2,703.4 2,866.1 3,019.9 3,240.2 3,481.2 3,697.6 3,849.6 3,886.5 3,864.1 3,838.8 3,827.9 3,817.1 3,811.6 3,811.6 3,811.6 3,811.6 3,811.6 3,811.6 3,811.6 3,811.6 Stillwater After Tax NPV5% $m 1625.5 255 Combined Mines 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060 2061 2062 2063 2064 2065 Palladium ounces produced 534,916 574,906 642,130 649,080 679,393 675,360 633,958 547,211 535,931 529,799 550,753 586,343 578,167 545,164 538,898 550,845 544,963 532,794 549,831 521,654 532,075 560,890 617,102 547,863 540,715 531,850 531,252 556,628 560,647 533,986 452,274 295,666 218,728 215,217 180,788 180,788 180,788 180,788 180,788 180,788 - - - - Platinum ounces produced 155,201 166,885 186,539 188,574 197,431 196,255 184,151 158,799 155,499 153,710 159,831 170,237 167,844 158,201 156,395 159,891 158,143 154,543 159,588 151,353 154,395 162,821 179,245 159,013 156,921 154,333 154,153 161,575 162,825 155,063 131,166 85,392 62,904 61,878 51,815 51,815 51,815 51,815 51,815 51,815 - - - - Combined ounces produced 690,117 741,790 828,669 837,654 876,824 871,615 818,108 706,011 691,431 683,509 710,585 756,580 746,011 703,365 695,293 710,736 703,106 687,337 709,419 673,006 686,470 723,711 796,347 706,876 697,636 686,183 685,404 718,203 723,472 689,049 583,440 381,058 281,633 277,095 232,603 232,603 232,603 232,603 232,603 232,603 - - - - Palladium revenues 635.2 682.7 762.5 770.8 806.8 802.0 752.8 649.8 636.4 629.1 654.0 696.3 686.6 647.4 639.9 654.1 647.1 632.7 652.9 619.5 631.8 666.1 732.8 650.6 642.1 631.6 630.9 661.0 665.8 634.1 537.1 351.1 259.7 255.6 214.7 214.7 214.7 214.7 214.7 214.7 - - - - Platinum revenues 194.0 208.6 233.2 235.7 246.8 245.3 230.2 198.5 194.2 192.0 199.6 212.6 209.6 197.6 195.3 199.7 197.5 193.0 199.3 189.0 192.8 203.4 223.9 198.6 196.0 192.8 192.5 201.8 203.4 193.7 163.8 106.7 78.6 77.3 64.7 64.7 64.7 64.7 64.7 64.7 - - - - Gross Revenues 829.2 891.3 995.7 1,006.5 1,053.6 1,047.3 983.0 848.3 830.6 821.1 853.6 908.9 896.2 845.0 835.3 853.8 844.7 825.7 852.2 808.5 824.7 869.4 956.7 849.2 838.1 824.3 823.4 862.8 869.1 827.8 700.9 457.8 338.3 332.9 279.4 279.4 279.4 279.4 279.4 279.4 - - - - Smelting, refining & transportation (56.6) (56.9) (58.6) (58.4) (59.2) (59.4) (58.7) (58.2) (57.3) (58.0) (57.9) (57.7) (57.7) (57.6) (57.6) (57.8) (57.8) (57.6) (57.4) (57.4) (57.5) (57.4) (57.6) (57.3) (57.8) (57.8) (57.9) (57.8) (57.3) (56.1) (53.6) (49.6) (48.2) (47.7) (46.9) (45.6) (45.6) (45.6) (45.6) (45.6) - - - - Net Smelting Returns 772.6 834.4 937.1 948.1 994.4 987.9 924.3 790.1 773.3 763.1 795.8 851.2 838.5 787.4 777.6 796.0 786.8 768.1 794.8 751.1 767.2 812.1 899.1 791.9 780.3 766.5 765.5 805.0 811.9 771.6 647.3 408.1 290.1 285.2 232.5 233.8 233.8 233.8 233.8 233.8 - - - - Mine operating costs (285.3) (297.5) (329.0) (322.5) (310.2) (317.6) (320.7) (321.5) (332.9) (336.6) (338.2) (332.9) (346.1) (358.1) (366.7) (369.8) (375.9) (386.0) (382.5) (389.2) (390.4) (361.4) (328.8) (325.3) (326.3) (323.4) (325.8) (320.8) (317.3) (320.0) (292.2) (217.1) (180.3) (181.3) (98.9) (63.2) (63.1) (64.9) (65.0) (64.9) - - - - Recycling credit - including interest income 77.7 78.6 81.2 81.7 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 81.8 - - - - Royalties (38.6) (41.5) (46.2) (46.7) (48.8) (48.5) (45.6) (39.5) (38.7) (38.3) (39.7) (42.1) (41.6) (39.3) (38.7) (39.5) (39.2) (38.5) (39.5) (37.5) (38.2) (40.2) (44.2) (39.4) (38.9) (38.3) (38.3) (40.0) (40.1) (38.2) (32.6) (21.7) (16.2) (15.9) (13.5) (13.5) (13.5) (13.5) (13.5) (13.5) - - - - Production taxes (30.4) (32.5) (36.0) (36.5) (38.0) (37.7) (35.6) (31.0) (30.4) (30.1) (31.1) (33.0) (32.6) (30.8) (30.5) (31.1) (30.8) (30.1) (31.0) (29.6) (30.1) (31.6) (34.6) (31.0) (30.6) (30.2) (30.1) (31.5) (31.7) (30.3) (26.1) (18.0) (13.9) (13.7) (9.2) (9.3) (9.3) (9.3) (9.3) (9.3) - - - - Insurance (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (5.1) (5.1) (5.1) (5.1) (5.1) (5.1) - - - - EBITDA 486.3 531.9 597.4 614.4 669.4 656.2 594.5 470.2 443.3 430.2 459.0 515.3 490.3 431.4 413.9 427.6 413.0 385.5 414.0 367.0 380.6 450.9 563.6 468.4 456.5 446.7 443.5 484.9 494.8 455.2 368.5 223.6 151.9 146.4 187.6 224.5 224.7 222.8 222.8 222.8 - - - - Net Income (loss) before income taxes $m 486.3 531.9 597.4 614.4 669.4 656.2 594.5 470.2 443.3 430.2 459.0 515.3 490.3 431.4 413.9 427.6 413.0 385.5 414.0 367.0 380.6 450.9 563.6 468.4 456.5 446.7 443.5 484.9 494.8 455.2 368.5 223.6 151.9 146.4 172.9 209.9 217.4 222.8 222.8 222.8 (12.6) (12.6) (6.3) - Less: Income 25.9% Tax $m (126.0) (137.8) (154.7) (159.1) (173.4) (170.0) (154.0) (121.8) (114.8) (111.4) (118.9) (133.5) (127.0) (111.7) (107.2) (110.8) (107.0) (99.9) (107.2) (95.1) (98.6) (116.8) (146.0) (121.3) (118.2) (115.7) (114.9) (125.6) (128.2) (117.9) (95.4) (57.9) (39.3) (37.9) (44.8) (54.4) (56.3) (57.7) (57.7) (57.7) 3.3 3.3 1.6 - Net Income (loss) $m 360.4 394.1 442.6 455.3 496.1 486.2 440.6 348.4 328.5 318.8 340.1 381.8 363.3 319.6 306.7 316.9 306.1 285.7 306.7 271.9 282.1 334.1 417.6 347.1 338.3 331.0 328.6 359.3 366.7 337.3 273.1 165.7 112.5 108.5 128.1 155.5 161.1 165.1 165.1 165.1 (9.4) (9.4) (4.7) - Less: Capital expenditures $m (391.5) (425.6) (251.4) (201.4) (212.0) (152.7) (178.0) (145.4) (141.3) (171.7) (135.3) (136.9) (126.8) (107.8) (111.5) (98.0) (100.9) (96.5) (88.8) (98.4) (101.3) (89.6) (65.8) (59.8) (67.0) (58.0) (68.6) (31.8) (30.8) (37.5) (30.0) (35.1) (22.7) (25.8) (34.8) (22.4) 0.0 0.0 0.0 0.0 - - - - Net Cash Flow $m (31.1) (31.5) 191.2 253.9 284.0 333.6 262.5 203.0 187.2 147.1 204.8 244.9 236.5 211.8 195.2 218.9 205.1 189.2 217.9 173.5 180.8 244.6 351.8 287.3 271.3 273.0 260.0 327.5 335.9 299.8 243.1 130.5 89.8 82.7 93.4 133.1 161.1 165.1 165.1 165.1 (9.4) (9.4) (4.7) - Cumulative Cash Flow $m (31.1) (62.6) 128.6 382.5 666.5 1,000.1 1,262.6 1,465.6 1,652.8 1,800.0 2,004.7 2,249.7 2,486.2 2,698.0 2,893.1 3,112.0 3,317.1 3,506.3 3,724.2 3,897.8 4,078.5 4,323.1 4,674.9 4,962.2 5,233.4 5,506.5 5,766.4 6,093.9 6,429.8 6,729.6 6,972.7 7,103.2 7,193.0 7,275.7 7,369.1 7,502.2 7,663.2 7,828.3 7,993.4 8,158.6 8,149.2 8,139.9 8,135.2 8,135.2 Combined After Tax NPV5% $m 3389.7

256 Net Present Values The post-tax cash flows for Stillwater and East Boulder Mines derive the DCF results (NPV@5%) contained in Table 64, which illustrate the discount rate sensitivity of these mines and the overall Sibanye-Stillwater US PGM Operations. Table 64: Net Present Values at Different Discount Rates Mineral Asset Units Real Discount Rate 0.00% 2.50% 5.00% 7.50% East Boulder Mine NPV$ million $4 324 $2 639 $1 764 $1 272 Stillwater Mine NPV $ million $3 812 $2 429 $1 625 $1 137 Sibanye-Stillwater US PGM Operations NPV $ million $8 162 $5 079 $3 394 $2 411 Internal Rate of Return The Internal Rate of Return (IRR) of the Sibanye-Stillwater US PGM Operations is 182%. Sensitivity Analysis Sensitivity analyses of the NPVs at the real discount rate of 5% (NPV5%) for variation in grade, revenue, capital and operating costs in the range ±10% for Stillwater and East Boulder Mines are illustrated in Figure 70 and Figure 71, respectively. In each case, the NPV result is most sensitive to revenue and less sensitive to operating cost and capital cost variation. Figure 70: Stillwater Mine NPV Sensitivity Analysis $ 500 $ 700 $ 900 $ 1,100 $ 1,300 $ 1,500 $ 1,700 $ 1,900 $ 2,100 $ 2,300 $ 2,500 -10% -5% 0% 5% 10% << Variance from Base Case >> NPV 5% $m Palladium Price Palladium Grade Platinum Price Platinum Grade Capital Opex 257 Figure 71: East Boulder Mine NPV Sensitivity Analysis For the combined Sibanye-Stillwater US PGM Operations, the two-variable sensitivity analysis of the NPV5% to variance in both palladium and platinum price has been completed (with reference to Error! Reference source not found.). These results are illustrated in Table 65. Table 65: Combined Sibanye-Stillwater US PGM Operations, NPV5% Sensitivity to Pd and Pt Price Variation NPV5% $million Palladium Price Variance from Base Assumption Variance -10% -5% 0% 5% 10% Platinum Price Variance from Base Assumption -10% $2 327 $2 736 $3 145 $3 554 $3 962 -5% $2 452 $2 861 $3 270 $3 678 $4 087 0% $2 577 $2 986 $3 394 $3 803 $4 212 5% $2 702 $3 111 $3 519 $3 928 $4 337 10% $2 827 $3 235 $3 644 $4 053 $4 462 The foregoing sensitivity analysis demonstrates robust results over material technical and economic input range variances and at a range of discount rates. This is considered a reasonable and realistic test of economic viability of the LoM plans for Stillwater and East Boulder Mines and the consolidated LoM plan for the Sibanye-Stillwater US PGM Operations. Accordingly, extraction of the scheduled Indicated and Measured Mineral Resources is economically justified while the declaration of Mineral Reserves for Stillwater and East Boulder Mines is appropriate. $ 500 $ 700 $ 900 $ 1,100 $ 1,300 $ 1,500 $ 1,700 $ 1,900 $ 2,100 $ 2,300 $ 2,500 -10% -5% 0% 5% 10% << Variance from Base Case >> NPV 5% $m Palladium Price PalladiATm Grade Platinum Price PlatinATm Grade Capital Opex 258 OTHER RELEVANT DATA AND INFORMATION Catalytic Converter Recycling Business Background As part of the smelting and refining operations, the Sibanye-Stillwater US PGM Operations include a recycling facility for spent automotive catalytic converters at the Columbus Metallurgical Complex. The recycle business is operated on both toll and outright purchase bases dependant on prevailing market conditions. However, under these scenarios, accurate sampling and analysis is critical to the business. The recycled catalytic converters are added to the concentrate from the mines in the electric arc furnace and the contained PGMs are recovered using the copper and nickel in the mine concentrate as collectors. The format of the catalytic converters varies with the origin of the supply. The European market has mostly diesel vehicles which use a silicon carbide substrate and recycle material from this area tend to be higher in carbon content. However, the North American market tends to supply an exclusively palladium containing recycle material. Carbon and silicon carbide are problematic to the smelting process dependant on the levels contained and, therefore, are measured and managed accordingly. Recycle Processing The recycle materials are delivered in bulk bags with a mass and chemical analysis per bag from the supplier but the official mass and analytical measurements are performed by Sibanye-Stillwater US PGM Operations. The bags are stored until the furnace feed recipe allows for processing (based on the contained carbon) and then delivered into the process via the sampling plant. The bags are weighed, and the contents introduced into the sampling plant which produces a bulk sample equivalent to approximately 1.6% of the bulk mass which is then further reduced to produce the final samples for the laboratory analysis. Samples received are ground in a fully automated grinding and blending machine (HPM1500), analysed for carbon using a Leco™ analyser and pulverised. Carbon analysis is performed ahead of any other analysis to ensure that the process critical carbon levels are in line with the levels reported by the customer. This carbon analysis is used to inform the blending and processing of recycle materials to ensure excess carbon is not added into the smelting process. The pulverised material is subjected to preliminary XRF analysis then dual analysis through XRF (Panalytical Energy Dispersive XRF) and PbFA and ICP-OES. The sampled and crushed recycle materials are introduced into the smelting process via a dedicated hopper in the batching plant and are then blended into the primary furnace feed via the computer control system. The copper and nickel in the matte from the mine concentrates act as a collector for the Pd and Pt present in the smelter feed stream originating from both mine concentrates and recycle materials. As such, it is critical that the recycle materials are balanced with the mine concentrates to ensure sufficient collection capacity for the total PGM loading delivered. 259 Recycling Operations The catalyst recycling business forms an integral part of the Columbus Metallurgical Complex processing feedstock but is not relevant to the declaration of Mineral Reserves for Stillwater and East Boulder Mines. However, revenue credits from the recycling business and by-products often exceed the operating cost for the smelting and refining operations, which underscores the importance of these two additional revenue sources to the value of the Sibanye-Stillwater US PGM Operations.

260 INTEPRETATION AND CONCLUSIONS The Sibanye-Stillwater US PGM Operations are well-established mining, ore processing and mineral beneficiation operations located in Montana and producing PGMs from the extraction of the J-M Reef, which is the highest-grade PGM deposit known to exist in the world. Sibanye-Stillwater has title (leased or held Mining Claims) in perpetuity over the entirety of the known outcrop of the J-M Reef along the Beartooth Mountains in Montana. It also holds surface rights (Tunnel and Mill Site Claims) over key land parcels on which mining infrastructure is built both at Stillwater and East Boulder Mines, with the mining complexes comprising underground mining and integrated ore processing infrastructure. The surface rights also provide servitude required to access the reef or to establish and connect surface infrastructure. A network comprising state roads and a Sibanye-Stillwater maintained road connects the mines, local towns and the Columbus Metallurgical Complex where the smelter, base metal refinery, laboratory and PGM catalyst recycling plant are situated. Regional power infrastructure is already installed providing adequate power supplies to the operations. Climatic conditions in this area do not significantly affect the operations. Whereas the regulatory framework for mining provides for a simplified system for obtaining and maintaining mining and surface title, the granting of permits and approvals for building a mine or expansions to existing mining operations is costly and can be a lengthy process. The 20-year-old Good Neighbor Agreement between Sibanye-Stillwater and the local authorities has facilitated seamless stakeholder participation in the scoping and review of applications for permits and approvals. Extensive exploration work spanning several decades and dominated by diamond drilling at Stillwater and East Boulder Mines produced data utilised for the evaluation of the J-M Reef. The J-M Reef is a world class magmatic reef-type PGM deposit in the geologically favourable Stillwater Complex. The extensive drillhole database accumulated from moderately spaced surface diamond drilling and closely spaced underground definition diamond drilling from footwall lateral drifts, complemented by mining and ore processing information, has confirmed the presence and character of the Pd-Pt dominant mineralisation in the J-M Reef. The drilling strategy adopted is a consequence of the rugged terrain characterising the Beartooth Mountain area, the steep dips of the J-M Reef and high localised variability in the J-M Reef. The approaches employed for the collection, validation, processing and interpretation of drillhole data are in line with industry best practice. The extensive validated drillhole database forms the basis for the Mineral Resource estimates reported for Stillwater and East Boulder Mines. A combination of long-range continuity, occurrence at a consistent stratigraphic position and within a consistent stratigraphic sequence, localised thickness and grade variability and steep dips influences the drilling strategy and estimation approaches employed for the J-M Reef. Available data permitted the construction of 3D geological models and estimation of grades in areas supported by surface exploration and definition drillhole data classified as Measured and the remainder of the areas supported by surface drillhole data classified as Indicated or Inferred. The estimation approaches are appropriate for the style and variability of the J-M Reef. The reporting of the Mineral Resources at the minimum mining width of 7.5ft based on the dominant Ramp and Fill method used and 2E cut-off grade of 0.20opt (6.86g/t) at Stillwater Mine and 0.05opt (1.71g/t) at East Boulder Mine is well-reasoned. For consistency, lowering of the 2E cut-off grade used for Mineral Resource reporting at Stillwater Mine to 0.05opt is recommended. 261 Detailed LoM plans for Stillwater and East Boulder Mines support the Mineral Reserve estimates reported by Sibanye-Stillwater for the Sibanye-Stillwater US PGM Operations. Modifying factors derived through reconciliation at the mines have been utilised for the conversion of Indicated and Measured Mineral Resources to Probable and Proven Mineral Reserves, respectively. The Ramp and Fill method, which is the dominant mining method, is well-understood at the mines and suited to the character and attitude of the J-M Reef. Mine designs for Stillwater and East Boulder Mines incorporate the hydrogeological and geotechnical models constructed from groundwater and geotechnical testwork, an extensive geotechnical database and historical experience at the mines. Ground support designs and procedures employed at the mines, which have been refined through ongoing continuous improvement initiatives, have eliminated occurrences of major fall of ground occurrences. No significant groundwater inflows are experienced except when development extends into new areas, but these are addressed using existing procedures combining probe drilling, the use of drainholes and routine mine dewatering using cascading water pumps. The LoM production plans for Stillwater and East Boulder Mines were developed through and Mineral Resources to Mineral Reserve conversion process, which utilised dilution factors and mining parameters informed by historical reconciliation results and performance. The use of factors aligned to historical performance enhances the achievability of the plans. The LoM plans envisage an important ore production tonnage ramp up at Stillwater Mine associated with the Stillwater East Section and steady state operations at East Boulder Mine following conclusion of the Fill The Mill Project. The LoM plans were subjected to economic viability testing to demonstrate that extraction of the scheduled Indicated and Measured Mineral Resources is economically justified. Furthermore, most of the key infrastructure for mining is already installed at the Stillwater and East Boulder Mines. Limited additional infrastructure required for the expanded operations at both sites is at an advanced stage of installation. Similarly, most of the mining equipment required for the execution of the plans is already at the mines, with additional equipment required at Stillwater Mine already purchased and awaiting delivery. Bulk power and water supplies are secure, and the infrastructure upgrades required have been completed ahead of the achievement of steady state production levels. The concentrators employed for ore processing at the Stillwater and East Boulder Mines have been operational for several decades and use proven technology and process routes. Furthermore, the forecast metallurgical recoveries and production profiles employed in the LoM plans are informed by historical experience. A plant capacity upgrade is under way at Stillwater Mine to accommodate increasing RoM ore production from the Stillwater East Section. The LoM plan for East Boulder Mine envisages sustained full utilisation, which was historically operated below capacity, in line with the Fill The Mill Project objectives. There is adequate storage capacity for the tailings resulting from ore processing at the concentrators at both Stillwater and East Boulder Mines in the short to medium term. However, additional tailings storage capacity will be required for the remainder of the LoMs. Plans being considered for the upgrading the TSF capacities for the long-term disposal of the tailings include storage capacity upgrades at existing TSFs through elevation lifts and lateral expansions as well as the establishment of 262 new TSFs. Sibanye-Stillwater is aware of the long timeframes for the granting of permits and related approvals of the upgrades and establishment of new TSFs. As a result, it will expedite the finalisation of the long-term tailings storage plans required to enable the undertaking of the requisite studies needed for permit and approval applications. The smelter and base metal refinery at the Columbus Metallurgical Complex utilise proven technology and process routes for the processing of concentrate and matte, respectively. There are no plans to introduce new processing technology at the processing facilities. Modest capacity upgrades and debottlenecking projects implemented to accommodate increased concentrate production from the Stillwater and East Boulder Mines are being concluded. The LoM plans for Stillwater and East Boulder Mines and the Columbus Metallurgical Complex provide for appropriate capital expenditure budgets for the sustainability of the operations and for the various capacity upgrades and production expansions envisaged. Sustaining capital costs are benchmarked to historical capital expenditure. Similarly, the forecast operating costs included in the LoM plans are based on actual costs at the operations, with adjustments made for escalation as required. The importance of the catalyst recycling business and by-products to the Sibanye-Stillwater US PGM Operations is manifested by revenue credits from these sources that often exceed the operating cost for the smelting and refining operations at the Columbus Metallurgical Complex. However, the recycling business and the by-products are excluded from the Mineral Resources and Mineral Reserves for Stillwater and East Boulder Mines. Sibanye-Stillwater has all necessary rights and approvals to operate the mines, concentrators, TSFs, waste rock storage dumps, smelter and ancillary facilities associated with the Sibanye-Stillwater US PGM Operations. Appropriate additional studies, designs and permitting documents have been or are in the process of being completed to support the planned operational expansions. Current permit and license violations are being corrected and environmental impacts are being managed in close consultation with the appropriate agencies. There are reasonable prospects that the operator’s licence to operate on these premises is secure for the foreseeable future, unless terminated by regulatory authorities for other reasons. Bonding amounts are deemed reasonable and appropriate for the permitted activities and obligations at both Stillwater and East Boulder Mines, contingent to final resolution of the Stillwater Mine bond negotiations with the regulatory authorities. Furthermore, based on assessment of the current permits, technical submittals, regulatory requirements and project compliance history, continued acquisition of permit approvals should be possible and there is low risk of rejections of permit applications by the regulatory for the foreseeable future. The market fundamentals for palladium and platinum are forecast to remain in place in the foreseeable future and the price forecasts and other economic assumptions utilised for economic viability testing of the LoM plans are reasonable. 263 The Qualified Persons could not identify any material risks that would affect the Mineral Resources and Mineral Reserves reported for Stillwater and East Boulder Mines. Most of the issues identified are low to medium risks which include the following: • Inadequate tailings storage capacity in the long term due to permitting delays; • Power losses due to inclement weather; • Unplanned production cost escalation; • Failure to effectively execute the LoM plan; • Higher groundwater inflows than experienced previously at the mines; and • Excavation failure due to geotechnical conditions never experienced previously. Sibanye-Stillwater is fully aware of the low to medium risks identified and have mitigation measures in place to minimise the impact of the risks on the mining, ore processing and mineral beneficiation operations in Montana.

264 RECOMMENDATIONS There are no specific recommendations for additional work at Stillwater and East Boulder Mines or the Columbus Metallurgical Complex. The geological models and LoM plans for the operations will be updated and refined as new information becomes available. Most of the costs associated with the generation of new data and updates of the geological models and LoM plans as well as Mineral Resource and Mineral Reserve estimates are accounted for in the capital and operating cost budgets. The Qualified Persons do not anticipate significant additional costs for the undertaking of this work. 265 QUALIFIED PERSONS’ CONSENT AND SIGN-OFF 266 REFERENCES Blakely, R.J., and Zientek, M.L., 1985. Magnetic anomalies over a mafic intrusion: The Stillwater Complex. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds. Boudreau, A., 1999. Fluid Fluxing of Cumulates: the J-M Reef and Associated Rocks of the Stillwater Complex, Montana, Journal of Petrology, Volume 40, pp 755-772. DEQ and USFS, 1985. Montana Department of Environmental Quality and U.S Forest Service. Final Environmental Impact Statement, Stillwater Project, December, 1985. DEQ and USFS, 2012. Final Environmental Impact Statement, Stillwater Mining Company's Water Management Plans and Boe Ranch LAD, May 2012. DEQ and USFS, 2012a. Record of Decision for Stillwater Mining Company's Revised Water Management Plans and Boe Ranch LAD, Stillwater and Sweet Grass Counties, Montana (July 2012). DEQ and USFS, 2020. Draft Environmental Assessment East Boulder Mine Stage 6 Tailings Storage Facility Expansion Project, May 2020. DEQ, 2001. Montana Department of Environmental Quality Bonding Procedure Manual. 2001. Kleinkopf, D.M., 1985. Regional gravity and magnetic anomalies of the Stillwater Complex area. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds. McCallum, I.S., 2002. The Stillwater Complex: A review of the geology. In: Boudreau, A.E., (ed.). Stillwater Complex, Geology and Guide. Billings, 21-25 July 2002, 9th International Platinum Symposium, A1-25. Page, N.J., and Zientek, M.L., 1985. Geologic and structural setting of the Stillwater Complex. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds. Stillwater Mining Company, Northern Plains Resource Council, Cottonwood Resource Council, Stillwater Protective Association, 2014. Good Neighbor Agreement. Amended December 8, 2014. Zientek, M.L., Czamanske, G.K., and Irvine, N.T., 1985. Stratigraphy and nomenclature for the Stillwater Complex. The Stillwater Complex, Montana Bureau of Mines and Geology, Special Publication 92, 2002 reprint. Czamanske, G.K., and Zientek, M.L. eds.